As filed with the Securities and Exchange Commission on April 26, 2016

Registration No. 333-210139

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT
NO. 1
TO
FORM S-1
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933

TIAA REAL ESTATE ACCOUNT
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

(Not applicable)
(Primary Standard Industrial Classification Code Number)

(Not applicable)
(I.R.S. Employer Identification No.)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(212) 490-9000
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F. Scott Thomas, Esquire
Teachers Insurance and Annuity Association of America
8500 Andrew Carnegie Blvd.
Charlotte, North Carolina 28262
(704) 988-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey S. Puretz, Esquire
Dechert LLP
1900 K Street, N.W.
Washington, D.C. 20006

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐  Accelerated filer ☐  Non-accelerated filer ☒  Smaller Reporting Company ☐

Pursuant to Rule 429 under the Securities Act, the prospectus contained herein also relates to and constitutes a post-effective amendment to Securities Act registration statements 33-92990, 333-13477, 333-22809, 333-59778, 333-83964, 333-113602, 333-121493, 333-132580, 333-141513, 333-149862, 333-158136, 333-165286, 333-172900, 333-180173, 333-187309, 333-194591 and 333- 202583 (collectively, the “Prior Registration Statements”).

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Accumulation units in TIAA Real Estate Account	*	*	$4,000,000,000**	$402,800**

*

The securities are not issued in predetermined amounts or units, and the maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

**

In addition to the $4,000,000,000 of accumulation units registered hereunder, the registrant is carrying forward securities which remain unsold but which were previously registered under the Prior Registration Statements for which filing fees were previously paid.

(1)

The Registrant paid filing fees in the amount of $116,200 in connection with the registration of accumulation units on its Registration Statement on Form S-1 (File No. 333-202583), which was initially filed with the Commission on March 6, 2015 and declared effective on April 24, 2015. The Registrant is not offsetting any filing fees previously paid in connection with any prior Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 26, 2016

PROSPECTUS May 1, 2016

TIAA Real Estate Account

A tax-deferred variable annuity option offered by Teachers Insurance and Annuity Association of America (“TIAA”)

This prospectus tells you about the TIAA Real Estate Account, an investment option offered through individual and group variable annuity contracts issued by TIAA. Please read it carefully before investing and keep it for future reference. The Real Estate Account, which we refer to sometimes as “the Account” in this prospectus, invests primarily in real estate and real estate-related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account’s assets.

The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account’s performance depends mainly on the value of the Account’s real estate and other real estate-related investments, the income generated by those investments and the Account’s expenses. The Account’s returns could go down if, for example, real estate values or rental and occupancy rates, or the value of real estate-related securities, decrease due to general economic conditions and/or a weak market for real estate generally. Property operating costs, costs associated with leverage on the Account’s properties, and government regulations, such as zoning or environmental laws, could also affect a property’s profitability. TIAA does not guarantee the investment performance of the Account, and you will bear the entire investment risk. For a detailed discussion of the specific risks of investing in the Account, see “Risk factors.”

We take deductions daily from the Account’s net assets for the Account’s operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current estimated annual expense deductions from the Account’s net assets over the next 12 months total 0.885%.

The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of non-profit and governmental institutions. TIAA currently offers the Real Estate Account under the following annuity contracts:

■	RAs and GRAs (Retirement Annuities and Group Retirement Annuities)
■	SRAs (Supplemental Retirement Annuities)
■	GSRAs (Group Supplemental Retirement Annuities)
■	Retirement Choice and Retirement Choice Plus Annuity
■	GAs (Group Annuities) and Institutionally Owned GSRAs
■	Classic and Roth IRAs (Individual Retirement Annuities) including SEP IRAs (Simplified Employee Pension Plans)
■	Keoghs
■	ATRAs (After-Tax Retirement Annuities)

Note that state regulatory approval may be pending for certain of these contracts and these contracts may not currently be available in your state. TIAA may also offer the Real Estate Account as an investment option under additional contracts, both at the individual and plan sponsor level, in the future.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of the information in this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Real Estate Account is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Please see Appendix C for definitions of certain special terms used in this prospectus.

The Real Estate Account securities offered by this prospectus are only being offered in those jurisdictions where it is legal to do so. No person may make any representation to you or give you any information about the offering that is not in the prospectus. If anyone provides you with information about the offering that is not in the prospectus, you shouldn’t rely on it.

 Prospectus summary

 TIAA Real Estate Account

You should read this summary together with the more detailed information regarding the Account, including the Account’s financial statements and related notes, appearing elsewhere in this prospectus. More information about the Account may be obtained by writing us at 730 Third Avenue, New York, NY 10017-3206, calling us at 877 518- 9161 or visiting our website at www.tiaa.org.

About the TIAA Real Estate Account

The TIAA Real Estate Account (the “Account”) was established in February 1995 as a separate account of Teachers Insurance and Annuity Association of America (“TIAA”) and interests in the Account were first offered to eligible participants on October 2, 1995. The Account offers individual and group accumulating annuity contracts (with contributions made on a pre-tax or after-tax basis), as well as individual lifetime and term-certain variable payout annuity contracts (including the payment of death benefits to beneficiaries). Investors are entitled to transfer funds to or from the Account under certain circumstances. Funds invested in the Account for each category of contract are expressed in terms of units, and unit values will fluctuate depending on the Account’s performance.

Investment objective

The Account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expense needs.

Investment strategy

Real Estate-Related Investments. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments with the goal of producing favorable long-term returns primarily through rental income and appreciation. These investments may consist of:

•	Direct ownership interests in real estate;
•	Direct ownership of real estate through interests in joint ventures;
•	Indirect interests in real estate through real estate-related securities; such as:
•	public and/or privately placed registered and unregistered equity investments in real estate investment trusts (“REITs”), which investments
TIAA Real Estate Account ¡ Prospectus3

may consist of registered or unregistered common or preferred stock interests;
•	real estate limited partnerships and limited liability companies;
•	investments in equity or debt securities of companies whose operations involve real estate (i.e., that primarily own or manage real estate) which may not be REITs; and
•

conventional commercial mortgage loans, participating mortgage loans, secured mezzanine loans and collateralized mortgage obligations, including commercial mortgage-backed securities (“CMBS”) and other similar investments.

The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family properties. The Account is targeted to hold between 65% and 80% of the Account’s net assets in such direct ownership interests at any time. Historically, at least 70% of the Account’s net assets have comprised such direct ownership interests in real estate.

In addition, while the Account is authorized to hold up to 25% of its net assets in liquid real estate-related securities, such as publicly-traded REITs and CMBS, management intends that the Account will not hold more than 10% of its net assets in such securities on a long-term basis. Traditionally, less than 10% of the Account’s net assets have been comprised of interests in these securities; although, the Account has held approximately 10% of its net assets in equity REIT securities at times. In addition, under the Account’s current investment guidelines, the Account is authorized to hold up to 10% of its net assets in CMBS. As of December 31, 2015, REIT securities comprised approximately 4.6% of the Account’s net assets, and the Account held no CMBS as of such date.

Non-Real Estate-Related Investments. The Account will invest the remaining portion of its assets (targeted to be between 15% and 25% of its net assets) in publicly traded, liquid investments; namely:

•	Short-term government related instruments, including U.S. Treasury bills;
•	Long-term government related instruments, such as securities issued by U.S. government agencies or U.S. government sponsored entities;
•	Short-term non-government related instruments, such as money market instruments and commercial paper;
•	Long-term non-government related instruments, such as corporate debt securities; and
•	Stock of companies that do not primarily own or manage real estate.

However, from time to time, the Account’s non-real estate-related liquid investments may comprise less than 15% (and possibly less than 10%) of its assets (on a net basis and/or a gross basis), especially during and immediately following periods of significant net participant outflows, in particular due to significant participant transfer activity. In addition, the Account, from time to time and on a temporary basis, may hold in excess of 25% of its net assets in non-real estate-related liquid investments, particularly during times of significant inflows

4Prospectus ¡ TIAA Real Estate Account

into the Account and/or a lack of attractive real estate-related investments available in the market.

Liquid Securities Generally. Primarily due to management’s need to manage fluctuations in cash flows, in particular during and immediately following periods of significant participant net transfer activity into or out of the Account, the Account may, on a temporary basis (i) exceed the upper end of its targeted holdings (currently 35% of the Account’s net assets) in liquid securities of all types, including both publicly traded non-real estate-related liquid investments and liquid real estate-related securities, such as REITs and CMBS, or (ii) be below the low end of its targeted holdings in such liquid securities (currently 15% of the Account’s net assets).

The portion of the Account’s net assets invested in liquid investments of all types may exceed the upper end of its target, for example, if (i) the Account receives a large inflow of money in a short period of time, in particular due to significant participant transfer activity into the Account, (ii) the Account receives significant proceeds from sales or financings of direct real estate assets, (iii) there is a lack of attractive direct real estate investments available on the market, and/or (iv) the Account anticipates more near-term cash needs, including to apply to acquire direct real estate investments, pay expenses or repay indebtedness.

Foreign Investments. The Account from time to time will also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments, may not comprise more than 25% of the Account’s net assets. However, through the date of this prospectus, such foreign real estate-related investments have never represented more than 7.5% of the Account’s net assets and management does not intend such foreign investments to exceed 10% of the Account’s net assets. As of December 31, 2015, the Account did not have any foreign real estate investments.

Investments Summary. At December 31, 2015, the Account’s net assets totaled $22.4 billion. As of that date, the Account’s investments in real estate properties, real estate joint ventures, limited partnerships, a loan receivable and real estate-related marketable securities, net of the fair value of mortgage loans payable on real estate, represented 81.2% of the Account’s net assets.

At December 31, 2015, the Account held a total of 123 real estate investments (including its interests in 19 real estate-related joint ventures), representing 77.4% of the Account’s total investments, measured on a gross asset value basis (“Total Investments”). As of that date, the Account also held investments in REIT equity securities (representing 4.2% of Total Investments), real estate limited partnerships (representing 0.6% of Total Investments), government agency notes (representing 11.0% of Total Investments), U.S. Treasury Securities (representing 6.4% of Total Investments) and a loan receivable (representing 0.4% of Total Investments). See the Account’s audited consolidated financial statements for more information as to the Account’s investments as of December 31, 2015.

TIAA Real Estate Account ¡ Prospectus5

Borrowing. The Account is authorized to borrow money in accordance with its investment guidelines. Under the Account’s current investment guidelines, management intends to maintain the Account’s loan to value ratio at or below 30%. The Account’s “loan to value ratio” at any time is based on the outstanding principal amount of the Account’s debt to the Account’s total gross asset value. This ratio will be measured at the time of any debt incurrence and will be assessed after giving effect thereto.

As of December 31, 2015, the Account’s loan to value ratio was approximately 12.8%.

In addition, the Account may borrow up to 70% of the then-current value of a particular property. Non-construction mortgage loans on a property will be non-recourse to the Account. Please see the section below entitled “General investment and operating policies — Other real estate-related policies — Borrowing.”

Summary of expense deductions

Expense deductions are made each valuation day from the net assets of the Account for various services to manage the Account’s investments, administer the Account and the contracts, distribute the contracts, and to cover certain risks borne by TIAA. Investment management, administration and distribution services are provided “at cost” by TIAA and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a registered broker-dealer and wholly owned subsidiary of TIAA. Currently, TIAA provides investment management services and administration services for the Account, and Services provides distribution services for the Account. In addition, TIAA charges the Account a fee to bear certain mortality and expense risks, and risks associated with providing the liquidity guarantee. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

The estimated annual expense deduction rate that appears in the following expense table reflects an estimate of the amount we currently expect to deduct to approximate the costs that the Account will incur from May 1, 2016 through April 30, 2017. Actual expenses may be higher or lower. The expenses identified in the following table do not include any fees which may be imposed by your employer under a plan maintained by your employer.

6Prospectus ¡ TIAA Real Estate Account

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.320%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees
Administration	0.265%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments
Distribution	0.125%	For services and expenses associated with distributing the annuity contracts
Mortality and Expense Risk	0.005%	For TIAA’s bearing certain mortality and expense risks
Liquidity Guarantee	0.170%	For TIAA’s liquidity guarantee
Total Annual Expense Deduction[1,2]	0.885%	Total

[1]	TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.
[2]	Property-level expenses, including property management fees and transfer taxes, are not reflected in the table above; instead these expenses are charged directly to the Account’s properties.

Please see “Expense deductions” and “Selected financial data” for additional information.

TIAA currently does not impose a fee on transfers from the Account, but reserves the right to impose a fee on transfers from the Account in the future.

Example. The following table shows you an example of the expenses you would incur on a hypothetical investment of $10,000 in the TIAA Real Estate Account over several periods. The table assumes a 5% annual return on assets and an annual expense deduction equal to 0.885%. These figures do not represent actual expenses or investment performance, which may differ.

1 Year	3 Year	5 Year	10 Year

$90	$283	$491	$1,095

Summary risk factors

The value of your investment in the Account will fluctuate based on the value of the Account’s assets and the income the assets generate. You may lose money by investing in this Account. The Account’s assets and income can be affected by many factors, and you should consider the specific risks presented in this prospectus before investing in the Account. The principal risks include the following:

•

Acquiring and Owning Real Estate: The risks associated with acquiring and owning real property, including general economic and real estate market conditions, the availability of, and economic cost associated with, financing the Account’s properties, the risk that the Account’s properties become too concentrated (whether by geography, sector or tenant mix), competition for acquiring real estate properties, leasing risk (including tenant defaults) and the risk of uninsured losses at properties (including due to terrorism, natural disasters or acts of violence);

•

Selling Real Estate: The risk that the sales price of a property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account, the risk that the Account might not

TIAA Real Estate Account ¡ Prospectus7

be able to sell a property at a particular time for a price which management believes represents its fair or full value, the risk of a lack of availability of financing (for potential purchasers of the Account’s properties), risks associated with disruptions in the credit and capital markets, and the risk that the Account may be required to make significant expenditures before the Account is able to market and/or sell a property;

•

Valuation: The risks associated with property valuations, including the fact that appraisals can be subjective in a number of respects and the fact that the Account’s appraisals are generally obtained on a quarterly basis and there may be periods in between appraisals of a property during which the value attributed to the property for purposes of the Account’s daily accumulation unit value may be more or less than the actual realizable value of the property;

•

Borrowing: Risks associated with financing the Account’s properties, including the risk of default on loans secured by the Account’s properties (which could lead to foreclosure), the risk associated with high loan to value ratios on the Account’s properties (including the fact that the Account may have limited, or no net value in such a property), the risk that significant sums of cash could be required to make principal and interest payments on the loans and the risk that the Account may not have the ability to obtain financing or refinancing on favorable terms (or at all), which may be aggravated by general disruptions in credit and capital markets;

•

Participant Transactions and Cash Management: Investment risk associated with participant transactions, in particular that (i) significant net participant transfers out of the Account may impair our ability to pursue or consummate new investment opportunities that are otherwise attractive to the Account and/or may result in sales of real estate-related assets to generate liquidity, (ii) significant net participant transfers into the Account may result, on a temporary basis, in our cash holdings and/or holdings in liquid real estate-related investments exceeding our long-term targeted holding levels and (iii) high levels of cash in the Account during times of appreciating real estate values can impair the Account’s overall return;

•

Joint Venture Investments: The risks associated with joint ventures organized or limited partnerships or limited liability companies, as applicable, including the risk that a co-venturer may have interests or goals inconsistent with that of the Account, that a co-venturer may have financial difficulties, and the risk that the Account may have limited rights with respect to operation of the property and transfer of the Account’s interest;

•	Regulatory Matters: Uncertainties associated with environmental liability and regulations and other governmental regulatory matters such as zoning laws, rent control laws, and property taxes;
•

Foreign Investments: The risks associated with purchasing, owning and disposing of foreign investments (primarily real estate properties), including political risk, the risk associated with currency fluctuations (whether hedged

8Prospectus ¡ TIAA Real Estate Account

or not), regulatory and taxation risks and risks associated with enforcing judgments;
•

Conflicts of Interest: Conflicts of interest associated with TIAA serving as investment manager of the Account and provider of the liquidity guarantee at the same time as TIAA and its affiliates are serving as an investment manager to other real estate accounts or funds, including conflicts associated with satisfying its fiduciary duties to all such accounts and funds associated with the purchasing, selling and leasing of properties;

•

Required Property Sales: The risk that, if TIAA were to own too large a percentage of the Account’s accumulation units through funding the liquidity guarantee (as determined by the independent fiduciary), the independent fiduciary could require the sales of properties to reduce TIAA’s ownership interest, which sales could occur at times and at prices that depress the sale proceeds to the Account;

•

Government and Government Agency Securities: Risks associated with investment securities issued by U.S. government agencies and U.S. government-sponsored entities, including the risk that the issuer may not have their securities backed by the full faith and credit of the U.S. government, and that transaction activity may fluctuate significantly from time to time, which could negatively impact the value of the securities and the Account’s ability to dispose of a security at a favorable time; and

•

Liquid Assets and Securities: Risks associated with investments in real estate-related liquid assets (which could include, from time to time, registered or unregistered REIT securities and CMBS), and non-real estate-related liquid assets, including:

•	Financial/credit risk — Risks that the issuer will not be able to pay principal and interest when due or that the issuer’s earnings will fall;
•	Market volatility risk — Risk that the changing conditions in financial markets may cause the Account’s investments to experience price volatility;
•

Interest rate volatility risk — Risk that interest rate volatility may affect the Account’s current income from an investment or the pricing of that investment. As of the date of this prospectus, interest rates in the United States are at or near historic lows, which may increase the Fund’s exposure to risk associated with rising interest rates; and

•	Deposit/money market risk — Risk that the Account could experience losses if banks fail.

More detailed discussions of these risks and other risk factors associated with an investment in the Account are contained in the section below entitled “Risk factors.”

Valuing the Account’s assets

The assets of the Account are valued at the close of each valuation day and the Account calculates and publishes a unit value, which is available on TIAA’s

TIAA Real Estate Account ¡ Prospectus9

website (www.tiaa.org), for each valuation day. The values of the Account’s properties are adjusted daily to account for capital expenditures and appraisals as they occur.

With respect to the Account’s real property investments, following the initial purchase of a property or the making of a mortgage loan on a property by the Account (at which time the Account normally receives an independent appraisal on such property), each of the Account’s real properties are appraised, and mortgage loans are valued, at least once every calendar quarter. Each of the Account’s real estate properties is appraised each quarter by an independent external state-certified (or its foreign equivalent) appraiser (which we refer to in this prospectus as an “independent appraiser”) who is a member of a professional appraisal organization. In addition, TIAA’s internal appraisal staff performs a review of each of these quarterly appraisals, in conjunction with the Account’s independent fiduciary, and TIAA’s internal appraisal staff or the independent fiduciary may request an additional appraisal or valuation outside of this quarterly cycle. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

In general, the Account obtains appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments and thus adjustments to the valuations of its holdings (to the extent adjustments are made) that happen regularly throughout each quarter and not on one specific day in each period. In addition, an estimated daily equivalent of net operating income is taken into consideration and is adjusted for actual transactional activity. The remaining assets in the Account are primarily marketable securities that are priced on a daily basis and are included in the Account’s daily unit value.

As of December 31, 2015, the Account’s net assets totaled approximately $22.4 billion. Please see the section below entitled “Valuing the Account’s assets” for more information on how each class of the Account’s investments are valued.

Past performance

The bar chart and performance table below illustrate how investment performance during the accumulation period has varied. The chart shows the Account’s total return (which includes all expenses) during the accumulation period over each of the last ten calendar years. It also shows the Account’s returns during the accumulation period for the one-, three-, five- and ten-year periods through December 31, 2015. These returns represent the total return during each such year and reflect both the Account’s investment income and capital appreciation from the Account’s total investments during each such year.

10Prospectus ¡ TIAA Real Estate Account

How the Account has performed in the past is not necessarily an indication of how it will perform in the future. Please see “Risk factors” below.

Best quarter: 5.68%, for the quarter ended December 31, 2010.
Worst quarter: –13.18%, for the quarter ended December 31, 2008.

AVERAGE ANNUAL TOTAL RETURNS (AS OF DECEMBER 31, 2015)

	1 Year	3 Year	5 Year	10 Year

TIAA Real Estate Account	8.16%	10.00%	10.60%	4.22%

About TIAA and TIAA’s role with the Account

TIAA was founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and offers traditional annuities. In addition to the Account, TIAA also offers other variable annuities (through certain other insurance separate accounts) that invest in equity investments directly as well as in mutual funds that invest in equities and fixed-income investments.

TIAA is the companion organization of CREF, the first company in the United States to issue a variable annuity. CREF is a non-profit membership corporation established in New York State in 1952. Together, TIAA and CREF, serving approximately 5.0 million people and more than 16,000 institutions as of December 31, 2015, form the principal retirement system for the nation’s education and research communities and form one of the largest pension systems in the U.S., based on assets under management. As of December 31, 2015, TIAA’s total statutory admitted assets were approximately $270 billion; the combined assets under management for TIAA, CREF and other entities within the TIAA organization (including TIAA-affiliated mutual funds) totaled approximately $854 billion. CREF does not stand behind TIAA’s guarantees and TIAA does not guarantee CREF products.

The Account does not have officers, directors or employees. TIAA employees, under the direction and control of TIAA’s Board of Trustees (the “Board”) and its Investment Committee, manage the investment of the Account’s assets, following investment management procedures TIAA has adopted for the Account. In addition, TIAA performs administration functions for the Account (which include receiving and allocating premiums, calculating and making annuity payments and

TIAA Real Estate Account ¡ Prospectus11

providing recordkeeping and other services). Distribution services for the Account (which include, without limitation, distribution of the annuity contracts, advising existing annuity contract owners in connection with their accumulations and helping employers implement and manage retirement plans) are performed by Services. TIAA and Services provide investment management, administration and distribution services, as applicable, to the Account on an “at-cost” basis.

With over 65 years in the real estate business and interests in properties located across the U.S. and internationally, TIAA is one of the nation’s largest and most experienced investors in mortgages and real estate equity interests. As of December 31, 2015, the TIAA General Account had a mortgage and real property portfolio (including interests in TIAA subsidiaries that hold real estate, real estate funds and joint ventures but excluding mortgage-backed securities and REIT securities) valued at approximately $27.0 billion.

Liquidity Guarantee. In the event that the Account’s level of liquidity is not sufficient to guarantee that Account participants may redeem their accumulation units (at their accumulation unit value as of the date of such redemption request received in good order), the TIAA General Account will purchase accumulation units issued by the Account (sometimes called “liquidity units”) in accordance with its liquidity guarantee. The cost of this guarantee is embedded in the overall expense charge of the Account. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Account.

This liquidity guarantee was first exercised in December 2008 and between December 2008 and June 2009, approximately $1.2 billion in liquidity units in the aggregate were purchased. The liquidity guarantee has not been exercised since June 2009. The independent fiduciary has since completed the systematic redemption of all of the liquidity units held by the TIAA General Account. Approximately one-quarter of such units were redeemed evenly over the business days in each of June, September and December 2012, and March 2013, representing a total of $1.3 billion redeemed during this period. Please see the sections entitled “Establishing and managing the Account — The role of TIAA — Liquidity guarantee” and “— Role of the independent fiduciary.”

The contracts

TIAA offers the Account as a variable option for the annuity contracts listed on the cover page of this prospectus, although some employer plans may not offer the Account as an option for certain contracts. Each payment to the Account buys a number of accumulation units. Similarly, any transfer or withdrawal from the Account results in the redemption of a number of accumulation units. The price you pay for an accumulation unit, and the price you receive for an accumulation unit when you redeem accumulation units, is the accumulation unit value (“AUV”) calculated for the business day on which we receive your purchase, redemption or transfer request in good order (unless you ask for a later date for a redemption or transfer).

The Right to Cancel Your Contract. Generally, you may cancel any RA, SRA, GSRA, Classic IRA, Roth IRA, ATRA or Keogh contract in accordance with the

12Prospectus ¡ TIAA Real Estate Account

contract’s Right to Examine provision (unless we have begun making annuity payments from it) and subject to the time period regulated by the state in which the contract is issued. Although the contract terms and state law provisions differ, you will generally have between 10 and 60 days to exercise this cancellation right.

Transfers and Withdrawals. Subject to the terms of the contracts and your employer’s plan, you can move your money to and from the Account in the following ways, among others:

•

from the Account to a CREF investment account, a TIAA Access variable account (if available), TIAA’s Traditional Annuity or a fund (including TIAA-CREF affiliated funds) or other options available under your plan;

•

to the Account from a CREF investment account, a TIAA Access variable account (if available), TIAA’s Traditional Annuity (transfers from TIAA’s Traditional Annuity under RA, GRA or Retirement Choice contracts are subject to restrictions), a TIAA-CREF affiliated fund or other options available under your plan or from other companies/plans;

•	by withdrawing cash; and/or
•	by setting up a program of automatic withdrawals or transfers.

Importantly, transfers out of the Account to a TIAA or CREF account or into another investment option can be executed on any business day but are limited to once per calendar quarter, although some plans may allow systematic transfers that result in more than one transfer per calendar quarter. Other limited exceptions may apply. Also, transfers to CREF accounts or to certain other options may be restricted by your employer’s plan, current tax law or by the terms of your contract.

In addition, individual participants are limited from making internal funding vehicle transfers into their Account accumulation if, after giving effect to such transfer, the total value of such participant’s Account accumulation (under all contracts issued to such participant) would exceed $150,000. Categories of transactions that TIAA deems “internal funding vehicle transfers” for purposes of this limitation are described in detail in the section below entitled “Restrictions on premiums and transfers to the Account.” As of the date of this prospectus, all jurisdictions in which the Account is offered have approved this limitation, but the effective date of the limitation as applies to an individual participant will be reflected on his or her applicable contract or endorsement form. Please see the section entitled “How to transfer and withdraw your money.”

By limiting these transfers to the Real Estate Account, as anticipated, the amount of funds going into and out of the Account has become more predictable, which we believe will continue to enhance our ability to invest and manage the Real Estate Account’s portfolio with a long-term perspective. Please see the section entitled “Management’s discussion and analysis of the Account’s financial condition and results of operations — Liquidity and capital resources” for a discussion of participant flow activity.

TIAA Real Estate Account ¡ Prospectus13

The Annuity Period. Your income payments may be paid out of the Account through a variety of income options. Ordinarily, your annuity payments begin on the date you designate as your annuity starting date, subject to the terms of your employer’s plan. Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date and annuity payments can change after the initial payment based on the Account’s investment experience, the income option you choose and the income change method you choose. Important tax considerations may also apply. Please see the section below entitled “Receiving annuity income.”

Death Benefits. Subject to the terms of your employer’s plan, TIAA may pay death benefits if you or your annuity partner dies. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries any time before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death. Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse and federal and state law may impose additional restrictions. If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the present value, based on interest at the effective annual rate of 4%, of the unit annuity payments due for the remainder of the period. Death benefits may be paid out during the accumulation period (currently under one of five available methods) or during the annuity period. Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. See the section below entitled “Death benefits.”

Risk factors

The value of your investment in the Account will fluctuate based on the value of the Account’s assets, the income the assets generate and the Account’s expenses. Participants can lose money by investing in the Account. There is risk associated with an investor attempting to “time” an investment in the Account’s units, or effecting a redemption of an investor’s units. The Account’s assets and income can be affected by many factors, and you should consider the specific risks presented below before investing in the Account. In particular, for a discussion of how forward-looking statements contained in this prospectus are subject to uncertainties that are difficult to predict, which may be beyond management’s control and which could cause actual results to differ materially from historical experience or management’s present expectations, please refer to the subsection entitled “Forward-looking statements,” which is contained in the section below entitled “Management’s discussion and analysis of the Account’s financial condition and results of operations.”

14Prospectus ¡ TIAA Real Estate Account

Risks associated with real estate investing

General Risks of Acquiring and Owning Real Property: As referenced elsewhere in this prospectus, the substantial majority of the Account’s net assets consist of direct ownership interests in real estate. As such, the Account is particularly subject to the risks inherent in acquiring and owning real property, including in particular the following:

•	Adverse Global and Domestic Economic Conditions. The economic conditions in the markets where the Account’s properties are located may be adversely impacted by factors which include:
•

adverse domestic or global economic conditions, particularly in the event of a deep recession which results in significant employment losses across many sectors of the economy and reduced levels of consumer spending;

•	a weak market for real estate generally and/or in specific locations where the Account may own property;
•	business closings, industry or sector slowdowns, employment losses and related factors;
•	the availability of financing (both for the Account and potential purchasers of the Account’s properties);
•	an oversupply of, or a reduced demand for, certain types of real estate properties;
•	natural disasters, flooding and other significant and severe weather-related events;
•	terrorist attacks and/or other man-made events; and
•	decline in population or shifting demographics.

The incidence of some or all of these factors could reduce occupancy, rental rates and the fair value of the Account’s real properties or interests in investment vehicles (such as limited partnerships) which directly hold real properties.

•

Concentration Risk. The Account may experience periods in which its investments are geographically concentrated, either regionally or in certain markets with similar demographics. Further, while the Account seeks diversification across its four primary property types: office, industrial, retail and multi-family properties, the Account may experience periods where it has concentration in one property type, increasing the potential exposure if there were to be an oversupply of, or a reduced demand for, certain types of real estate properties in the markets in which the Account operates. Also, the Account may experience periods in which its tenant base is concentrated within a particular industry sector. For example, the Account owns and operates a number of industrial properties, which typically feature larger tenant concentration. The insolvency and/or closing of a single tenant in one of our industrial properties may significantly impair the income generated by an industrial property, and may also depress the value of such property.

In addition, the Account owns and operates a number of properties in the Washington, DC metropolitan area and a prolonged period of significantly diminished federal expenditures could have an adverse impact on demand for

TIAA Real Estate Account ¡ Prospectus15

office space by the U.S. government and the sectors and industries dependent upon the U.S. government in such region or other regions where the government or such related businesses are large lessees.

If any or all of these events occur, the Account’s income and performance may be adversely impacted disproportionately by deteriorating economic conditions in those areas or industry sectors in which the Account’s investments are concentrated. Also, the Account could experience a more rapid negative change in the value of its real estate investments than would be the case if its real estate investments were more diversified.

•

Leasing Risk. A number of factors could cause the Account’s rental income, a key source of the Account’s revenue and investment return, to decline, which would adversely impact the Account’s results and investment returns. These factors include the following:

•

A property may be unable to attract new tenants or retain existing tenants. This situation could be exacerbated if a concentration of lease expirations occurred during any one time period or multiple tenants exercise early termination at the same time.

•

The financial condition of our tenants may be adversely impacted, particularly in a prolonged economic downturn. The Account could lose revenue if tenants do not pay rent when contractually obligated, request some form of rent relief and/or default under a lease at one of the Account’s properties. Such a default could occur if a tenant declared bankruptcy, suffered from a lack of liquidity, failed to continue to operate its business or for other reasons. In the event of any such default, we may experience a delay in, or an inability to effect, the enforcement of our rights against that tenant, particularly if that tenant filed for bankruptcy protection. Further, any disputes with tenants could involve costly and time consuming litigation.

•

In the event a tenant vacates its space at one of the Account’s properties, whether as a result of a default, the expiration of the lease term, rejection of the lease in bankruptcy or otherwise, given current market conditions, we may not be able to re-lease the vacant space either (i) for as much as the rent payable under the previous lease or (ii) at all. Also, we may not be able to re-lease such space without incurring substantial expenditures for tenant improvements and other lease-up related costs, while still being obligated for any mortgage payments, real estate taxes and other expenditures related to the property.

•

In some instances, our properties may be specifically suited to and/or outfitted for the particular needs of a certain tenant based on the type of business the tenant operates. For example, many companies desire space with an open floor plan. We may have difficulty obtaining a new tenant for any vacant space in our properties, particularly if the floor plan limits the types of businesses that can use the space without major renovation, which may require us to incur substantial expense in re-planning the

16Prospectus ¡ TIAA Real Estate Account

space. Also, upon expiration of a lease, the space preferences of our major tenants may no longer align with the space they previously rented, which could cause those tenants to not renew their lease, or may require us to expend significant sums to reconfigure the space to their needs.

•

The Account owns and operates retail properties, which, in addition to the risks listed above, are subject to specific risks, including the insolvency and/or closing of an anchor tenant. Many times, anchor tenants will be “big box” stores and other large retailers that can be particularly adversely impacted by a global recession and reduced consumer spending generally. Factors that can impact the level of consumer spending include increases in fuel and energy costs, residential and commercial real estate and mortgage conditions, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors. Under certain circumstances, co-tenancy clauses in tenants’ leases may allow certain tenants in a retail property to terminate their leases or reduce or withhold rental payments when overall occupancy at the property falls below certain minimum levels. The insolvency and/or closing of an anchor tenant may also cause such tenants to terminate their leases, or to fail to renew their leases at expiration.

•

Competition. The Account may face competition for real estate investments from multiple sources, including individuals, corporations, insurance companies or other insurance company separate accounts, as well as real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. Some of these competitors may have similar financial and other resources as the Account, and/or they may have investment strategies and policies (including the ability to incur significantly more leverage than the Account) that allow them to compete more aggressively for real estate investment opportunities, which could result in the Account paying higher prices for investments, experiencing delays in acquiring investments or failing to consummate such purchases. Any resulting delays in the acquisition of investments, or the failure to consummate acquisitions the Account deems desirable, may increase the Account’s costs or otherwise adversely affect the Account’s investment results.

In addition, the Account’s properties may be located close to properties that are owned by other real estate investors and that compete with the Account for tenants. These competing properties may be better located, more suitable for tenants than our properties, or have owners who may compete more aggressively for tenants, resulting in a competitive advantage for these other properties. We may also face similar competition from other properties that may be developed in the future. This competition may limit the Account’s ability to lease space, increase its costs of securing tenants, and limit our ability to maximize our rents and/or require the Account to make

TIAA Real Estate Account ¡ Prospectus17

capital improvements it otherwise would not, in order to make its properties more attractive to prospective tenants.
•

Operating Costs. A property’s cash flow could decrease if operating costs, such as property taxes, utilities, litigation expenses associated with a property, maintenance and insurance costs that are not reimbursed by tenants, increase in relation to gross rental income, or if the property needs unanticipated repairs and renovations. In addition, the Account’s expenses of owning and operating a property are not necessarily reduced when the Account’s income from a property is reduced.

•

Condemnation. A governmental agency may condemn and convert for a public use (i.e., through eminent domain) all or a portion of a property owned by the Account. While the Account would receive compensation in connection with any such condemnation, such compensation may not be in an amount the Account believes represents equivalent value for the condemned property. Further, a partial condemnation could impair the ability of the Account to maximize the value of the property during its operation, including making it more difficult to find new tenants or retain existing tenants. Finally, a property which has been subject to a partial condemnation may be more difficult to sell at a price the Account believes is appropriate.

•

Terrorism and Acts of War and Violence. Terrorist attacks may harm our property investments. The Account can provide no assurance that there will not be further terrorist attacks against the United States or U.S. businesses or elsewhere in the world. These attacks or armed conflicts may directly or indirectly impact the value of the property we own or that secure our loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States, worldwide financial markets, and the global economy. Such events could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in the Account’s properties and thereby reduce the value of the Account’s properties and therefore your investment return.

•

Risk of Limited Warranty. Purchasing a property “as is” or with limited warranties, which limit the Account’s recourse if due diligence fails to identify all material risks, can negatively impact the Account by reducing the value of such properties and increasing the Account’s cost to hold or sell properties.

General Risks of Selling Real Estate Investments: Among the risks of selling real estate investments are:

•	The sale price of an Account property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account.
18Prospectus ¡ TIAA Real Estate Account

•

The Account might not be able to sell a property at a particular time for a price which management believes represents its fair or full value. This illiquidity may result from the cyclical nature of real estate, general economic conditions impacting the location of the property, disruption in the credit markets or the availability of financing on favorable terms or at all, and the supply of and demand for available tenant space, among other reasons. This might make it difficult to raise cash quickly which could impair the Account’s liquidity position (particularly during any period of sustained significant net participant outflows) and also could lead to Account losses. Further, the liquidity guarantee does not serve as a working capital facility or credit line to enhance the Account’s liquidity levels generally, as its purpose is tied to participants having the ability to redeem their accumulation units upon demand (thus alleviating the Account’s need to dispose of properties solely to increase liquidity levels in what management deems a suboptimal sales environment).

•

The Account may need to provide financing to a purchaser if no cash buyers are available, or if buyers are unable to receive financing on terms enabling them to consummate the purchase. Such seller financing introduces a risk that the counterparty may not perform its obligations to repay the amounts borrowed from the Account to complete the purchase.

•	For any particular property, the Account may be required to make expenditures for improvements to, or to correct defects in, the property before the Account is able to market and/or sell the property.
•	Interests in real estate limited partnerships tend to be, in particular, illiquid and the Account may be unable to dispose of such investments at opportune times.
•

Seller Indemnities. When the Account sells property, it is often required to provide some amount of indemnity for loss to the buyer. While the Account takes steps to try to mitigate the impact of the indemnities, such indemnities could negatively impact the sale price or result in claims by the buyer for indemnity in the future, which could increase the Account’s expenses and thereby reduce the return on investment.

Valuation and Appraisal Risks: Investments in the Account’s assets are stated at fair value, which is defined as the price that would be received to sell the asset in an orderly transaction between market participants at the measurement date. Determination of fair value, particularly for real estate assets, involves significant judgment. Valuation of the Account’s real estate properties (which comprise a substantial majority of the Account’s net assets) are based on real estate appraisals, which are estimates of property values based on a professional’s opinion and may not be accurate predictors of the amount the Account would actually receive if it sold a property. Appraisals can be subjective in certain respects and rely on a variety of assumptions and conditions at that property or in the market in which the property is located, which may change materially after the appraisal is conducted. Among other things, market prices for comparable real estate may be volatile, in particular if there has been a lack of

TIAA Real Estate Account ¡ Prospectus19

recent transaction activity in such market. Recent disruptions in the macroeconomy, real estate markets and the credit markets have led to a significant decline in transaction activity in most markets and sectors and the lack of observable transaction data may have made it more difficult for an appraisal to determine the fair value of the Account’s real estate. In addition, a portion of the data used by appraisers is based on historical information at the time the appraisal is conducted, and subsequent changes to such data, after an appraiser has used such data in connection with the appraisal, may not be adequately captured in the appraised value. Also, to the extent that the Account uses a relatively small number of independent appraisers to value a significant portion of its properties, valuations may be subject to any institutional biases of such appraisers and their valuation procedures.

Further, as the Account generally obtains appraisals on a quarterly basis, there may be circumstances in the period between appraisals or interim valuation adjustments in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic consolidated financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals.

If the appraised values of the Account’s properties as a whole are too high, those participants who purchased accumulation units prior to (i) a downward valuation adjustment of a property or multiple properties or (ii) a property or properties being sold for a lower price than the appraised value will be credited with less of an interest than if the value had previously been adjusted downward. Also, those participants who redeem during any such period will have received more than their pro rata share of the value of the Account’s assets, to the detriment of other non-redeeming participants. In particular, appraised property values may prove to be too high (as a whole) in a rapidly declining commercial real estate market. Further, implicit in the Account’s definition of fair value is a principal assumption that there will be a reasonable time to market a given property and that the property will be exchanged between a willing buyer and willing seller in a non-distressed scenario. However, an appraised value may not reflect the actual realizable value that would be obtained in a rush sale where time was of the essence. Also, appraised values may lag actual realizable values to the extent there is significant and rapid economic deterioration in a particular geographic market or a particular sector within a geographic market.

If the appraised values of the Account’s properties as a whole are too low, those participants who redeem prior to (i) an upward valuation adjustment of a property or multiple properties or (ii) a property or properties being sold for a higher price than the appraised value will have received less than their pro rata share of the value of the Account’s assets, and those participants who purchase units during any such period will be credited with more than their pro rata share of the value of the Account’s assets.

20Prospectus ¡ TIAA Real Estate Account

Finally, the Account recognizes items of income (such as net operating income from real estate investments, distributions from real estate limited partnerships or joint ventures, or dividends from REIT stocks) and expense in many cases on an intermittent basis, where the Account cannot predict with certainty the magnitude or the timing of such items. As such, even as the Account estimates items of net operating income on a daily basis, the AUV for the Account may fluctuate, perhaps significantly, from day to day, as a result of adjusting these estimates for the actual recognized item of income or expense.

Investment Risk Associated with Participant Transactions: The amount the Account has available to invest in new properties and other real estate-related assets will depend, in large part, on the level of net participant transfers into or out of the Account as well as participant premiums into the Account. As noted elsewhere in this prospectus, the Account intends to hold between 15% and 25% of its net assets in publicly traded, liquid investments (other than real estate and real estate-related investments), consisting of publicly traded, liquid investments. These liquid assets are intended to be available to purchase real estate-related investments in accordance with the Account’s investment objective and strategy and are also available to meet participant redemption requests and the Account’s expense needs (including, from time to time, obligations on debt). Significant participant transaction activity into or out of the Account’s units is generally not predictable, and wide fluctuations can occur as a result of macroeconomic or geopolitical conditions, the performance of equities or fixed income securities or general investor sentiment, regardless of the historical performance of the Account or of the performance of the real estate asset class generally.

In the second half of 2008 and in 2009, the Account experienced significant net participant transfers out of the Account, eventually causing the Account’s liquid assets to comprise less than 10% of the Account’s assets (on a net and total basis) throughout all of 2009 and into early 2010. Due in large part to this activity, the TIAA liquidity guarantee was initially executed in December 2008. Please see the section below entitled “Establishing and managing the Account — The role of TIAA — Liquidity guarantee.” Among other things, this continued shortfall in the amount of liquid assets impaired management’s ability to consummate new transactions. If a significant amount of net participant transfers out of the Account were to recur, particularly in high volumes similar to those experienced in late 2008 and 2009, the Account may not have enough available liquid assets to pursue, or consummate, new investment opportunities presented to us that are otherwise attractive to the Account. This, in turn, could harm the Account’s returns. Even though net transfers out of the Account ceased in early 2010 and, as of the date of this prospectus, the Account has been in a net inflow position since such time, there is no guarantee that redemption activity will not increase again, perhaps in a significant and rapid manner.

Alternatively, periods of significant net transfer activity into the Account can result in the Account holding a higher percentage of its net assets in publicly traded liquid non-real estate-related investments than the Account’s managers would target to hold under the Account’s long-term strategy. As of December 31,

TIAA Real Estate Account ¡ Prospectus21

2015, the Account’s non-real estate-related liquid assets comprised 18.9% of its net assets. At times, the portion of the Account’s net assets invested in these types of liquid instruments may exceed 25%, particularly if the Account receives a large inflow of money in a short period of time, coupled with a lack of attractive real estate- related investments on the market. Also, large inflows from participant transactions often occur in times of appreciating real estate values and pricing, which can render it challenging to execute on some transactions at ideal prices.

In an appreciating real estate market generally, this large percentage of assets held in liquid investments and not in real estate and real estate-related investments may impair the Account’s overall returns. This scenario may be exacerbated in a low interest rate environment for U.S. Treasury securities and related highly liquid securities, such as has existed since 2009 and which may persist in the future. In addition, to manage cash flow, the Account may temporarily hold a higher percentage of its net assets in liquid real estate-related securities, such as REIT and CMBS securities, than its long-term targeted holdings in such securities, particularly during and immediately following times of significant net transfer activity into the Account. Such holdings could increase the volatility of the Account’s returns.

Risks of Borrowing: The Account acquires some of its properties subject to existing financing and from time to time borrows new funds at the time of purchase. Also, the Account may from time to time place new leverage on, increase the leverage already placed on, or refinance maturing debt on, existing properties the Account owns. Under the Account’s current investment guidelines, the Account intends to maintain its loan to value ratio at or below 30% (measured at the time of incurrence and after giving effect thereto). As of December 31, 2015, the Account’s loan to value ratio was approximately 12.8%. Also, the Account may borrow up to 70% of the then-current value of a particular property. Non-construction mortgage loans on a property will be non-recourse to the Account.

Among the risks of borrowing money or otherwise investing in a property subject to a mortgage are:

•

General Economic Conditions. General economic conditions, dislocations in the capital or credit markets generally or the market conditions then in effect in the real estate finance industry, may hinder the Account’s ability to obtain financing or refinancing for its property investments on favorable terms or at all, regardless of the quality of the Account’s property for which financing or refinancing is sought. Such unfavorable terms might include high interest rates, increased fees and costs and restrictive covenants applicable to the Account’s operation of the property. Longer term disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation, reduced alternatives, rising interest rates or failures of significant financial institutions could adversely affect our access to financing necessary to make profitable real estate investments. Our failure to obtain financing or refinancing on favorable terms due to the current state of the credit markets or otherwise could have an adverse impact on the returns of

22Prospectus ¡ TIAA Real Estate Account

the Account. Also, the Account’s ability to secure financing may be impaired if negative marketplace effects, such as those which followed from the worldwide economic slowdown following the banking crisis of 2008 and the subsequent sovereign debt and banking difficulties recently experienced in parts of the eurozone were to persist. These difficulties could include tighter lending standards instituted by banks and financial institutions, the reduced availability of credit facilities and project finance facilities from banks and the fall of consumer and/or business confidence.

•

Default Risk. The property or group of encumbered properties may not generate sufficient cash flow to support the debt service on the loan, the property may fail to meet certain financial or operating covenants contained in the loan documents and/or the property may have negative equity (i.e., the loan balance exceeds the value of the property) or inadequate equity. In any of these circumstances, we (or a joint venture in which we invest) may default on the loan, including due to the failure to make required debt service payments when due. If a loan is in default, the Account or the venture may determine that it is not economically desirable and/or in the best interests of the Account to continue to make payments on the loan (including accessing other sources of funds to support debt service on the loan), and/or the Account or venture may not be able to otherwise remedy such default on commercially reasonable terms or at all. In either case, the lender then could accelerate the outstanding amount due on the loan and/or foreclose on the underlying property, in which case the Account could lose the value of its investment in the foreclosed property. Further, any such default or acceleration could trigger a default under loan agreements in respect of other Account properties pledged as security for the defaulted loan or other loans. Finally, any such default could increase the Account’s borrowing costs, or result in less favorable terms, with respect to financing future properties.

•

Balloon Maturities. If the Account obtains a mortgage loan that involves a balloon payment, there is a risk that the Account may not be able to make the lump sum principal payment due under the loan at the end of the loan term, or otherwise obtain adequate refinancing on terms commercially acceptable to the Account or at all. The Account then may be forced to sell the property or other properties under unfavorable market conditions, restructure the loan on terms not advantageous to the Account, or default on its mortgage, resulting in the lender exercising its remedies, which may include repossession of the property, and the Account could lose the value of its investment in that property.

•

Variable Interest Rate Risk. If the Account obtains variable-rate loans, the Account’s returns may be volatile when interest rates are volatile. Further, to the extent that the Account takes out fixed-rate loans and interest rates subsequently decline, this may cause the Account to pay interest at above-market rates for a significant period of time. Any interest rate hedging

TIAA Real Estate Account ¡ Prospectus23

activities the Account engages in to mitigate this risk may not fully protect the Account from the impact of interest rate volatility.
•

Variable Rate Demand Obligation (VRDO) Risk. To the extent the Account obtains financing pursuant to a variable rate demand obligation subject to periodic remarketing or similar mechanisms, the Account or the joint ventures in which it invests could face higher borrowing costs if the remarketing results in a higher prevailing interest rate. In addition, the terms of such variable rate obligations may allow the remarketing agent to cause the Account or venture to repay the loan on demand in the event insufficient market demand for such loans is present. In particular, RGM 42, LLC, a joint venture in which the Account holds a 70% interest, is the borrower under a VRDO loan program, as described in more detail in the section entitled “Management’s discussion and analysis of the Account’s financial condition and results of operations.”

•

Valuation Risk. The market valuation of mortgage loans payable could have an adverse impact on the Account’s performance. Valuations of mortgage loans payable are generally based on the amount at which the liability could be transferred in a current transaction, exclusive of transaction costs, and such valuations are subject to a number of assumptions and factors with respect to the loan and the underlying property, a change in any of which could cause the value of a mortgage loan to fluctuate.

A general disruption in the credit markets, such as the disruption experienced in 2008 and 2009, may aggravate some or all of these risks.

Risks of Joint Ownership: Investing in joint venture partnerships or other forms of joint property ownership may involve special risks, many of which are exacerbated when the consent of parties other than the Account is required to take action.

•	The co-venturer may have interests or goals inconsistent with those of the Account, including during times when a co-venturer may be experiencing financial difficulty. For example:
•

a co-venturer may desire a higher current income return on a particular investment than does the Account (which may be motivated by a longer-term investment horizon or exit strategy), or vice versa, which could cause difficulty in managing a particular asset;

•	a co-venturer may desire to maximize or minimize leverage in the venture, which may be at odds with the Account’s strategy;
•

a co-venturer may be more or less likely than the Account to agree to modify the terms of significant agreements (including loan agreements) binding the venture, or may significantly delay in reaching a determination whether to do so, each of which may frustrate the business objectives of the Account and/or lead to a default under a loan secured by a property owned by the venture; and

•	for reasons related to its own business strategy, a co-venturer may have different concentration standards as to its investments (geographically, by
24Prospectus ¡ TIAA Real Estate Account

sector, or by tenant), which might frustrate the execution of the business plan for the joint venture.
•

The co-venturer may be unable to fulfill its obligations (such as to fund its pro rata share of committed capital, expenditures or guarantee obligations of the venture) during the term of such agreement or may become insolvent or bankrupt, any of which could expose the Account to greater liabilities than expected and frustrate the investment objective of the venture.

•

If a co-venturer doesn’t follow the Account’s instructions or adhere to the Account’s policies, the jointly owned properties, and consequently the Account, might be exposed to greater liabilities than expected.

•

The Account may have limited rights with respect to the underlying property pursuant to the terms of the joint venture, including the right to operate, manage or dispose of a property, and a co-venturer could have approval rights over the marketing or the ultimate sale of the underlying property.

•

The terms of the Account’s ventures often provide for complicated agreements which can impede our ability to direct the sale of the property owned by the venture at times the Account views most favorable. One such agreement is a “buy-sell” right, which may force us to make a decision (either to buy our co-venturer’s interest or sell our interest to our co-venturer) at inopportune times.

•	A co-venturer can make it harder for the Account to transfer its equity interest in the venture to a third party, which could adversely impact the valuation of the Account’s interest in the venture.
•

To the extent the Account serves as the general partner or managing member in a venture, it may owe certain contractual or other duties to the co-venturer, including fiduciary duties, which may present perceived or actual conflicts of interest in the management of the underlying assets. Such an arrangement could also subject the Account to liability to third parties in the performance of its duties as a general partner or managing member.

Risks of Developing or Redeveloping Real Estate or Buying Recently Constructed Properties: If the Account chooses to develop or redevelop a property or buys a recently constructed property, it may face the following risks:

•

There may be delays or unexpected increases in the cost of property development, redevelopment and construction due to strikes, bad weather, material shortages, increases in material and labor costs or other events.

•

There are risks associated with potential underperformance or non-performance by, and/or solvency of, a contractor we select or other third party vendors involved in developing or redeveloping the property.

•

If the Account were viewed as developing or redeveloping underperforming properties, suffering losses on our investments, or defaulting on any loans on our properties, our reputation could be damaged. Damage to our reputation could make it more difficult to successfully develop or acquire properties in the future and to continue to grow and expand our relationships with our lenders, venture partners and tenants.

TIAA Real Estate Account ¡ Prospectus25

•

Because external factors may have changed from when the project was originally conceived (e.g., slower growth in the local economy, higher interest rates, overbuilding in the area or changes in the regulatory and permitting environment), the property may not attract tenants on the schedule we originally planned and/or may not operate at the income and expense levels first projected.

Risks with Purchase-Leaseback Transactions: To the extent the Account invested in a purchase-leaseback transaction, the major risk is that the third party lessee will be unable to make required payments to the Account. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.

Real Estate Regulatory Risks: Government regulation at the federal, state and local levels, including, without limitation, zoning laws, rent control or rent stabilization laws, laws regulating housing on the Account’s multi-family properties, the Americans with Disabilities Act, property taxes and fiscal, accounting, environmental or other government policies, could operate or change in a way that adversely affects the Account and its properties. For example, these regulations could raise the cost of acquiring, owning, improving or maintaining properties, present barriers to otherwise desirable investment opportunities or make it harder to sell, rent, finance, or refinance properties either on economically desirable terms, or at all, due to the increased costs associated with regulatory compliance.

Environmental Risks: The Account may be liable for damage to the environment or injury to individuals caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning up hazardous substances found on a property, even if it did not know of and wasn’t responsible for the hazardous substances. If any hazardous substances are present or the Account does not properly clean up any hazardous substances, or if the Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may have difficulty selling or renting a property or be liable for monetary penalties. Further, environmental laws may impose restrictions on the manner in which a property may be used, the tenants which may be allowed, or the manner in which businesses may be operated, which may require the Account to expend funds in order to comply with these laws. These laws may also cause the most ideal use of the property to differ from that originally contemplated and as a result could impair the Account’s returns. The cost of any required clean-up relating to a single real estate investment (including remediating contaminated property) and the Account’s potential liability for environmental damage, including paying personal injury claims and performing under indemnification obligations to third parties, could exceed the

26Prospectus ¡ TIAA Real Estate Account

value of the Account’s investment in a property, the property’s value, or in an extreme case, a significant portion of the Account’s assets. Finally, while the Account may from time to time acquire third-party insurance related to environmental risks, such insurance coverage may be inadequate to cover the full cost of any loss and would cause the Account to be reliant on the financial health of our third-party insurer at the time any such claim is submitted.

Uninsurable Losses: Certain catastrophic losses (e.g., from earthquakes, wars, terrorist acts, nuclear accidents, hurricanes, wind, floods or environmental or industrial hazards or accidents) may be uninsurable or so expensive to insure against that it is economically disadvantageous to buy insurance for them. Further, the terms and conditions of the insurance coverage the Account has on its properties, in conjunction with the type of loss actually suffered at a property, may subject the property, or the Account as a whole, to a cap on insurance proceeds that is less than the loss or losses suffered. If a disaster that we have not insured against occurs, if the insurance contains a high deductible, and/or if the aggregate insurance proceeds for a particular type of casualty are capped, the Account could lose some of its original investment and any future profits from the property. Also, the Account may not have sufficient access to internal or external sources of funding to repair or reconstruct a damaged property to the extent insurance proceeds do not cover the full loss. In addition, some leases may permit a tenant to terminate its obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant’s space is vacant, and any such vacancy might impact the value of that property. Finally, as with respect to all third-party insurance, we are reliant on the continued financial health of such insurers and their ability to pay on valid claims. If the financial health of an insurer were to deteriorate quickly, we may not be able to find adequate coverage from another carrier on favorable terms, which could adversely impact the Account’s returns.

Risks of investing in real estate investment trust securities

The Account invests in registered and unregistered REIT securities for diversification, liquidity management and other purposes. The Account’s investment in REITs may also increase, as a percentage of net assets, during periods in which the Account is experiencing large net inflow activity, in particular due to net participant transfers into the Account. As of December 31, 2015, REIT securities comprised approximately 4.6% of the Account’s net assets. Investments in REIT securities are part of the Account’s real estate-related investment strategy and are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying properties owned by the entity, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities and generally publicly traded, they may be exposed to market risk and potentially significant price volatility due to changing conditions in the financial markets and, in particular,

TIAA Real Estate Account ¡ Prospectus27

changes in overall interest rates, regardless of the value of the underlying real estate such REIT may own. Also, sales of REIT securities by the Account for liquidity management purposes may occur at times when values of such securities have declined and it is otherwise an inopportune time to sell the security. Volatility in REITs can cause significant fluctuations in the Account’s AUV on a daily basis, as they are correlated to equity markets which have experienced significant day to day fluctuations over the past few years.

REITs do not pay federal income taxes if they distribute most of their earnings to their shareholders and meet other tax requirements. Many of the requirements to qualify as a REIT, however, are highly technical and complex. Failure to qualify as a REIT results in tax consequences, as well as disqualification from operating as a REIT for a period of time. Consequently, if the Account invests in securities of a REIT that later fails to qualify as a REIT, this may adversely affect the performance of our investment.

Risks of mortgage-backed securities

The Account from time to time has invested in mortgage-backed securities and may in the future invest in such securities. Mortgage-backed securities, such as CMBS, are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. The underlying mortgage loans may experience defaults with greater frequency than projected when such mortgages were underwritten, which would impact the values of these securities, and could hamper our ability to sell such securities. In particular, these types of investments may be subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). If the underlying mortgage assets experience faster than anticipated prepayments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account was based in part on assumptions regarding the receipt of interest payments. If the underlying mortgage assets are repaid later than anticipated, the Account could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayments depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. Further, it is possible that the U.S. Government may change its support of, and policies regarding, Fannie Mae and Freddie Mac and, thus, the Account may be unable to acquire agency mortgage-backed securities in the future and even if the Account so acquired them, such changes may result in a negative effect on the pricing of such securities. Other policy changes impacting Fannie Mae and Freddie Mac and/or U.S. Government programs related to mortgages that may be implemented in the future could create market uncertainty and affect the actual or perceived credit quality of issued securities, adversely affecting mortgage- backed securities through an increased risk of loss.

Importantly, the fair market value of these securities is also highly sensitive to changes in interest rates, liquidity of the secondary market and economic conditions impacting financial institutions and the credit markets generally. Note

28Prospectus ¡ TIAA Real Estate Account

that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. Further, volatility and disruption in the mortgage market and credit markets generally (such as was the case in 2008 and 2009) may cause there to be a very limited or even no secondary market for these securities and they therefore may be harder to sell than other securities.

Risks of U.S. government agency securities and corporate obligations

The Account invests in securities issued by U.S. government agencies and U.S. government-sponsored entities. Some of these issuers may not have their securities backed by the full faith and credit of the U.S. government, which could adversely affect the pricing and value of such securities. Also, the Account may invest in corporate obligations (such as commercial paper) and while the Account seeks out such holdings in short-term, higher-quality liquid instruments, the ability of the Account to sell these securities may be uncertain, particularly when there are general dislocations in the finance or credit markets. Any such volatility could have a negative impact on the value of these securities. Further, transaction activity may fluctuate significantly from time to time, which could impair the Account’s ability to dispose of a security at a favorable time, regardless of the credit quality of the underlying issuer. Also, inherent with investing in any corporate obligation is the risk that the credit quality of the issuer will deteriorate, which could cause the obligations to be downgraded and hamper the value or the liquidity of these securities. Finally, any further downgrades or threatened downgrades of the credit rating for U.S. government obligations generally could impact the pricing and liquidity of agency securities or corporate obligations in a manner which could impact the value of the Account’s units.

Risks of liquid investments

The Account’s investments in liquid investments (whether real estate-related, such as REITs, CMBS or some loans receivable, or non-real estate-related, such as cash equivalents and government securities, and whether debt or equity), are subject to the following general risks:

•

Financial/Credit Risk — The risk, for debt securities, that the issuer will not be able to pay principal and interest when due (and/or declare bankruptcy or be subject to receivership) and, for equity securities such as common or preferred stock, that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

•

Market Volatility Risk — The risk that the Account’s investments will experience price volatility due to changing conditions in the financial markets even regardless of the credit quality or financial condition of the underlying issuer. This risk is particularly acute to the extent the Account holds equity securities, which have experienced significant short-term price volatility in recent years. Also, to the extent the Account holds debt securities, changes in overall interest rates can cause price fluctuations.

TIAA Real Estate Account ¡ Prospectus29

•

Interest Rate Volatility — The risk that interest rate volatility may affect the Account’s current income from an investment. As interest rates rise, the value of certain debt securities (such as those bearing lower fixed rates) held by the Account is likely to decrease. As of the date of this prospectus, interest rates in the United States are at or near historic lows, which may increase the Account’s exposure to risks associated with rising interest rates.

•

Deposit/Money Market Risk — The risk that, to the extent the Account’s cash held in bank deposit accounts exceeds federally insured limits as to that bank, the Account could experience losses if banks fail. In addition, there is some risk that investments held in money market accounts or funds can suffer losses.

Further, to the extent that a significant portion of the Account’s net assets at any particular time consist of cash, cash equivalents and non-real estate-related liquid securities, the Account’s returns may suffer as compared to the return that could have been generated by more profitable real estate-related investments. Such a potential negative impact on returns may be exacerbated in times of low prevailing interest rates payable on many classes of liquid securities, such as is the case as of the date hereof and which may persist in the future.

Risks of foreign investments

In addition to other investment risks noted above, foreign investments present the following special risks:

•

The value of foreign investments or rental income can increase or decrease due to changes in currency exchange rates, currency exchange control or market control regulations, possible expropriation or confiscatory taxation, political, social, diplomatic and economic developments and foreign regulations. The Account translates into U.S. dollars purchases and sales of securities, income receipts and expense payments made in foreign currencies at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in currency exchange rates on investments and mortgage loans payable is included in the Account’s net realized and unrealized gains and losses. As such, fluctuations in currency exchange rates may impair the Account’s returns.

•

The Account may, but is not required to, hedge its exposure to changes in currency rates, which could involve extra costs. Further, any hedging activities might not be successful. Such hedges may also be subject to valuation changes. In addition, a lender to a foreign property owned by the Account could require the Account to compensate it for its loss associated with such lender’s hedging activities.

•

Non-U.S. jurisdictions may impose withholding taxes on the Account as a result of its investment activity in that jurisdiction. TIAA may be eligible for a foreign tax credit in respect of such tax paid by the Account and such credit (if available to TIAA) would be reimbursed to the Account. However, there may be circumstances where TIAA is unable to receive some or all of the

30Prospectus ¡ TIAA Real Estate Account

benefit of a foreign tax credit and the Account would thus not receive reimbursement, which could harm the value of the Account’s units.
•	Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.
•

The regulatory environment in non-U.S. jurisdictions may disfavor owners and operators of real estate investment properties, resulting in less predictable and/or economically harmful outcomes if the Account were to face a significant dispute with a tenant or with a regulator itself.

•

The Account may be subject to increased risk of regulatory scrutiny pursuant to U.S. federal statutes, such as the Foreign Corrupt Practices Act, which, among other things, requires robust compliance and oversight programs to help prevent violations. The costs associated with maintaining such programs, in addition to costs associated with a potential regulatory inquiry, could impair the Account’s returns and divert management’s attention from other Account activities.

•

It may be more difficult to obtain and collect a judgment on foreign investments than on domestic investments, and the costs associated with contesting claims relating to foreign investments may exceed those costs associated with a similar claim on domestic investments.

•

We may invest from time to time in securities issued by (1) entities domiciled in foreign countries, (2) domestic affiliates of such entities and/ or (3) foreign domiciled affiliates of domestic entities. Such investments could be subject to the risks associated with investments subject to foreign regulation, including political unrest or the seizure, expropriation, repatriation or nationalization of the issuer’s assets. These events could depress the value of such securities and/or make such securities harder to sell on favorable terms, if at all.

Risks of investing in mortgage loans and related investments

The Account’s investment strategy includes, to a limited extent, investments in mortgage loans (i.e., the Account serving as lender).

•	General Risks of Mortgage Loans. The Account will be subject to the risks inherent in making mortgage loans, including:
•

The borrower may default on the loan, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security.

•	In addition, there is a risk of delay in exercising any contractual remedies due to actions of the borrower, including, without limitation, bankruptcy or insolvency of the borrower.
•

The larger the mortgage loan compared to the value of the property securing it, the greater the loan’s risk. Upon default, the Account may not be able to sell the property for its estimated or appraised value. Also,

TIAA Real Estate Account ¡ Prospectus31

certain liens on the property, such as mechanic’s or tax liens, may have priority over the Account’s security interest.
•

A deterioration in the financial condition of tenants, which could be caused by general or local economic conditions or other factors beyond the control of the Account, or the bankruptcy or insolvency of a major tenant, may adversely affect the income of a property, which could increase the likelihood that the borrower will default under its obligations.

•	The borrower may be unable to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.
•

If interest rates are volatile during the loan period, the Account’s variable-rate mortgage loans could have volatile yields. Further, to the extent the Account makes mortgage loans with fixed interest rates, it may receive lower yields than that which is then available in the market if interest rates rise generally.

•

Interest Rate Risk. The risk that the value or yield of fixed-income investments may decline if interest rates change. In general, when prevailing interest rates decline, the market values of outstanding fixed-income investments (particularly those paying a fixed rate of interest) tend to increase while yields on similar newly issued fixed-income investments tend to decrease, which could adversely affect the Account’s income. Conversely, when prevailing interest rates increase, the market values of outstanding fixed-income investments (particularly those paying a fixed rate of interest) tend to decline while yields on similar newly issued fixed-income investments tend to increase. If a fixed-income investment pays a floating or variable rate of interest, changes in prevailing interest rates may increase or decrease the investment’s yield. Fixed-income investments with longer durations tend to be more sensitive to interest rate changes than shorter-term investments. Interest rate risk is generally heightened during periods when prevailing interest rates are low or negative. During periods of very low or negative interest rates, a fixed-income investment may not be able to maintain positive returns. As of the date of this Prospectus, interest rates in the United States and in certain foreign markets are at or near historic lows, which may increase the Account’s exposure to risks associated with rising interest rates. In general, changing interest rates could have unpredictable effects on the markets and may expose fixed-income and related markets to heightened volatility.

•

Extension Risk. The risk that during periods of rising interest rates, borrowers pay off their mortgage loans later than expected, preventing the Account from reinvesting principal proceeds at higher interest rates, resulting in less income than potentially available. These risks are normally present in mortgage-backed securities and other asset-backed securities. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can lengthen depending on homeowner prepayment activity. A decline in the prepayment rate and the

32Prospectus ¡ TIAA Real Estate Account

resulting increase in duration of fixed-income securities held by the Account can result in losses to the Account.
•

Prepayment Risks. The Account’s mortgage loan investments will usually be subject to the risk that the borrower repays a loan early. Also, the Account may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate, resulting in a decline in income.

•

Interest Limitations. The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law changes during the loan term. If this happens, the Account could incur penalties or may be unable to enforce payment of the loan.

•

Risks of Investing in Mezzanine Loans. The Account may invest from time to time in mezzanine loans to entities which own real estate assets. Generally these loans will be secured by a pledge of the equity securities of the entity, but not by a first lien security interest in the property itself. As such, the Account’s recovery in the event of an adverse circumstance at the property (such as a default under a mortgage loan on the property) will be subordinated to the recovery available to the first lien mortgage lender(s) to the property. The Account’s remedy may solely consist of foreclosing on the equity interest in the entity owning the property, and that equity interest will be junior in right of recovery to a loan secured by the property owned by the entity. Also, as a subordinated lender, the Account may have limited rights to exercise control over the process by which the mortgage loan is restructured or the property is liquidated following a default. Any of these circumstances may result in the Account being unable to recover some or all of its original investment.

•	Risks of Participations. To the extent the Account invested in a participating mortgage, the following additional risks would apply:
•

The participation feature, in tying the Account’s returns to the performance of the underlying asset, might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.

•

In very limited circumstances, a court may characterize the Account’s participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest or become liable for the borrower’s debts.

Risks of Securities Lending. As described more fully in “Securities Lending” below, in lending its securities, the Account bears the market risk with respect to the investment of collateral and the risk the borrower or Agent may default on its contractual obligations to the Account. Each Agent bears the risk that the borrower may default on its obligation to return the loaned securities as the Agent is contractually obligated to indemnify the Account if at the time of a default by a borrower some or all of the loaned securities have not been returned.

TIAA Real Estate Account ¡ Prospectus33

Conflicts of interest within TIAA

General: TIAA and its affiliates (including TIAA-CREF Alternatives Advisors, LLC and Teachers Advisors, Inc., its wholly owned subsidiaries and registered investment advisers, and TIAA Henderson Real Estate Limited, its majority-owned subsidiary) have interests in other real estate programs and accounts and also engage in other business activities. As such, they will have conflicts of interest in allocating their time between the Account’s business and these other activities. Also, the Account may be buying properties at the same time as TIAA affiliates that may have similar investment objectives to those of the Account. There is also a risk that TIAA will choose a property that provides lower returns to the Account than a property purchased by TIAA and its affiliates. Further, the Account will likely acquire properties in geographic areas where TIAA and its affiliates own or manage properties. In addition, the Account may desire to sell a property at the same time another TIAA affiliate is selling a property in an overlapping market. Conflicts could also arise because some properties owned or managed by TIAA and its affiliates may compete with the Account’s properties for tenants. Among other things, if one of the TIAA entities attracts a tenant that the Account is competing for, the Account could suffer a loss of revenue due to delays in locating another suitable tenant. TIAA has adopted allocation policies and procedures applicable to the purchasing conflicts scenario, but the resolution of such conflicts may be economically disadvantageous to the Account. As a result of TIAA’s and its affiliates’ obligations to TIAA itself and to other current and potential investment vehicles sponsored by TIAA affiliates with similar objectives to those of the Account, there is no assurance that the Account will be able to take advantage of every attractive investment opportunity that otherwise is in accordance with the Account’s investment objectives.

Liquidity Guarantee: In addition, as discussed elsewhere in this prospectus, the TIAA General Account provides a liquidity guarantee to the Account. While an independent fiduciary is responsible for establishing a “trigger point” (a percentage of TIAA’s ownership of liquidity units beyond which TIAA’s ownership may be reduced at the fiduciary’s direction), there is no express cap on the amount TIAA may be obligated to fund under this guarantee. Further, the Account’s independent fiduciary oversees any redemption of TIAA liquidity units. TIAA’s ownership of liquidity units (including the potential for changes in its levels of ownership in the future) from time to time could result in the perception that TIAA is taking into account its own economic interests while serving as investment manager for the Account. In particular, the value of TIAA’s liquidity units fluctuates in the same manner as the value of accumulation units held by all participants. Any perception of a conflict of interest could cause participants to transfer accumulations out of the Account to another investment option, which could have an adverse impact on the Account’s ability to act most optimally upon its investment strategy. For a discussion of the relevant allocation policies and procedures TIAA has established, as well as a summary of other conflicts of interest which may arise as a result of TIAA’s management of the Account, see

34Prospectus ¡ TIAA Real Estate Account

the section entitled “Establishing and managing the Account — The role of TIAA — Conflicts of interest.”

No opportunity for prior review of transactions

Investors do not have the opportunity to evaluate the economic or financial merit of the purchase, sale or financing of a property or other investment before the Account completes the transaction, so investors will need to rely solely on TIAA’s judgment and ability to select investments consistent with the Account’s investment objective and policies. Further, the Account may change its investment objective and pursue specific investments in accordance with any such amended investment objective without the consent of the Account’s investors.

Risks of registration under the Investment Company Act of 1940

The Account has not registered, and management intends to continue to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Generally, a company is an “investment company” and required to register under the Investment Company Act if, among other things, it holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis.

If the Account were obligated to register as an investment company, the Account would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things, limitations on capital structure, restrictions on certain investments, compliance with reporting, record keeping, voting and proxy disclosure requirements and other rules and regulations that could significantly increase its operating expenses and reduce its operating flexibility. To maintain compliance with the exemptions from the Investment Company Act, the Account may be unable to sell assets it would otherwise want to sell and may be unable to purchase securities it would otherwise want to purchase, which might materially adversely impact the Account’s performance.

Cybersecurity risks

With the increased use of technologies such as the Internet to conduct business, the Account and its service providers (including, but not limited to, TIAA, Services, the independent fiduciary and the Account’s custodian and financial intermediaries) are susceptible to cybersecurity risks. In general, cyber-security attacks can result from infection by computer viruses or other malicious software or from deliberate actions or unintentional events, including gaining

TIAA Real Estate Account ¡ Prospectus35

unauthorized access through “hacking” or other means to digital systems, networks, or devices that are used to service the Account’s operations in order to misappropriate assets or sensitive information, corrupt data, or cause operational disruption. Cybersecurity attacks can also be carried out in a manner that does not require gaining unauthorized access, including by carrying out a “denial-of-service” attack on the Account or its service providers’ websites. In addition, authorized persons could inadvertently or intentionally release and possibly destroy confidential or proprietary information stored on the Account’s systems or the systems of its service providers.

Cybersecurity failures by the Account or any of its service providers, or the issuers of any portfolio securities in which the Account invests (e.g., issuers of REIT stocks or debt securities), have the ability to result in disruptions to and impacts on business operations and may adversely affect the Account and the value of your accumulation units. Such disruptions or impacts may result in: financial losses; interference with the processing of contract transactions, including the processing of orders from TIAA’s website; interfere with the Account’s ability to calculate AUVs; barriers to trading and order processing; Account contract owners’ inability to transact business with the Account; violations of applicable federal and state privacy or other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, or additional compliance costs. The Account may incur additional, incremental costs to prevent and mitigate the risks of cybersecurity attacks or incidents in the future. The Account and its contract owners could be negatively impacted by such cyber-attacks or incidents. Although the Account has established business continuity plans and risk-based processes and controls to address such cybersecurity risks, there are inherent limitations in such plans and systems in part due to the evolving nature of technology and cybersecurity attack tactics. As a result, it is possible that the Account or the Account’s service providers will not be able to adequately identify or prepare for all cybersecurity attacks. In addition, the Account cannot directly control the cybersecurity plans or systems implemented by its service providers.

About the Account’s investments — In general

Direct investments in real estate

Direct Purchase: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties, primarily office, industrial, retail, and multi-family residential properties, and, to a lesser extent, the Account will selectively buy student housing properties. The Account will invest mainly in established properties with existing rent and expense schedules or in newly constructed properties with predictable cash flows or, in very limited cases, where a seller agrees to provide certain minimum income levels. In addition, the Account will selectively invest in real estate development projects or engage in redevelopment projects, including pure ‘ground up’ developments. The

36Prospectus ¡ TIAA Real Estate Account

Account does not directly invest in single-family residential real estate, nor does it currently invest in residential mortgage-backed securities (“RMBS”), although it may invest in such securities in the future.

Purchase-Leaseback Transactions: Although it has not yet done so, the Account can enter into purchase-leaseback transactions (leasebacks) in which it would buy land and income-producing improvements on the land (such as buildings), and simultaneously lease the land and improvements to a third party (the lessee). Leasebacks are generally for very long terms. Usually, the lessee is responsible for operating the property and paying all operating costs, including taxes and mortgage debt. The Account can also give the lessee an option to buy the land and improvements.

In some leasebacks, the Account may purchase only the land under an income-producing building and lease the land to the building owner. In those cases, the Account could seek to share (or “participate”) in any increase in property value from building improvements or in the lessee’s revenues from the building above a base amount. The Account can invest in leasebacks that are subordinated to other interests in the land, buildings, and improvements (e.g., first mortgages); in that case, the leaseback interest would be subject to greater risks.

Investments in mortgages

General: The Account can originate or acquire interests in mortgage loans, generally on the same types of properties it might otherwise buy — i.e., the Account will be a creditor. These mortgage loans may pay fixed or variable interest rates or have “participating” features (as described below). Normally the Account’s mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. government, its agencies or anyone else. They usually will be non-recourse, which means they won’t be the borrower’s personal obligations. Most will be first mortgage loans on existing income-producing property, with first-priority liens on the property. These loans may be amortized (i.e., principal is paid over the course of the loan), or may provide for interest-only payments, with a balloon payment at maturity. In addition, the Account may originate a mortgage loan on a property it has recently sold (this is sometimes called “seller financing”).

Participating Mortgage Loans: The Account may make mortgage loans which permit the Account to share (have a “participation”) in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the income the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.

Managing Mortgage Loan Investments: TIAA can manage the Account’s mortgage loans in a variety of ways, including:

•	renegotiating and restructuring the terms of a mortgage loan;
TIAA Real Estate Account ¡ Prospectus37

•	extending the maturity of any mortgage loan made by the Account;
•	consenting to a sale of the property subject to a mortgage loan;
•	financing the purchase of a property by making a new mortgage loan in connection with the sale; and/or
•	selling the mortgage loans, or portions of them, before maturity.

Other real estate-related investments

Joint Investment Vehicles Involved in Real Estate Activities: The Account can hold interests in joint ventures, limited partnerships, limited liability companies, funds, and other commingled investment vehicles involved in real estate-related activities, including owning, financing, managing, or developing real estate. Many times, the Account will have limited voting and management rights in these commingled vehicles, including over the selection and disposition of the underlying real estate-related assets owned by the vehicle. Also, the Account’s ability to sell freely its interests in commingled vehicles may be restricted by the terms of the governing agreements. From time to time, the Account may also serve as the general partner, managing member, manager or administrator for a joint venture, for which it may earn fees and assume certain responsibilities typically associated with serving as a manager. The Account will not hold real property jointly with TIAA or its affiliates.

Real Estate Investment Trusts: The Account may invest in public and/or privately placed registered and unregistered equity investments in REITs, which are entities (usually publicly owned and traded) that lease, manage, acquire, hold mortgages on, and develop real estate. Normally the Account will attempt to replicate the holdings of widely recognized REIT indexes, but at times may gain exposure to REITs by purchasing the common or preferred stock of an individual REIT, by purchasing index funds or exchange traded funds, or by purchasing debt securities issued by a REIT. REITs seek to maximize share value and increase cash flows by acquiring and developing new real estate projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute at least 90% of their taxable income to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as general economic and market conditions (in particular as to publicly traded REITs), the performance of the real estate sector in which the REIT primarily invests, cash flow, the skill of its management team, and defaults by its lessees or borrowers.

Mortgage-Backed Securities: The Account can invest in mortgage-backed securities and other mortgage-related or asset-backed instruments, including CMBS, RMBS, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured

38Prospectus ¡ TIAA Real Estate Account

by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities. Many classes of mortgage-backed securities experienced volatility in pricing and liquidity following the 2008 financial crisis with some volatility persisting to the present day.

Mezzanine Loan Investments: Consistent with its investment objectives, the Account may consider investments in mezzanine debt. Management believes that mezzanine lending may provide opportunities to generate returns that are commensurate with targeted returns for property acquisitions. Unlike a commercial mortgage loan, a mezzanine loan is not secured by a mortgage on a property. Rather, it is a debt investment whereby the lender typically has a security interest in an owner’s equity in an entity that owns a property. A mezzanine loan is subordinate to a first mortgage but senior to the owner’s ownership interest. If a borrower fails to make an interest payment, a mezzanine lender can foreclose on the equity of the entity that owns the property. For higher quality assets, management will selectively determine whether to enter into mezzanine loan investments with higher levels of leverage.

Stock of Companies Involved in Real Estate Activities: From time to time, the Account can invest in common or preferred stock of companies whose business involves real estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad.

Non-real estate-related investments

The Account can also invest in:

•	U.S. treasury or U.S. government agency securities;
•

Money market instruments and other cash equivalents. These will usually be high-quality, short-term debt instruments, including U.S. government or government agency securities, commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities;

•

Corporate debt or asset-backed securities of U.S. or foreign entities, or debt securities of foreign governments or multinational organizations, but only if they are investment-grade and rated in the top four categories by a nationally recognized rating organization (or, if not rated, deemed by TIAA to be of equal quality); and

•	To a limited extent common or preferred stock, or other ownership interests, of U.S. or foreign companies that are not involved in real estate.
TIAA Real Estate Account ¡ Prospectus39

Foreign real estate and other foreign investments

The Account from time to time will invest in foreign real estate or real estate-related investments. It might also invest in securities or other instruments of foreign government or private issuers. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments, may not comprise more than 25% of the Account’s net assets. However, through the date of this prospectus, such foreign real estate-related investments have never represented more than 7.5% of the Account’s net assets and management does not intend such foreign investments to exceed 10% of the Account’s net assets. As of the date of this prospectus, the Account did not hold any foreign real estate investments.

Depending on investment opportunities, the Account’s foreign investments could at times be concentrated in one or two foreign countries. We will consider the special risks involved in foreign investing before investing in foreign real estate and won’t invest unless our standards are met.

General investment and operating policies

Standards for real estate investments

Buying Real Estate or Making Mortgage Loans: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:

•	the location, condition, and use of the underlying property;
•	its operating history and its future income-producing capacity; and
•	the quality, operating experience, and creditworthiness of the tenants or the borrower.

TIAA will also analyze the fair market value of the underlying real estate, taking into account the property’s operating cash flow (based on the historical and projected levels of rental and occupancy rates and expenses), as well as the general economic conditions in the area where the property is located.

Diversification: We haven’t placed percentage limitations on the type and location of properties that the Account can buy. However, the Account seeks to diversify its investments by type of property, geographic location and tenant mix. How much the Account diversifies will depend upon whether suitable investments are available, the Account’s ability to divest of properties that are in over-concentrated locations or sectors, and how much the Account has available to invest.

Special Criteria for Making Mortgage Loans: Ordinarily, the Account will only make a mortgage loan if the loan, when added to any existing debt, will not exceed 85% of the appraised value of the mortgaged property when the loan is made, unless the Account is compensated for taking additional risk.

Selling Real Estate Investments: The Account doesn’t intend to buy and sell its real estate investments simply to make short-term profits, although proceeds

40Prospectus ¡ TIAA Real Estate Account

from sales of real estate investments do play a role in the Account’s cash management generally. Rather, the Account’s general strategy in selling real estate investments is to dispose of those assets which management believes:

•	have maximized in value;
•	have underperformed or face deteriorating property-specific or market conditions;
•	represent properties needing significant capital infusions in the future;
•

are appropriate to dispose of in order to remain consistent with its intent to diversify the Account by property type and geographic location (including reallocating the Account’s exposure to or away from certain property types in certain geographic locations); and/or

•	otherwise do not satisfy the investment objectives or strategy of the Account.

Management from time to time will evaluate the need to manage liquidity in the Account as part of its analysis as to whether to undertake a particular asset sale. The Account will reinvest any sale proceeds that management doesn’t believe it will need to pay operating expenses, fund other obligations (such as debt obligations and funding commitments under limited partnership agreements) or to meet participant redemption requests (e.g., cash withdrawals or transfers).

Other real estate-related policies

Appraisals and Valuations of Real Estate Assets: The Account will rely on TIAA’s own analysis, normally along with an independent external appraisal, in connection with the purchase of a property by the Account. The Account will normally receive an independent external appraisal performed by a third-party appraisal firm at or before the time it buys a real estate asset, and the Account also generally obtains an independent appraisal when it makes mortgage loans.

Subsequently, each of the Account’s real properties are appraised, and mortgage loans are valued, at least once every calendar quarter. Each of the Account’s real estate properties are appraised each quarter by an independent third-party appraiser who is a member of a professional appraisal organization. In addition, TIAA’s internal appraisal staff performs a review of each independent appraisal of each real estate property as the final step in the Account’s process of determining the value, in conjunction with the Account’s independent fiduciary, and TIAA’s internal appraisal staff or the independent fiduciary may request an additional appraisal or valuation outside of this quarterly cycle. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

Please see the section below entitled “Valuing the Account’s assets” for more information on how each class of the Account’s investments (including assets other than real estate properties) are valued.

TIAA Real Estate Account ¡ Prospectus41

Borrowing: The Account is authorized to borrow money and assume or obtain a mortgage on a property — i.e., make leveraged real estate investments. Under the Account’s current investment guidelines, management intends to maintain the Account’s loan to value ratio at or below 30% (measured at the time of incurrence and after giving effect thereto). Forms of borrowing may include:

•	placing new debt on properties,
•	refinancing outstanding debt,
•	assuming debt on the Account’s properties, or
•	extending the maturity date of outstanding debt.

The Account’s loan to value ratio at any time is based on the ratio of the outstanding principal amount of the Account’s debt to the Account’s total gross asset value. The Account’s total gross asset value, for these purposes, is equal to the total fair value of the Account’s assets (including the fair value of the Account’s interest in joint ventures), with no reduction associated with any indebtedness on such assets.

In calculating outstanding indebtedness, we will include only the Account’s actual percentage interest in any borrowings on a joint venture investment and not that of any joint venture partner. Also, at the time the Account (or a joint venture in which the Account is a partner) enters into a revolving line of credit, management deems the maximum amount which may be drawn under that line of credit as fully incurred, regardless of whether the maximum amount available has been drawn from time to time.

As of December 31, 2015, the aggregate principal amount of the Account’s outstanding debt (including the Account’s share of debt on its joint venture investments) was approximately $3.4 billion and the Account’s loan to value ratio was approximately 12.8%.

In times of high net inflow activity, in particular during times of high net participant transfer inflows, management may determine to apply a portion of such cash flows to make prepayments of indebtedness prior to scheduled maturity, which would have the effect of reducing the Account’s loan to value ratio. Such prepayments may require the Account to pay fees or ‘yield maintenance’ amounts to lenders.

The Account may only borrow up to 70% of the then current value of a property, although construction loans may be for 100% of costs incurred in developing a property. Except for construction loans, any mortgage loans on a property will be non-recourse to the Account, meaning that if there is a default on a loan in respect of a specific property, the lender will have recourse to (i.e., be able to foreclose on) only the property encumbered (or the joint venture owning the property), or to other specific Account properties that may have been pledged as security for the defaulted loan, but not to any other assets of the Account. When possible, the Account will seek to have loans mature at varying times to limit the risks of borrowing.

The Account will not obtain mortgage financing on properties it owns from TIAA or any of its affiliates. Under certain circumstances, TIAA or an affiliate may provide

42Prospectus ¡ TIAA Real Estate Account

a loan to a third party purchaser of a property sold by the Account, but no such financing will be made with respect to a property the Account still owns. However, the Account may place an intra-company mortgage on an Account property held by a subsidiary for tax planning or other purposes. This type of mortgage will not be subject to the general limitations on borrowing described above.

When the Account assumes or obtains a mortgage on a property, it will bear the expense of mortgage payments. It will also be exposed to certain additional risks, which are described in the section above entitled “Risk factors — Risks of borrowing.”

In addition, while it has not done so through the date of this prospectus, the Account may obtain a line of credit to meet short-term cash needs, which line of credit may be unsecured and/or contain terms that may require the Account to secure a loan with one or more of its properties. Management expects the proceeds from any such short-term borrowing would be used to meet the cash flow needs of the Account’s properties and real estate-related investments, but depending on the circumstances, proceeds could be used for Account-level funding needs (including the need to honor unexpected participant withdrawal activity).

Discretion to Evict or Foreclose: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it is in the Account’s best interests.

Property Management and Leasing Services: The Account usually will hire a national or regional independent third-party property management company to perform the day-to-day management services for each of the Account’s properties, including supervising any on-site personnel, negotiating maintenance and service contracts, providing advice on major repairs and capital improvements and assisting the Account in ensuring compliance with environmental regulations. The property manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain high levels of occupancy by responsible tenants. The Account may also hire independent third-party leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the property management company, along with any leasing commissions and expenses, will reduce the Account’s cash flow from a property.

Insurance: We intend to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account’s real properties and properties securing mortgage loans or subject to purchase-leaseback transactions. The Account currently participates in property, casualty and other related insurance programs as part of TIAA’s property insurance programs, and the Account only bears the cost of insuring only the properties it owns. The terms and conditions of the insurance coverage the Account has on its properties, in conjunction with the type of loss actually suffered at a property, may subject the property, or the Account as a whole, to a cap on insurance proceeds that is less than the loss or losses suffered. In addition, the Account’s insurance policies on its properties currently include catastrophic coverage for wind, earthquakes and terrorist acts, but we can’t assure you that it will be

TIAA Real Estate Account ¡ Prospectus43

adequate to cover all losses. We also can’t assure you that we will be able to obtain coverage for wind, earthquakes and terrorist acts at an acceptable cost, if at all, at the time a policy expires. While the Account will seek to have coverage placed with highly rated, financially healthy insurance carriers, the Account is reliant on the continued financial health of the third-party insurers it engages.

Other policies

Investment Company Act of 1940: The Account has not registered, and we intend to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act. This will require monitoring the Account’s portfolio so that it won’t have more than 40 percent of the value of its total assets, excluding U.S. government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments, it may be unable to sell assets it would otherwise want to sell or it may be forced to sell investments in investment securities before it would otherwise want to do so.

Changing Operating Policies or Winding Down: Under the terms of the contracts and in accordance with applicable insurance law, TIAA can decide to change, in its sole discretion, the operating policies of the Account or to wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA’s Traditional Annuity or any CREF account available under your employer’s plan. All investors in the Account will be notified in advance if we decide to change a significant policy or wind down the Account.

Securities Lending: Subject to the Account’s investment policies relating to loans of portfolio securities, the Account may lend certain of its portfolio securities (e.g., REIT stocks) to certain other financial institutions, including brokers and dealers that are not affiliated with the Account or TIAA, are registered with the SEC and are members of the Financial Industry Regulatory Authority (“FINRA”). All loans of the Account’s portfolio securities will be fully collateralized. In connection with the lending of its securities, the Account will receive as collateral cash, securities issued or guaranteed by the U.S. Government (e.g., Treasury securities), or other collateral permitted by applicable law, which at all times while the loan is outstanding will be maintained in amounts equal to at least 102% of the current market value of the outstanding loaned securities for U.S. equities (including domestic REIT stocks) and fixed-income assets and 105% for non-U.S equities (including foreign REIT stocks), or such lesser percentage as may be permitted by the SEC or the NY Department of Financial Services (“NYDFS”) (including a decline in the value of the collateral). Such percentage may not fall below 100% of the market value of the loaned securities (unless due to a decline in the value of the collateral), and all such collateral levels will be reviewed daily.

Cash collateral received by the Account will generally be invested in overnight cash deposits, U.S. Treasury repurchase agreements (or repos), or in one or more funds maintained by the Account’s securities lending agent for the purpose of

44Prospectus ¡ TIAA Real Estate Account

investing cash collateral. During the term of the loan, the Account will continue to have investment risks with respect to the securities being loaned, as well as risk with respect to the investment of the cash collateral, and the Account may lose money as a result of the investment of such collateral. In addition, an Account could suffer loss if the loan terminates and the Account is forced to liquidate investments at a loss in order to return the cash collateral to the borrower.

By lending its securities, the Account will receive amounts equal to the interest or dividends paid on the securities loaned and, in addition, will expect to receive a portion of the income generated by the short-term investment of cash received as collateral or, alternatively, where securities or letter of credit are used as collateral, a lending fee paid directly to the Account by the borrower of the securities. Under certain circumstances, a portion of the lending fee may be paid or rebated to the borrower by the Account. Such securities loans will be terminable by the Account at any time and will not be made to affiliates of TIAA. The Account may terminate a loan of securities in order to regain record ownership of, and to exercise beneficial rights related to, the loaned securities, including, but not necessarily limited to, voting or subscription rights. The Account may also terminate a loan in the event that a vote of holders of those securities is required on a material matter. The Account may pay reasonable fees to persons unaffiliated with the Account for services, for arranging such loans, or for acting as securities lending agent (each an “Agent”). Loans of securities will be made only to firms deemed creditworthy.

Establishing and managing the Account — The role of TIAA

Establishing the Account

The Board established the Real Estate Account as a separate account of TIAA under New York law on February 22, 1995. The Account is regulated by the NYDFS and the insurance departments of the other jurisdictions in which the Account’s annuity contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account’s obligations under the contracts are obligations of TIAA, the Account’s income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA’s other income, gains, or losses. Under New York insurance law, we can’t charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA separate account.

Managing the Account

TIAA employees, under the direction and control of the Board and its Investment Committee, manage the investment of the Account’s assets, following investment management procedures TIAA has adopted for the Account. The Account does not have officers, directors or employees. TIAA’s investment management responsibilities include:

TIAA Real Estate Account ¡ Prospectus45

•	identifying and recommending purchases, sales and financings of appropriate real estate-related and other investments;
•	providing (including by arranging for others to provide) all portfolio accounting, custodial, and related services for the Account; and
•	arranging for others to provide certain advisory or other management services to the Account’s joint ventures or other investments.

In addition, TIAA performs administration functions for the Account. These functions include receiving and allocating premiums, calculating and making annuity payments and providing recordkeeping and other services. Distribution services for the Account (which include, without limitation, distribution of the annuity contracts, advising existing annuity contract owners in connection with their accumulations and helping employers implement and manage retirement plans) are performed by Services. TIAA and Services provide investment management, administration and distribution services, as applicable, on an “at-cost” basis. For more information about the charge for investment management, administration and distribution services, please see the section below entitled “Expense deductions.”

You don’t have the right to vote for TIAA Trustees. Please see the section below entitled “General matters — Voting rights.” For information about the Trustees, certain executive officers of TIAA and the Account’s portfolio management team, see Appendix A of this prospectus.

TIAA’s ERISA Fiduciary Status. To the extent that assets of a plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), are allocated to the Account, TIAA will be acting as an “investment manager” and a fiduciary under ERISA with respect to those assets.

Liquidity guarantee

The TIAA General Account provides the Account with a liquidity guarantee enabling the Account to have funds available to meet participant redemption, transfer or cash withdrawal requests. This guarantee is required by the NYDFS. If the Account can’t fund participant requests from the Account’s own cash flow and liquid investments, the TIAA General Account will fund such requests by purchasing accumulation units (accumulation units that are purchased by TIAA are generally referred to as “liquidity units”) issued by the Account. TIAA guarantees that you can redeem your accumulation units at their accumulation unit value next determined after your transfer or cash withdrawal request is received in good order. “Good order” means actual receipt of the transaction request along with all information and supporting legal documentation necessary to effect the transaction. Whether the liquidity guarantee is exercised is based on the cash level of the Account from time to time, as well as recent participant withdrawal activity and the Account’s expected working capital, debt service and cash needs, all subject to the oversight of the independent fiduciary. While the proceeds from liquidity unit purchases are not placed in a segregated account solely to fund participant requests, the guarantee is in place to meet participant

46Prospectus ¡ TIAA Real Estate Account

needs. Liquidity units owned by TIAA are valued in the same manner as accumulation units owned by the Account’s participants. Importantly, however, this liquidity guarantee is not a guarantee of the investment performance of the Account or a guarantee of the value of your units. Transfers from the Account to a CREF or TIAA account, or another investment option, are limited to once every calendar quarter (except for specifically prescribed systematic transfers established in accordance with the terms of the participant’s contract and employer’s plan), and cash withdrawals may be further restricted by the terms of your plan.

TIAA’s obligation to provide Account participants liquidity through purchases of liquidity units is not subject to an express regulatory or contractual limitation, although as described under the section below entitled “Establishing and managing the Account — the role of TIAA — Role of the independent fiduciary,” the independent fiduciary may (but is not obligated to) require the reduction of TIAA’s interest through sales of assets from the Account if TIAA’s interest exceeds a predetermined trigger point. Even if this trigger point were reached and regardless of whether the independent fiduciary has required the Account to dispose of any assets, TIAA’s obligation to provide liquidity under the guarantee will continue.

Please see the section below entitled “Expense deductions.” Primarily as a result of significant net participant transfers throughout 2008 (in particular, in the second half of 2008), pursuant to this liquidity guarantee obligation, the TIAA General Account first purchased liquidity units on December 24, 2008. Between December 2008 and June 2009, the TIAA General Account paid an aggregate of approximately $1.2 billion to purchase liquidity units in a number of separate transactions, with the last such transaction occurring in June 2009. Management cannot predict whether future liquidity unit purchases will be required under the liquidity guarantee although as of the date of this prospectus, management believes such purchases are unlikely in the near term.

Redemption of Liquidity Units. The independent fiduciary is vested with oversight and approval over any redemption of TIAA’s liquidity units, acting in the best interests of the Account’s participants.

As of December 31, 2015, TIAA did not own any liquidity units, as the independent fiduciary completed the systematic redemption of all of the liquidity units previously held by the TIAA General Account in March 2013. As a general matter, the independent fiduciary may authorize or direct the redemption of all or a portion of liquidity units at any time and TIAA will request the approval of the independent fiduciary before any liquidity units are redeemed.

Upon termination and liquidation of the Account (wind-up), any liquidity units held by TIAA will be the last units redeemed, unless the independent fiduciary directs otherwise. Finally, TIAA may redeem its liquidity units more frequently than once per calendar quarter, subject at all times to the oversight and approval of the Account’s independent fiduciary (discussed in more detail in the subsection entitled “— Role of the independent fiduciary” immediately below).

TIAA Real Estate Account ¡ Prospectus47

Role of the independent fiduciary

Because TIAA’s ability to purchase and sell liquidity units raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor in 1996 (PTE 96-76). In connection with the exemption, TIAA has appointed an independent fiduciary for the Real Estate Account, with overall responsibility for reviewing Account transactions to determine whether they are in accordance with the Account’s investment guidelines. RERC, LLC, a real estate consulting firm whose principal offices are located in Des Moines, IA (“RERC”), was appointed as independent fiduciary effective March 1, 2006 and currently serves as the Account’s independent fiduciary pursuant to an amended and restated letter agreement effective March 1, 2015, whose term expires on February 28, 2018.

Under the terms of PTE 96-76, RERC’s responsibilities include:

•	reviewing and approving the Account’s investment guidelines and monitoring whether the Account’s investments comply with those guidelines;
•	reviewing and approving the valuation of the Account and of the properties held in the Account as well as the valuation procedures and rules for the Account;
•

approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal;

•	reviewing and approving how the Account values accumulation and annuity units;
•	approving the appointment of all independent appraisers;
•	reviewing the purchase and sale of units by TIAA to ensure that the Account uses the correct unit values; and
•

requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is necessary or appropriate to ensure the Account has correctly valued a property.

In addition, RERC has certain responsibilities with respect to the Account that it had historically undertaken or is currently undertaking with respect to TIAA’s purchase and ownership of liquidity units, including among other things, reviewing the purchases and redemption of liquidity units by TIAA to ensure the Account uses the correct unit values. In connection therewith, as set forth in PTE 96-76, the independent fiduciary’s responsibilities include:

•	establishing the percentage of total liquidity units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for changing the trigger point;
•	approving any adjustment of TIAA’s ownership interest in the Account and, in its discretion, requiring an adjustment if TIAA’s ownership of liquidity units reaches the trigger point; and
48Prospectus ¡ TIAA Real Estate Account

•

once the trigger point has been reached, participating in any program to reduce TIAA’s ownership in the Account by utilizing cash flow or liquid investments in the Account, or by utilizing the proceeds from asset sales. If the independent fiduciary were to determine that TIAA’s ownership should be reduced following the trigger point, its role in participating in any asset sales program would include:

(i)	participating in the selection of properties for sale,
(ii)	providing sales guidelines, and
(iii)	approving those sales if, in the independent fiduciary’s opinion, such sales are desirable to reduce TIAA’s ownership of liquidity units.

In establishing the appropriate trigger point, including whether or not to require certain actions once the trigger point has been reached, the independent fiduciary will assess, among other things and to the extent consistent with PTE 96-76 and the independent fiduciary’s duties under ERISA, the risk that a conflict of interest could arise due to the level of TIAA’s ownership interest in the Account.

A special subcommittee consisting of five (5) independent outside members of the Investment Committee of the Board renewed the appointment of RERC as the independent fiduciary for an additional three-year term, which appointment was effective as of March 1, 2015, and continues through February 28, 2018. This subcommittee may renew the independent fiduciary appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of three (3) out of the five (5) subcommittee members and will not be reappointed if two (2) of the subcommittee members disapprove of the reappointment. The independent fiduciary can resign after providing at least 180 days’ written notice.

The Account pays the independent fiduciary directly. The investment management charge includes the costs associated with retaining the independent fiduciary. Under PTE 96-76, the independent fiduciary must receive less than 5% of its annual gross revenues (including payment for its services to the Account) from TIAA and its affiliates.

When you decide as a participant or plan fiduciary to invest in the Account, after TIAA has provided you with full and fair disclosure, including the disclosure in this prospectus, you are also acknowledging that you approve and accept RERC or any successor to serve as the Account’s independent fiduciary.

Conflicts of interest

General. Employees of TIAA that provide advice with respect to the Real Estate Account may also provide investment advice with respect to investments owned by TIAA, and investments managed by TIAA-CREF Alternatives Advisors, LLC (“TCAA”) and Teachers Advisors, Inc., both indirect, wholly owned subsidiaries of TIAA and registered investment advisers. In addition, TIAA and its affiliates offer (and may in the future offer) other accounts and investment products that are not managed under an “at cost” expense structure. Therefore, TIAA and its employees may at times face various conflicts of interest. For example, the TIAA General Account

TIAA Real Estate Account ¡ Prospectus49

and a privately offered core property investment fund managed by TCAA (the “core property investment fund”) may sometimes compete with the Account in the purchase of investments; however, both accounts will be subject to the allocation procedure described below. (Each of the TIAA General Account, the Account and the core property investment fund together with any other real estate accounts or funds that are established or may be established by TIAA or its affiliates in the future, are herein referred to as an “account.”)

Many of the personnel of TIAA involved in performing services to the Account will have competing demands on their time. The personnel will devote such time to the affairs of the Account as TIAA’s management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to the Account, the General Account, the core property investment fund and other accounts to avoid conflicts of interest. TIAA or its affiliates may form and/or manage other real estate investment vehicles in the future and we will take steps to assure that those vehicles are integrated into appropriate conflict of interest policies. TIAA does not accept acquisition or placement fees for the services it provides to the Account.

Allocation Procedure. TIAA and its affiliates allocate new investments (including real property investments and commercial mortgages, but generally not real estate limited partnership investments) among the accounts in accordance with a written allocation procedure as adopted by TIAA and modified from time to time. Generally, the portfolio managers for each of the accounts will evaluate acquisition opportunities which conform to the investment strategy of the applicable account. If more than one account expresses an interest in a particular investment in a particular sector, a strict rotation system will be used whereby the interested account highest on the list will be allowed to pursue the transaction, and then such account will drop to the bottom of the rotation for new investments in that sector. This rotation system is employed on a sector-by-sector basis for each of the office, retail, industrial, multi-family, student housing and other sectors; meaning that an account (including the Account) could, at any one time, be at the top or the bottom of the rotation for new investment opportunities in all of the five sectors in which the Account could invest. If only one account is interested, that account will be allocated the opportunity with no change in its position in the rotation. In addition, where an account is a co-investor in a non-discretionary mandate (e.g., where a TIAA affiliate does not have discretion to deploy investors’ capital for acquisitions within such mandate), such mandate will be included as part of that account’s rotation and will not have a separate place in the foregoing rotation.

Also, there may be circumstances where multiple properties are presented to TIAA for sale as a single acquisition opportunity, and the proposed price is inclusive of all the properties. If more than one account has interest in all or a portion of such bundled acquisition opportunity, TIAA’s acquisition staff will investigate with the seller whether the properties can be unbundled and offered

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to the accounts on an individual basis and the sector-based rotation system described above will apply to the allocation of such unbundled properties.

An asset allocation oversight committee made up of senior officers of TIAA (representing its asset management, risk management, product management, internal audit, compliance, legal and accounting groups) will review and discuss, on a quarterly basis, the allocations made during the previous quarter based on this allocation procedure to, among other things, ensure the procedure is being followed and to review and approve any changes to the procedure. In addition, the procedure will be reviewed by this internal committee on at least an annual basis.

Leasing Conflicts. Conflicts could also arise because some properties in the TIAA General Account, the core property investment fund and other accounts may compete for tenants with the Account’s properties. Management believes the potential for leasing conflicts are minimized by the unique characteristics of each property, including location, submarket, physical characteristics, amenities and lease rollover schedules. Management believes the differing business strategies of the accounts also reduce potential conflicts. If a conflict arises, as appropriate, the competing accounts will arrange that different property managers and leasing brokers are engaged, each charged with using their best efforts to support the property management and leasing activity for each particular property and an ethical screen will be placed between the internal asset managers for the respective properties. Any conflicts that arise will be reported to the next occurring global real estate portfolio oversight committee (which is comprised of portfolio managers for the accounts).

Sales Conflicts. Conflicts could also potentially arise when two TIAA accounts attempt to sell properties located in the same market or submarket, especially if there are a limited number of potential purchasers and/or if such purchaser has an ongoing business relationship with TIAA or one of its specific accounts.

Liquidity Guarantee. TIAA’s ownership of liquidity units (including potential changes in future ownership levels) could result in the perception that TIAA is taking into account its own economic interests while serving as investment manager for the Account. In particular, there is the concern that TIAA could make investment decisions (and other management decisions) with respect to the Account which serves the interest of the TIAA General Account, at the expense of those participants that have chosen the Account as an investment option. This could manifest itself, among other ways, by the Account disposing its properties solely to raise liquidity in avoidance of having a need for the liquidity guarantee, or by foregoing otherwise attractive investment opportunities so as not to impair liquid asset levels.

Management believes that any conflict (or potential conflict) is mitigated by, among other things, the detailed valuation procedure for the Account’s properties, which includes independent appraisals and the oversight of the independent fiduciary. Also, the independent fiduciary oversees the execution of the liquidity guarantee to ensure the proper unit values are applied, and the independent fiduciary will oversee any liquidity unit redemptions. Further, the independent fiduciary is vested with the right to establish a trigger point, which is

TIAA Real Estate Account ¡ Prospectus51

a level of ownership at which the fiduciary is empowered, but not required, to reduce TIAA’s ownership interest (with the goal to mitigate any potential conflict of interest) through the means described in the immediately preceding section. For example, the independent fiduciary could perceive a conflict of interest if it believed that management directed the sale of properties solely to increase liquidity (not in accordance with the Account’s investment guidelines or at “fire sale” prices) with the sole goal of avoiding the need for further TIAA liquidity unit purchases under the liquidity guarantee. In such case, the independent fiduciary would be authorized to adjust the trigger point, at which time the fiduciary would have control over the sales of properties (including the timing and pricing) to ensure such sales are in the best interests of the Account.

While it retains the oversight over the Account’s investment guidelines, valuation and appraisal matters and the liquidity guarantee as described in “— Role of the independent fiduciary,” the independent fiduciary’s authority to override investment management decisions made by TIAA’s managers acting on behalf of the Account is limited to those circumstances after which the trigger point has been reached or during a wind-down of the Account.

Indemnification

The Account has agreed to indemnify TIAA and its affiliates, including its officers and trustees, against certain liabilities to the extent permitted by law, including liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to TIAA and its affiliates, the Account has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Summary of the Account’s properties

The properties — In general

At December 31, 2015, the Account owned a total of 123 real estate investments (104 of which were wholly owned and 19 of which were held in real estate-related joint ventures), representing 77.4% of the Account’s total investment portfolio (on a gross asset value basis). At December 31, 2015, the real estate portfolio included:

•	34 office investments (including eight held in joint ventures);
•	32 industrial investments (including one held in a joint venture);
•	20 retail investments (including eight held in joint ventures);
•	35 apartment investments (including one held in a joint venture);
•	a 75% joint venture interest in a portfolio of storage facilities located throughout the United States; and
•	a fee interest encumbered by a ground lease.
52Prospectus ¡ TIAA Real Estate Account

Of the 123 real estate investments, 27 were subject to mortgages (including ten joint venture property investments).

In the tables and the footnotes contained in Appendix B to this prospectus, you will find more detailed information about each of the Account’s portfolio property investments as of December 31, 2015. The Account’s investments include both properties that are wholly owned by the Account and properties owned by the Account’s joint venture investments. Certain property investments detailed in Appendix B are comprised of a portfolio of properties.

Commercial (non-residential) properties

At December 31, 2015, the Account held 88 commercial (non-residential) investments in its portfolio, including a portfolio of storage facilities located throughout the United States. Eighteen of these investments were held through joint ventures, and 16 were subject to mortgages (including nine joint venture investments). Although the terms vary under each lease, certain expenses, such as real estate taxes and other operating expenses, are paid or reimbursed in whole or in part by the tenants.

Management believes that the Account’s portfolio is diversified by both property type and geographic location. The portfolio consists of:

•	Office. 34 investments containing approximately 16.4 million square feet located in ten states and the District of Columbia.
•

Industrial. 32 investments containing approximately 30.3 million square feet located in nine states. One of the industrial investments no longer contains an active property but the joint venture investment has not been dissolved; it is not included in the square footage or fair value calculation.

•

Retail. 20 investments containing approximately 14.5 million square feet located in 15 states and the District of Columbia. One of the retail investments is an 85% interest in a portfolio containing 25 individual retail shopping centers primarily located throughout the Eastern and Southern regions.

•	Other — Land (425 Park Avenue). The Account has a leasehold interest real estate investment encumbered by a ground lease located in New York, NY.
•	Other — Storage. The Account has a 75% interest in a portfolio of storage facilities located throughout the United States containing approximately 1.7 million square feet.

As of December 31, 2015, the Account’s commercial real estate investment holdings were 92.3% leased. The Account’s:

•	office properties investments were 87.8% leased;
•	industrial properties investments were 93.5% leased;
•	retail properties investments were 94.5% leased; and
•	the storage portfolio was 92.1% leased.

Major Tenants: The following tables list the Account’s ten most significant tenants based on the total space they occupied as of December 31, 2015 in each of the Account’s commercial property types.

TIAA Real Estate Account ¡ Prospectus53

Major Office Tenants	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Office Properties	Percentage of Total Rentable Area of Non-Residential Properties

BHP Petroleum (Americas), Inc.(1)	782,956	4.8%	1.2%
Microsoft Corporation(2)	479,193	2.9%	0.8%
Crowell & Moring LLP(2)	399,471	2.4%	0.6%
The Bank of New York Mellon Corporation(3)(4)	374,610	2.3%	0.6%
Atmos Energy Corporation(2)	312,238	1.9%	0.5%
Biogen MA Inc(1)	305,212	1.9%	0.5%
Fibrogen Inc(1)	234,249	1.4%	0.4%
Bridgewater Associates LP(1)	227,883	1.4%	0.4%
Pearson Education, Inc.(2)	225,299	1.4%	0.4%
Orrick Herrington Sutcliffe LLP(1)	216,291	1.3%	0.3%

Major Industrial Tenants	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Industrial Properties	Percentage of Total Rentable Area of Non-Residential Properties

Wal-Mart Stores, Inc.(2)	1,099,112	3.6%	1.7%
Regal West Corporation(2)	1,022,989	3.4%	1.6%
Restoration Hardware, Inc.(2)	886,052	2.9%	1.4%
Kumho Tire U.S.A. Inc.(2)	830,485	2.7%	1.3%
Exel Inc	800,000	2.6%	1.3%
Del Monte Fresh Produce, N.A., Inc.(2)	689,660	2.3%	1.1%
R.R Donnelley & Sons Company(2)	659,157	2.2%	1.0%
Rheem Sales Company, Inc.(2)	656,600	2.2%	1.0%
Global Equipment Company, Inc.(2)	647,228	2.1%	1.0%
Mohawk Carpet Distribution LP(2)	616,992	2.0%	1.0%

Major Retail Tenants	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Retail Properties	Percentage of Total Rentable Area of Non-Residential Properties

Dick’s Sporting Goods, Inc.(1)	415,902	2.6%	0.7%
Kohl’s Corporation(1)	349,777	2.1%	0.6%
Ross Stores, Inc.(1)	346,072	2.1%	0.5%
PetSmart, Inc.(3)	332,745	2.0%	0.5%
J.C. Penney Corporation, Inc(1)	327,027	2.0%	0.5%
Sears, Roebuck & Co.(1)	304,465	1.9%	0.5%
Michael’s Stores, Inc.(3)	267,821	1.6%	0.4%
Best Buy Co., Inc.(3)	266,891	1.6%	0.4%
Wal-Mart Stores, Inc.(2)	258,509	1.6%	0.4%
Bed Bath & Beyond, Inc.(3)	239,347	1.5%	0.4%

(1)	Tenant occupied space within joint venture investments.
(2)	Tenant occupied space within wholly owned property investments.
(3)	Tenant occupied space within wholly owned property investments and joint venture investments.
(4)	Tenant occupied space within an investment that has been sold subsequent to date of this report.

The following tables list the rentable area for long term leases subject to expiring leases during the next ten years and an aggregate figure for expirations in 2026 and after, in the Account’s commercial (non-residential) properties that are both wholly owned by the Account and held within the Account’s joint venture

54Prospectus ¡ TIAA Real Estate Account

investments. While many of the leases contain renewal options with varying terms, these charts assume that none of the tenants exercise their renewal options, including those with terms that expired on December 31, 2015 or are month to month leases.

OFFICE PROPERTIES

Year of Lease Expiration	Number of Tenants With Expiring Leases	Rental Income Associated With Such Leases (in millions)(1)	Expiring Rent as a Percentage of Rental Revenue(1)	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of the Account’s Office Properties Represented by Expiring Leases

2016	165	$ 30.7	2.4%	1,540,020	9.4%
2017	144	21.5	1.7%	1,189,415	7.3%
2018	129	31.2	2.4%	1,793,062	10.9%
2019	88	30.0	2.3%	1,400,565	8.5%
2020	97	39.6	3.1%	1,463,484	8.9%
2021	63	18.9	1.5%	1,682,837	10.3%
2022	43	15.5	1.2%	908,128	5.5%
2023	27	20.0	1.5%	635,624	3.9%
2024	28	19.4	1.5%	910,237	5.5%
2025	39	50.9	3.9%	1,609,026	9.8%
Thereafter	30	91.8	7.1%	1,267,258	7.7%

Total	853	$369.5	28.6%	14,399,656	87.7%

INDUSTRIAL PROPERTIES

Year of Lease Expiration	Number of Tenants With Expiring Leases	Rental Income Associated With Such Leases (in millions)(1)	Expiring Rent as a Percentage of Rental Revenue(1)	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of the Account’s Industrial Properties Represented by Expiring Leases

2016	90	$10.0	0.8%	4,304,348	14.2%
2017	87	7.6	0.6%	3,315,413	10.9%
2018	80	12.0	0.9%	5,490,494	18.1%
2019	53	6.4	0.5%	2,039,941	6.7%
2020	52	15.5	1.2%	5,624,321	18.6%
2021	19	7.0	0.5%	3,164,835	10.5%
2022	16	8.1	0.6%	3,165,221	10.5%
2023	6	2.0	0.2%	1,122,691	3.7%
2024	3	1.1	0.1%	690,208	2.3%
2025	6	3.6	0.3%	460,410	1.5%
Thereafter	3	0.7	0.1%	108,627	0.4%

Total	415	$74.0	5.8%	29,486,509	97.4%

TIAA Real Estate Account ¡ Prospectus55

RETAIL PROPERTIES

Year of Lease Expiration	Number of Tenants With Expiring Leases	Rental Income Associated With Such Leases (in millions)(1)	Expiring Rent as a Percentage of Rental Revenue(1)	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of the Account’s Retail Properties Represented by Expiring Leases

2016	278	$16.0	1.2%	2,263,764	15.6%
2017	245	12.6	1.0%	1,737,169	12.0%
2018	224	16.2	1.3%	1,622,571	11.2%
2019	195	14.5	1.1%	1,622,322	11.2%
2020	209	15.8	1.2%	1,429,405	9.8%
2021	162	12.0	0.9%	1,542,349	10.6%
2022	87	6.0	0.5%	1,011,227	7.0%
2023	101	9.5	0.7%	713,429	4.9%
2024	78	8.4	0.7%	576,427	4.0%
2025	107	16.4	1.3%	861,453	5.9%
Thereafter	59	33.7	2.6%	843,032	5.8%

Total	1,745	$161.1	12.5%	14,223,148	98.0%

(1)

Rental income includes income from wholly owned properties, which is shown as Rental income on the Consolidated Statements of Operations, as well as income from properties held in joint venture investments, which is included in Income from real estate joint ventures and limited partnerships on the Consolidated Statements of Operations.

Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts, sales volume or contractual increases as defined in the lease agreement. These contractual contingent rentals are not included in the table above.

The following table details the leasing activity during the year ended December 31, 2015.

Leasing Activity (sq. ft.)

Vacant space beginning of year	5,926,550
Vacant space acquired during the year	1,023,143
Vacant space disposed of during the year	(904,848)
Vacant space placed into service during the year	(11,327,091)
Expiring leases during the year	10,143,014

Vacant space end of year	4,860,768

Average remaining lease term*	47 Months

*	Includes office, industrial and retail properties.

Based on leases in place at December 31, 2015, leases representing approximately 12.9% of net rentable area to expire throughout 2016. Rents associated with such lease expirations are generally at or below prevailing market rents in the Account’s primary metropolitan markets.

Residential properties

The Account’s residential property investment portfolio consisted of 35 properties as of December 31, 2015, comprised of first class or luxury multi-family, garden, mid-rise, and high-rise apartment buildings, including one investment held in a joint venture. The portfolio contains approximately 11,000

56Prospectus ¡ TIAA Real Estate Account

units located in 11 states and the District of Columbia. The portfolio was 92.0% leased as of December 31, 2015. Eleven of the residential properties in the portfolio are subject to mortgages, including one joint venture investment. The complexes generally contain one to three bedroom apartment units with a range of amenities, such as patios or balconies, washers and dryers, and central air conditioning. Many of these apartment communities have on-site fitness facilities, including some with swimming pools. Rents on each of the properties tend to be comparable with competitive communities and are not subject to rent regulation. The Account is responsible for the expenses of operating its residential properties.

As of December 31, 2015, the Account’s residential properties had an aggregate fair value of approximately $4.3 billion. Set forth in Appendix B to this prospectus is a table containing detailed information regarding the residential properties in the Account’s portfolio as of December 31, 2015.

Recent transactions

The following describes property and financing transactions by the Account since February 24, 2016, the date of the Account’s most recent prospectus supplement (comprising a part of Registration Statement No. 333-202583). Except as noted, the expenses for operating the properties purchased are either borne or reimbursed, in whole or in part, by the property tenants, although the terms vary under each lease. The Account is responsible for operating expenses not reimbursed under the terms of a lease. All rental rates are quoted on an annual basis unless otherwise noted.

Purchases

Fort Point Creative Exchange — Boston, MA

On April 8, 2016, the Account purchased a 100% fee simple interest in a portfolio of office properties located in Boston, Massachusetts for $220.4 million. The portfolio consists of six properties, totaling 408,342 square feet, which includes 20,553 square feet of retail space. At the time of purchase, the property was 96.6% leased.

Financings

701 Brickell Avenue — Miami, FL

On April 1, 2016, the Account entered into a new mortgage loan secured by its real estate investment located at 701 Brickell Avenue in Miami, Florida, with a principal amount of $184.0 million. The debt has an interest rate of 3.66%, maturing on April 1, 2026 and is interest only for the first five years.

1900 K Street, NW — Washington, DC

On April 1, 2016, the Account entered into a new mortgage loan secured by its real estate investment located at 1900 K Street NW in Washington, DC, with a

TIAA Real Estate Account ¡ Prospectus57

principal amount of $163.0 million. The debt has an interest rate of 3.93%, maturing on April 1, 2028 and is interest only for the first six years.

501 Boylston Street — Boston, MA

On April 1, 2016, the Account entered into a new mortgage loan secured by its real estate investment located at 501 Boylston Street in Boston, Massachusetts, with a principal amount of $216.5 million. The debt has an interest rate of 3.70%, maturing on April 1, 2028 and is interest only for the first 10 years.

Valuing the Account’s assets

We value the Account’s assets as of the close of each valuation day by taking the sum of:

•	the value of the Account’s cash, cash equivalents, and short-term and other debt instruments;
•	the value of the Account’s other securities and other non-real estate assets;
•	the value of the individual real properties (based on the most recent valuation of that property) and other real estate-related investments owned by the Account;
•

an estimate of the net operating income accrued by the Account from its properties, other real estate-related investments and non-real estate-related investments (including short-term marketable securities) since the end of the prior valuation day; and

•

actual net operating income earned from the Account’s properties, other real estate-related investments and non-real estate-related investments (but only to the extent any such item of income differs from the estimated income accrued for on such investments), and then reducing the sum by the Account’s liabilities, including the daily investment management, administration and distribution fees and certain other fees and expenses attributable to operating the Account. Daily estimates of net operating income are adjusted to reflect actual net operating income on a monthly basis, at which time such adjustments (if any) are reflected in the Account’s unit value. Please see the section below entitled “Expense deductions.”

Fair value for the Account’s assets is based upon quoted market prices in active exchange markets, where available. If listed prices or quotes in such markets are not available, fair value is based upon vendor-provided, evaluated prices or internally developed models that primarily use market-based or independently sourced market data, including interest rate yield curves, market spreads, and currency rates. Valuation adjustments may be made to reflect credit quality, a counterparty’s creditworthiness, the Account’s creditworthiness, liquidity, and other observable and unobservable data that are applied consistently over time.

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The methods described earlier are considered to produce a fair value calculation that represents a good faith estimate as to what an unaffiliated buyer in the market place would pay to purchase the asset or receive to transfer the liability. Since fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, actual realizable values or future fair values may differ from amounts reported. Furthermore, while the Account believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments, while reasonable, could result in different estimates of fair value at the reporting date.

Valuing real estate investments

Valuing Real Property: Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation.

Fair value for real estate properties is defined as the price that would be received to sell the asset in an orderly transaction between market participants at the measurement date. Determination of fair value involves significant levels of judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Amounts ultimately realized from each investment may vary significantly from the market value presented. Actual results could differ from those estimates. Please see the section above entitled “Risk factors — Risks associated with real estate investing — Valuation and appraisal risks.”

In accordance with the Account’s procedures designed to comply with Fair Value Measurements and Disclosures in U.S. Generally Accepted Accounting Principles (“GAAP”), the Account values real estate properties purchased by the Account initially based on an independent appraisal at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).

Subsequently, each property will be valued each quarter by an independent appraiser and the property value will be updated as appropriate. In general, the Account obtains independent appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments, and thus, adjustments to the valuations of its holdings (to the extent such adjustments are made), that happen regularly throughout each quarter and not on one specific day in each quarter.

Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change (for example, under certain

TIAA Real Estate Account ¡ Prospectus59

circumstances a valuation adjustment could be made when bids are obtained for properties held for sale). The Account’s independent fiduciary, RERC, LLC oversees the Account’s entire appraisal process and, among other things, must approve all independent appraisers used by the Account. TIAA’s internal appraisal staff oversees the entire appraisal process and reviews each independent quarterly appraisal, in conjunction with the Account’s independent fiduciary, prior to the value reflected in that appraisal being recorded in the Account. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

Real estate appraisals are estimates of property values based on a professional’s opinion. All appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. Further, these independent appraisers (as well as TIAA’s internal appraisal staff) are always expected to be MAI-designated members of the Appraisal Institute (or its European equivalent, Royal Institute of Chartered Surveyors) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge. Under the Account’s current procedures, each independent appraisal firm will be rotated off of a particular property at least every three years, although such appraisal firm may perform appraisals of other Account properties subsequent to such rotation.

We intend that the overarching principle and primary objective when valuing our real estate investments will be to produce a valuation that represents a fair and accurate estimate of the fair value of our investments. Implicit in our definition of fair value is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;
•	Both parties are well informed or well advised, and acting in what they consider their best interests;
•	A reasonable time is allowed for exposure in the open market;
•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and
•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

The Account’s net asset value will include the value of any note receivable (an amount that someone else owes the Account) from selling a real estate-related investment. We’ll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.

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Development Properties. Development properties will be carried at fair value, which is anticipated initially to equal the Account’s cost, and the value will be adjusted as additional development costs are incurred. At a minimum, once a property receives a certificate of occupancy, within one year from the initial funding by the Account, or the property is substantially leased, whichever is earlier, the property will be appraised by an independent external appraiser approved by the independent fiduciary. We may also have the properties independently appraised earlier if circumstances warrant.

Property Portfolios. The Account may, at times, value individual properties together (whether or not purchased at the same time) in a portfolio as a single asset, to the extent we believe that the property may be sold as one portfolio. The Account may also realize efficiencies in property management by pooling a number of properties into a portfolio. The value assigned to the portfolio as a whole may be more or less than the valuation of each property individually. The Account will also, from time to time, sell one or more individual properties that comprise a portfolio, with the Account retaining title to the remaining individual properties comprising that portfolio. In such a circumstance, the Account could determine to no longer designate such remaining properties as one portfolio.

Because of the nature of real estate assets and because the fair value of our investments is not reduced by transaction costs that will be incurred to sell the investments, the Account’s net asset value won’t necessarily reflect the net realizable value of its real estate assets (i.e., what the Account would receive if it sold them). Please see the section entitled “Valuing the Account’s assets — Valuation Adjustments.”

Valuing Real Property Subject to a Mortgage: When a real estate property is subject to a mortgage, the mortgage is valued independently of the property and its fair value is reported separately. The independent fiduciary reviews and approves all mortgage valuation adjustments before such adjustments are recorded by the Account. The Account will continue to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

Valuing Loans Receivable (i.e., the Account as a creditor): Loans receivable are stated at fair value and are initially valued at the face amount of the loan funding. Subsequently, loans receivable are valued at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for loans of similar characteristics, the performance of the underlying collateral and the credit quality of the counterparty.

Valuing Mortgage Loans Payable (i.e., the Account as a debtor): Mortgage loans payable are stated at fair value. The estimated fair value of mortgage loans payable is generally based on the amount at which the liability could be transferred in a current transaction, exclusive of transaction costs. Fair values are estimated based on market factors, such as market interest rates and spreads on comparable loans, the liquidity for mortgage loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the maturity date of the

TIAA Real Estate Account ¡ Prospectus61

loan, the return demands of the market, and the credit quality of the Account. Different assumptions or changes in future market conditions could significantly affect estimated fair values. At times, the Account may assume debt in connection with the purchase of real estate.

Valuing Real Estate Joint Ventures: Real estate joint ventures are stated at the fair value of the Account’s ownership interests in the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable, and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. In addition, any restrictions on the right of the Account to transfer its ownership interest to third-parties could adversely affect the value of the Account’s interest. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, which occurs prior to the dissolution of the investee entity.

Valuing Real Estate Limited Partnerships: Limited partnerships are stated at the fair value of the Account’s ownership in the partnership, which is based on the most recent net asset value of the partnership, as reported by the sponsor. Since market quotations are not readily available, the limited partnership interests are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. As circumstances warrant, prior to the receipt of financial statements of the limited partnership, the Account will estimate the value of its interests in good faith and will from time to time seek input from the issuer or the sponsor of the investment vehicle.

Net Operating Income: The Account usually receives operating income from its investments intermittently, not daily. In fairness to participants, we estimate the Account’s net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual items of income, the Account’s net assets could be under- or over-valued.

Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account’s properties. Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account’s net asset value.

Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the Account actually receives income from a property, we’ll adjust the daily accrued receivable and other accounts appropriately.

Valuation Adjustments: General. Management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly

62Prospectus ¡ TIAA Real Estate Account

process when facts or circumstances at a specific property change. Also, the independent fiduciary can require additional appraisals if it believes a property’s value may have changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. For example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale by the Account. In addition, adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease (including due to a bankruptcy filing of that tenant). Also, adjustments may be made to reflect factors (such as sales values for comparable properties or local employment rate) bearing uniquely on a particular region in which the Account holds properties. We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors and we give different weight to different factors, we may not in all cases make a valuation adjustment where changing conditions could potentially affect the value of an investment.

Required Approvals. The independent fiduciary will need to approve adjustments to any valuation of one or more properties or real estate-related assets that:

•	is made within three months of the annual independent appraisal, or
•	results in an increase or decrease of:
•	more than 6% of the value of any of the Account’s properties since the last independent annual appraisal;
•	more than 2% in the value of the Account since the prior calendar month; and/or
•	more than 4% in the value of the Account within any calendar quarter.

Right to Change Valuation Methods: If we decide that a different valuation method would reflect the value of a real estate-related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA’s valuation methods could change the Account’s net asset value and change the values at which participants purchase or redeem Account interests.

Valuing other investments (including certain real estate-related investments)

Debt Securities: We value debt securities (excluding money market instruments) for which market quotations are readily available based on the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). We derive these values utilizing an independent pricing service, such as FT Interactive Data Corp, Reuters and Bloomberg, except when we believe the prices do not accurately reflect the security’s fair value. Debt securities for which market quotations are not readily available are valued at fair value as determined in good faith by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole.

TIAA Real Estate Account ¡ Prospectus63

Short-term Investments: Short-term investments are valued in the same manner as debt securities stated in the preceding paragraph.

Money Market Instruments: We value money market instruments at amortized cost.

Equity Securities: We value equity securities (including REITs) listed or traded on the NYSE Exchanges at their last sale price on the Valuation Day. If no sale is reported that day, we use the mean of the last bid and asked prices, exclusive of transaction costs. Equity securities listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.

We value equity securities traded on the Nasdaq Stock Market at the Nasdaq Official Closing Price on the valuation day. If no sale is reported that day, we use the mean of the last bid and asked prices, exclusive of transaction costs. Other U.S. over-the-counter equity securities are valued at the mean of the last bid and asked prices.

Mortgage-Backed Securities: We value mortgage-backed securities, including CMBS and RMBS, in the same manner in which we value debt securities, as described above.

Foreign Securities: To value equity and fixed income securities traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day. Under certain circumstances (for example, if there are significant movements in the United States markets and there is an expectation the securities traded on foreign markets will adjust based on such movements when the foreign markets open the next day), the Account may adjust the value of equity or fixed income securities that trade on a foreign exchange or market after the foreign exchange or market has closed.

Investments Lacking Current Market Quotations: We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. In evaluating fair value for the Account’s interest in certain commingled investment vehicles, the Account will generally look to the value periodically assigned to interests by the issuer. When possible, the Account will seek to have input in formulating the issuer’s valuation methodology.

64Prospectus ¡ TIAA Real Estate Account

Expense deductions

Expense deductions are made each valuation day from the net assets of the Account for various services to manage the Account’s investments, administer the Account and the contracts, distribute the contracts and to cover certain risks borne by TIAA. Investment management, administration and distribution services are provided “at cost” by TIAA and Services. Currently, TIAA provides investment management services and administration services for the Account, and Services provides distribution services for the Account. In addition, TIAA charges the Account a fee to bear certain mortality and expense risks, and risks associated with providing the liquidity guarantee. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

The estimated annual expense deduction rate that appears in the expense table below reflects an estimate of the amount we currently expect to deduct to approximate the costs that the Account will incur from May 1, 2016 through April 30, 2017. Actual expenses may be higher or lower. The expenses identified in the table below do not include any fees which may be imposed by your employer under a plan maintained by your employer.

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.320%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees
Administration	0.265%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments
Distribution	0.125%	For services and expenses associated with distributing the annuity contracts
Mortality and Expense Risk	0.005%	For TIAA’s bearing certain mortality and expense risks
Liquidity Guarantee	0.170%	For TIAA’s liquidity guarantee
Total Annual Expense Deduction[1,2]	0.885%	Total

[1]	TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.
[2]	Property-level expenses, including property management fees and transfer taxes, are not reflected in the table above; instead these expenses are charged directly to the Account’s properties.

Since expenses for services provided to the Account are charged to the Account at cost, they are estimates for the year based on projected expense and asset levels. Administration charges include certain costs associated with the provision by TIAA entities of recordkeeping and other services for retirement plans and other pension products in addition to the Account. A portion of these expenses are allocated to the Account in accordance with applicable allocation procedures. In limited circumstances, TIAA may pay third parties for providing certain recordkeeping services for the Account.

At the end of every quarter, we reconcile the amount deducted from the Account during that quarter as discussed above with the expenses the Account actually incurred. If there is a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the immediately

TIAA Real Estate Account ¡ Prospectus65

following quarter, provided that material differences may be repaid in the current calendar quarter in accordance with GAAP. Our at-cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected by how different our projections are from the Account’s actual assets or expenses. The expenses identified in the table above do not include any fees which may be imposed by your employer under a plan maintained by your employer.

The size of the Account’s assets can be affected by many factors, including changes in the value of portfolio holdings, net income earned on the Account’s investments, premium activity and participant transfers into or out of the Account and participant cash withdrawals from the Account. In addition, our operating expenses can fluctuate based on a number of factors including participant transaction volume, operational efficiency, and technological, personnel and other infrastructure costs. Historically, the adjusting payments have resulted in both upward and downward adjustments to the Account’s expense deductions for the following quarter.

The Board can revise the estimated expense rates (the daily deduction rate before the quarterly adjustment referenced above) for the Account from time to time, usually on an annual basis, to keep deductions as close as possible to actual expenses.

Currently there are no deductions from premiums, transfers or withdrawals, but we reserve the right to change this in the future. Any such deductions would only be assessed to the extent the relevant contract provided for such deductions at the time the contract was issued.

Employer plan fee withdrawals

Your employer may, in accordance with the terms of your plan, and in accordance with TIAA’s policies and procedures, withdraw amounts from your Account accumulation under your Retirement Choice or Retirement Choice Plus contract, and, on a limited basis, under your GA, GSRA, GRA or Keogh contract, to pay fees associated with the administration of the plan. These fees are separate from the expense deductions of the Account and are not included for purposes of TIAA’s guarantee that the total annual expense deduction of the Account will not exceed 2.50% of average net assets per year.

The amount and the effective date of an employer plan fee withdrawal will be in accordance with the terms of your plan. TIAA will determine all values as of the end of the effective date. An employer plan fee withdrawal cannot be revoked after its effective date. Each employer plan fee withdrawal will be made on a pro rata basis from all your available TIAA and CREF accounts. An employer plan fee withdrawal reduces the accumulation from which it is paid by the amount withdrawn.

66Prospectus ¡ TIAA Real Estate Account

Certain relationships with TIAA

As noted elsewhere in this prospectus, the TIAA General Account plays a significant role in operating the Account, including providing a liquidity guarantee and investment advisory, administration and other services. In addition, Services, a wholly owned subsidiary of TIAA, provides distribution services for the Account.

Liquidity Guarantee. As noted above under the section entitled “Establishing and managing the Account — The role of TIAA — Liquidity guarantee,” if the Account’s liquid assets and its cash flow from operating activities and participant transactions are insufficient to fund redemption requests, the TIAA General Account has agreed to purchase liquidity units. TIAA thereby guarantees that a participant can redeem accumulation units at their net asset value next determined.

In the years ended December 31, 2008 and December 31, 2009, TIAA purchased liquidity units in a number of separate transactions at a purchase price equal to $155.6 million and approximately $1.1 billion, respectively. Since January 1, 2010 and through the date of this prospectus, the TIAA General Account has purchased no additional liquidity units. These liquidity units are valued in the same manner as are accumulation units held by the Account’s participants.

For the years ended December 31, 2015, December 31, 2014 and December 31, 2013, the Account expensed $31.7 million, $29.2 million and $30.5 million, respectively, for this liquidity guarantee from TIAA through a daily deduction from the net assets of the Account.

Investment Advisory, Administration and Distribution Services/Mortality and Expense Risks Borne by TIAA. As noted above under the section entitled “Expense deductions”, deductions are made each valuation day from the net assets of the Account for various services required to manage investments, administer the Account and distribute the contracts. These services are performed at cost by TIAA and Services. Deductions are also made each valuation day to cover mortality and expense risks borne by TIAA.

For the years ended December 31, 2015, December 31, 2014 and December 31, 2013, the Account expensed $69.3 million, $70.7 million and $59.3 million, respectively, for investment advisory services and $1.1 million, $0.9 million and $0.8 million, respectively, for mortality and expense risks provided/borne by TIAA. For the same period, the Account expensed $80.8 million, $62.2 million and $54.5 million, respectively, for administrative and distribution services provided by TIAA and Services, as applicable.

Legal proceedings

The Account is party to various claims and routine litigation arising in the ordinary course of business. As of the date of this prospectus, management of the Account does not believe that the results of any such claims or litigation, individually or in the aggregate, will have a material effect on the Account’s business, financial position or results of operations.

TIAA Real Estate Account ¡ Prospectus67

Selected financial data

The following selected financial data should be considered in conjunction with the Account’s consolidated financial statements and notes provided in this prospectus (amounts in millions except for per accumulation unit amounts).

	Years Ended December 31,
	2015	2014	2013	2012	2011

Investment income:
Real estate income, net	$486.2	$457.0	$391.0	$388.7	$435.6
Income from real estate joint ventures and limited partnerships	140.1	148.1	104.7	80.9	86.4
Dividends and interest	57.6	47.7	45.1	35.3	22.4

Total investment income	683.9	652.8	540.8	504.9	544.4
Expenses	182.9	163.0	145.1	136.7	121.3

Investment income, net	501.0	489.8	395.7	368.2	423.1
Net realized and unrealized gains on investments and mortgage loans payable	1,145.4	1,628.4	1,060.2	1,011.2	1,076.0

Net increase in net assets resulting from operations	1,646.4	2,118.2	1,455.9	1,379.4	1,499.1
Participant transactions, net	884.6	802.9	916.3	894.8	1,225.0
TIAA redemption of Liquidity Units	—	—	(325.4)	(940.3)	—

Net increase in net assets	$2,531.0	$2,921.1	$2,046.8	$1,333.9	$2,724.1

	Years Ended December 31,
	2015	2014	2013	2012	2011

Total assets	$24,399.4	$22,408.7	$19,417.1	$17,378.6	$15,749.9
Total liabilities	2,039.4	2,579.7	2,509.2	2,517.5	2,222.7

Total net assets	$22,360.0	$19,829.0	$16,907.9	$14,861.1	$13,527.2

Number of per accumulation unit amounts	60.4	57.9	55.3	53.3	53.4

Net asset value, per accumulation unit	$362.773	$335.393	$298.872	$272.569	$247.654

Mortgage loans payable	$1,794.4	$2,373.8	$2,279.1	$2,282.6	$2,028.2

68Prospectus ¡ TIAA Real Estate Account

Quarterly selected financial information

The following quarterly selected unaudited financial data for each full quarter of 2015 and 2014 are derived from the consolidated financial statements of the Account for the years ended December 31, 2015 and 2014 (amounts in millions).

	2015				Year Ended December 31, 2015
	For the Three Months Ended
	March 31	June 30	September 30	December 31

Investment income, net	$103.5	$125.9	$135.2	$136.4	$501.0
Net realized and unrealized gain on investments and mortgage loans payable	490.4	149.3	287.2	218.5	1,145.4

Net increase in net assets resulting from operations	$593.9	$275.2	$422.4	$354.9	$1,646.4

Total return	2.98%	1.33%	2.00%	1.63%	8.16%

	2014				Year Ended December 31, 2014
	For the Three Months Ended
	March 31	June 30	September 30	December 31

Investment income, net	$106.9	$128.5	$124.7	$129.7	$489.8
Net realized and unrealized gain on investments and mortgage loans payable	289.1	457.5	303.2	578.6	1,628.4

Net increase in net assets resulting from operations	$396.0	$586.0	$427.9	$708.3	$2,118.2

Total return	2.33%	3.32%	2.32%	3.73%	12.22%

TIAA Real Estate Account ¡ Prospectus69

Management’s discussion and analysis of the Account’s financial condition and results of operations

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and notes contained in this prospectus and with consideration to the sub-section entitled “Forward-Looking Statements,” which begins below, and the section above entitled “Risk factors.” The past performance of the Account is not indicative of future results.

Forward-looking statements

Some statements in this prospectus which are not historical facts may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions and beliefs underlying these forward-looking statements, and are based on current expectations, estimates and projections about the real estate industry, domestic and global economic conditions, including conditions in the credit and capital markets, the sectors, and markets in which the Account invests and operates, and the transactions described in this prospectus. While management believes the assumptions underlying any of its forward-looking statements and information to be reasonable, such information may be subject to uncertainties and may involve certain risks which may be difficult to predict and are beyond management’s control. These risks and uncertainties could cause actual results to differ materially from those contained in any forward-looking statement. These risks and uncertainties include, but are not limited to, the following:

•

Acquiring and Owning Real Estate: The risks associated with acquiring and owning real property, including general economic and real estate market conditions, the availability of, and economic cost associated with, financing the Account’s properties, the risk that the Account’s properties become too concentrated (whether by geography, sector or by tenant mix), competition for acquiring real estate properties, leasing risk (including tenant defaults) and the risk of uninsured losses at properties (including due to terrorism, natural disasters, and acts of violence);

•

Selling Real Estate: The risk that the sales price of a property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account, the risk that the Account might not be able to sell a property at a particular time for a price which management believes represents its fair or full value, the risk of a lack of availability of financing (for potential purchasers of the Account’s properties), risks associated with disruptions in the credit and capital markets, and the risk

70Prospectus ¡ TIAA Real Estate Account

that the Account may be required to make significant expenditures before the Account is able to market and/or sell a property;
•

Valuation: The risks associated with property valuations, including the fact that appraisals can be subjective in a number of respects and the fact that the Account’s appraisals are generally obtained on a quarterly basis and there may be periods in between appraisals of a property during which the value attributed to the property for purposes of the Account’s daily accumulation unit value may be more or less than the actual realizable value of the property;

•

Borrowing: Risks associated with financing the Account’s properties, including the risk of default on loans secured by the Account’s properties (which could lead to foreclosure), the risk associated with high loan to value ratios on the Account’s properties (including the fact that the Account may have limited, or no net value in such a property), the risk that significant sums of cash could be required to make principal and interest payments on the loans and the risk that the Account may not have the ability to obtain financing or refinancing on favorable terms (or at all), which may be aggravated by general disruptions in credit and capital markets;

•

Participant Transactions and Cash Management: Investment risk associated with participant transactions, in particular that (i) significant net participant transfers out of the Account may impair our ability to pursue or consummate new investment opportunities that are otherwise attractive to the Account and/or may result in sales of real estate-related assets to generate liquidity, (ii) significant net participant transfers into the Account may result, on a temporary basis, in our cash holdings and/or holdings in liquid real estate-related investments exceeding our long-term targeted holding levels and (iii) high levels of cash in the Account during times of appreciating real estate values can impair the Account’s overall return;

•

Joint Venture Investments: The risks associated with joint venture partnerships, including the risk that a co-venturer may have interests or goals inconsistent with that of the Account, that a co-venturer may have financial difficulties, and the risk that the Account may have limited rights with respect to operation of the property and transfer of the Account’s interest;

•	Regulatory Matters: Uncertainties associated with environmental liability and regulations and other governmental regulatory matters such as zoning laws, rent control laws, and property taxes;
•

Foreign Investments: The risks associated with purchasing, owning and disposing foreign investments (primarily real estate properties), including political risk, the risk associated with currency fluctuations (whether hedged or not), regulatory and taxation risks and risks of enforcing judgments;

•

Conflicts of Interest: Conflicts of interest associated with TIAA serving as investment manager of the Account and provider of the liquidity guarantee at the same time as TIAA and its affiliates are serving as an investment manager to other real estate accounts or funds, including conflicts

TIAA Real Estate Account ¡ Prospectus71

associated with satisfying its fiduciary duties to all such accounts and funds associated with purchasing, selling and leasing of properties;
•

Required Property Sales: The risk that, if TIAA were to own too large a percentage of the Account’s accumulation units through funding the liquidity guarantee (as determined by the independent fiduciary), the independent fiduciary could require the sales of properties to reduce TIAA’s ownership interest, which sales could occur at times and at prices that depress the sale proceeds to the Account;

•

Government and Government Agency Securities: Risks associated with investment securities issued by U.S. government agencies and U.S. government-sponsored entities, including the risk that the issuer may not have their securities backed by the full faith and credit of the U.S. government, and that transaction activity may fluctuate significantly from time to time, which could negatively impact the value of the securities and the Account’s ability to dispose of a security at a favorable time; and

•

Liquid Assets and Securities: Risks associated with investments in real estate-related liquid assets (which could include, from time to time, registered or unregistered REIT securities and CMBS), and non-real estate-related liquid assets, including:

•	Financial/credit risk — Risks that the issuer will not be able to pay principal and interest when due or that the issuer’s earnings will fall;
•	Market volatility risk — Risk that the changing conditions in financial markets may cause the Account’s investments to experience price volatility;
•	Interest rate volatility risk — Risk that interest rate volatility may affect the Account’s current income from an investment; and
•	Deposit/money market risk — Risks that the Account could experience losses if banks fail.

More detailed discussions of certain of these risk factors are contained in the section of this prospectus entitled “Risk factors” and in this section and also in the section entitled “Quantitative and qualitative disclosures about market risk,” that could cause actual results to differ materially from historical experience or management’s present expectations.

Caution should be taken not to place undue reliance on management’s forward-looking statements, which represent management’s views only as of the date that this prospectus is filed. Neither management nor the Account undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

Commercial real estate market statistics discussed in this section are obtained by the Account from sources that management considers reliable, but some of the data are preliminary for the year or quarter ended December 31, 2015 and may be subsequently revised. Prior period data may have been adjusted to reflect updated calculations. Investors should not rely exclusively on the data presented

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below in forming a judgment regarding the current or prospective performance of the commercial real estate market generally.

2015 U.S. economic and commercial real estate overview

The Account invests primarily in high-quality, core real estate in order to meet its investment objective of obtaining favorable long-term returns through rental income and the appreciation of its real estate holdings.

Economic and capital markets overview and outlook

Recent trends in key U.S. economic indicators and expectations for 2016 and 2017 are summarized in the table below. According to the “second” estimate from the U.S. Bureau of Economic Analysis, U.S. Gross Domestic Product (“GDP”) grew at a modest 1.0% annual rate in the fourth quarter of 2015 following growth of 2.0% in the third quarter. However, GDP grew at a 2.4% rate for all of 2015, which was the same rate as in 2014. Estimated growth in the fourth quarter was soft but in-line with economists’ expectations due primarily to weaker consumer spending, a decline in exports, and slower build-up of business inventories. The decline in exports, which reduced GDP growth by 0.34 percentage points, was due in large part to the strength of the dollar which made U.S. goods more expensive in foreign markets. Consumer spending, which accounts for over two-thirds of economic activity, grew at a 2.0% annual rate following growth of 3.0% in the third quarter with weaker spending likely related to warmer than average winter temperatures in much of the country. However, healthy job growth and lower oil and gasoline prices continued to benefit household budgets and could result in stronger spending during 2016. Residential fixed investment remained strong, supported by the ongoing recovery in the housing market. Despite softer overall growth in the fourth quarter, Blue Chip economists expect economic growth to remain healthy in 2016 and 2017.

ECONOMIC INDICATORS*

	3Q 2015	4Q 2015	2015	Forecast
				2016	2017

Economy(1)
Gross Domestic Product (GDP)	2.0%	1.0%	2.4%	2.1%	2.4%
Employment Growth (Thousands)	576	837	2,735	2,200	N/A
Unemployment Rate	5.1%	5.0%	5.3%	4.8%	4.5%
Interest Rates(2)
10 Year Treasury	2.2%	2.2%	2.1%	2.4%	3.0%

Sources: BEA, BLS, Federal Reserve, Blue Chip Consensus Forecasts, and Moody’s Analytics

*	Data subject to revision
(1)	GDP growth rates are annual rates. Quarterly unemployment rates are the reported value for the final month of the quarter while average annual values represent a twelve-month average.
(2)	The Treasury rates are an average over the stated time period.

Following its December meeting, the Federal Open Market Committee (“FOMC”) raised interest rates for the first time since effectively setting interest rates at zero percent in December 2008. In raising the target range for the federal funds rate to 1/4 to 1/2 percent, the FOMC noted the considerable

TIAA Real Estate Account ¡ Prospectus73

improvement in labor market conditions and the expectation that inflation will likely rise closer to its 2.0% objective once the benefits of declining energy prices dissipate. The FOMC also suggested that future increases were likely but that they would occur gradually in order to provide time for businesses and consumers to make necessary adjustments. Materials released following the meeting indicated that three or four 1/4 percent increases could occur in 2016. However, that timetable appears to have changed as financial market volatility increased significantly during January 2016 due to concerns about the implications of slowing growth in China and a plunge in oil prices.

Financial markets were largely stable during the fourth quarter of 2015. The S&P 500 gained 6% while the yield on the 10 Year Treasury increased from 2.2% to 2.3% as the market anticipated and then reacted to the FOMC’s move. However, financial markets volatility spiked in January 2016 with the S&P down 9% at one point and the yield on the 10 Year Treasury falling below 2.0%. Oil prices fell below $30 per barrel which heightened investors’ fears about slowing global growth, the potential impacts on commodity-driven emerging economies, and weaker earnings for U.S. companies with international exposure. Investors in turn fled emerging markets and high yield corporate bonds for safe haven investments like the 10 Year Treasury. The financial markets turmoil has altered expectations about future FOMC interest rate increases, with economists now expecting a single increase in 2016.

Despite seemingly solid prospects for the U.S. economy, global recession fears have risen. Concerns are related to the maturity of the current economic cycle, weakness in oil and commodity prices, and the uncertain prospects for the Chinese economy. Growth in the U.S. has also moderated but fundamentals remain sound and the types of imbalances that were present at prior U.S. economic downturns are not currently evident. The current consensus of leading economists surveyed for February 1, 2016 edition of Blue Chip Financial Forecasts is for GDP to grow 2.3% in the first quarter of 2016 and 2.5% in the second quarter. The strength of the dollar will continue to slow manufacturing and production but growth will be sustained by ongoing job gains, healthy consumer spending, modest wage increases, and further housing market improvements.

Risks to the economic forecast and to global growth prospects in general include rising geopolitical tensions, a further decline in oil prices, and turmoil in the foreign exchange markets resulting from the divergent monetary policies of global central banks. Geopolitical risks include escalation of the conflict in Syria and tensions between Saudi Arabia and Iran. Further declines in the price of oil could result in additional payroll and spending cuts from U.S. energy companies both domestically and internationally. Further declines in the price of oil could also undermine the budgets and social programs of oil dependent countries and ultimately lead to unrest. Divergent central bank policies could produce turmoil in foreign exchange markets as China’s devaluation of the yuan contributed to January’s financial markets turmoil. The Bank of Japan followed with an unexpected move to lower a key interest rate to negative 0.1% in an attempt to boost economic growth which has lagged for decades. Another round of global

74Prospectus ¡ TIAA Real Estate Account

monetary easing may be on the horizon, including additional stimulus from the European Central Bank. Further global easing will likely be welcomed by the markets but the moves by global central banks may hamper the FOMC’s normalization efforts and lead to further turmoil in the foreign exchange market. Unsettled financial markets conditions, in turn, could constrain hiring and capital spending by U.S. companies. At its January meeting, the FOMC voted not to increase interest rates noting the slowing of the U.S. economy and the recent financial markets volatility: “The Committee is closely monitoring global economic and financial developments and is assessing their implications for the labor market and inflation, and for the balance of risks to the outlook.”

U.S. economic indicators remain healthy despite the recent financial markets upheaval. Blue Chip economists expect GDP growth of roughly 2.5% throughout 2016 which is reflective of expectations of slower growth in the global economy. Employment is expected to increase by 2.2 million as compared with over 2.5 million in 2015. The expected deceleration in employment growth is largely attributable to the shrinking numbers of available skilled workers as the unemployment rate has fallen to 5.0% as of December 2015. Ongoing employment growth should ultimately result in growth in wages, which coupled with depressed oil and gas prices, should support a healthy level of consumer spending. To date, consumers have saved a disproportionate share of this unexpected gain. Further improvement in home sales and housing construction should also generate ancillary economic benefits from increases in construction employment and spending on home furnishings. GDP and employment growth of this magnitude, in turn, would provide the backdrop for further strength in commercial real estate market conditions.

Real estate market conditions and outlook

Industry sources such as CB Richard Ellis Econometric Advisors calculate vacancy based on square footage. In keeping with industry standards, the Account’s vacancy data is calculated as a percentage of net rentable space leased, weighted by square footage that is under contractual lease obligation in effect at the end of the period.

Commercial real estate markets and sales activity remained healthy during the fourth quarter of 2015. Data from CB Richard Ellis Econometric Advisors (“CBRE-EA”) indicate that tenant demand for space remained steady across all property sectors. Construction has increased from the lows of recent years but remains moderate, and real estate market fundamentals improved further in all property sectors during the fourth quarter. Data from Real Capital Analytics indicate that sales of office, industrial, retail, multi-family, and other commercial properties totaled $150 billion in the fourth quarter of 2015 as compared with $109 billion in the third quarter of 2015 and $125 billion in the fourth quarter of 2014. For the year, property sales totaled $509 billion, up 24% compared with 2014.

Green Street Advisors’ Commercial Property Price Index increased 1.8% during the fourth quarter of 2015 following a 2.1% increase in the third quarter of 2015. For the year, prices increased 10%, matching 2014’s gains. However, Green

TIAA Real Estate Account ¡ Prospectus75

Street Advisors believes that property prices could be lower at the end of 2016. Their base-case scenario of a modest 5% decline in prices is based on signals emanating from the REIT market, where company share prices have fallen below average net asset values, and the corporate bond market, where real estate capitalization rates have fallen slightly below corporate bond yields. There are caveats, notably that the recent spike in corporate bond yields is due primarily to weakness in the energy and commodities sectors and that removing these companies from the corporate bond yield index significantly weakens the implications. While the general market consensus differs markedly from Green Street’s expectations, caution is nonetheless warranted.

The NAREIT All Equity REIT index registered a 7.7% gain during the fourth quarter of 2015 following a 1.0% gain in the third quarter. For the year, REITs gained 2.8%. Fourth quarter’s gains were partly attributable to a rebound in share prices due to weakness in the sector and the overall stock market earlier in the year. REITs were also affected by the market volatility in early 2016, with the NAREIT All Equity REIT index declining 3.5% during January. While REITs have historically exhibited higher return volatility than privately owned commercial real estate, NAREIT All Equity returns have been positive over the most recent three, five, seven and ten year periods. In its February 1, 2016 Real Estate Securities Monthly report, Green Street Advisors concluded that REIT share prices on average were in the low end of its “pricey” range based on a comparison to the fixed-income market and S&P 500.

Commercial property returns were positive for the 24th consecutive quarter in the fourth quarter of 2015. For the quarter ending December 31, 2015, preliminary NCREIF Fund Index Open-End Diversified Core Equity (“NFI-ODCE”) Equal Weight returns, net of fees, were 3.21%, compared to the total return in the third quarter 2015 of 3.40%. The NFI-ODCE is a leveraged fund-level return index which includes property investments at ownership share, cash balances, and other investments.

Data for the Account’s top five markets in terms of market value as of December 31, 2015 are provided in the following table. These markets represent 50.2% of the Account’s total real estate portfolio.

Top 5 Metro Areas by Fair Value**	Account % Leased Fair Value Weighted*	Number of Property Investments	Metro Area Fair Value as a % of Total RE Portfolio***	Metro Area Fair Value as a % of Total Investments***

Washington-Arlington-Alexandria, DC-VA-MD-WV	86.7%	14	13.8%	10.7%
New York-Jersey City-White Plains, NY-NJ	94.5%	12	13.2%	10.2%
Los Angeles-Long Beach-Glendale, CA	79.1%	13	10.7%	8.3%
Boston, MA	94.4%	4	6.3%	4.9%
Seattle-Bellevue-Everett, WA	85.6%	6	6.2%	4.8%

*

Weighted by fair market value, which differs from the calculations provided for market comparisons to CBRE-EA data and are used here to reflect the fair market value of the Account’s monetary investments in those markets.

**

Account metro area exposure as determined by the US Office of Management and Budget’s 2010 standards for delineating metropolitan areas. Exposure was previously determined based on the 2000 standards. The new standards have had no material impact on the Account exposure in its top metropolitan markets.

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***	Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

As discussed in detail below, the market value weighted occupancy of properties in the Los Angeles metropolitan area averaged 79.1% due to high vacancy in the Account’s largest office property in that market. However, occupancy increased from 76.8% at the end of the third quarter as re-leasing of available space has begun. Excluding this property, the weighted average occupancy of the Account’s properties in the Los Angeles metropolitan area is 88.1%. The market value weighted occupancy in the Washington, DC metropolitan area is relatively low but improving in large part because of two newly constructed apartment properties that were vacant when acquired but are now completing their initial lease-up.

Office

According to CBRE-EA, the national office vacancy rate declined to 13.2% in the fourth quarter of 2015 as compared to 13.4% in the third quarter of 2015. The national office vacancy rate is now at its lowest level since second quarter 2008. Office fundamentals remained healthy in 2015 due to steady demand and modest construction which resulted in average rent growth of 4% over the year.

In the fourth quarter of 2015, the vacancy rate for the Account’s office portfolio declined to 12.2% from 14.0% in the third quarter of 2015. The decrease in the Account’s office vacancy rate was due to vacancy rate declines in four of its top five markets. In Washington DC, the Account’s top office market, the average vacancy rate of the Account’s properties, which was 12.9% compared to the 15.5% market average, has declined gradually in recent quarters although market leasing activity remains slow as a result of weaker demand from federal government agencies and law firms. The average vacancy of the Account’s properties in Boston declined to 7.0% in the quarter due to recent leasing at one of the Account’s larger properties. There is minimal vacancy in the Account’s San Francisco properties as well as the overall market. The average vacancy rate of the Account’s largest properties in Los Angeles is elevated due in large part to two large tenants moving out of one of the Account’s largest properties earlier in the year. The property is held in a joint venture and Management has known for some time that the moves were planned upon lease expiration and has already been marketing the space to prospective tenants. A sizeable portion of the space has already been leased for the expansion of two existing tenants in the building who will take occupancy in 2016, after tenant improvements are completed. Los Angeles’s office market fundamentals are healthy, and re-leasing of the remaining space is expected to generate incremental income since current market rents are higher than the existing tenants’ rent. The average vacancy rate of the Account’s properties in Seattle increased to 13.2% due to a recent acquisition which was 75% leased when acquired. The Account acquired a 90% interest in the newly constructed building, with the remaining space expected to lease quickly given the building’s very desirable location approximately one block from Amazon’s main campus.

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Top 5 Office Metropolitan Areas	Total Sector by Metro Area ($M)	% of Total Investments	Account Square Foot Weighted Average Vacancy		Market Vacancy*
			2015Q4	2015Q3	2015Q4	2015Q3

Account/Nation			12.2%	14.0%	13.2%	13.4%

Washington-Arlington-Alexandria, DC-VA-MD-WV	$1,510.9	6.3%	12.9%	13.1%	15.5%	16.1%
Boston, MA	1,145.0	4.7%	7.0%	10.9%	9.0%	10.3%
San Francisco-Redwood City-South San Francisco, CA	1,010.0	4.2%	2.4%	4.6%	6.3%	6.5%
Los Angeles-Long Beach-Glendale, CA	916.1	3.8%	37.8%	42.2%	14.4%	14.8%
Seattle-Bellevue-Everett, WA	914.4	3.8%	13.2%	9.8%	9.9%	9.6%

*	Source: CBRE-EA. Vacancy is defined as the percentage of space vacant. The Account’s vacancy is defined as the value-weighted percentage of unleased space.

Historically, the financial services sector has been a significant source of office space demand. While new industry regulations in the wake of the previous recession have slowed companies’ appetite for new space, demand is picking up as the financial services sector added 39,000 jobs in the fourth quarter of 2015 and 36,000 in the third quarter. Professional and business services have also been a significant source of demand as the sector added 199,000 jobs in the fourth quarter and 121,000 in the third quarter. One exception within the sector has been legal services where employment is growing slowly and firms are economizing on space by reducing per employee space allocations and eliminating conference rooms and libraries, a law industry trend which is likely to persist through 2016. Demand from traditional office users has been supplemented by robust demand from technology, media and entertainment companies in markets such as San Francisco, Seattle, Los Angeles, and New York where rent growth again surpassed the national average in 2015. Houston, on the other hand, had benefited from growth in energy-related industries but recent declines in the price of oil have significantly reduced space demand from the sector, and caused asking rents to decline. On the whole, U.S. office market conditions should remain healthy during 2016 and support moderate rent growth given current employment growth and market conditions in most major metropolitan areas.

Industrial

Industrial market conditions are influenced to a large degree by growth in GDP, industrial production and international trade flows. U.S. industrial market conditions remained healthy in the fourth quarter due to the ongoing growth of the U.S. economy. During the fourth quarter of 2015, the national industrial availability rate fell to 9.4% as compared to 9.6% in the third quarter of 2015. The national industrial availability rate has declined steadily from a peak of 14.5% in mid-2010. The improvement in market conditions came despite a slowdown in exports and manufacturing activity due to the appreciation of the dollar. The decline in exports, however, was offset by an increase in imports

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which drives warehouse demand at port markets. Industrial production also declined at a 3.4% annual rate in the fourth quarter due in large part to reduced oil and gas drilling and well maintenance. Despite the weakness in selected fundamental indicators, market conditions improved across the country. Nationally, rent growth averaged 3.7% in 2015, with rent growth in port markets like New York, Oakland and Miami above the national average.

The vacancy rate for the Account’s industrial property portfolio declined to an average of 6.5% in the fourth quarter of 2015 compared with 8.1% in the third quarter of 2015. As shown in the table below, the average vacancy rate of the Account’s properties in each of its top five markets remained below their respective market averages. The Account’s overall vacancy rate also declined during the quarter due to increased leasing in larger properties in Chicago and Atlanta. The average vacancy of the Account’s properties in Riverside increased to 6.6% in the quarter due to the acquisition of a pair of recently constructed properties, one of which was vacant when acquired; however, a lease for the entire vacant building has been executed and the tenant will take occupancy after tenant improvements are completed in 2016.

Top 5 Industrial Metropolitan Areas	Total Sector by Metro Area ($M)	% of Total Investments	Account Square Foot Weighted Average Vacancy		Market Vacancy*
			2015Q4	2015Q3	2015Q4	2015Q3

Account/Nation			6.5%	8.1%	9.4%	9.6%

Riverside-San Bernardino-Ontario, CA	$870.8	3.6%	6.6%	2.8%	7.3%	7.1%
Los Angeles-Long Beach-Glendale, CA	269.3	1.1%	4.2%	3.0%	4.4%	4.5%
Tacoma-Lakewood, WA	241.5	1.0%	1.6%	5.3%	5.8%	6.0%
Dallas-Plano-Irving, TX	239.9	1.0%	1.6%	2.9%	9.7%	10.4%
New York-Jersey City-White Plains, NY-NJ	200.3	0.8%	0.0%	0.0%	10.1%	10.4%

*	Source: CBRE-EA.

Market availability is the percentage of space available for rent. Account vacancy is the value-weighted percentage of unleased space.

CBRE-EA considers Tacoma part of the Seattle industrial market. Market availability rates reflect the Seattle total.

Multi-family

Apartment demand is generated from a combination of economic, demographic and socio-economic forces including job growth, household formations, and changes in the U.S. homeownership rate. U.S. apartment markets remained tight despite an increase in construction. The national vacancy rate averaged 4.7% in the fourth quarter of 2015 as compared with 4.3% in the third quarter of 2015. Rent growth averaged 4.6% nationally, with strong growth in metro areas with sizeable technology sectors like San Francisco and San Jose and fast growing metros in the South and Southeast like Dallas, Phoenix, and Fort Lauderdale. Rent growth is expected to moderate in 2016 given anticipated construction as multi-family permits, an indicator of future supply, have risen to their highest level in three decades. However, recent unit demand has been

TIAA Real Estate Account ¡ Prospectus79

robust, and apartment demand remains healthy due to favorable demographic trends including the growing numbers and strengthening employment growth of 25 to 34 year-olds who are largely renters.

The vacancy rate of the Account’s multi-family portfolio decreased marginally to an average of 8.0% in the fourth quarter of 2015. The Account’s vacancy rate is typically higher than both the national average and metro market averages in large part because Management, like many other large apartment owners, utilizes revenue optimization software to maximize rental income and therefore must maintain a sufficient stock of available units for anticipated demand at peak leasing seasons. The Account’s vacancy rate also reflects ongoing renovation programs at several complexes where units are being held vacant for renovation. The average vacancy rate of the Account’s properties in New York is reflective of a renovation program at one of the properties where smaller units will be combined into larger units that are in greater demand and which command higher rents. In Washington DC, the portfolio vacancy rate declined to 9.2% as two recently acquired projects which were vacant when acquired continue to lease and approach stabilization.

Top 5 Apartment Metropolitan Areas	Total Sector by Metro Area ($M)	% of Total Investments	Account Square Foot Weighted Average Vacancy		Market Vacancy*
			2015Q4	2015Q3	2015Q4	2015Q3

Account/Nation			8.0%	8.2%	4.7%	4.3%

New York-Jersey City-White Plains, NY-NJ	$898.6	3.7%	7.3%	7.0%	3.4%	3.0%
Washington-Arlington-Alexandria, DC-VA-MD-WV	829.2	3.4%	9.2%	12.0%	4.9%	4.4%
Los Angeles-Long Beach-Glendale, CA	525.3	2.2%	8.1%	8.7%	3.8%	3.8%
Denver-Aurora-Lakewood, CO	302.6	1.3%	6.8%	7.0%	5.2%	4.2%
Fort Lauderdale-Pompano Beach-Deerfield Beach, FL	297.2	1.2%	7.6%	8.1%	4.1%	4.2%

*	Source: CBRE-EA.

Market vacancy is the percentage of units vacant. The Account’s vacancy is the value-weighted percentage of unleased units.

Retail

Retail sales are driven by a variety of economic, demographic and socio-economic factors including job and wage growth, population growth, and household savings rates. Retail sales growth remained modest in the fourth quarter of 2015. Preliminary data from the U.S. Census Bureau showed that retail sales excluding motor vehicles and parts increased 0.7% in the fourth quarter compared with fourth quarter 2014. Similarly, retail markets experienced minimal improvement in the quarter. Availability rates in neighborhood and community centers declined to 11.2% as of the fourth quarter of 2015 compared with 11.3% during the third quarter. The vacancy rate for the Account’s retail portfolio remained low, averaging 5.5% during the fourth quarter as compared with 5.3% in the third quarter. The vacancy rate of the Account’s retail portfolio remained

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below the national average due to the overall high quality of the retail portfolio as the vacancy rate for the large majority of the Account’s properties is less than 10%. For example, regional malls, which generally have lower vacancy rates nationwide, account for approximately one-third of the Account’s square footage and have an average vacancy rate of 3.2%. With minimal vacancy, Management intends to drive income growth and value in the Account’s retail portfolio by selective renovations, replacing underperforming tenants, and other proactive management intensive activities.

Outlook

Commercial real estate fundamentals showed further improvement during the fourth quarter of 2015 due to ongoing employment growth, modest construction, and low interest rates. Competition for top properties remained intense, but commercial real estate continued to offer attractive returns relative to other asset classes. Market conditions remain strongest in metro areas with sizeable technology, medical and biotechnology sectors. Energy related markets are now grappling with the impacts of a sharp decline in oil prices which has caused oil companies to slash exploration budgets and increase layoffs. Conditions continue to remain weak in metro areas with sizeable U.S. government and defense sectors and are likely to remain so until spending in those sectors recovers. While the regional economic outlook differs, prospects for the U.S. economy as a whole are supportive of further strength in commercial real estate fundamentals. The global economic outlook is less clear, and geopolitical risks remain. Financial markets conditions are also unsettled and prolonged volatility could ultimately affect hiring and spending by U.S. corporations. While recession risks have risen, they remain low, and the U.S. economy appears well positioned for continued growth even if the global economy were to slow. Real estate market conditions should experience further improvement in 2016 provided U.S. economic conditions generally fall in line with economists’ forecasts.

Consistent with the Account’s investment strategy, the Account completed nine acquisitions in the fourth quarter of 2015. The properties consisted of one apartment building, five office buildings and three industrial buildings, two of which were partial acquisitions. The apartment building is located in a major East Coast market adjacent to an existing Account apartment complex while the industrial building is located in a major West Coast market. The five office buildings include joint venture interests in three life sciences office buildings located in San Francisco and Cambridge, two top medical/life sciences markets. The buildings are occupied by leading life sciences companies such as Biogen and FibroGen, and the Account’s partner is Alexandria Real Estate Equities, the nation’s premier lab space REIT. The remaining two office buildings are located in San Jose and Seattle, two top West Coast office markets.

There were three dispositions during the fourth quarter of 2015. The first was an industrial building in a non-target market. The second was a partial ownership interest in a Florida shopping center. The third disposition was a joint venture interest in the high rise portion of a Manhattan apartment complex which was

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sold to a condominium converter, with the Account retaining its 70% interest in the remaining 500 units in the lower floors of the complex. The sale enabled the Account to maintain exposure to a target apartment market and to benefit from incremental prices condominium converters are willing to pay for inventory. Investment activities during the quarter were consistent with the Account’s strategy of investing in high quality properties in target markets and reducing exposure to non-target markets and assets.

Management continued to maintain the Account’s income returns through diligent property management and leasing in combination with expense management. As of the fourth quarter of 2015, the Account’s holdings were 92.2% leased as compared with 91.4% as of the third quarter of 2015. During the fourth quarter of 2015, the Account generated a 1.63% total return. The Account’s real estate assets generated a leveraged 1.81% total return. As shown in the graph below, real estate asset returns for the fourth quarter of 2015 were the twenty-third consecutive quarter of positive income and capital returns.

TIAA REAL ESTATE ACCOUNT QUARTERLY INVESTMENT RETURNS

Management intends to continue to manage the Account’s cash position in a manner that maintains adequate liquidity reserves for new property acquisitions, capital expenditures for existing properties, property and Account operating expenses, the Account’s targeted cash holdings, and the potential redemption of units from participants. Management plans to balance potential property acquisitions with expected financing and disposition activities while maintaining adequate cash reserves, with the ultimate goal of generating incremental Account returns, as well as maintaining the Account’s diversification across property sectors at or close to its current sector weightings. In addition to ongoing investment activities, management will carefully evaluate opportunities to place commercial mortgage debt on select properties and refinance existing debt on assets at lower interest rates in order to further reduce the Account’s overall

82Prospectus ¡ TIAA Real Estate Account

weighted cost of capital. Management has significantly reduced the Account’s overall weighted cost of capital in recent years and believes that the current interest rate environment can still provide opportunities to further reduce the overall weighted cost of capital and benefit Account returns by taking advantage of low cost, long-term mortgage financing. However, refinancing activities will only be undertaken provided mortgage proceeds can be reinvested in real estate properties or other investments that will benefit overall Account returns.

A portion of the Account’s liquid assets is invested in publicly traded REITs, which provides incremental exposure to U.S. commercial real estate, an attractive dividend yield, and a high degree of liquidity. The Account’s $1.0 billion portfolio consists of REIT stocks that closely replicates the NAREIT All Equity REIT index, thereby providing the Account with exposure to a diverse mix of property types and geographic markets. By effectively replicating the index, the Account portfolio avoids the risks associated with concentrated investments in any particular company or sector. The return profile of REITs is currently and has historically been favorable to corporate bonds and government agency debt, albeit with added short term volatility as compared to direct investments in commercial real estate property. The Account’s REIT investments, inclusive of dividends, generated a return of 7.5% during the fourth quarter of 2015, consistent with the 7.7% return in the NAREIT All Equity REIT index during the quarter.

Based on the economic and real estate market outlook for 2016, management will maintain its focus on selected property types in target markets with an emphasis on high quality properties in prime urban locations and dense suburban locations where there is limited available land for additional development. These may include properties that have recently completed construction and have not yet begun leasing or are in their initial lease-up phase, and on a limited basis, properties that are ground up development projects in selected markets with limited acquisition opportunities. This investment strategy will provide greater opportunity to gain access to properties in prime locations in major metropolitan areas which have exceptional long term prospects and which management expects will lease at a steady pace given local market conditions. Management is also considering select opportunities to invest internationally and in the U.S. student housing sector. Management will also evaluate additional opportunities to invest in commercial debt including conventional commercial mortgage loans, participating mortgage loans, secured mezzanine loans and commercial mortgage backed securities. Given initial cash-on-cash returns for new acquisitions, management will also evaluate prospective acquisitions based on short- and long-term growth potential, purchase price relative to replacement cost, and portfolio diversification benefits. Emphasis will be given to institutional quality properties with strong occupancy histories and favorable tenant rollover schedules. Management believes that a disciplined investment strategy coupled with further strengthening of the U.S. economy and ongoing strength in U.S. real estate market conditions will position the Account for favorable long-term performance.

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Investments as of December 31, 2015

As of December 31, 2015, the Account had total net assets of $22.4 billion, a 12.8% increase from December 31, 2014. The increase in the Account’s net assets was primarily due to net participant inflows into the Account and net appreciation in value of the Account’s investments.

As of December 31, 2015, the Account owned a total of 123 real estate investments, of which 104 were wholly owned and 19 were held in joint ventures. The real estate portfolio included 34 office investments (including eight held in joint ventures), 32 industrial investments (including one held in a joint venture), 35 apartment investments (including one held in a joint venture), 20 retail investments (including eight held in joint ventures), one 75% owned joint venture interest in a portfolio of storage facilities and one leasehold interest encumbered by a ground lease. Of the real estate investments, 27 are subject to debt (including ten joint venture investments).

The outstanding principal on mortgage loans payable on the Account’s wholly owned real estate portfolio as of December 31, 2015 was $1.8 billion. The Account’s proportionate share of outstanding principal on mortgage loans payable within its joint venture investments was $1.6 billion, which is netted against the underlying properties when determining the joint venture investments fair value presented on the consolidated schedules of investments. When the mortgage loans payable within the joint venture investments are considered, total outstanding principal on the Account’s portfolio as of December 31, 2015 was $3.4 billion, which represented a loan to value ratio of 12.8%. The Account currently has no Account-level debt.

Management believes that the Account’s real estate portfolio is diversified by location and property type. The Account’s largest investment, 1001 Pennsylvania Avenue located in Washington, DC, represented 4.3% of total real estate investments and 3.3% of total investments. The Account does not intend to buy and sell its real estate investments simply to make short-term profits. Rather, the Account’s general strategy in selling real estate investments is to dispose of those assets that management believes (i) have maximized in value, (ii) have underperformed or face deteriorating property-specific or market conditions, (iii) need significant capital infusions in the future, (iv) are appropriate to dispose of in order to remain consistent with the Account’s intent to diversify the Account by property type and geographic location (including reallocating the Account’s exposure to or away from certain property types in certain geographic locations), or (v) otherwise do not satisfy the investment objectives of the Account. Management, from time to time, will evaluate the need to manage liquidity in the Account as part of its analysis as to whether to undertake a particular asset sale. The Account could reinvest any sale proceeds that it does not need to pay operating expenses or to meet debt service or redemption requests (e.g., participant withdrawals or benefit payments).

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During 2015, the Account purchased 13 wholly owned real estate investments for $1.2 billion and four joint venture investments for $679.6 million as displayed in the following table.

PROPERTY INVESTMENTS ACQUIRED IN 2015
(In millions)

Property Name	Property Type	City	State	Net Acquisition Cost

Wholly Owned
837 Washington Street	Office	New York	NY	$190.8
Casa Palma	Apartments	Coconut Creek	FL	90.0
250 North 10th Street	Apartments	Brooklyn	NY	169.7
200 Milik Street	Industrial	Carteret	NJ	49.8
Beltway North Commerce Center	Industrial	Houston	TX	23.4
Union—South Lake Union	Apartments	Seattle	WA	112.6
The Cordelia	Apartments	Portland	OR	47.9
The Manor at Flagler Village	Apartments	Fort Lauderdale	FL	149.0
Pinto Business Park	Industrial	Houston	TX	93.2
Oakmont IE West Portfolio	Industrial	Fontana	CA	73.1
The Ashton	Apartments	Washington	DC	41.8
Stevenson Point	Industrial	Newark	CA	41.5
Castro Station	Office	Mountain View	CA	148.9

Total Wholly Owned				$1,231.7

Joint Ventures
400 Fairview(1)	Office	Seattle	WA	$225.4
1500 Owens Street(2)	Office	San Francisco	CA	73.7
225 Binney Street(3)	Office	Cambridge	MA	190.5
409-499 Illinois Street(4)	Office	San Francisco	CA	190.0

Total Joint Ventures				$679.6

Total				$1,911.3

(1)	The Account acquired a 90% ownership interest in the joint venture. Net acquisition cost represents the Account’s share.
(2)	The Account acquired a 49.9% ownership interest in the joint venture. Net acquisition cost represents the Account’s share.
(3)	The Account acquired a 70% ownership interest in the joint venture. Net acquisition cost represents the Account’s share.
(4)	The Account acquired a 40% ownership interest in the joint venture. Net acquisition cost represents the Account’s share.
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During 2015, the Account sold two wholly owned real estate investments for a net sales price of $443.0 million and five assets held within three joint venture investments for a net sales price of $204.8 million, realizing a gain of $213.6 million.

PROPERTY INVESTMENTS SOLD IN 2015
(In millions)

Property Name	Property Type	City	State	Net Sales Price (less selling expense)	Mortgage Loan Payoff

Wholly Owned
50 Fremont	Office	San Francisco	CA	$621.4	$(200.0)	(4)
Summit Distribution Center	Industrial	Memphis	TN	21.6	—

Total Wholly Owned				$643.0	$(200.0)

Joint Ventures
East Lake Woodlands(1)	Retail	Palm Harbor	FL	$1.1	$—
International Drive(1)	Retail	Orlando	FL	26.1	—
Alafaya Square(1)	Retail	Oviedo	FL	23.1	—
Hillsboro Square(2)	Retail	Deerfield Beach	FL	37.6	(16.0)
MiMA Tower(3)	Apartments	New York	NY	175.7	(42.8)

Total Joint Ventures				$263.6	$(58.8)

Total				$906.6	$(258.8)

(1)	Properties held within the Florida Retail Portfolio investment (80% Account interest). The net sales price and mortgage loan payoff represents the Account’s share.
(2)	Property held within the DDR Joint Venture Investment (85% Account interest). The net sales price and mortgage loan payoff represents the Account’s share.
(3)	Property held within the MiMA joint venture investment (70% Account interest). The net sales price and mortgage loan payoff represents the Account’s share.
(4)	The mortgage was extinguished when assumed by the buyer.

The following charts reflect the diversification of the Account’s real estate assets by region and property type and list its ten largest investments. All information is based on the fair values of the investments at December 31, 2015.

DIVERSIFICATION BY FAIR VALUE(1)

	East	West	South	Midwest	Total

Office	20.8%	17.1%	6.3%	0.3%	44.5%
Apartment	10.0%	8.6%	4.4%	—	23.0%
Retail	3.8%	3.6%	7.4%	0.3%	15.1%
Industrial	1.5%	8.0%	4.0%	0.8%	14.3%
Other(2)	2.6%	0.3%	0.1%	0.1%	3.1%

Total	38.7%	37.6%	22.2%	1.5%	100.0%

(1)	Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.
(2)	Represents interest in Storage Portfolio investment and a fee interest encumbered by a ground lease real estate investment.

Properties in the “East” region are located in: CT, DC, DE, KY, MA, MD, ME, NC, NH, NJ, NY, PA, RI, SC, VA, VT, WV

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Properties in the “West” region are located in: AK, AZ, CA, CO, HI, ID, MT, NM, NV, OR, UT, WA, WY

Properties in the “South” region are located in: AL, AR, FL, GA, LA, MS, OK, TN, TX

Properties in the “Midwest” region are located in: IA, IL, IN, KS, MI, MN, MO, ND, NE, OH, SD, WI

TOP TEN LARGEST REAL ESTATE INVESTMENTS

Property Investment Name	City	State	Type	Fair Value (in millions)(1)		Property as a % of Total Real Estate Portfolio	Property as a % of Total Investments

1001 Pennsylvania Avenue	Washington	DC	Office	$805.8	(2)	4.3%	3.3%
The Florida Mall	Orlando	FL	Retail	644.5	(3)	3.5%	2.7%
Colorado Center	Santa Monica	CA	Office	559.3	(4)	3.0%	2.3%
99 High Street	Boston	MA	Office	506.4		2.7%	2.1%
Fourth and Madison	Seattle	WA	Office	489.3	(5)	2.6%	2.0%
DDR Joint Venture	Various	USA	Retail	488.8	(6)	2.6%	2.0%
425 Park Avenue	New York	NY	Ground Lease	440.0		2.4%	1.8%
501 Boylston Street	Boston	MA	Office	434.3		2.3%	1.8%
Ontario Industrial Portfolio	Ontario	CA	Industrial	421.6		2.3%	1.7%
780 Third Avenue	New York	NY	Office	420.6	(7)	2.3%	1.7%

(1)

Fair Value as reported in the December 31, 2015 Consolidated Schedule of Investments. Wholly owned properties are represented at fair value and gross of any debt, while joint venture investments are represented at the net equity value.

(2)	This property is presented gross of debt. The value of the property less the fair value of leverage is $473.0 million.
(3)

This property is held in a joint venture with Simon Property Group, L.P., in which the Account holds a 50% interest, and is presented net of debt. As of December 31, 2015, this debt had a fair value of $186.0 million.

(4)	This property is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest.
(5)	This property is presented gross of debt. The value of the property less the fair value of leverage is $289.4 million.
(6)

This investment is held in a joint venture with DDR Corp., in which the Account holds an 85% interest, and consists of 25 retail properties located in 11 states and is presented net of debt. As of December 31, 2015, this debt had a fair value of $678.1 million.

(7)	This property is presented gross of debt. The value of the property less the fair value of leverage is $252.4 million.

As of December 31, 2015, the Account held 77.4% of its total investments in real estate and real estate joint ventures. The Account also held investments in government agency notes representing 11.0% of total investments, real estate-related equity securities representing 4.2% of total investments, U.S. Treasury securities representing 6.4% of total investments, real estate limited partnerships representing 0.6% of total investments and a loan receivable representing 0.4% of total investments.

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Results of operations

Year ended December 31, 2015 compared to year ended
December 31, 2014

Performance

The Account’s total return was 8.16% for the year ended December 31, 2015 as compared to 12.22% for the year ended 2014. The Account’s annualized total returns over the past one, three, five, and ten year periods ended December 31, 2015 were 8.16%, 10.00%, 10.60%, and 4.22%, respectively. As of December 31, 2015, the Account’s annualized total return since inception was 6.51%.

Net investment income

The table below shows the results of operations for the years ended December 31, 2015 and 2014 and the dollar and percentage changes for those periods (dollars in millions).

	Years Ended December 31,		Change
	2015	2014	$	%

INVESTMENT INCOME
Real estate income, net
Rental income	$919.1	$897.8	$21.3	2.4%

Real estate property level expenses:
Operating expenses	207.4	208.0	(0.6)	-0.3%
Real estate taxes	144.4	134.1	10.3	7.7%
Interest expense	81.1	98.7	(17.6)	-17.8%

Total real estate property level expenses	432.9	440.8	(7.9)	-1.8%

Real estate income, net	486.2	457.0	29.2	6.4%
Income from real estate joint ventures and limited partnerships	140.1	148.1	(8.0)	-5.4%
Interest	10.1	2.8	7.3	N/M
Dividends	47.5	44.9	2.6	5.8%

TOTAL INVESTMENT INCOME	683.9	652.8	31.1	4.8%

Expenses
Investment advisory charges	69.3	70.7	(1.4)	-2.0%
Administrative charges	56.9	44.9	12.0	26.7%
Distribution charges	23.9	17.3	6.6	38.2%
Mortality and expense risk charges	1.1	0.9	0.2	22.2%
Liquidity guarantee charges	31.7	29.2	2.5	8.6%

TOTAL EXPENSES	182.9	163.0	19.9	12.2%

INVESTMENT INCOME, NET	$501.0	$489.8	$11.2	2.3%

N/M — Not meaningful

Rental Income: Rental income increased $21.3 million, or 2.4%, as a result of higher occupancy and rental rates in the industrial, apartment and office sectors.

Operating Expenses: Operating expenses decreased $0.6 million, or 0.3%, primarily related to net dispositions of real estate investments, offset by

88Prospectus ¡ TIAA Real Estate Account

increases in repair and maintenance expense and leasing expenses in the apartment sector, due to increased occupancy.

Real Estate Taxes: Real estate taxes increased $10.3 million, or 7.7%, due to higher property tax assessments resulting from increases in values across the real estate portfolio, particularly in the Eastern retail sector, as well as office and industrial sectors throughout various regions. Additional increases were associated with the net acquisitions of real estate investments.

Interest Expense: Interest expense decreased $17.6 million, or 17.8%, primarily due to the payoff of mortgage loans, as well as the refinance of an existing mortgage loan, reducing the overall average interest rate of the Account’s mortgage loans payable.

Income from Real Estate Joint Ventures and Limited Partnerships: Income from real estate joint ventures and limited partnerships decreased $8.0 million, or 5.4%, due to several dispositions during the year, partially offset by increased rents at Miami International Mall and the Storage Portfolio.

Interest and Dividend Income: Interest income increased as a result of Account’s investment in a loan receivable, while dividend income increased proportionately with the Account’s increased holdings of marketable securities.

Expenses: The Account’s expenses increased $19.9 million or 12.2%. Investment advisory, administrative and distribution charges are costs charged to the Account associated with managing the Account. Investment advisory charges are comprised primarily of fixed components, whereas administrative and distribution charges are comprised of more variable components that generally correspond with movements in net assets. Approximately half of the increases in administrative and distribution expenses were attributed to the increase in net assets. Other factors, such as higher allocated expenses related to the complexity of administering and distributing the Account, contributed to the remainder of the increase. Investment advisory, administrative and distribution charges were, collectively, 0.71% and 0.73% of average net assets during 2015 and 2014, respectively.

Mortality and expense risk and liquidity guarantee charges are contractual charges to the Account from TIAA for TIAA’s assumption of these risks and provision of the guarantee. The rate for these charges generally is established annually; the current rate is effective April 24, 2015 through April 30, 2016, and is charged based on the Account’s net assets.

Net realized and unrealized gains and losses on investments and mortgage loans payable

The following table shows the net realized and unrealized gains (losses) on investments and mortgage loans payable for the years ended December 31,

TIAA Real Estate Account ¡ Prospectus89

2015 and 2014 and the dollar and percentage changes for those periods (dollars in millions).

	Years Ended December 31,		Change
	2015	2014	$	%

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND MORTGAGE LOANS PAYABLE
Net realized gain (loss) on investments:
Real estate properties	$215.4	$69.0	$146.4	N/M
Real estate joint ventures and limited partnerships	167.3	(34.7)	202.0	N/M
Marketable securities	235.8	65.4	170.4	N/M

Total realized gain on investments:	618.5	99.7	518.8	N/M

Net change in unrealized appreciation (depreciation) on:
Real estate properties	487.2	918.8	(431.6)	-47.0%
Real estate joint ventures and limited partnerships	288.6	372.0	(83.4)	-22.4%
Marketable securities	(255.1)	302.8	(557.9)	N/M
Loan receivable	0.6	—	0.6	N/M
Mortgage loans payable	5.6	(64.9)	70.5	N/M

Net change in unrealized appreciation on investments and mortgage loans payable	526.9	1,528.7	(1,001.8)	-65.5%

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS AND MORTGAGE LOANS PAYABLE	$1,145.4	$1,628.4	$(483.0)	-29.7%

N/M — Not meaningful

Real Estate Properties, Joint Ventures and Limited Partnerships: Net realized gains in the Account are primarily due to the sale of wholly owned real estate property investments and real estate property investments underlying the Account’s joint venture investments. See the Recent Transactions section herein for additional disclosure regarding the sale of the Account’s real estate property investments.

Real Estate Properties: The Account’s wholly owned real estate investments experienced net realized and unrealized gains of $702.6 million for the year ended December 31, 2015, compared to $987.8 million of net realized and unrealized gains for 2014. The resulting $285.2 million decrease, when compared to the prior year, was primarily driven by market stabilizations across the sectors.

Real Estate Joint Ventures and Limited Partnerships: The Account’s real estate joint ventures and limited partnerships experienced net realized and unrealized gains of $455.9 million for the year ended December 31, 2015 compared to net realized and unrealized gains of $337.3 million for 2014. The resulting $118.6 million net increase, when compared to the previous year, was driven by an increase in valuation, most notably in the office and retail sectors.

Marketable Securities: The Account’s marketable securities positions experienced net realized and unrealized losses of $19.3 million for the year ended December 31, 2015 compared to net realized and unrealized gains of

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$368.2 million for the year ended December 31, 2014. During 2015, the markets for REITs decreased in the U.S. as measured by the FTSE NAREIT All Equity REITs Index; the Account’s real estate related equity securities align with these market movements.

Additionally, the Account had $4.2 billion invested in government agency notes and U.S. Treasury Securities at December 31, 2015, which had nominal changes due to the short term nature of these investments.

Mortgage Loans Payable: Mortgage loans payable experienced unrealized gains of $5.6 million for the year ended December 31, 2015 compared to unrealized losses of $64.9 million for 2014. The increase in unrealized gains as compared to the previous year can be attributed to a reduction in U.S. Treasury rates, offset by higher mortgage yields.

Year ended December 31, 2014 compared to year ended
December 31, 2013

Performance

The Account’s total return was 12.22% for the year ended December 31, 2014 as compared to 9.65% for the year ended 2013. The Account’s annualized total returns over the past one, three, five, and ten year periods ended December 31, 2014 were 12.22%, 10.64%, 11.63%, and 4.77%, respectively. As of December 31, 2014, the Account’s annualized total return since inception was 6.42%.

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Net investment income

The table below shows the results of operations for the years ended December 31, 2014 and 2013 and the dollar and percentage changes for those periods (dollars in millions).

	Years Ended December 31,		Change
	2014	2013	$	%

INVESTMENT INCOME
Real estate income, net
Rental income	$897.8	$831.5	$66.3	8.0%
Real estate property level expenses and taxes:
Operating expenses	208.0	202.4	5.6	2.8%
Real estate taxes	134.1	121.3	12.8	10.6%
Interest expense	98.7	116.8	(18.1)	-15.5%

Total real estate property level expenses and taxes	440.8	440.5	0.3	0.1%

Real estate income, net	457.0	391.0	66.0	16.9%
Income from real estate joint ventures and limited partnerships	148.1	104.7	43.4	41.5%
Interest	2.8	2.9	(0.1)	-3.4%
Dividends	44.9	42.2	2.7	6.4%

TOTAL INVESTMENT INCOME	652.8	540.8	112.0	20.7%

Expenses
Investment advisory charges	70.7	59.3	11.4	19.2%
Administrative charges	44.9	41.7	3.2	7.7%
Distribution charges	17.3	12.8	4.5	35.2%
Mortality and expense risk charges	0.9	0.8	0.1	12.5%
Liquidity guarantee charges	29.2	30.5	(1.3)	-4.3%

TOTAL EXPENSES	163.0	145.1	17.9	12.3%

INVESTMENT INCOME, NET	$489.8	$395.7	$94.1	23.8%

Rental Income: Rental income increased $66.3 million, or 8.0%, due in part to a $20.4 million increase in the office sector driven by higher occupancy and rental rates in the San Francisco, Miami, and Washington, DC markets. The remaining sectors drove a $16.6 million increase as a result of increases in occupancy and rental rates. Additional increases were associated with the net acquisitions of real estate investments.

Operating Expenses: Operating expenses increased $5.6 million, or 2.8%, primarily related to net acquisitions of real estate investments with marginal increases at existing real estate investments.

Real Estate Taxes: Real estate taxes increased $12.8 million, or 10.6%, primarily due to higher property tax assessments resulting from increases in value across the real estate portfolio. Additional increases were associated with the net acquisitions of real estate investments.

Interest Expense: Interest expense decreased $18.1 million, or 15.5%, primarily due to the payoff of mortgage loans associated with sold and existing real estate investments, as well as the refinance of existing mortgage loans, reducing the overall average interest rate of the Account’s mortgage loans payable.

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Income from Real Estate Joint Ventures and Limited Partnerships: Income from real estate joint ventures and limited partnerships increased $43.4 million, or 41.5%, due to increased cash distributions driven by earnings primarily from the Account’s joint venture investments. The largest distributions were from the Account’s DDR, Four Oaks, Florida and Miami International Mall joint ventures.

Interest and Dividend Income: Interest and dividend income remained relatively consistent as a ratio of marketable securities held during 2014 compared to 2013.

Expenses: The Account’s expenses increased $17.9 million, 12.3%. Investment advisory, administrative and distribution charges are costs charged to the Account associated with managing the Account. These costs have fixed and variable components, the latter of which generally correspond to the level of the Account’s net assets under management. Investment advisory, administrative and distribution charges were, collectively, 0.73% and 0.72% of average net assets during 2014 and 2013, respectively.

Mortality and expense risk and liquidity guarantee charges are contractual charges to the Account from TIAA for TIAA’s assumption of these risks and provision of the guarantee. The rate for these charges generally is established annually effective May 1 for each twelve month period ending each April 30 and is charged based on the Account’s net assets. While net assets increased during 2014 compared to 2013, liquidity guarantee charges decreased as a result of the change in deduction rates effective May 1, 2014.

Net realized and unrealized gains and losses on investments and mortgage loans payable

The following table shows the net realized and unrealized gains (losses) on investments and mortgage loans payable for the years ended December 31, 2014 and 2013 and the dollar and percentage changes for those periods (dollars in millions).

TIAA Real Estate Account ¡ Prospectus93

	Years Ended December 31,		Change
	2014	2013	$	%

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND MORTGAGE LOANS PAYABLE
Net realized gain (loss) on investments:
Real estate properties	$69.0	$(210.0)	$279.0	N/M
Real estate joint ventures and limited partnerships	(34.7)	(153.0)	118.3	77.3%
Marketable securities	65.4	31.6	33.8	N/M

Total realized gain (loss) on investments	99.7	(331.4)	431.1	N/M

Net change in unrealized appreciation (depreciation) on:
Real estate properties	918.8	863.1	55.7	6.5%
Real estate joint ventures and limited partnerships	372.0	479.0	(107.0)	-22.3%
Marketable securities	302.8	(41.7)	344.5	N/M
Mortgage loans payable	(64.9)	91.2	(156.1)	N/M

Net change in unrealized appreciation on investments and mortgage loans payable	1,528.7	1,391.6	137.1	9.9%

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS AND MORTGAGE LOANS PAYABLE	$1,628.4	$1,060.2	$568.2	53.6%

N/M — Not meaningful

Real Estate Properties, Joint Ventures and Limited Partnerships: Net realized losses in the Account are primarily due to the sale of wholly owned real estate property investments and real estate property investments underlying the Account’s joint venture investments.

Real Estate Properties: The Account’s wholly owned real estate investments experienced net realized and unrealized gains of $987.8 million for the year ended December 31, 2014, compared to $653.1 million of net realized and unrealized gains for 2013. The resulting $334.7 million net increase was primarily driven by continued compression of capitalization rates, improved occupancy, increased market rents, and several newly acquired real estate property investments. The largest increases were in the office and industrial sectors, most notably in the Western region. Included within the net unrealized gains of the Account were foreign exchange losses of $38.9 million and $4.8 million during 2014 and 2013, respectively.

Real Estate Joint Ventures and Limited Partnerships: The Account’s real estate joint ventures and limited partnerships experienced net realized and unrealized gains of $337.3 million for the year ended December 31, 2014 compared to net realized and unrealized gains of $326.0 million for 2013. The resulting $11.3 million net increase was driven by an increase in valuation, most notably in the office sector, partially offset by a higher distribution of earnings as previously discussed in Income from Real Estate Joint Ventures and Limited Partnerships.

Marketable Securities: The Account’s marketable securities positions experienced net realized and unrealized gains of $368.2 million for the year

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ended December 31, 2014 compared to net realized and unrealized losses of $10.1 million for the year ended December 31, 2013. During 2014, the markets for REITs increased in the U.S. as measured by the FTSE NAREIT All Equity REITs Index; the Account’s real estate related equity securities appreciated in line with these market movements.

Additionally, the Account held $3.8 billion invested in government agency notes and U.S. Treasury Securities, which had nominal changes due to the short term nature of these investments.

Mortgage Loans Payable: Mortgage loans payable experienced unrealized losses of $64.9 million for the year ended December 31, 2014 compared to unrealized gains of $91.2 million for 2013. Valuation adjustments to mortgage loans payable are highly dependent upon interest rates, investment return demands, and the performance of the underlying real estate investment. Overall, the Account’s mortgage loans have increased in value primarily as a result of reductions in U.S. Treasury rates.

Liquidity and capital resources

As of December 31, 2015 and 2014, the Account’s cash and cash equivalents and non-real estate-related marketable securities had a value of $4.2 billion and $3.9 billion, respectively (18.9% and 19.5% of the Account’s net assets at such dates, respectively).

Participant Flows: Year ended December 31, 2015 compared to year ended
December 31, 2014

During the year ended December 31, 2015, the Account received $2.9 billion in premiums from participants offset by participant outflows of $2.0 billion in annuity payments, withdrawals and death benefits. During the year ended December 31, 2014, the Account received $2.4 billion in premiums from participants offset by participant outflows of $1.6 billion in annuity payments, withdrawals and death benefits.

Liquidity guarantee

Primarily as a result of significant net participant transfers out of the Account during late 2008 and mid-2009, pursuant to TIAA’s existing liquidity guarantee obligation, the TIAA General Account purchased $1.2 billion of liquidity units issued by the Account in a number of separate transactions between December 2008 and June 2009. Subsequent to June 2009, the TIAA General Account did not purchase any additional liquidity units. As disclosed under “Establishing and Managing the Account—the Role of TIAA—Liquidity Guarantee”, in accordance with this liquidity guarantee obligation, TIAA guarantees that all participants in the Account may redeem their accumulation units at their accumulation unit value next determined after their transfer or cash withdrawal request is received in good order. The Account pays TIAA for the risk associated with providing the liquidity guarantee through a daily deduction of the Account’s net assets.

TIAA Real Estate Account ¡ Prospectus95

Net participant transfers out of the Account significantly slowed following the first quarter of 2009, and net participant transfer activity turned to net inflows in early 2010, which has continued through the date of this report. As a result, while management cannot predict whether any future TIAA liquidity unit purchases will be required under this liquidity guarantee, it is unlikely that additional purchases will be required in the near term. However, management cannot predict for how long net inflows will continue to occur. If net outflows were to occur (even if not at the same intensity as in 2008 and early 2009), it could have a negative impact on the Account’s operations and returns and could require TIAA to purchase additional liquidity units, perhaps to a significant degree, as was the case in late 2008 and early 2009.

TIAA’s obligation to provide Account participants liquidity through purchases of liquidity units is not subject to an express regulatory or contractual limitation, although as described in the following paragraph, the independent fiduciary may (but is not obligated to) require the reduction of TIAA’s interest through sales of assets from the Account if TIAA’s interest exceeds the trigger point. Even if the independent fiduciary so requires TIAA’s obligation to provide liquidity under the guarantee, which is required by the New York State Department of Financial Services, will continue. Management also believes that TIAA has the ability to meet its obligations under this liquidity guarantee.

Whenever TIAA owns liquidity units, the duties of the Account’s independent fiduciary, as part of its monitoring of the Account, include reviewing the purchase and redemption of liquidity units by TIAA to ensure the Account uses the correct accumulation unit values. In addition, the independent fiduciary’s responsibilities include:

•	establishing the percentage of total accumulation units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for reviewing the trigger point;
•	approving any adjustment of TIAA’s ownership interest in the Account and, in its discretion, requiring an adjustment if TIAA’s ownership of liquidity units reaches the trigger point; and
•

once the trigger point has been reached, participating in any program to reduce TIAA’s ownership in the Account by utilizing cash flow or liquid investments in the Account, or by utilizing the proceeds from asset sales. If the independent fiduciary were to determine that TIAA’s ownership should be reduced following the trigger point, its role in participating in any asset sales program would include (i) participating in the selection of properties for sale, (ii) providing sales guidelines and (iii) approving those sales if, in the independent fiduciary’s opinion, such sales are desirable to reduce TIAA’s ownership of liquidity units.

In establishing the appropriate trigger point, including whether or not to require certain actions once the trigger point has been reached, the independent fiduciary will assess, among other things and to the extent consistent with the Prohibited Transaction Exemption (PTE 96-76) issued by the U.S. Department of

96Prospectus ¡ TIAA Real Estate Account

Labor in 1996 with respect to the liquidity guarantee and the independent fiduciary’s duties under ERISA, the risk that a conflict of interest could arise due to the level of TIAA’s ownership interest in the Account.

Redemption of Liquidity Units. The independent fiduciary is vested with oversight and approval over any redemption of TIAA’s liquidity units, acting in the best interests of Real Estate Account participants.

As of March 31, 2013, the independent fiduciary completed the systematic redemption of all of the liquidity units held by the TIAA General Account. Approximately one-quarter of such units were redeemed evenly over the business days in each of the months of June, September, and December 2012, and March 2013, representing a total of $1.3 billion redeemed during this period.

As a general matter, the independent fiduciary may authorize or direct the redemption of all or a portion of liquidity units at any time and TIAA will request the approval of the independent fiduciary before any liquidity units are redeemed. Upon termination and liquidation of the Account (wind-up), any liquidity units held by TIAA will be the last units redeemed, unless the independent fiduciary directs otherwise.

Net income and marketable securities

The Account’s net investment income continues to be an additional source of liquidity for the Account. Net investment income was $501.0 million for the year ended December 31, 2015 as compared to $489.8 million during 2014. Total net investment income increased as described more fully in the Results of Operations section.

As of December 31, 2015, cash and cash equivalents, along with real estate-related and non-real estate-related marketable securities comprised 23.5% of the Account’s net assets. The Account’s real estate-related marketable securities primarily consist of publicly traded REITs. The Account’s liquid assets continue to be available to purchase suitable real estate properties, meet the Account’s debt obligations, expense needs, and participant redemption requests (i.e., participant withdrawals or benefit payments).

Leverage

The Account may borrow money and assume or obtain a mortgage on a property to make leveraged real estate investments. Also, to meet any short-term cash needs, the Account may obtain a line of credit that may be unsecured and/or contain terms that may require the Account to secure the loan with one or more of its properties.

The Account is authorized to borrow money in accordance with its investment guidelines. Under the Account’s current investment guidelines, the Account’s loan to value ratio (as described below) is to be maintained at or below 30%. Such incurrences of debt from time to time may include:

•	placing new debt on properties;
•	refinancing outstanding debt;
TIAA Real Estate Account ¡ Prospectus97

•	assuming debt on acquired properties or interests in the Account’s properties; and/or
•	long term extensions of the maturity date of outstanding debt.

In calculating this limit, only the Account’s actual percentage interest in any borrowings is included, and not that percentage interest held by any joint venture partner. Further, the Account may only borrow up to 70% of the then-current value of a property, although construction loans may be for 100% of the costs incurred in developing a property. As of December 31, 2015, one construction loan was held within the Account’s joint venture investment Four Oaks Place, L.P. At the time the Account (or a joint venture in which the Account is a partner) enters into a revolving line of credit, for the purpose of calculating the loan to value ratio, management deems the maximum amount which may be drawn under that line of credit as fully incurred, regardless of whether the maximum amount available has been drawn from time to time.

As of December 31, 2015, the Account’s ratio of outstanding principal amount of debt (inclusive of the Account’s proportionate share of debt held within its joint venture investments) to total gross asset value (i.e., a “loan to value ratio”) was 12.8%. The Account intends to maintain its loan to value ratio at or below 30% (this ratio is measured at the time of incurrence and after giving effect thereto). The Account’s total gross asset value, for these purposes, is equal to the total fair value of the Account’s assets (including the fair value of the Account’s interest in joint ventures), with no reduction associated with any indebtedness on such assets.

As of December 31, 2015, $34.7 million in principal amount of mortgage obligations secured by real estate investments wholly owned by the Account are obligated to be paid throughout 2016. The Account currently has sufficient liquidity in the form of cash and cash equivalents and short term securities to meet its current mortgage obligations.

In times of high net inflow activity, in particular during times of high net participant transfer inflows, management may determine to apply a portion of such cash flows to make prepayments of indebtedness prior to scheduled maturity, which would have the effect of reducing the Account’s loan to value ratio.

Recent transactions

The following describes property transactions by the Account during the fourth quarter of 2015. Except as noted, the expenses for operating the properties purchased are either borne or reimbursed, in whole or in part, by the property tenants, although the terms vary under each lease.

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Purchases

Oakmont IE West Portfolio: Santa Ana — Fontana, CA

On October 6, 2015, the Account purchased a newly constructed 311,470 square foot industrial property located in Fontana, California for $30.2 million. The property was vacant at the time of purchase.

The Ashton — Washington, DC

On November 4, 2015, the Account purchased a 79,933 square foot, twelve-story, multi-family property located in Washington, DC for $41.8 million. The property was 100% leased at the time of purchase.

Stevenson Point — Newark, CA

On November 12, 2015, the Account purchased a five-building, 312,885 square foot industrial property located in Newark, California for $41.5 million. The property was 100% leased at the time of purchase.

Castro Station — Mountain View, CA

On November 20, 2015, the Account purchased an 114,809 square foot office property, consisting of two two-story buildings and one three-story building, located in Mountain View, California, for $148.9 million. The property was 100% leased at the time of purchase.

400 Fairview — Seattle, WA

On December 9, 2015, the Account purchased a 90% interest in a joint venture investment, which holds a 349,152 square foot office property located in Seattle, Washington, for $225.4 million (the Account’s share). At the time of purchase, the property was 75.5% leased.

1500 Owens Street — San Francisco, CA

On December 15, 2015, the Account purchased a 49.9% interest in a joint venture investment, which holds a 158,267 square foot office property located in San Francisco, California, for $73.7 million (the Account’s share). The property was 100% leased at the time of purchase.

225 Binney Street — Cambridge, MA

On December 16, 2015, the Account purchased a 70% interest in a joint venture investment, which holds an office property located in Cambridge, Massachusetts, for $190.5 million (the Account’s share). The six-story, 305,212 square foot property was 100% leased at the time of purchase.

409–499 Illinois — San Francisco, CA

On December 17, 2015, the Account purchased a 40% interest in a joint venture investment, which holds an office property located in San Francisco,

TIAA Real Estate Account ¡ Prospectus99

California, for $190.0 million (the Account’s share). The 456,181 square foot, two building property was 100% leased at the time of purchase.

Pinto Business Park: Alfa Laval — Houston, TX

On December 22, 2015, the Account purchased a 103,000 square foot, newly constructed industrial property located in Houston, Texas for $20.7 million. This portion of the property was 100% pre-leased at the time of purchase.

Sales

Summit Distribution Center — Memphis, TN

On October 22, 2015, the Account sold an industrial property located in Memphis, Tennessee for a net sales price of $21.6 million, resulting in a realized loss from the sale of $1.6 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statements of operations. The Account’s cost basis in the property at the date of sale was $23.2 million.

DDR Joint Venture: Hillsboro Square — Deerfield Beach, FL

On December 10, 2015, the Account’s DDR joint venture investment, in which the Account holds an 85% interest, sold a retail property located in Deerfield Beach, Florida for a net sales price of $37.6 million (the Account’s share). The Account realized a gain of $6.6 million from the sale, the majority of which was previously recognized as unrealized gains in the Account’s consolidated statements of operations. The Account’s cost basis in the property at the date of sale was $31.0 million. Debt associated with the property was extinguished concurrent with the sale of the property, as discussed in the Financings section.

Cobalt Industrial REIT

On December 31, 2015, Cobalt Industrial REIT, in which the Account held a 10.998% interest, was legally dissolved.

Heitman Value Partners Fund

On December 15, 2015, Heitman Value Partners Fund, in which the Account held an 8.43% interest, was legally dissolved.

MiMA: Tower — New York, NY

On December 21, 2015, the Account’s RGM 42, LLC joint venture investment, in which the Account holds a 70% interest, sold its interest in One MiMA Tower, located in New York, New York, for a net sales price of $175.7 million (the Account’s interest). The Account realized a gain of $8.6 million from the sale, the majority of which had been recognized as unrealized gains in the Account’s consolidated statements of operations. The Account’s cost basis in the property at the date of sale was $167.1 million. Debt associated with the property was

100Prospectus ¡ TIAA Real Estate Account

extinguished concurrent with the sale of the property, as discussed in the Financings section.

Financings

Publix at Weston Commons — Weston, FL

On October 1, 2015, the Account paid off a $35.0 million mortgage associated with the property.

401 West 14th Street — New York, NY

On October 28, 2015, the Account’s 401 West 14th Street, LLC joint venture investment, in which the Account holds an 42.2% interest, paid off its outstanding $36.5 million mortgage loan (the Account’s share) and entered into a new $37.5 million mortgage loan (the Account’s share) with a 4.03% fixed interest rate, maturing in November 2030.

DDR Joint Venture — Various, USA

On December 10, 2015, the Account’s DDR joint venture investment, in which the Account holds an 85% interest, paid $18.4 million dollars (the Account’s share) to release the Hillsboro Square asset from its inclusion as collateral in the DDR Debt Pool 5 in connection with its sale. Of the $18.4 million, $16.0 million was applied to fully extinguish the debt amount secured by the Hillsboro Square asset. The remaining $2.4 million was allocated among the remaining assets used as collateral to secure the debt pool.

MiMA: Tower — New York, NY

On December 21, 2015, concurrent with the sale of MiMA Tower, the Account’s RGM 42, LLC joint venture investment, in which the Account holds a 70% interest, extinguished its outstanding mortgage debt obligation of $42.8 million (the Account’s share) associated with the property.

TIAA Real Estate Account ¡ Prospectus101

Contractual obligations

The following table sets forth a summary regarding the Account’s known contractual obligations, including required interest payments for those items that are interest bearing, as of December 31, 2015 (amounts in millions):

	Amounts Due During Years Ending December 31,						Total
	2016	2017	2018	2019	2020	Thereafter

Mortgage Loans Payable:
Principal Payments	$34.7	$50.8	$13.8	$107.4	$156.2	$1,400.8	$1,763.7
Interest Payments(1)	69.6	67.3	65.4	64.1	59.1	145.0	470.5

Total Mortgage Loans Payable	$104.3	$118.1	$79.2	$171.5	$215.3	$1,545.8	$2,234.2
Other Commitments(2)	45.0	—	—	—	—	—	45.0
Tenant improvements(3)	46.1	—	—	—	—	—	46.1

Total Contractual Obligations	$195.4	$118.1	$79.2	$171.5	$215.3	$1,545.8	$2,325.3

(1)	These amounts represent interest payments due on mortgage loans payable based on the stated rates at December 31, 2015.
(2)	This includes the Account’s commitment to purchase interest in its limited partnerships, which could be called by the partner at any time.
(3)	This amount represents tenant improvements and leasing inducements committed by the Account as of December 31, 2015.

The contractual obligations above do not include payments on debt held in joint ventures, which are the obligation of the individual joint venture entities.

Effects of inflation and increasing operating expenses

Inflation, along with increased insurance, taxes, utilities and security costs, may increase property operating expenses in the future. Any such increases in operating expenses are generally billed to tenants either through contractual lease provisions in office, industrial, and retail properties or through rent increases in apartment complexes. The Account remains responsible for the expenses for unleased space in a property as well as expenses which may not be reimbursed under the terms of an existing lease.

Critical accounting policies

The consolidated financial statements of the Account are prepared in conformity with accounting principles generally accepted in the United States of America.

In preparing the Account’s consolidated financial statements, management is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. Management bases its estimates on historical experience and assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

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Determination of Investments at Fair Value: The Account reports all investments and investment related mortgage loans payable at fair value. The Financial Accounting Standards Board (“FASB”) has defined fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

The following is a description of the valuation methodologies used to determine the fair value of the Account’s investments and investment related mortgage payables.

Valuation of Real Estate Properties — Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation. Determination of fair value involves judgment because the actual fair value of real estate can be determined only by negotiation between the parties in a sales transaction. The Account’s primary objective when valuing its real estate investments will be to produce a valuation that represents a reasonable estimate of the fair value of its investments. Implicit in the Account’s definition of fair value are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;
•	Both parties are well informed or well advised, and acting in what they consider their best interests;
•	A reasonable time is allowed for exposure in the open market;
•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and
•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Key inputs and assumptions include rental income and expense amounts, related rental income and expense growth rates, capital expenditures, discount rates and capitalization rates. Valuation techniques include discounted cash flow analysis, prevailing market capitalization rates or multiples applied to earnings from the property, analysis of recent comparable sales transactions, actual sale negotiations and bona fide purchase offers received from third parties. Amounts ultimately realized from each investment may vary significantly from the fair value presented.

Real estate properties owned by the Account are initially valued based on an independent third party appraisal, as reviewed by TIAA’s internal appraisal staff and as applicable the Account’s independent fiduciary at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting

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the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).

Subsequently, each property is appraised each quarter by an independent third party appraiser, reviewed by TIAA’s internal appraisal staff and as applicable the Account’s independent fiduciary. In general, the Account obtains appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments, and thus, adjustments to the valuations of its holdings (to the extent such adjustments are made) that happen regularly throughout each quarter and not on one specific day or month in each period.

Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. For example, under certain circumstances a valuation adjustment could be made when the account receives a bona fide bid for the sale of a property held within the Account or one of the Account’s joint ventures. In addition, adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease (including due to a bankruptcy filing of that tenant). Alternatively, adjustments may be made to reflect the execution or renewal of a significant lease. Also, adjustments may be made to reflect factors (such as sales values for comparable properties or local employment rate) bearing uniquely on a particular region in which the Account holds properties. TIAA’s internal appraisal staff oversees the entire appraisal process, in conjunction with the Account’s independent fiduciary (the independent fiduciary is more fully described in the paragraph below). Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

The independent fiduciary, RERC, has been appointed by a special subcommittee of the Investment Committee of the Board to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Account. All appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional’s opinion. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. These independent appraisers are always expected to be MAI-designated members of the Appraisal Institute (or its European equivalent, Royal Institute of Chartered Surveyors) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge. Under the Account’s current procedures, each independent appraisal firm will be rotated off of a particular property at least every three years, although such appraisal firm may perform appraisals of other Account properties subsequent to such rotation.

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Also, the independent fiduciary can require additional appraisals if factors or events have occurred that could materially change a property’s value (including those identified above) and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any valuation change of real estate-related assets where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior calendar month. When a real estate property is subject to a mortgage, the property is valued independently of the mortgage and the property and mortgage fair values are reported separately (see Valuation of Mortgage Loans Payable). The independent fiduciary reviews and approves all mortgage valuation adjustments before such adjustments are recorded by the Account. The Account continues to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

Valuation of Real Estate Joint Ventures — Real estate joint ventures are stated at the fair value of the Account’s ownership interests of the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable, and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, at fair value until the dissolution of the investee entity.

Valuation of Real Estate Limited Partnerships — Limited partnership interests are stated at the fair value of the Account’s ownership in the partnership which are recorded based upon the changes in the net asset values of the limited partnerships as determined from the financial statements of the limited partnerships when received by the Account. Prior to the receipt of the financial statements from the limited partnerships, the Account estimates the value of its interest in good faith and will from time to time seek input from the issuer or the sponsor of the investments. Since market quotations are not readily available, the limited partnership interests are valued at fair value as determined in good faith by management under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole.

Valuation of Marketable Securities — Equity securities listed or traded on any national market or exchange are valued at the last sale price as of the close of the principal securities market or exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such market or exchange, exclusive of transaction costs.

Debt securities with readily available market quotations, other than money market instruments, are generally valued at the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). Debt securities, for which market quotations are not readily

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available, are valued at their fair value as determined in good faith by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole.

Short-term investments are valued in the same manner as debt securities, as described above.

Money market instruments are valued at amortized cost, which approximates fair value.

Equity and fixed income securities traded on a foreign exchange or in foreign markets are valued using their closing values under the valuation methods generally accepted in the country where traded, as of the valuation date. This value is converted to U.S. dollars at the exchange rate in effect on the valuation day. Under certain circumstances (for example, if there are significant movements in the United States markets and there is an expectation the securities traded on foreign markets will adjust based on such movements when the foreign markets open the next day), the Account may adjust the value of equity or fixed income securities that trade on a foreign exchange or market after the foreign exchange or market has closed.

Valuation of Loans Receivable. Loans receivable are stated at fair value and are initially valued at the face amount of the loan funding. Subsequently, loans receivable are valued at least quarterly by TIAA’s internal valuation department based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral) and the credit quality of the counterparty. The independent fiduciary reviews and approves all loan receivable valuations adjustments before such adjustment are recorded by the Account. The Account continues to use the revised value for each loan receivable to calculate the Account’s daily net asset value until the next valuation review.

Valuation of Loans Payable — Loans payable are stated at fair value. The estimated fair value of loans payable are based on the amount at which the liability could be transferred to a third party exclusive of transaction costs. Loans payable are valued internally by TIAA’s internal appraisal department and reviewed by the Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for loans of similar characteristics, the maturity date of the loan, the return demands of the market.

Foreign currency transactions and translation: Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in foreign currency exchange rates on portfolio investments and mortgage loans payable are

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included in net realized and unrealized gains and losses on real estate properties and mortgage loans payable. Net realized gains and losses on foreign currency transactions include disposition of foreign currencies, and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

Accumulation and Annuity Funds: The accumulation fund represents the net assets attributable to participants in the accumulation phase of their investment (“Accumulation Fund”). The annuity fund represents the net assets attributable to the participants currently receiving annuity payments (“Annuity Fund”). The net increase or decrease in net assets from investment operations is apportioned between the accounts based upon their relative daily net asset values. Once an Account participant begins receiving lifetime annuity income benefits, payment levels cannot be reduced as a result of the Account’s adverse mortality experience. In addition, the contracts pursuant to which the Account is offered are required to stipulate the maximum expense charge for all Account level expenses that can be assessed, which is not to exceed 2.5% of average net assets per year. The Account pays a fee to TIAA to assume mortality and expense risks.

Accounting for Investments: The investments held by the Account are accounted for as follows:

Real Estate Properties — Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance, and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted when actual operating results are determined.

Real Estate Joint Ventures — The Account has limited ownership interests in various real estate joint ventures (collectively, the “joint ventures”). The Account records its contributions as increases to its investments in the joint ventures, and distributions from the joint ventures are treated as income within income from real estate joint ventures and limited partnerships in the Account’s consolidated statements of operations. Distributions that are identified as returns of capital are recorded as a reduction to the cost basis of the investment, whereas distributions identified as capital gains or losses are recorded as realized gains or losses. Income from the joint ventures is recorded based on the Account’s proportional interest of the income distributed by the joint ventures. Income earned by the joint ventures, but not yet distributed to the Account by the joint ventures is recorded as unrealized gains and losses.

Limited Partnerships — The Account has limited ownership interests in various private real estate funds (primarily limited partnerships) and a private real estate

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investment trust (collectively, the “limited partnerships”). The Account records its contributions as increases to the investments, and distributions from the investments are treated as income within income from real estate joint ventures and limited partnerships in the Account’s consolidated statements of operations. Distributions that are identified as returns of capital are recorded as a reduction to the cost basis of the investment, whereas distributions identified as capital gains or losses are recorded as realized gains or losses. Unrealized gains and losses are recorded based upon the changes in the net asset values of the limited partnerships as determined from the financial statements of the limited partnerships when received by the Account. Prior to the receipt of the financial statements from the limited partnerships, the Account estimates the value of its interest in good faith and will from time to time seek input from the issuer or the sponsor of the investment. Changes in value based on such estimates are recorded by the Account as unrealized gains and losses.

Marketable Securities — Transactions in marketable securities are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date within dividend income. Dividends that are identified as returns of capital are recorded as a reduction to the cost basis of the investment, whereas dividends identified as capital gains or losses are recorded as realized gains or losses. Realized gains and losses on securities transactions are accounted for on the specific identification method.

Loan Receivable — The Account has a single ownership interest in a loan receivable. Loans receivable are stated at fair value and are initially valued at the face amount of the loan funding. Subsequently, loans receivable are valued at least quarterly by TIAA’s internally valuation department with changes in fair value flowing through unrealized gain (loss). Interest income from loans receivable is recognized using the effective interest method over the expected life of the loan.

Realized and Unrealized Gains and Losses — Unrealized gains and losses are recorded as the fair values of the Account’s investments are adjusted, and as discussed within the Real Estate Joint Ventures and Limited Partnerships sections above. Realized gains and losses are recorded at the time an investment is sold or a distribution is received from the joint ventures or limited partnerships. Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). The Account recognizes a realized gain on the sale of a real estate property to the extent that the contract sales price exceeds the cost-to-date of the property being sold. A realized loss occurs when the cost-to-date exceeds the sales price.

Net Assets — The Account’s net assets as of the close of each valuation day are valued by taking the sum of:

•	the value of the Account’s cash, cash equivalents, and short-term and other debt instruments;
•	the value of the Account’s other securities and other non-real estate assets;
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•	the value of the individual real properties (based on the most recent valuation of that property) and other real estate-related investments owned by the Account;
•

an estimate of the net operating income accrued by the Account from its properties, other real estate-related investments and non-real estate-related investments (including short-term marketable securities) since the end of the prior valuation day; and

•

actual net operating income earned from the Account’s properties, other real estate-related investments and non-real estate-related investments (but only to the extent any such item of income differs from the estimated income accrued for on such investments), and then reducing the sum by liabilities held within the Account, including the daily investment management fee, administration and distribution fees and certain other expenses attributable to operating the Account.

After the end of every quarter, the Account reconciles the amount of expenses deducted from the Account (which is established in order to approximate the costs that the Account will incur) with the expenses the Account actually incurred. If there is a difference, the Account adds it to or deducts it from the Account in equal daily installments over the remaining days of the following quarter. Material differences may be repaid in the current calendar quarter. The Account’s at-cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected by the difference between management’s projections and the Account’s actual assets or expenses.

Federal Income Taxes: Based on provisions of the Internal Revenue Code, Section 817, the Account is taxed as a segregated asset account of TIAA and as such, the Account should incur no material federal income tax attributable to the net investment activity of the Account.

Quantitative and qualitative disclosures about market risk

The Account’s real estate holdings, including real estate joint ventures, limited partnerships and loan receivable, which, as of December 31, 2015, represented 78.4% of the Account’s total investments, expose the Account to a variety of risks. These risks include, but are not limited to:

•

General Real Estate Risk — The risk that the Account’s property values or rental and occupancy rates could go down due to general economic conditions, a weak market for real estate generally, disruptions in the credit and/or capital markets, or changing supply and demand for certain types of properties;

•

Appraisal Risk — The risk that the sale price of an Account property (i.e., the value that would be determined by negotiations between independent parties) might differ substantially from its estimated or appraised value, leading to losses or reduced profits to the Account upon sale;

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•

Risk Relating to Property Sales — The risk that the Account might not be able to sell a property at a particular time for its full value, particularly in a poor market. This might make it difficult to raise cash quickly and also could lead to Account losses;

•

Risks of Borrowing — The risk that interest rate changes may impact Account returns if the Account takes out a mortgage on a property, buys a property subject to a mortgage or holds a property subject to a mortgage, and hedging against such interest rate changes, if undertaken by the Account, may entail additional costs and be unsuccessful; and

•

Foreign Currency Risk — The risk that the value of the Account’s foreign investments, related debt, or rental income could increase or decrease due to changes in foreign currency exchange rates or foreign currency exchange control regulations, and hedging against such currency changes, if undertaken by the Account, may entail additional costs and be unsuccessful.

The Account believes the diversification of its real estate portfolio, both geographically and by sector, along with its quarterly valuation procedure, helps manage the real estate and appraisal risks described above.

As of December 31, 2015, 21.6% of the Account’s total investments were comprised of marketable securities. Marketable securities include high-quality debt instruments (i.e., government agency notes) and REIT securities. The consolidated statement of investments for the Account sets forth the general financial terms of these instruments, along with their fair values, as determined in accordance with procedures described earlier in Critical Accounting Policies section above and in Note 1 — Organization and Significant Accounting Policies to the Account’s consolidated financial statements included herewith. As of the date of this prospectus, the Account does not invest in derivative financial investments, nor does the Account engage in any hedging activity, although it may do so in selected circumstances in the future.

Risks associated with investments in real estate-related liquid assets (which could include, from time to time, REIT securities and CMBS), and non-real estate-related liquid assets, including financial/credit risk, market volatility risk, interest rate volatility risk and deposit/money market risk.

•

Financial/Credit Risk — The risk, for debt securities, that the issuer will not be able to pay principal and interest when due (and/or declare bankruptcy or be subject to receivership) and, for equity securities such as common or preferred stock, that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

•

Market Volatility Risk — The risk that the Account’s investments will experience price volatility due to changing conditions in the financial markets regardless of the credit quality or financial condition of the underlying issuer. This risk is particularly acute to the extent the Account holds equity securities, which have experienced significant short-term price volatility over the past year. Also, to the extent the Account holds debt securities, changes in overall interest rates can cause price fluctuations.

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•	Interest Rate Volatility — The risk that interest rate volatility may affect the Account’s current income from an investment.
•

Deposit/Money Market Risk — The risk that, to the extent the Account’s cash held in bank deposit accounts exceeds federally insured limits as to that bank, the Account could experience losses if banks fail. The Account does not believe it has exposure to significant concentration of deposit risk. In addition, there is some risk that investments held in money market accounts can suffer losses.

In addition, to the extent the Account were to hold mortgage-backed securities (including commercial mortgage-backed securities) these securities are subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). If the underlying mortgage assets experience faster than anticipated repayments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account was based in part on assumptions regarding the receipt of interest payments. If the underlying mortgage assets are repaid later than anticipated, the Account could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayment depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. The fair value of these securities is also highly sensitive to changes in interest rates. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. These securities may be harder to sell than other securities.

In addition to these risks, real estate equity securities (such as REIT stocks and mortgage-backed securities) would be subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. For more information on the risks associated with all of the Account’s investments, see the section above entitled “Risk factors.”

The contracts

TIAA offers the Real Estate Account as a variable option for the annuity contracts described below. Some employer plans may not offer the Account as an option for RA, GA, SRA, GRA, GSRA (including institutionally owned GSRA), Retirement Choice, Retirement Choice Plus or Keogh contracts. CREF is a companion organization to TIAA. A companion CREF contract may have been issued to you when you received the TIAA contract offering the Account. For more information about the CREF annuity contracts, the TIAA Traditional Annuity, the TIAA Access variable annuity accounts, other TIAA annuities and separate accounts offered from time to time and particular funds and investment options offered under the terms of your plan, please see the applicable contracts and respective prospectuses for those investment options.

Importantly, neither TIAA nor CREF guarantee the investment performance of the Account nor do they guarantee the value of your units at any time.

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RA (Retirement Annuity) and GRA (Group Retirement Annuity)

RA and GRA contracts are used mainly for employee retirement plans. RA contracts are issued directly to you. GRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA.

Depending on the terms of your employer’s plan, RA premiums can be paid by your employer, you, or both. GRA premiums can only be paid by your employer (though some such premiums may be paid by your employer pursuant to a salary reduction agreement). If you’re paying some or all of the entire periodic premium, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these contributions. You can also transfer accumulations from another investment choice under your employer’s plan to your contract. Your GRA premiums can be from pre-tax or after-tax contributions. Ask your employer for more information about these contracts. As with RAs, you can transfer your accumulations from another investment choice under your employer’s plan to your GRA contract.

SRA (Supplemental Retirement Annuity) and GSRA (Group Supplemental Retirement Annuity)

These are generally limited to supplemental voluntary tax-deferred annuity (“TDA”) plans and supplemental 401(k) plans. SRA contracts are issued directly to you. GSRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA. Generally, your employer pays premiums in pre-tax dollars through salary reduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these contributions. Although you can’t pay premiums directly, you can transfer amounts from other TDA plans subject to the terms of the plan.

Retirement Choice/Retirement Choice Plus annuities

These are very similar in operation to the GRAs and GSRAs, respectively, except that, unlike GRAs, they are issued directly to your employer or your plan’s trustee, and they may be issued to your employer directly without participant recordkeeping. Among other rights, the employer retains the right to transfer accumulations under these contracts to alternate funding vehicles.

Classic IRA and Roth IRA

Classic IRAs are individual contracts issued directly to you. You and your spouse can each open a Classic IRA with an annual contribution of up to $5,500 or by rolling over funds from another IRA or eligible retirement plan, if you meet the Account’s eligibility requirements. If you are age 50 or older, you may contribute up to $6,500. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $5,500, or $6,500 if you are age 50 or

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older, excluding rollovers. (The dollar limits listed are for 2016; different dollar limits may apply in future years.)

Roth IRAs are also individual contracts issued directly to you. You and your spouse can each open a Roth IRA with an annual contribution up to $5,500 or with a rollover from another IRA or a Classic IRA issued by TIAA if you meet the Account’s eligibility requirements, subject to rules applicable to Roth IRA conversions. If you are age 50 or older you may contribute up to $6,500. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $5,500, or $6,500 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2016; different dollar limits may apply in future years.)

We can’t issue a joint Classic IRA or Roth IRA contract. Your employer may offer SEP IRAs (Simplified Employee Retirement Plans), which are subject to different rules.

Classic and Roth IRAs may together be referred to as “IRAs” in this prospectus.

GA (Group Annuity) and institutionally owned GSRAs

These are used exclusively for employer retirement plans and are issued directly to your employer or your plan’s trustee. Your employer pays premiums directly to TIAA (you can’t pay the premiums directly to TIAA) and your employer or the plan’s trustee may control the allocation of contributions and transfers to and from these contracts including withdrawing completely from the Account. If a GA or Institutionally Owned GSRA contract is issued pursuant to your plan, the rules relating to transferring and withdrawing your money, receiving any annuity income or death benefits, and the timing of payments may be different, and are determined by your plan. Ask your employer or plan administrator for more information.

Keogh contracts

TIAA offered contracts under Keogh plans. If you are a self-employed individual who owns an unincorporated business, you could, prior to 2013, use the Account’s Keogh contracts for a Keogh plan, and cover common law employees, subject to the Account’s eligibility requirements. Note, however, that while TIAA will offer new contracts for new entrants into Keogh plans established prior to 2013, it will no longer offer contracts for Keogh plans that the Account is not currently funding.

ATRA (after-tax retirement annuity)

The after-tax retirement annuities (“ATRA”) are individual non-qualified deferred annuity contracts, issued to participants who are eligible and would like to remit personal premiums under the contractual provisions of their RA contract. To be eligible, you must have an active and premium-paying or paid up RA contract.

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Note that the tax rules governing these non-qualified contracts differ significantly from the treatment of qualified contracts. Please see the section below entitled “Taxes” for more information.

Eligibility for IRA and Keogh contracts

Each of you and your spouse can open a Classic or Roth IRA or a Keogh, subject to the limitations described above, if you’re a current or retired employee or trustee of an Eligible Institution, or if you own a TIAA or CREF annuity contract or a TIAA individual insurance contract. To be considered a retired employee for this purpose, an individual must be at least 55 years old and have completed at least three years of service at an Eligible Institution. In the case of partnerships, at least half the partners must be eligible individuals and the partnership itself must be primarily engaged in education or research. Eligibility may be restricted by certain income limits on opening Roth IRA contracts.

State regulatory approval

State regulatory approval may be pending for certain of these contracts, and these contracts may not currently be available in your state.

Starting out

Generally, we’ll issue you a TIAA contract when we receive a completed application or enrollment form in good order. “Good order” means actual receipt of the transaction request along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the transaction. We may, in our sole discretion, determine whether any particular transaction request is in good order and reserve the right to change or waive any good order requirement at any time either in general or with respect to a particular plan, contract or transaction.

If your application is incomplete and we do not receive the necessary information and signed application in good order within five business days of our receipt of the initial premium, we will return the initial premium at that time.

If we receive premiums from your employer and, where applicable, a completed application from you before we receive your specific allocation instructions (or if your allocation instructions violate employer plan restrictions or do not total 100%), we will invest all premiums remitted on your behalf in the default option your employer has designated. It is possible that the default option will not be the Real Estate Account but will be another investment option available under your plan. We consider your employer’s designation of a default option to be an instruction to us to allocate your premiums to that option as described above. You should consult your plan documents or sales representative to determine your employer’s designated default option and to obtain information about that option. Further, to the extent you hold an IRA

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contract, the default option will be that fund or account specified in your IRA forms.

When we receive complete allocation instructions from you in good order, we’ll follow your instructions for future premiums. However, if you want the premiums previously allocated to the default option (and earnings and losses on them) to be transferred to the options identified in your instructions, you must specifically request that we transfer these amounts from the default option to your investment option choices.

Amounts may be invested in an account other than the Real Estate Account (absent a participant’s specific instructions) only in the limited circumstances identified in the paragraph immediately above and the circumstances outlined under the section below entitled “How to transfer and withdraw your money — Restrictions on premiums and transfers to the account”, namely: (1) we receive premiums before we receive your completed application or allocation instructions, (2) a participant’s allocations violate employer plan restrictions or do not total 100%, or (3) we stop accepting premiums for and/or transfers into the Account.

TIAA doesn’t generally restrict the amount or frequency of payment of premiums to your contract, although we may in the future. Your employer’s retirement plan may limit your premium amounts. There also may be restrictions on remitting premiums on an IRA. In addition, the Code limits the total annual premiums you may invest in plans qualified for favorable tax treatment. If you want to directly contribute personal premiums under the contractual provisions of your RA contract, you will be issued an ATRA contract. Premiums and any earnings on the ATRA contract will not be subject to your employer’s retirement plan. The restrictions relating to these premiums are in the contract itself.

In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA accepts premiums to a contract during your accumulation period. Once your first premium has been paid, your TIAA contract can’t lapse or be forfeited for nonpayment of premiums. However, TIAA can stop accepting premiums to the Real Estate Account at any time.

You may remit premium payments to the following address: P.O. Box 1259, Charlotte, N.C. 28201.

Note that we cannot accept money orders or travelers checks. In addition, we will not accept a third-party check where the relationship of the payor to the account owner cannot be identified from the face of the check.

You will receive a confirmation statement each time you make a transfer to, a transfer out, or a cash withdrawal from the Account. The statement will show the date and amount of each transaction. However, if you’re remitting premiums through an employer or other qualified plan, using an automatic investment plan or systematic withdrawal plan, you may instead receive a statement confirming those transactions following the end of each calendar quarter.

If you have any accumulations in the Account, you will be sent a statement in each quarter which sets forth the following information:

(1)	Premiums paid during the quarter;
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(2)	The number and dollar value of accumulation units in the Account credited to you during the quarter and in total;
(3)	Cash withdrawals, if any, from the Account during the quarter; and
(4)	Any transfers during the quarter.

You also will receive reports containing the financial statements of the Account and certain information about the Account’s investments.

Important information about procedures for opening a new account

To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, street address (not a post office box), date of birth, Social Security number and other information that will allow us to identify you, such as your home telephone number and driver’s license or certain other identifying documents. Until you provide us with the information needed, we may not be able to open an account or effect any transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if it is believed that potentially criminal activity has been identified, we reserve the right to take such action as deemed appropriate, which may include closing your account.

Choosing among investment accounts

Once an account is opened on your behalf, you may allocate all or part of your premiums to the Real Estate Account, unless your employer’s plan precludes that choice. You can also allocate premiums to TIAA’s Traditional Annuity, the CREF variable investment accounts, the TIAA Access variable annuity accounts, other TIAA annuities and separate accounts offered from time to time (if available under the terms of your employer’s plan) and, in some cases, certain funds if the account or fund is available under your employer’s plan.

You can change your allocation choices for future premiums by:

•	writing to our office at P.O. Box 1259, Charlotte, N.C. 28201;
•	using the TIAA-CREF Web Center’s account access feature at www.tiaa.org; or
•	calling our Automated Telephone Service (24 hours a day) at 800 842-2252.

The right to cancel your contract

Generally, you may cancel any RA, SRA, GSRA, Classic IRA, Roth IRA, ATRA or Keogh contract in accordance with the contract’s Right to Examine provision (unless we have begun making annuity payments from it) and subject to the time period regulated by the state in which the contract is issued. Although the contract terms and state law provisions differ, you will generally have between 10 and 60 days to exercise this cancellation right. To cancel a contract, you must

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mail or deliver the contract with your cancellation instructions (or signed Notice of Cancellation when such has been provided with your contract) to our home office. We’ll cancel the contract, then send either the current accumulation or the premium, depending on the state in which your contract was issued, to whomever originally submitted the premiums. Unless we are returning premiums paid as required by state law, you will bear the investment risk during this period.

Determining the value of your interest in the account — accumulation units

Each payment to the Real Estate Account buys a number of accumulation units. Similarly, any withdrawal from the Account results in the redemption of a number of accumulation units. The price you pay for accumulation units, and the price you receive for accumulation units when you redeem accumulation units, is the value of the accumulation units calculated for the business day on which we receive your purchase, redemption or transfer request in good order (unless you ask for a later date for a redemption or transfer). This date is called the “effective date.” Therefore, if we receive your purchase, redemption or transfer request in good order before the NYSE closes, that business day will be considered the effective date of your order. If we receive your request in good order after the NYSE closes, the next business day will be considered the effective date of your order.

Payments and orders to redeem accumulation units (or adjustments thereto) may be processed after the effective date. “Processed” means when amounts are credited or debited to you in the Account. In the event there are market fluctuations between the effective date and the processing date and the price of accumulation units on the processing date is higher or lower than your price on the effective date, that difference will be paid or retained by Services, the Account’s distributor. This amount, which may be positive or negative, together with similar amounts paid or retained by Services in connection with transactions involving other investment products offered under pension plans administered by TIAA or its affiliates and the amount of interest, if any, paid by Services to participants in connection with certain delayed payments, is apportioned to the Account pursuant to an agreement with Services, under which the Account reimburses Services for the services it has provided to the Account.

The accumulation unit value reflects the Account’s investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.

Calculating Accumulation Unit Values: We calculate the Account’s accumulation unit value at the end of each valuation day. To do that, we multiply the previous day’s value by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:

A.	The value of the Account’s net assets at the end of the current valuation period, less premiums received during the current valuation period.
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B.	The value of the Account’s net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.

How to transfer and withdraw your money

Generally, depending on the terms of your plan, contracts, tax law and applicable governing documents, TIAA allows you to move your money to and from the Real Estate Account in the following ways:

•	from the Real Estate Account to a CREF investment account, a TIAA Access variable account (if available) or TIAA’s Traditional Annuity;
•

to the Real Estate Account from a CREF investment account, a TIAA Access variable account (if available) or TIAA’s Traditional Annuity (transfers from TIAA’s Traditional Annuity under RA, GRA or Retirement Choice contracts are subject to restrictions);

•	from the Real Estate Account to a fund (including TIAA-CREF affiliated funds), if available under your plan;
•	to the Real Estate Account from a TIAA-CREF affiliated fund, if available under your plan;
•

depending on the terms of your plan, contracts and governing instruments, to the Real Estate Account from other TIAA annuity products and separate accounts, and/or from the Real Estate Account to other TIAA annuity products and separate accounts;

•	from the Real Estate Account to investment options offered by other companies, if available under your plan;
•	to the Real Estate Account from other companies/plans;
•	by withdrawing cash; and
•	by setting up a program of automatic withdrawals or transfers.

For more information regarding the transfer policies of CREF, TIAA Access, TIAA’s Traditional Annuity or another investment option listed above, please see the respective contract, prospectus or other governing instrument. These options may be limited by the terms of your employer’s plan, by current tax law, or by the terms of your contract, as set forth below.

Currently, transfers from the Real Estate Account to any TIAA annuity offered by your employer’s plan, to one of the CREF accounts or to funds offered under the terms of your plan must generally be at least $1,000 (except for systematic transfers, which must be at least $100) or your entire accumulation, if less. In the future, we may eliminate these minimum transaction levels. Lump sum cash withdrawals from the Real Estate Account and transfers to other companies are not subject to a minimum amount. Transfers and cash withdrawals are currently free. TIAA can place restrictions on transfers or charge fees for transfers and/or withdrawals in the future.

As indicated, transfers and cash withdrawals are effective at the end of the business day we receive your request and all required documentation in good

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order. You can also choose to have transfers and withdrawals take effect at the close of any future valuation day. For any transfers to TIAA’s Traditional Annuity, the crediting rate will be the rate in effect at the close of business of the first day that you participate in TIAA’s Traditional Annuity, which is the next business day after the effective date of the transfer.

To request a transfer or to withdraw cash, you may:

•	write to TIAA’s office at P.O. Box 1259, Charlotte, N.C. 28201;
•	call us at 800 842-2252; or
•	use the TIAA-CREF Web Center’s account access feature at www.tiaa.org.

If you are married, and all or part of your accumulation is attributable to contributions made under

•	an employer plan subject to ERISA; or
•

an employer plan that provides for spousal rights to benefits, then only to the extent required by the Internal Revenue Code the (“Code”) or ERISA or the terms of your employer plan, your rights to choose certain benefits are restricted by the rights of your spouse to benefits.

You may be required to complete and return certain forms (in good order) to effect these transactions. We can limit, suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

Before you transfer or withdraw cash, please make sure that you consult the terms of your employer’s plan, as it may contain additional restrictions. In addition, please make sure you understand the possible federal and other income tax consequences. Please see the section below entitled “Taxes.”

Transfers to and from other TIAA-CREF accounts and funds

Transfers from the Real Estate Account. Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to TIAA’s Traditional Annuity, to another TIAA annuity offered by your employer’s plan, to one of the CREF accounts, to a TIAA Access variable annuity account or to funds (which may include TIAA-CREF affiliated funds) offered under the terms of your employer’s plan. Transfers to TIAA’s Traditional Annuity or other TIAA annuities or accounts, a CREF account or to certain other options may be restricted by your employer’s plan, current tax law or by the terms of your contract. In addition, there are important exceptions to this once per calendar quarter limitation, as outlined in the section below entitled “How to transfer and withdraw your money — Market timing/excessive trading policy.”

Transfers to the Real Estate Account. Currently, you can also transfer some or all of your accumulation in TIAA’s Traditional Annuity, in your CREF accounts, TIAA Access variable annuity accounts or in the funds or TIAA annuities offered under the terms of your plan to the Real Estate Account, if your employer’s plan offers the Account; subject to the terms of the plan, current tax law and the terms of your contract. Transfers from TIAA’s Traditional Annuity to the Real Estate Account under RA, GRA or Retirement Choice contracts can only be effected over a period of time (up to 10 annual installments) and may be subject to other

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limitations, as specified in your contract. Amounts held under an ATRA contract cannot be transferred to or from any retirement plan contract.

Currently, these transfers must generally be at least $1,000 (except for systematic transfers, which must be at least $100) or your entire accumulation, if less. Because excessive transfer activity can hurt Account performance and other participants, subject to applicable state law and the terms of your contract, we may seek to further limit how often, or in what amounts, you may make transfers, or we may otherwise modify the transfer privilege generally. Please see the section below entitled “How to transfer and withdraw your money — Restrictions on premiums and transfers to the Account.”

Transfers to other companies

Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This right may be limited by your employer’s plan or the terms of your contract. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA or GRA contract to another company. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans. IRA to IRA rollover rules have recently changed. See the section below entitled “Taxes” for more information on these developments.

Under the Retirement Choice and Retirement Choice Plus contracts, your employer could transfer monies from the Account and apply it to another account or investment option, subject to the terms of your plan, and without your consent.

Transfers from other companies/plans

Subject to your employer’s plan and federal tax law, you can usually transfer or roll over money from another 403(b), 401(a)/403(a) or governmental 457(b) retirement plan to your qualified TIAA contract. You may also roll over before-tax amounts in a Traditional IRA to 403(b) plans, 401(a)/403(a) plans or eligible governmental 457(b) plans, provided such employer plans agree to accept the rollover. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans. Funds in a private 457(b) plan can be transferred to another private 457(b) plan only. Accumulations in private 457(b) plans may not be rolled over to a qualified plan (e.g., a 401(a) plan), a 403(b) plan, a governmental 457(b) plan or an IRA. IRA to IRA rollover rules have recently changed. See the section below entitled “Taxes” for more information on these developments.

Withdrawing cash

You may withdraw cash from your SRA, GSRA, Classic IRA, Roth IRA, ATRA or Keogh contract accumulation in the Account at any time during the accumulation period, provided federal tax law and the terms of your employer’s plan permit it (see below). Normally, you can’t withdraw money from a contract if you’ve already

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applied that money to begin receiving lifetime annuity income. Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements. In addition, if you are married, you may be required by law or your employer’s plan to show us advance written consent from your spouse before TIAA makes certain transactions on your behalf.

Withdrawals are generally available only if you reach age 59 1/2, leave your job, become disabled, die, satisfy requirements related to qualified reservist distributions or if your employer terminates its retirement plan. If your employer’s plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, and not investment earnings. You may be subject to a 10% penalty tax if you make a withdrawal before you reach age 59 1/2, unless an exception applies to your situation.

Under current federal tax law, you are not permitted to withdraw from 457(b) plans earlier than the calendar year in which you reach age 70 1/2, leave your job or are faced with an unforeseeable emergency (as defined by law). There are generally no early withdrawal tax penalties if you withdraw under any of these circumstances (i.e., no 10% tax on distributions prior to age 59 1/2).

Special rules and restrictions apply to Classic and Roth IRAs.

If you request a withdrawal, we will send the proceeds by check to the address of record, or by electronic funds transfer to the bank account on file. A letter of instruction with a bank signature guarantee is required if the withdrawal is sent to an address other than the address of record, or to an address of record that has been changed within either the last 30 or 14 calendar days, depending on the service model applicable to your plan. You may obtain a signature guarantee from some commercial or savings banks, credit unions, trust companies, or member firms of a U.S. stock exchange. A notary public cannot provide a signature guarantee. Proceeds directed to a bank account not on file have similar restrictions that require completion of a verification process. Please contact us for further information. We reserve the right to require a signature guarantee on any redemption.

Systematic withdrawals and transfers

If your employer’s plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw from your Real Estate Account accumulation, or transfer to or from the Real Estate Account, any fixed number of accumulation units, dollar amount, or percentage of accumulation until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically transferred or withdrawn at a time. In the future, we may eliminate this minimum transfer amount. Further, a systematic plan of this type may allow pre-specified transfers or withdrawals to be made more often than quarterly, depending on the terms of your employer’s plan. Additional restrictions on systematic transfers may apply for Account participants with accumulation amounts exceeding $150,000. See Restrictions on premiums and transfers to the Account below.

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Withdrawals to pay financial advisor fees

If permitted by your employer’s plan, you may authorize a series of systematic withdrawals to pay the fees of a financial advisor. Such systematic withdrawals are subject to all provisions applicable to systematic withdrawals, except as otherwise described in this section. One series of systematic withdrawals to pay financial advisor fees may be in effect at the same time that one other series of systematic withdrawals is also in effect. Systematic withdrawals to pay financial advisor fees must be scheduled to be made quarterly only, on the first day of each calendar quarter. The amount withdrawn from each investment account must be specified in dollars or as a percentage of accumulation, and will be in proportion to the accumulations in each account at the end of the business day prior to the withdrawal. The financial advisor may request that we stop making withdrawals. We reserve the right to determine the eligibility of financial advisors for this type of fee reimbursement. Before you set up this program, make sure you understand the possible tax consequences of these withdrawals. Please see the discussion in the section below entitled “Taxes.”

Restrictions on premiums and transfers to the Account

From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can’t find enough appropriate real estate-related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions or to the liquidity needs and demands of the Account, we reserve the right (subject to the terms of some contracts) to stop accepting premiums and/or transfers at any time without prior notice.

Individual participants are limited from making internal funding vehicle transfers into their Account accumulation if, after giving effect to such transfer, the total value of such participant’s Account accumulation (under all contracts issued to such participant) would exceed $150,000.

As of the date of this prospectus, all jurisdictions in which the Account is offered have approved this limitation, but the effective date of the limitation as applies to an individual participant will be reflected on his or her applicable contract or endorsement form. These contracts or endorsements will contain important details with respect to this limitation.

Under this limitation, an internal funding vehicle transfer means the movement (or attempted movement) of accumulations from any of the following to the Account:

•	a TIAA Traditional Annuity accumulation,
•	a Real Estate Account accumulation (from one contract to another),
•	a companion CREF certificate,
•	other TIAA separate account accumulations, and
•	any other funding vehicle accumulation which is administered by TIAA or CREF on the same record-keeping system as the contract.
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The following transfers are currently not subject to this limitation:

•	systematic transfers and withdrawals,
•	automatic rebalancing activity,
•	any transaction arising from a TIAA-sponsored advice product or service, and
•	Transfer Payout Annuity payments directed to the Account.

This limitation does not apply to most types of premium contributions and certain group contracts recordkept on non-TIAA platforms. Minimum Distribution Option (“MDO”) contracts will be subject to this limitation, but the limitation does not apply to other annuity pay-out contracts.

A transfer which cannot be applied pursuant to this limitation, along with any other attempted movements of funds submitted as part of a noncompliant transfer request into the Account, will be rejected in its entirety, and therefore the funds that were to be transferred will remain in the investment option from which the transfer was to be made. The Account accumulation unit values used in applying this provision will be those calculated as of the valuation day preceding the day on which the proposed transfer is to be effective. A participant will not be required to reduce his or her accumulation to a level at or below $150,000 if the total value of the participant’s Account accumulation under all contracts exceeds $150,000 on the effective date as indicated in the contract or contract endorsement. TIAA reserves the right in the future to modify the nature of this limitation and to include categories of transactions associated with services that may be introduced in the future.

If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the default option designated by your employer instead (or the default option specified on your IRA forms), unless you give us other allocation instructions. We will not transfer these amounts out of the default option designated by your employer when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.

Additional limitations

Federal law requires us to obtain, verify and record information that identifies each person who opens an account. Until we receive the information we need, we may not be able to effect transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include closing your account.

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Market timing/excessive trading policy

There are participants who may try to profit from making transactions back and forth among the CREF accounts, the Real Estate Account, the TIAA Access variable account and the funds or other investment options available under the terms of your plan in an effort to “time” the market or for other reasons. As money is shifted in and out of these accounts, the accounts or funds may incur transaction costs, including, among other things, expenses for buying and selling securities. These costs are borne by all participants, including long-term investors who do not generate these costs. In addition, excessive trading can interfere with efficient portfolio management and cause dilution if traders are able to take advantage of pricing inefficiencies. Consequently, the Account is not appropriate for market timing or frequent trading and you should not invest in the Account if you want to engage in such activity.

To discourage this activity, transfers of accumulations from the Real Estate Account to a CREF or TIAA account, or another investment option, are limited to once every calendar quarter. A few limited exceptions to this once per calendar quarter limitation apply, including:

(i)	systematic transfers out of the Real Estate Account (as described in the section above entitled “How to transfer and withdraw your money — Systematic withdrawals and transfers”),
(ii)	annual portfolio rebalancing activities,
(iii)	plan or plan-sponsor initiated transactions, including transfers and rollovers made to external carriers,
(iv)	participants enrolled in TIAA’s qualified managed account for retirement plan assets,
(v)	single-sum distributions where funds are moved from one TIAA annuity contract or certificate to another, as well as those made directly to a participant,
(vi)	asset allocation programs and similar programs approved by TIAA’s management,
(vii)	death and hardship withdrawals or withdrawals made pursuant to a qualified domestic relations order (“QDRO”), and
(viii)	certain transactions made within a retirement or employee benefit plan, such as contributions, mandatory (or minimum) distributions and loans.

TIAA reserves the right to reject any purchase or exchange request with respect to the Account, including when it is believed that a request would be disruptive to the Account’s efficient portfolio management. TIAA also may suspend or terminate your ability to transact in the Account by telephone, fax or over the Internet for any reason, including the prevention of excessive trading. A purchase or exchange request could be rejected or electronic trading privileges could be suspended because of the timing or amount of the investment or because of a history of excessive trading by the participant. Because TIAA has discretion in applying this policy, it is possible that similar transaction activity could be handled differently because of the surrounding circumstances.

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Notwithstanding such discretion, TIAA seeks to apply its excessive trading policies and procedures uniformly to all Account participants. As circumstances warrant, TIAA may request transaction data from intermediaries from time to time to verify whether the Account’s policies are being followed and/or to instruct intermediaries to take action against participants who have violated the Account’s policies. TIAA has the right to modify these policies and procedures at any time without advance notice.

The Account is not appropriate for excessive trading. You should not invest in the Account if you want to engage in excessive trading or market timing activity. Participants seeking to engage in excessive trading may deploy a variety of strategies to avoid detection, and, despite TIAA’s efforts to discourage excessive trading, there is no guarantee that TIAA or its agents will be able to identify all such participants or curtail their trading practices.

If you invest in the Account through an intermediary, including through a retirement or employee benefit plan, you may be subject to additional market timing or excessive trading policies implemented by the intermediary or plan. Please contact your intermediary or plan sponsor for more details.

Receiving annuity income

The annuity period in general

You can annuitize and receive an income stream from all or part of your Real Estate Account accumulation. Unless you opt for a lifetime annuity, generally you must be at least age 59 1/2 to begin receiving annuity income payments from your annuity contract free of a 10% early distribution penalty tax. Your employer’s plan may also restrict when you can begin income payments. Under the minimum distribution rules of the Code, you generally must begin receiving some payments from your contract shortly after you reach the later of age 70 1/2 or you retire. Please consult your tax advisor. For more information, see the section below entitled “Taxes — minimum distribution requirements.” Also, you can’t begin a one-life annuity after you reach age 90, nor may you begin a two-life annuity after either you or your annuity partner reach age 90.

Your income payments may be paid out from the Real Estate Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you’ve started payments you usually can’t change your income option or annuity partner for that payment stream. Usually income payments are monthly. You can choose quarterly, semi-annual, and annual payments as well. (TIAA has the right to not make payments at any interval that would cause the initial payment to be less than $100.) We’ll send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.

Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date. Your payments change

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after the initial payment based on the Account’s investment experience and the income change method you choose.

There are two income change methods for annuity payments: annual and monthly. Under the annual income change method, payments from the Account change each May 1, based on the net investment results during the prior year (from the day following the last valuation day in March of the prior year through the last valuation day in the March of the current year). Under the monthly income change method, payments from the Account change every month, based on the net investment results during the previous month. For the formulas used to calculate the amount of annuity payments, see the section below entitled “Annuity payments — Calculating the number of annuity units payable.” The total value of your annuity payments may be more or less than your total premiums. TIAA reserves the right to modify or stop offering the annual or monthly income change methods.

Annuity starting date

Ordinarily, annuity payments begin on the date you designate as your annuity starting date, provided we have received all documentation necessary for the income option you’ve picked. If something’s missing, we’ll defer your annuity starting date until we receive the missing items and/or information. You may designate any future date for your annuitization request, in accordance with our procedures and as long as it is one on which we process annuitizations. Your first annuity check may be delayed while we process your choice of income options and calculate the amount of your initial payment. Any premiums received within 70 days after payments begin may be used to provide additional annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you have given us further instructions. Ordinarily, your first annuity payment can be made on any business day between the first and twentieth of any month.

Annuity income options

Both the number of annuity units you purchase and the amount of your income payments will depend on which income option you pick. Your employer’s plan, tax law and ERISA may limit which income options you can use to receive income from an RA or GRA, GSRA, Retirement Choice, Retirement Choice Plus or Keogh contract. Ordinarily you’ll choose your income options shortly before you want payments to begin, but you can make or change your choice any time before your annuity starting date. After your annuity starting date, you cannot change your income option.

All Real Estate Account income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the Account. The current options are:

•

One-Life Annuity with or without Guaranteed Period: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it’s over, income payments will continue to your beneficiary until the

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end of the period. If you don’t opt for a guaranteed period, all payments end at your death — so it’s possible for you to receive only one payment if you die less than a month after payments start.
•	Annuity for a Fixed Period: Pays income for any period you choose from five to 30 years (two to 30 years for RAs, SRAs and GRAs). This option is not available under all contracts.
•

Two-Life Annuities: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are four types of two-life annuity options, all available with or without a guaranteed period — Full Benefit to Survivor, Two-Thirds Benefit to Survivor, 75% Benefit to Annuity Partner and a Half-Benefit to Annuity Partner. Under the Two-Thirds Benefit to Survivor option, payments to you will be reduced upon the death of your annuity partner.

•

Minimum Distribution Option (MDO): Generally available only if you must begin annuity payments under the Code minimum distribution requirements. (Some employer plans allow you to elect this option earlier — contact TIAA for more information.) The option, if elected, automatically pays an amount designed to fulfill the distribution requirements under federal tax law. Please consult your tax advisor for more information.

You must apply your entire accumulation under a contract if you want to use the MDO. It is possible that income under the MDO will cease during your lifetime. Prior to age 90, and subject to applicable plan and legal restrictions, you can elect a distribution option other than the MDO and apply any remaining part of an accumulation applied to the MDO to any other income option for which you’re eligible. Using the MDO won’t affect your right to take a cash withdrawal of any accumulation not yet distributed. This automatic payout option is not available for IRA contracts issued on or after October 11, 2010. An automatic payout option is currently not available under Retirement Choice or Retirement Choice Plus contracts instead, required minimum distributions under Retirement Choice or Retirement Choice Plus contracts, will be paid directly from these contracts pursuant to the terms of your employer’s plan.

For any of the income options described above, current federal tax law provides that your guaranteed period can’t exceed the joint life expectancy of you and your beneficiary or annuity partner, and other Code stipulations may make some income options unavailable to you. If you are married at your annuity start date, you may be required by law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives the right. Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. For more information about any annuity option, please contact us.

Receiving Lump Sum Payments (Retirement Transition Benefit): If your employer’s plan allows, you may be able to receive a single sum payment of up to 10% of the value of any part of an accumulation being converted to annuity income on the annuity starting date. (This does not apply to IRAs.) Of course, if

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your employer’s plan allows cash withdrawals, you can take a larger amount (up to 100%) of your Real Estate Account accumulation as a cash payment. The retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. Please see the section below entitled “Taxes.”

Transfers during the annuity period

After you begin receiving annuity income, you, subject to your employer’s plan, can transfer all or part of the future annuity income (which is the actuarial present value of the payments based on the applicable interest rate and the mortality basis associated with that fund at the time of the transfer) payable once each calendar quarter (i) from the Real Estate Account into a “comparable annuity” payable from a CREF or TIAA account or TIAA’s Traditional Annuity, or (ii) from a CREF account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option and have the same first and second annuitant, and remaining guaranteed period.

We’ll process your transfer on the business day we receive your request in good order. You can also choose to have a transfer take effect at the close of any future business day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA’s Traditional Annuity will affect your annuity payments beginning with the first payment due after the monthly payment valuation day that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will go into effect on the last valuation day of the following March. Although the payout streams are actuarially equivalent and there is no charge for engaging in such a transfer, it is possible that the new funds may apply different mortality or interest assumptions, and could therefore result in variation between the initial payments from the new fund and the payments that were being made out of the original fund.

Annuity payments

The amount of annuity payments we pay you or your beneficiary (annuitant) will depend upon the number and value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the income change method chosen.

Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year (or, if March 31 is not a valuation day, the immediately preceding valuation day). This date is called the “annual payment valuation day.” Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following the annual payment

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valuation day will be reflected in the annuity unit value determined on the next year’s annual payment valuation day.

Under the monthly income change method, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value of an annuity unit reflect the net investment experience of the Real Estate Account. The formulas for calculating the number and value of annuity units payable are described below.

Calculating the Number of Annuity Units Payable: When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into an income-paying contract, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.

The annuity factor will reflect interest assumed at the effective annual rate of 4%, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their contracts — actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of annuity units payable for any future accumulations converted to provide annuity payments.

The number of annuity units payable under an income change method under your contract will be reduced by the number of annuity units you transfer out of that income change method under your contract. The number of annuity units payable will be increased by any internal transfers you make to that income change method under your contract.

Value of Annuity Units: The Real Estate Account’s annuity unit value is calculated separately for each income change method for each valuation day. The annuity unit value for each income change method is determined by updating the annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4% assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4% and decrease if the value is less than 4%. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4% assumed investment return in the future.

The initial value of the annuity unit for a new annuitant is the value determined as of the valuation day before annuity payments start.

For participants under the annual income change method, the value of the annuity unit for payment remains level until the following May 1. For those who

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have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of the last valuation day in March.

For participants under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.

Further, certain variable annuity payouts might not be available if issuing the payout annuity would violate state law.

TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future. No such modification will reduce any participant’s benefit once the participant’s annuitization period has commenced.

Death benefits

Availability; choosing beneficiaries

Subject to the terms of your employer’s plan, TIAA may pay death benefits if you or your annuity partner dies. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries any time before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death.

Your spouse’s rights

Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will generally go to your estate unless your employer’s plan provides otherwise.

Amount of death benefit

If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the present value, based on interest at the effective annual rate of 4%, of the unit annuity payments due for the remainder of the period.

Payment of death benefit

To authorize payment and pay a death benefit, we must have received all necessary forms and documentation in good order, including proof of death and the selection of the method of payment.

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Every state has some form of unclaimed property laws that impose varying legal and practical obligations on insurers and, indirectly, on Contract owners, insureds, beneficiaries and other payees of proceeds. Unclaimed property laws generally provide for escheatment to the state of unclaimed proceeds under various circumstances.

Contract owners are urged to keep their own, as well as their insureds’, beneficiaries’ and other payees’, information up to date, including full names, postal and electronic media addresses, telephone numbers, dates of birth, and Social Security numbers. Such updates should be communicated in writing to TIAA-CREF Life Insurance Company at P.O. Box 1259, Charlotte, NC 28201, by calling our Automated Telephone Service (24 hours a day) at 800 842-2252, or via www.tiaa.org.

Methods of payment of death benefits

Generally, you can choose for your beneficiary the method we’ll use to pay the death benefit, but few participants do this. If you choose a payment method, you can also prevent your beneficiaries from changing it. Most people leave the choice to their beneficiaries. We can prevent any choice if its initial payment is less than $25. If your beneficiary does not specifically tell us to start paying death benefits within a year of your death, we can start making payments to them over five years using the fixed-period annuity method of payment.

Payments During the Accumulation Period: Currently, the available methods of payment for death benefits from funds in the accumulation period are:

•	Single-Sum Payment, in which the entire death benefit is paid to your beneficiary at once;
•	One-Life Annuity with or without Guaranteed Period, in which the death benefit is paid monthly for the life of the beneficiary or through the guaranteed period;
•

Annuity for a Fixed Period of 5 to 30 years (not available under Retirement Choice or Retirement Choice Plus), in which the death benefit is paid for a fixed period (This option is not available under all contracts);

•

Minimum Distribution Payments, in which the beneficiary can elect to have payments made automatically in the amounts necessary to satisfy the Code’s minimum distribution requirements. It’s possible under this method that your beneficiary will not receive income for life.

Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semi-annual, or annual payments. Note that for Retirement Choice, Retirement Choice Plus and IRA contracts issued on or after October 11, 2010, instead of an annuity for a fixed period, beneficiaries may only receive either a single-sum payment or a one-life annuity.

Payments During the Annuity Period: If you and your annuity partner die during the annuity period, your beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract.

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Alternatively, your beneficiary can choose to receive the commuted value of those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different than the total of the periodic payments that would otherwise be paid.

Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. For more information on death benefits, see the discussion under “Taxes” below, or for further detail, contact TIAA.

Taxes

This section offers general information concerning federal taxes. It doesn’t cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.

How the Real Estate Account is treated for tax purposes

The Account is not a separate taxpayer for purposes of the Code — its earnings are taxed as part of TIAA’s operations. Although TIAA is not expected to owe any federal income taxes on the Account’s earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.

Taxes in general

During the accumulation period, Real Estate Account premiums paid in before-tax dollars, employer contributions and earnings attributable to these amounts are not taxed until they’re withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars aren’t taxable when withdrawn, but earnings attributable to these amounts are taxable unless those amounts are contributed as Roth contributions to a 401(a), 403(b) or governmental 457(b) plan and certain criteria are met before the amounts (and the income on the amounts) are withdrawn. Generally, transfers between qualified retirement plans are not taxed.

After prevailing in Bobrow v. Commissioner, T.C. Memo. 2014-21, the Internal Revenue Service announced a significant change in the longstanding position on the treatment on multiple IRA rollovers occurring in a 12 month period. Federal tax law permits only one tax-deferred rollover between IRAs of distributions taken in a 12 month period. The IRS had previously interpreted that restriction to apply separately to each IRA owned by an individual. However, in the Bobrow case the Tax Court held that the 12 month restriction period applied to all of the taxpayer’s traditional IRAs. The IRS has issued guidance expanding this new interpretation of the one-rollover- per-year rule to all types of IRAs. Please consult your qualified tax adviser for more information before making any IRA rollover.

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Generally, contributions you can make under an employer’s plan are limited by federal tax law. Employee voluntary salary reduction contributions and Roth after-tax contributions to 403(b) and 401(k) plans are limited in the aggregate to $18,000 per year ($24,000 per year if you are age 50 or older). Certain long-term employees may be able to defer additional amounts to a 403(b) plan. Contributions to Classic and Roth IRAs, other than rollover contributions, cannot generally exceed $5,500 per year ($6,500 per year for taxpayers age 50 or older). The maximum contribution limit to a 457(b) non-qualified deferred compensation plan for employees of state and local governments is $18,000 ($24,000 if you are age 50 or older). Special catch-up rules may permit a higher contribution in one or more of the last three years prior to an individual’s normal retirement age under the plan.

Note that the dollar limits listed above are for 2016; different dollar limits may apply in future years.

Early distributions

If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59 1/2, you may have to pay a 10 percent early distribution tax on the taxable amount. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You won’t have to pay this tax in certain circumstances. Early distributions from 457(b) plans are not subject to a 10% penalty tax unless, in the case of a governmental 457(b) plan, the distribution includes amounts rolled over to the plan from an IRA, 401(a)/403(a), or 403(b) plan. Consult your tax advisor for more information.

Minimum distribution requirements

In most cases, payments from qualified contracts must begin by April 1 of the year after the year you reach age 70 1/2, or if later, by retirement. For Classic IRAs, and with respect to 5% or more owners of the business covered by a Keogh plan, payments must begin by April 1 of the year after you reach age 70 1/2. Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don’t begin distributions on time, you may be subject to a 50% excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules requiring minimum distributions during your lifetime. You are responsible for requesting distributions that comply with the minimum distribution rules. Please consult your tax advisor for more information.

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Premium taxes

Some states assess premium taxes on the premiums paid under the contract. We will deduct the total amount of premium taxes, if any, from your accumulation based on current state insurance laws, subject to the provisions of your contract, and our status in the state. Generally, premium taxes range from 0% to 3.5%, depending on the state.

Withholding on distributions

If we pay an “eligible rollover” distribution directly to you, federal law requires us to withhold 20% from the taxable portion. On the other hand, if we roll over such a distribution directly to an IRA or employer plan, we do not withhold any federal income tax. The 20% withholding also does not apply to certain types of distributions that are not considered eligible rollovers such as payments from IRAs, hardship withdrawals, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over 10 or more years, or minimum distribution payments.

For the taxable portion of non-eligible rollover distributions, we will usually withhold federal income taxes unless you tell us not to and you are eligible to avoid withholding. However, if you tell us not to withhold but we don’t have your taxpayer identification number on file, we still are required to withhold taxes. These rules also apply to distributions from governmental 457(b) plans. In general, all amounts received under a private 457(b) plan are taxable and are subject to federal income tax withholding as wages. Nonresident aliens who pay U.S. taxes are subject to different withholding rules.

Federal estate, gift, and generation-skipping transfer taxes

While no attempt is being made to discuss in detail the federal estate tax implications of the contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary who survives the decedent is included in the decedent’s gross estate. Depending on the terms of the contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.

Under certain circumstances, the Code may impose a generation-skipping (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS. For 2015, the federal estate tax, gift tax, and GST tax exemptions and maximum rates are $5,430,000 and 40%, respectively. The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

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Federal defense of marriage act

Any right of a spouse that is made available to continue the contract and all contract provisions relating to spouses and spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held Section 3 of the federal Defense of Marriage Act to be unconstitutional. Therefore, same-sex marriages recognized under state or foreign law will be recognized for federal law purposes. The Department of the Treasury, the Internal Revenue Service and the Department of Labor have determined that for federal tax purposes, and for ERISA purposes, same-sex spouses will be determined based on the law of the state in which the marriage was celebrated irrespective of the law of the state in which the person resides. Civil unions and domestic partnerships that may be recognized under state law are not marriages unless denominated as such. Consult a qualified tax adviser for more information on this subject.

Special rules for after-tax retirement annuities

If you paid premiums directly to an RA and the premiums are not subject to your employer’s retirement plan, or if you have been issued an ATRA contract, the following general discussion describes our understanding of current federal income tax law that applies to these accumulations. This discussion does not apply to premiums paid on your behalf under the terms of your employer’s retirement plan. It also does not cover every situation and does not address all possible circumstances.

In General. These annuities are generally not taxed until distributions occur. When distributions occur, they are taxed as follows:

•

Withdrawals, including withdrawals of the entire accumulation under the contract, are generally taxed as ordinary income to the extent that the contract’s value is more than your investment in the contract (i.e., what you have paid into it).

•

Annuity payments are generally treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract until you recover all of your investment in the contract. After that, annuity payments are taxable in full as ordinary income.

Required Distributions. In general, if you die after you start your annuity payments but before the entire interest in the annuity contract has been distributed, the remaining portion must be distributed at least as quickly as under the method in effect on the date of your death. If you die before your annuity payments begin, the entire interest in your annuity contract generally must be distributed within five years after your death, or be used to provide payments that begin within one year of your death and that will be made for the life of your designated beneficiary or for a period not extending beyond the life expectancy of your designated beneficiary. The “designated beneficiary” refers to a natural person you designate and to whom ownership of the contract passes because of

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your death. However, if the designated beneficiary is your surviving spouse, your surviving spouse can continue the annuity contract as the new owner.

Death Benefit Proceeds. Death benefit proceeds are taxed like withdrawals of the entire accumulation in the contract if distributed in a single sum and are taxed like annuity payments if distributed as annuity payments. Your beneficiary may be required to take death benefit proceeds within a certain time period.

Penalty Tax on Certain Distributions. You may have to pay a penalty tax (10% of the amount treated as taxable income) on distributions you take prior to age 59 1/2. There are some exceptions to this rule, however. You should consult a tax advisor for information about those exceptions.

Withholding. Annuity distributions are generally subject to federal income tax withholding but most recipients can usually choose not to have the tax withheld.

Certain Designations or Exchanges. Designating an annuitant, payee or other beneficiary, or exchanging a contract may have tax consequences that should be discussed with a tax advisor before you engage in any of these transactions.

Multiple Contracts. All non-qualified deferred annuity contracts issued by us and certain of our affiliates to the same owner during a calendar year must generally be treated as a single contract in determining when and how much income is taxable and how much income is subject to the 10% penalty tax (see above).

Diversification Requirements. The investments of the Real Estate Account must be “adequately diversified” in order for the ATRA Contracts to be treated as annuity contracts for Federal income tax purposes. It is intended that Real Estate Account will satisfy these diversification requirements.

Owner Control. In certain circumstances, owners of non-qualified variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. While we believe that the ATRA Contracts do not give you investment control over assets in the Real Estate Account or any other separate account underlying your ATRA Contract, we reserve the right to modify the ATRA Contracts as necessary to prevent you from being treated as an owner of the assets in the Real Estate Account.

Premium Taxes. Some states, the District of Columbia, and Puerto Rico assess premium taxes on the premiums paid under the ATRA contract. We will deduct the total amount of premium taxes, if any, from your accumulation based on current state insurance laws, subject to the provisions of your contract, and our status in the state. Generally, the premium taxes range from 0.5% to 3.5% (6% for Puerto Rico) depending on the state.

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Residents of Puerto Rico

The IRS has announced that income from an annuity received by residents of Puerto Rico is U.S.-source income that is generally subject to United States federal income tax.

Annuity purchases by nonresident aliens

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers who are nonresident aliens are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Special rules for withdrawals to pay advisory fees

If you have arranged for us to pay advisory fees to your financial advisor from your accumulations, those partial withdrawals generally will not be treated as taxable distributions as long as:

•	the payment is for expenses that are ordinary and necessary;
•	the payment is made from a Section 401 or 403 retirement plan or an IRA;
•

your financial advisor’s payment is only made from the accumulations in your retirement plan or IRA, as applicable, and not directly by you or anyone else, under the agreement with your financial advisor; and

•	once advisory fees begin to be paid from your retirement plan or IRA, as applicable, you continue to pay those fees solely from your plan or IRA, as applicable, and not from any other source.

However, withdrawals to pay advisory fees to your financial advisor from your accumulations under an ATRA contract will be treated as taxable distributions.

Foreign tax credit

The Account may be subject to foreign taxes on investments in other countries, including capital gains tax on any appreciation in value when a real estate investment in a foreign jurisdiction is eventually sold. Any potential tax impact will not be reflected in the valuation of the foreign investment and may not be fully reflected in a tax accrual by the Account. Upon payment of any foreign tax by the Account, TIAA may be eligible to receive a foreign tax credit, which (subject to certain limitations) may be available to reduce its U.S. tax burden. The Account is a segregated asset account of TIAA and incurs no material federal income tax attributable to the investment performance of the Account under the Code. As a result, the Account will not realize any tax benefit from any foreign tax credit that may be available to TIAA; however, to the extent that TIAA can utilize the foreign

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tax credit in its consolidated tax return, TIAA will reimburse the Account for that benefit at that time. The extent to which TIAA is able to utilize the credits when the Account incurs a foreign tax will determine the amount and timing of reimbursement from TIAA to the Account for the resulting foreign tax credit. The Account’s unit values may be adversely impacted in the future if a foreign tax is paid, and TIAA is not able to utilize (and therefore does not reimburse the Account for), either immediately or in the future, the foreign tax credit earned as a result of the foreign tax paid by the Account.

Possible tax law changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of your contract could change by legislation or otherwise. Consult a tax advisor with respect to legislative developments and their effect on your contract.

We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

General matters

Making choices and changes

You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice in good order satisfactory to us and received at our home office or at some other location that we have specifically designated for that purpose. When we receive a notice of a change in beneficiary or other person named to receive payments, we’ll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.

Telephone and internet transactions

You can use our Automated Telephone Service (“ATS”) or the TIAA-CREF Web Center’s account access feature to check your account balances, transfer to TIAA’s Traditional Annuity, TIAA Access variable annuity accounts or CREF, and/or allocate future premiums among the accounts and funds available to you through TIAA-CREF. Note that, currently, all requests to make lump-sum transfers out of the Real Estate Account to another investment option (whether or not affiliated with TIAA or CREF) may not be made by means of TIAA-CREF’s Internet website. You will be asked to enter your Personal Identification Number (“PIN”) and Social Security number for both systems. (You can establish a PIN by calling us.) Both will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made over the ATS and Internet are electronically recorded.

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To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800 842-2252. To use the Internet, go to the account access feature of the TIAA-CREF Web Center at www.tiaa.org. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

Voting rights

You don’t have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.

Electronic prospectus

If you received this prospectus electronically and would like a paper copy, please call 877 518-9161 and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you’ve consented.

Householding

To lower costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the Account’s prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 877 518-9161, or write us.

Miscellaneous policies

Amending the Contracts: The contract may be amended by agreement of TIAA and the contractholder without the consent of any other person, provided that such change does not reduce any benefit purchased under the contract up to that time. Any endorsement or amendment of the contract, waiver of any of its provisions, or change in rate schedule will be valid only if in writing and signed by an executive officer of TIAA.

If You’re Married: If you’re married, you may be required by law or your employer’s plan to get advance written consent from your spouse before we make certain transactions for you. If you’re married at your annuity starting date, you may also be required by law or your employer’s plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.

Texas Optional Retirement Program Restrictions: If you’re in the Texas Optional Retirement Program, you or your beneficiary can redeem some or all of your accumulation only if you retire, die, or leave your job in the state’s public institutions of higher education.

Assigning Your Contract: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.

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Overpayment of Premiums: If your employer mistakenly sends more premiums on your behalf than you’re entitled to under your employer’s retirement plan or the Code, we’ll refund them to your employer as long as we’re requested to do so (in writing) before you start receiving annuity income.

Any time there’s a question about premium refunds, TIAA will rely on information from your employer. If you’ve withdrawn or transferred the amounts involved from your accumulation, we won’t refund them.

Errors or Omissions: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.

Payment to an Estate, Guardian, Trustee, etc.: We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

Benefits Based on Incorrect Information: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.

Proof of Survival: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.

Distribution

The annuity contracts are offered continuously by Services, which is registered with the SEC as a broker-dealer and a registered investment adviser and is a member of the Financial Industry Regulatory Authority (“FINRA”). Teachers Personal Investors Services, Inc. (“TPIS”), also a broker-dealer registered with the SEC and a member of FINRA, may participate in the distribution of the contracts on a limited basis. Services and TPIS are direct or indirect wholly owned subsidiaries of TIAA. Their addresses are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid for distributing the contracts.

State regulation

TIAA, the Real Estate Account, and the contracts (including any proposed modification thereto) are subject to regulation by the NYDFS as well as by the insurance regulatory authorities of certain other states and jurisdictions.

TIAA and the Real Estate Account must file with the NYDFS both quarterly and annual statements. The Account’s books and assets are subject to review and examination by the NYDFS at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, a full examination of

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the Account’s operations is usually conducted periodically by insurance regulators in several other states.

Legal matters

All matters involving state law and relating to the contracts, including TIAA’s right to issue the contracts, have been passed upon by Paul Cellupica, Managing Director, General Counsel, Securities of TIAA.

Dechert LLP has provided legal advice to the Account related to certain matters under the federal securities laws.

Experts

PricewaterhouseCoopers LLP, located at 214 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202, is the independent registered public accounting firm for the TIAA Real Estate Account. PricewaterhouseCoopers LLP, located at 300 Madison Avenue, New York, New York 10017, is the independent registered public accounting firm of Teachers Insurance and Annuity Association of America.

The financial statements of TIAA Real Estate Account as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The statutory basis financial statements of Teachers Insurance and Annuity Association of America as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, located at 300 Madison Avenue, New York, New York 10017, given on the authority of said firm as experts in auditing and accounting.

AGH, LLC, an independent registered public accounting firm, has audited the statement of revenues and certain expenses of the following properties:

(i)	225 Binney Street, Cambridge, MA, for the year ended December 31, 2014;
(ii)	409-499 Illinois Street, San Francisco, CA, for the year ended December 31, 2014;
(iii)	1500 Owens, San Francisco, CA, for the year ended December 31, 2014;
(iv)	The Ashton, Washington, DC, for the year ended December 31, 2014;
(v)	Casa Palma, Coconut Creek, FL, for the year ended December 31, 2014;
(vi)	The Cordelia, Portland, OR, for the year ended December 31, 2014;
(vii)	Pinto Business Park, Houston, TX, for the year ended December 31, 2014; and
(viii)	Fort Point Creative Portfolio, Boston, MA, for the year ended December 31, 2015.

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After reasonable inquiry, the Account is not aware of any material factors relating to the specific properties audited by AGH, LLC, other than as specifically set forth elsewhere in this prospectus that would cause the reported financial information indicated in such financial statements not to be necessarily indicative of future operating results.

We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on AGH, LLC’s reports, given on the authority of such firm as experts in accounting and auditing.

CohnReznick LLP, an independent registered public accounting firm, has audited the statement of revenues and certain expenses of the following properties:

(i)	200 Milik Street, Carteret, NJ, for the year ended December 31, 2014;
(ii)	250 North 10th Street, Brooklyn, NY, for the year ended December 31, 2014;
(iii)	Castro Station, Mountain View, CA, for the year ended December 31, 2014;
(iv)	The Manor at Flagler Village, Fort Lauderdale, FL, for the year ended December 31, 2014;
(v)	Stevenson Point, Newark, CA, for the year ended December 31, 2014; and
(vi)	The Union SLU, Seattle, WA, for the year ended December 31, 2014;

After reasonable inquiry, the Account is not aware of any material factors relating to the specific properties audited by CohnReznick, LLP, other than as specifically set forth elsewhere in this prospectus that would cause the reported financial information indicated in such financial statements not to be necessarily indicative of future operating results.

We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on CohnReznick, LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

Additional information

Information available at the SEC

The Account has filed with the SEC a registration statement under the Securities Act of 1933, which contains this prospectus and additional information related to the offering described in this prospectus. The Account also files annual, quarterly, and current reports, along with other information, with the SEC, as required by the Securities Exchange Act of 1934. You may read and copy the full registration statement, and any reports and information filed with the SEC for the Account, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549.

142Prospectus ¡ TIAA Real Estate Account

This information can also be obtained through the SEC’s website on the Internet (www.sec.gov). The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 800 SEC-0330.

Further information; reports to participants

TIAA will mail to each participant in the Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations. Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.

Customer complaints

Customer complaints may be directed to TIAA Customer Care, P.O. Box 1259, Charlotte, NC 28201-1259, telephone 800 842-2252.

TIAA Real Estate Account ¡ Prospectus143

Financial statements

The financial statements of the TIAA Real Estate Account and condensed unaudited statutory-basis financial statements of TIAA follow within this prospectus. The full audited statutory-basis financial statements of TIAA, which are incorporated into this prospectus by reference, are available upon request by calling 877 518-9161.

The financial statements of TIAA should be distinguished from the financial statements of the Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Account.

Index to financial statements

TIAA REAL ESTATE ACCOUNT

145	Report of management responsibility
146	Report of the audit committee
148	Consolidated statements of assets and liabilities
149	Consolidated statements of operations
150	Consolidated statements of changes in net assets
151	Consolidated statements of cash flows
152	Notes to the consolidated financial statements
178	Consolidated schedules of investments
194	Report of independent registered public accounting firm

PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

195	Pro forma condensed statement of assets and liabilities
195	Pro forma condensed statement of operations
196	Notes to pro forma condensed financial statements

PROPERTY FINANCIAL STATEMENTS:

197	Casa Palma, Coconut Creek, Florida
201	250 North 10th Street, Brooklyn, New York
205	200 Milik Street, Carteret, New Jersey
210	Union – South Lake Union, Seattle, Washington
215	The Cordelia, Portland, Oregon
219	The Manor at Flagler Village, Fort Lauderdale, Florida
224	Pinto Business Park, Houston, Texas
229	The Ashton Judiciary Square, Washington, D.C.
233	Stevenson Point, Newark, California
238	Castro Station, Mountain View, California
243	1500 Owens, San Francisco, California
248	225 Binney Street, Cambridge, Massachusetts
253	409-499 Illinois Street, San Francisco, California
257	Fort Point Creative Portfolio, Boston, Massachusetts

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

262	Condensed unaudited statutory-basis financial statement information
144Prospectus ¡ TIAA Real Estate Account

Report of Management Responsibility

To the Participants of the TIAA Real Estate Account:

The accompanying consolidated financial statements of the TIAA Real Estate Account (“Account”) of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of TIAA’s management. They have been prepared in accordance with accounting principles generally accepted in the United States of America and have been presented fairly and objectively in accordance with such principles.

TIAA has established and maintains an effective system of internal controls over financial reporting designed to provide reasonable assurance that assets are properly safeguarded, that transactions are properly executed in accordance with management’s authorization, and to carry out the ongoing responsibilities of management for reliable consolidated financial statements. In addition, TIAA’s internal audit personnel provide regular reviews and assessments of the internal controls and operations of the Account, and the Senior Managing Director, Chief Auditor of Internal Audit regularly reports to the Audit Committee of the TIAA Board of Trustees.

The independent registered public accounting firm of PricewaterhouseCoopers LLP has audited the accompanying consolidated financial statements for the years ended December 31, 2015, 2014 and 2013. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be the Account’s policy (consistent with TIAA’s specific auditor independence policies, which are designed to avoid such conflicts) that any management advisory or consulting services would be obtained from a firm other than the independent accounting firm. The independent auditors’ report expresses an independent opinion on the fairness of presentation of the Account’s consolidated financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent registered public accounting firm and internal audit group personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the Account’s consolidated financial statements, the New York State Insurance Department and other state insurance departments regularly examine the operations and consolidated financial statements of the Account as part of their periodic corporate examinations.

March 10, 2016

/s/ Robert G. Leary	/s/ Virginia M. Wilson
Robert G. Leary Executive Vice President, Asset Management Chief Executive Officer of Teachers Insurance and Annuity Association of America	Virginia M. Wilson Executive Vice President and Chief Financial Officer, Teachers Insurance and Annuity Association of America
TIAA Real Estate Account ¡ Prospectus145

Report of the Audit Committee

To the Participants of the TIAA Real Estate Account:

The TIAA Audit Committee (“Committee”) oversees the financial reporting process of the TIAA Real Estate Account (“Account”) on behalf of TIAA’s Board of Trustees. The Committee operates in accordance with a formal written charter (copies of which are available upon request) which describes the Audit Committee’s responsibilities. All members of the Committee are independent, as defined under the listing standards of the New York Stock Exchange.

Management has the primary responsibility for the Account’s consolidated financial statements, development and maintenance of a strong system of internal controls and disclosure controls, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal audit group and the independent registered public accounting firm in connection with their respective audits of the Account. The Committee also meets regularly with the internal audit group and the independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting. As required by its charter, the Committee will formally evaluate rotation of the independent registered public accounting firm whenever circumstances warrant, but in no event will the evaluation be less frequent than every ten years of the engagement.

The Committee reviewed and discussed the accompanying audited consolidated financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the consolidated financial statements. The Committee has also discussed the audited consolidated financial statements with PricewaterhouseCoopers LLP, the independent registered public accounting firm responsible for expressing an opinion on the conformity of these audited consolidated financial statements with accounting principles generally accepted in the United States of America.

The discussion with PricewaterhouseCoopers LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by the Account, the clarity and completeness of the consolidated financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, internal controls, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with PricewaterhouseCoopers LLP the auditors’ independence from management and the Account, and has received a written disclosure regarding such independence, as required by the Securities and Exchange Commission.

146Prospectus ¡ TIAA Real Estate Account

Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited consolidated financial statements for publication and filing with appropriate regulatory authorities.

Jeffrey R. Brown, Audit Committee Chair
James R. Chambers, Audit Committee Member
Lisa W. Hess, Audit Committee Member
Lawrence H. Linden, Audit Committee Member
Maureen O’Hara, Audit Committee Member
Donald K. Peterson, Audit Committee Member

March 10, 2016

TIAA Real Estate Account ¡ Prospectus147

Consolidated statements of assets and liabilities

TIAA Real Estate Account

(In millions, except per accumulation unit amounts)	December 31,
	2015	2014

ASSETS
Investments, at fair value:
Real estate properties (cost: $12,289.0 and $11,309.0)	$14,606.2	$13,139.0
Real estate joint ventures and limited partnerships (cost: $3,171.4 and $2,583.5)	4,213.2	3,379.6
Marketable securities:
Real estate related (cost: $859.5 and $1,400.2)	1,024.4	1,818.4
Other (cost: $4,207.7 and $3,831.1)	4,207.2	3,831.1
Loan receivable (cost: $100.0)	100.6	—

Total investments (cost: $20,627.6 and $19,123.8)	24,151.6	22,168.1

Cash and cash equivalents	11.9	36.5
Due from investment manager	5.7	7.2
Other	230.2	196.9

TOTAL ASSETS	24,399.4	22,408.7

LIABILITIES
Mortgage loans payable, at fair value—Note 8
(principal outstanding: $1,763.7 and $2,337.5)	1,794.4	2,373.8
Accrued real estate property expenses	191.5	165.5
Other	53.5	40.4

TOTAL LIABILITIES	2,039.4	2,579.7

COMMITMENTS AND CONTINGENCIES—Note 11
NET ASSETS
Accumulation Fund	21,898.6	19,409.7
Annuity Fund	461.4	419.3

TOTAL NET ASSETS	$22,360.0	$19,829.0

NUMBER OF ACCUMULATION UNITS OUTSTANDING—Note 10	60.4	57.9

NET ASSET VALUE, PER ACCUMULATION UNIT—Note 9	$362.773	$335.393

148Prospectus ¡ TIAA Real Estate Account	See notes to the consolidated financial statements

Consolidated statements of operations

TIAA Real Estate Account

(In millions)	Years Ended December 31,
	2015	2014	2013

INVESTMENT INCOME
Real estate income, net:
Rental income	$919.1	$897.8	$831.5

Real estate property level expenses and taxes:
Operating expenses	207.4	208.0	202.4
Real estate taxes	144.4	134.1	121.3
Interest expense	81.1	98.7	116.8

Total real estate property level expenses and taxes	432.9	440.8	440.5

Real estate income, net	486.2	457.0	391.0
Income from real estate joint ventures and limited partnerships	140.1	148.1	104.7
Interest	10.1	2.8	2.9
Dividends	47.5	44.9	42.2

TOTAL INVESTMENT INCOME	683.9	652.8	540.8

Expenses:
Investment advisory charges	69.3	70.7	59.3
Administrative charges	56.9	44.9	41.7
Distribution charges	23.9	17.3	12.8
Mortality and expense risk charges	1.1	0.9	0.8
Liquidity guarantee charges	31.7	29.2	30.5

TOTAL EXPENSES	182.9	163.0	145.1

INVESTMENT INCOME, NET	501.0	489.8	395.7

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND MORTGAGE LOANS PAYABLE
Net realized gain (loss) on investments:
Real estate properties	215.4	69.0	(210.0)
Real estate joint ventures and limited partnerships	167.3	(34.7)	(153.0)
Marketable securities	235.8	65.4	31.6

Net realized gain (loss) on investments	618.5	99.7	(331.4)

Net change in unrealized appreciation (depreciation) on:
Real estate properties	487.2	918.8	863.1
Real estate joint ventures and limited partnerships	288.6	372.0	479.0
Marketable securities	(255.1)	302.8	(41.7)
Loans receivable	0.6	—	—
Mortgage loans payable	5.6	(64.9)	91.2

Net change in unrealized appreciation on investments and mortgage loans payable	526.9	1,528.7	1,391.6

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS AND MORTGAGE LOANS PAYABLE	1,145.4	1,628.4	1,060.2

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$1,646.4	$2,118.2	$1,455.9

See notes to the consolidated financial statements	TIAA Real Estate Account ¡ Prospectus149

Consolidated statements of changes in net assets

TIAA Real Estate Account

(In millions)	Years Ended December 31,
	2015	2014	2013

FROM OPERATIONS
Investment income, net	$501.0	$489.8	$395.7
Net realized gain (loss) on investments	618.5	99.7	(331.4)
Net change in unrealized appreciation on investments and mortgage loans payable	526.9	1,528.7	1,391.6

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	1,646.4	2,118.2	1,455.9

FROM PARTICIPANT TRANSACTIONS
Premiums	2,852.3	2,432.6	2,439.0
Liquidity units redeemed	—	—	(325.4)
Annuity payments	(36.7)	(31.6)	(28.3)
Withdrawals and death benefits	(1,931.0)	(1,598.1)	(1,494.4)

NET INCREASE IN NET ASSETS RESULTING FROM PARTICIPANT TRANSACTIONS	884.6	802.9	590.9

NET INCREASE IN NET ASSETS	2,531.0	2,921.1	2,046.8
NET ASSETS
Beginning of period	19,829.0	16,907.9	14,861.1

End of period	$22,360.0	$19,829.0	$16,907.9

150Prospectus ¡ TIAA Real Estate Account	See notes to the consolidated financial statements

Consolidated statements of cash flows

TIAA Real Estate Account

(In millions)	For the Years Ended December 31,
	2015	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net increase in net assets resulting from operations	$1,646.4	$2,118.2	$1,455.9
Adjustments to reconcile net changes in net assets resulting from operations to net cash used in operating activities:
Net realized (gain) loss on investments	(618.5)	(99.7)	331.4
Net change in unrealized appreciation on investments and mortgage loans payable	(526.9)	(1,528.7)	(1,391.6)
Reinvestment of limited partnership distribution	(1.3)	—	—
Purchase of real estate properties	(1,229.6)	(1,368.2)	(582.0)
Capital improvements on real estate properties	(167.9)	(206.7)	(196.1)
Proceeds from sale of real estate properties	442.9	933.8	435.8
Purchases of long term investments	(1,101.1)	(458.9)	(370.2)
Proceeds from long term investments	1,499.8	431.9	224.9
Increase in loans receivable	(100.0)	—	—
Increase in other investments	(376.5)	(711.8)	(550.0)
Change in due to (from) investment manager	1.5	(4.7)	(13.1)
(Increase) decrease in other assets	(33.3)	85.7	(21.4)
Increase (decrease) in other liabilities	29.1	(1.7)	8.6

NET CASH USED IN OPERATING ACTIVITIES	(535.4)	(810.8)	(667.8)

CASH FLOWS FROM FINANCING ACTIVITIES
Mortgage loan proceeds received	—	252.5	900.0
Payments of mortgage loans	(373.8)	(222.7)	(830.2)
Premiums	2,852.3	2,432.6	2,439.0
Liquidity units redeemed	—	—	(325.4)
Annuity payments	(36.7)	(31.6)	(28.3)
Withdrawals and death benefits	(1,931.0)	(1,598.1)	(1,494.4)

NET CASH PROVIDED BY FINANCING ACTIVITIES	510.8	832.7	660.7

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(24.6)	21.9	(7.1)
CASH AND CASH EQUIVALENTS
Beginning of period	36.5	14.6	21.7

End of period	$11.9	$36.5	$14.6

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$82.7	$100.1	$116.2

Loan assignment as part of a real estate disposition	$200.0	$—	$—

Conversion of note receivable	$100.6	$—	$—

See notes to the consolidated financial statements	TIAA Real Estate Account ¡ Prospectus151

Notes to the consolidated financial statements

TIAA Real Estate Account

Note 1—Organization and significant accounting policies

Business: The TIAA Real Estate Account (“Account”) is an insurance separate account of Teachers Insurance and Annuity Association of America (“TIAA”) and was established by resolution of TIAA’s Board of Trustees (the “Board”) on February 22, 1995, under the insurance laws of the State of New York, for the purpose of funding variable annuity contracts issued by TIAA. The Account offers individual and group accumulating annuity contracts (with contributions made on a pre-tax or after-tax basis), as well as individual lifetime and term-certain variable payout annuity contracts (including the payment of death benefits to beneficiaries). Investors are entitled to transfer funds to or from the Account, and make withdrawals from the Account on a daily basis, under certain circumstances. Funds invested in the Account for each category of contract are expressed in terms of units, and unit values will fluctuate depending on the Account’s performance.

The investment objective of the Account is to seek favorable long-term returns primarily through rental income and capital appreciation from real estate and real estate-related investments owned by the Account. The Account holds real estate properties directly and through subsidiaries wholly owned by TIAA for the benefit of the Account. The Account also holds interests in real estate joint ventures and limited partnerships in which the Account does not hold a controlling interest; as such, such interests are not consolidated into these consolidated financial statements. The Account also holds an investment in a loan receivable with a commercial real estate property as underlying collateral. Additionally, the Account invests in real estate-related and non-real estate-related publicly traded securities, cash and other instruments to maintain adequate liquidity levels for operating expenses, capital expenditures and to fund benefit payments (withdrawals, transfers and related transactions).

The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, which requires the use of estimates made by management. Actual results may vary from those estimates and such differences may be material. The following is a summary of the significant accounting policies of the Account.

Basis of Presentation: The accompanying consolidated financial statements include the Account and those subsidiaries wholly owned by TIAA for the benefit of the Account. All significant intercompany accounts and transactions between the Account and such subsidiaries have been eliminated.

The Accumulation Unit Value (“AUV”) used for financial reporting purposes may differ from the AUV used for processing transactions. The AUV used for financial reporting purposes includes security and participant transactions effective through the period end date to which this report relates. Total return is computed based on the AUV used for processing transactions.

152Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated
financial statements                              continued

Certain prior year amounts have been reclassified to conform to the current year presentation.

Determination of Investments at Fair Value: The Account reports all investments at fair value in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946, Financial Services — Investment Companies. Further in accordance with the adoption of the fair value option allowed under ASC 825, Financial Instruments, and at the election of Account management, mortgage loans payable are reported at fair value. The FASB has defined fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

The following is a description of the valuation methodologies used to determine the fair value of the Account’s investments and investment related mortgage loans payable.

Valuation of Real Estate Properties — Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation. Determination of fair value involves significant levels of judgment because the actual fair value of real estate can be determined only by negotiation between the parties in a sales transaction. The Account’s primary objective when valuing its real estate investments will be to produce a valuation that represents a reasonable estimate of the fair value of its investments. Implicit in the Account’s definition of fair value are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;
•	Both parties are well informed or well advised, and acting in what they consider their best interests;
•	A reasonable time is allowed for exposure in the open market;
•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and
•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Key inputs and assumptions include rental income and expense amounts, related rental income and expense growth rates, capital expenditures, discount rates and capitalization rates. Valuation techniques include discounted

TIAA Real Estate Account ¡ Prospectus153

Notes to the consolidated
financial statements                              continued

cash flow analysis, prevailing market capitalization rates or multiples applied to earnings from the property, analysis of recent comparable sales transactions, actual sale negotiations and bona fide purchase offers received from third parties. Amounts ultimately realized from each investment may vary significantly from the fair value presented.

Real estate properties owned by the Account are initially valued based on an independent third party appraisal, as reviewed by TIAA’s internal appraisal staff and as applicable by the Account’s independent fiduciary at the time of the closing of the purchase. Such initial valuation may result in a potential unrealized gain or loss reflecting the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).

Subsequently, each property is appraised each quarter by an independent third party appraiser, reviewed by TIAA’s internal appraisal staff and as applicable the Account’s independent fiduciary. In general, the Account obtains appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments, and thus, adjustments to the valuations of its holdings (to the extent such adjustments are made) that happen regularly throughout each quarter and not on one specific day or month in each period.

Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. For example, under certain circumstances a valuation adjustment could be made when the account receives a bona fide bid for the sale of a property held within the Account or one of the Account’s joint ventures. Adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease (including due to a bankruptcy filing of that tenant). Alternatively, adjustments may be made to reflect the execution or renewal of a significant lease. Also, adjustments may be made to reflect factors (such as sales values for comparable properties or local employment rate) bearing uniquely on a particular region in which the Account holds properties. TIAA’s internal appraisal staff oversees the entire appraisal process, in conjunction with the Account’s independent fiduciary (the independent fiduciary is more fully described in the following paragraph). Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

The independent fiduciary, RERC, LLC, has been appointed by a special subcommittee of the Investment Committee of the Board to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Account. All appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation. Real

154Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated
financial statements                              continued

estate appraisals are estimates of property values based on a professional’s opinion. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. These independent appraisers are always expected to be MAI-designated members of the Appraisal Institute (or its European equivalent, Royal Institute of Chartered Surveyors) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge. Under the Account’s current procedures, each independent appraisal firm will be rotated off of a particular property at least every three years, although such appraisal firm may perform appraisals of other Account properties subsequent to such rotation.

Also, the independent fiduciary can require additional appraisals if factors or events have occurred that could materially change a property’s value (including those identified above) and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any valuation change of real estate-related assets where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior calendar month. When a real estate property is subject to a mortgage, the property is valued independently of the mortgage and the property and mortgage fair values are reported separately (see Valuation of Mortgage Loans Payable). The independent fiduciary reviews and approves all mortgage valuation adjustments before such adjustments are recorded by the Account. The Account continues to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

Valuation of Real Estate Joint Ventures — Real estate joint ventures are stated at the fair value of the Account’s ownership interests of the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable, and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, which occurs prior to the dissolution of the investee entity.

Valuation of Real Estate Limited Partnerships — Limited partnership interests are stated at the fair value of the Account’s ownership in the partnership which are recorded based upon the changes in the net asset values of the limited partnerships as determined from the financial statements of the limited partnerships when received by the Account. Prior to the receipt of the financial statements from the limited partnerships, the Account estimates the value of its

TIAA Real Estate Account ¡ Prospectus155

Notes to the consolidated
financial statements                              continued

interest in good faith and will from time to time seek input from the issuer or the sponsor of the investments. Since market quotations are not readily available, the limited partnership interests are valued at fair value as determined in good faith by management under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole.

Valuation of Marketable Securities — Equity securities listed or traded on any national market or exchange are valued at the last sale price as of the close of the principal securities market or exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such market or exchange, exclusive of transaction costs.

Debt securities with readily available market quotations, other than money market instruments, are generally valued at the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). Debt securities for which market quotations are not readily available, are valued at fair value as determined in good faith by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole.

Short-term investments are valued in the same manner as debt securities, as described above.

Money market instruments are valued at amortized cost, which approximates fair value.

Equity and fixed income securities traded on a foreign exchange or in foreign markets are valued using their closing values under the valuation methods generally accepted in the country where traded, as of the valuation date. This value is converted to U.S. dollars at the exchange rate in effect on the valuation day. Under certain circumstances (for example, if there are significant movements in the U.S. markets and there is an expectation the securities traded on foreign markets will adjust based on such movements when the foreign markets open the next day), the Account may adjust the value of equity or fixed income securities that trade on a foreign exchange or market after the foreign exchange or market has closed.

Valuation of Loans Receivable — Loans receivable are stated at fair value and are initially valued at the face amount of the loan funding. Subsequently, loans receivable are valued at least quarterly by TIAA’s internal valuation department based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral) and the credit quality of the counterparty. The independent fiduciary reviews and approves all loan receivable valuation adjustments before such adjustments are recorded by the Account. The Account

156Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated
financial statements                              continued

continues to use the revised value for each loan receivable to calculate the Account’s daily net asset value until the next valuation review.

Valuation of Mortgage Loans Payable — Mortgage loans payable are stated at fair value. The estimated fair values of mortgage loans payable are based on the amount at which the liability could be transferred to a third party exclusive of transaction costs. Mortgage loans payable are valued internally by TIAA’s internal valuation department, as reviewed by the Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan and the return demands of the market.

See Note 5 — Assets and Liabilities Measured at Fair Value on a Recurring Basis for further discussion and disclosure regarding the determination of the fair value of the Account’s investments.

Foreign Currency Transactions and Translation: Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in foreign currency exchange rates on portfolio investments and mortgage loans payable are included in net realized and unrealized gains and losses on real estate properties and mortgage loans payable. Net realized gains and losses on foreign currency transactions include disposition of foreign currencies, and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

Accumulation and Annuity Funds: The accumulation fund represents the net assets attributable to participants in the accumulation phase of their investment (“Accumulation Fund”). The annuity fund represents the net assets attributable to the participants currently receiving annuity payments (“Annuity Fund”). The net increase or decrease in net assets from investment operations is apportioned between the accounts based upon their relative daily net asset values. Once an Account participant begins receiving lifetime annuity income benefits, payment levels cannot be reduced as a result of the Account’s actual mortality experience. In addition, the contracts pursuant to which the Account is offered are required to stipulate the maximum expense charge for all Account level expenses that can be assessed, which is not to exceed 2.5% of average net assets per year. The Account pays a fee to TIAA to assume mortality and expense risks.

TIAA Real Estate Account ¡ Prospectus157

Notes to the consolidated
financial statements                              continued

Accounting for Investments: The investments held by the Account are accounted for as follows:

Real Estate Properties — Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance, and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted when actual operating results are determined.

Real Estate Joint Ventures — The Account has limited ownership interests in various real estate joint ventures (collectively, the “joint ventures”). The Account records its contributions as increases to its investments in the joint ventures, and distributions from the joint ventures are treated as income within income from real estate joint ventures and limited partnerships in the Account’s consolidated statements of operations. Distributions that are identified as returns of capital are recorded as a reduction to the cost basis of the investment, whereas distributions identified as capital gains or losses are recorded as realized gains or losses. Income from the joint ventures is recorded based on the Account’s proportional interest of the income distributed by the joint ventures. Income earned but not yet distributed to the Account by the joint ventures is recorded as unrealized gains and losses.

Limited Partnerships — The Account has limited ownership interests in various private real estate funds (primarily limited partnerships) and a private real estate investment trust (collectively, the “limited partnerships”). The Account records its contributions as increases to the investments, and distributions from the investments are treated as income within income from real estate joint ventures and limited partnerships in the Account’s consolidated statements of operations. Distributions that are identified as returns of capital are recorded as a reduction to the cost basis of the investment, whereas distributions identified as capital gains or losses are recorded as realized gains or losses. Unrealized gains and losses are recorded based upon the changes in the net asset values of the limited partnerships as determined from the financial statements of the limited partnerships when received by the Account. Prior to the receipt of the financial statements from the limited partnerships, the Account estimates the value of its interest in good faith and will from time to time seek input from the issuer or the

158Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated
financial statements                              continued

sponsor of the investments. Changes in value based on such estimates are recorded by the Account as unrealized gains and losses.

Marketable Securities — Transactions in marketable securities are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date within dividend income. Dividends that are identified as returns of capital are recorded as a reduction to the cost basis of the investment, whereas dividends identified as capital gains or losses are recorded as realized gains or losses. Realized gains and losses on securities transactions are accounted for on the specific identification method.

Loan Receivable — The Account has a single ownership interest in a loan receivable. Interest income from the loan receivable is recognized using the effective interest method over the expected life of the loan.

Realized and Unrealized Gains and Losses — Realized gains and losses are recorded at the time an investment is sold or a distribution is received in relation to an investment sale from a joint venture or limited partnership. Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). The Account recognizes a realized gain on the sale of a real estate property to the extent that the contract sales price exceeds the cost-to-date of the property being sold. A realized loss occurs when the cost-to-date exceeds the sales price. Unrealized gains and losses are recorded as the fair values of the Account’s investments are adjusted, and as discussed within the Real Estate Joint Ventures and Limited Partnerships sections above.

Net Assets — The Account’s net assets as of the close of each valuation day are valued by taking the sum of:

•	the value of the Account’s cash; cash equivalents, and short-term and other debt instruments;
•	the value of the Account’s other securities and other non-real estate assets;
•	the value of the individual real properties (based on the most recent valuation of that property) and other real estate-related investments owned by the Account;
•

an estimate of the net operating income accrued by the Account from its properties, other real estate-related investments and non-real estate-related investments (including short-term marketable securities) since the end of the prior valuation day; and

•

actual net operating income earned from the Account’s properties, other real estate-related investments and non-real estate-related investments (but only to the extent any such item of income differs from the estimated income accrued for on such investments),

TIAA Real Estate Account ¡ Prospectus159

Notes to the consolidated
financial statements                              continued

and then reducing the sum by liabilities held within the Account, including the daily investment management fee, administration and distribution fees, mortality and expense fee, and liquidity guarantee fee, and certain other expenses attributable to operating the Account. Daily estimates of net operating income are adjusted to reflect actual net operating income on a monthly basis, at which time such adjustments (if any) are reflected in the Account’s unit value.

After the end of every quarter, the Account reconciles the amount of expenses deducted from the Account (which is established in order to approximate the costs that the Account will incur) with the expenses the Account actually incurred. If there is a difference, the Account adds it to or deducts it from the Account in equal daily installments over the remaining days of the following quarter. Material differences may be repaid in the current calendar quarter. The Account’s at-cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected by the difference between management’s projections and the Account’s actual assets or expenses.

Cash and Cash Equivalents: Cash and cash equivalents are balances held by the Account in bank deposit accounts which, at times, exceed federally insured limits. The Account’s management monitors these balances to mitigate the exposure of risk due to concentration and has not experienced any losses from such concentration.

Other Assets and Other Liabilities: Other assets and other liabilities consist of operating assets and liabilities utilized and held at each individual real estate property investment. Other assets consist of, amongst other items, cash, tenant receivables and prepaid expenses; whereas other liabilities primarily consist of security deposits.

Federal Income Taxes: Based on provisions of the Internal Revenue Code, Section 817, the Account is taxed as a segregated asset account of TIAA and as such, the Account incurs no material federal income tax attributable to the net investment activity of the Account. The Account’s federal income tax return is generally subject to examination for a period of three years after filed. State and local tax returns may be subject to examination for an additional period of time depending on the jurisdiction. Management has analyzed the Account’s tax positions taken for all open federal income tax years and has concluded that no provision for federal income tax is required in the Account’s consolidated financial statements.

Restricted Cash: The Account held $50.9 million and $20.4 million as of December 31, 2015 and 2014, respectively, in escrow accounts for property taxes, insurance, and various other property related matters as required by certain creditors related to outstanding mortgage loans payable collateralized by certain real estate investments. These amounts are recorded within other assets

160Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated
financial statements                              continued

on the consolidated statements of assets and liabilities. See Note 8 — Mortgage Loans Payable for additional information regarding the Account’s outstanding mortgage loans payable.

Changes in Net Assets: Premiums include premiums paid by existing accumulation unit holders in the Account and transfers into the Account. Withdrawals and death benefits include withdrawals out of the Account which include transfers out of the Account and required minimum distributions.

Due to/from Investment Manager: Due to/from investment manager represents amounts that are to be paid or received by TIAA on behalf of the Account. Amounts generally are paid or received by the Account within one or two business days and no interest is contractually charged on these amounts.

New Accounting Pronouncement: In February 2015, the FASB issued Accounting Standard Update (“ASU”) No. 2015-02, Amendments to the Consolidation Analysis (“ASU 2015-02”). This ASU amends, amongst other items, the consolidation rules regarding the evaluation of whether a limited partnership or similar entity is a variable interest entity or voting interest entity as well as the elimination of the presumption that a general partner should consolidate a limited partnership. These amendments are effective for public business entities for fiscal years and interim periods within those fiscal years beginning after December 15, 2015. Management is currently evaluating the impact of ASU 2015-02 on the Account’s Consolidated Financial Statements.

In March 2015, the FASB issued ASU No. 2015-03, Interest — Imputation of Interest (“ASU 2015-03”). This ASU amends, amongst other items, the presentation of debt issuance costs on an entity’s balance sheet. These amendments are effective for public business entities for fiscal years and interim periods within those fiscal years beginning after December 15, 2015. Management is currently evaluating the impact of ASU 2015-03 on the Account’s Consolidated Financial Statements.

In May 2015, the FASB issued ASU No. 2015-07, Fair Value Measurement (Topic 820) — Disclosures for Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) (“ASU 2015-07”). This ASU removes the requirement to categorize all investments for which the fair value is measured using the net asset value per share practical expedient from the fair value hierarchy. The ASU also removes the requirement to make certain disclosures for investments that are eligible to be measured at fair value using the net asset value per share practical expedient. The disclosures are limited to investments for which the entity has elected to measure the fair value using that practical expedient. These amendments are effective for public business entities for fiscal years and interim periods within those fiscal years beginning after December 15, 2015, and are applied retroactively. The Account has early adopted the new disclosure requirements for this filing.

TIAA Real Estate Account ¡ Prospectus161

Notes to the consolidated
financial statements                              continued

In August 2015, the FASB issued ASU 2015-15 Interest — Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements (“ASU 2015-15”). This ASU follows ASU 2015-03, which requires entities to present debt issuance costs as a direct deduction from the carrying amount of the related debt liability. ASU 2015-03 does not address how debt issuance costs related to line-of-credit arrangements should be presented on the balance sheet or amortized. Given the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of credit arrangements, ASU 2015-15 clarifies that the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs rateably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of- credit arrangement. The Account currently is not involved with line-of-credit arrangements.

In January 2016, the FASB issued ASU 2016-01 Financial Instruments (Topic 825) — Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). This ASU amends, amongst other items, certain aspects of the recognition, measurement, presentation, and disclosure of financial instruments. These amendments are effective for public business entities for fiscal years and interim periods within those fiscal years beginning after December 31, 2017. Management is currently assessing the impact of ASU 2016-01 on the Account’s Consolidated Financial Statements.

In February 2016, the FASB issued ASU 2016-02 Leases (Topic 842) (“ASU 2016-02”) which will supersede Topic 840, Leases. This ASU applies to all entities that enter into a lease. Lessees will be required to report assets and liabilities that arise from leases. Lessor accounting is expected to remain unchanged except in certain circumstances. This ASU is effective for public business entities for fiscal years beginning after December 15, 2018, including all interim periods within those fiscal years. Management is currently assessing the impact of ASU 2016-02 on the Account’s Consolidated Financial Statements.

Note 2—Management agreements, arrangements and related party transactions

Investment advisory services for the Account are provided by TIAA employees, under the direction of the Board and its Investment Committee, pursuant to investment management procedures adopted by TIAA for the Account. TIAA’s investment management decisions for the Account are subject to review by the Account’s independent fiduciary. TIAA also provides various portfolio accounting and related services for the Account.

The Account is a party to the Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account (the “Distribution Agreement”), dated January 1, 2008, by and among TIAA, for itself and on behalf of the Account, and TIAA-CREF

162Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated
financial statements                              continued

Individual and Institutional Services, LLC (“Services”), a wholly owned subsidiary of TIAA, a registered broker-dealer and a member of the Financial Industry Regulatory Authority. Pursuant to the Distribution Agreement, Services performs distribution services for the Account which include, among other things, (i) distribution of annuity contracts issued by TIAA and funded by the Account, (ii) advising existing annuity contract owners in connection with their accumulations and (iii) helping employers implement and manage retirement plans. In addition, TIAA performs administrative functions for the Account, which include, among other things, (i) maintaining accounting records and performing accounting services, (ii) receiving and allocating premiums, (iii) calculating and making annuity payments, (iv) processing withdrawal requests, (v) providing regulatory compliance and reporting services, (vi) maintaining the Account’s records of contract ownership and (vii) otherwise assisting generally in all aspects of the Account’s operations. Both distribution services (pursuant to the Distribution Agreement) and administrative services are provided to the Account by Services and TIAA, as applicable, on an at cost basis.

The Distribution Agreement is terminable by either party upon 60 days written notice and terminates automatically upon any assignment thereof.

TIAA and Services provide investment management, administrative and distribution services at cost. TIAA and Services receive payments from the Account on a daily basis according to formulas established each year and adjusted periodically with the objective of keeping the payments as close as possible to the Account’s expenses actually incurred. Any differences between actual expenses and the amounts paid by the Account are adjusted quarterly.

TIAA also provides a liquidity guarantee to the Account, for a fee, to ensure that sufficient funds are available to meet participant transfer and cash withdrawal requests in the event that the Account’s cash flows and liquid investments are insufficient to fund such requests. TIAA ensures sufficient funds are available for such transfer and withdrawal requests by purchasing accumulation units of the Account.

To the extent TIAA owns accumulation units issued pursuant to the liquidity guarantee, the independent fiduciary monitors and oversees, among other things, TIAA’s ownership interest in the Account and may require TIAA to eventually redeem some of its units, particularly when the Account has un-invested cash or liquid investments available. TIAA also receives a fee for assuming certain mortality and expense risks.

The expenses for the services noted above that are provided to the Account by TIAA and Services are identified in the accompanying consolidated statements of operations and are reflected in Note 9 — Financial Highlights.

Pursuant to its existing liquidity guarantee obligation, the TIAA General Account purchased in multiple transactions an aggregate of 4.7 million accumulation units

TIAA Real Estate Account ¡ Prospectus163

Notes to the consolidated
financial statements                              continued

(which are generally referred to as “liquidity units”) in the Account between December 2008 and June 2009 for an aggregate amount of $1.2 billion. TIAA has not purchased additional liquidity units since June 2009.

In accordance with this liquidity guarantee obligation, TIAA guarantees that all participants in the Account may redeem their accumulation units at their accumulation unit value next determined after their transfer or cash withdrawal request is received in good order. Liquidity units owned by TIAA are valued in the same manner as accumulation units owned by the Account’s participants. Management believes that TIAA has the ability to meet its obligations under the liquidity guarantee.

As discussed in the Account’s prospectus and in accordance with a prohibited transaction exemption from the U.S. Department of Labor (PTE 96-76), the Account’s independent fiduciary, RERC, has certain responsibilities with respect to the Account that it has undertaken or is currently undertaking with respect to TIAA’s purchase of liquidity units, including among other things, reviewing the purchase and redemption of liquidity units by TIAA to ensure the Account uses the correct unit values. In addition, as set forth in PTE 96-76, the independent fiduciary’s responsibilities include:

•	establishing the percentage of total accumulation units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for changing the trigger point;
•	approving any adjustment of TIAA’s ownership interest in the Account and, in its discretion, requiring an adjustment if TIAA’s ownership of liquidity units reaches the trigger point; and
•

once the trigger point has been reached, participating in any program to reduce TIAA’s ownership in the Account by utilizing cash flow or liquid investments in the Account, or by utilizing the proceeds from asset sales. The independent fiduciary’s role in participating in any such asset sales program would include (i) participating in the selection of properties for sale, (ii) providing sales guidelines and (iii) approving those sales if, in the independent fiduciary’s opinion, such sales are desirable to reduce TIAA’s ownership of liquidity units.

The independent fiduciary, which has the right to adjust the trigger point, has established the trigger point at 45% of the outstanding accumulation units and it will continue to monitor TIAA’s ownership interest in the Account and provide further recommendations as necessary.

As of March 31, 2013, the independent fiduciary completed the systematic redemption of all of the liquidity units held by TIAA. Approximately one-quarter of such units were redeemed evenly over the business days in each of the months of June, September, December 2012, and March 2013, representing a total of

164Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated
financial statements                              continued

$940.3 million and $325.4 million redeemed during 2012 and 2013, respectively.

TIAA and Services provide certain services to the Account on an at cost basis. See Note 9 — Financial Highlights for details of the expense charge and expense ratio.

Note 3—Credit risk concentrations

Concentrations of credit risk may arise when a number of properties or tenants are located in a similar geographic region such that the economic conditions of that region could impact tenants’ obligations to meet their contractual obligations or cause the values of individual properties to decline. The Account has no significant concentrations of tenants as no single tenant has annual contract rent that makes up more than 3% of the rental income of the Account.

The Account’s wholly owned real estate investments and investments in joint ventures are located in the United States. The following table represents the diversification of the Account’s portfolio by region and property type as of December 31, 2015:

DIVERSIFICATION BY FAIR VALUE(1)

	East	West	South	Midwest	Total

Office	20.8%	17.1%	6.3%	0.3%	44.5%
Apartment	10.0%	8.6%	4.4%	—%	23.0%
Retail	3.8%	3.6%	7.4%	0.3%	15.1%
Industrial	1.5%	8.0%	4.0%	0.8%	14.3%
Other(2)	2.6%	0.3%	0.1%	0.1%	3.1%

Total	38.7%	37.6%	22.2%	1.5%	100.0%

(1)	Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.
(2)	Represents interest in Storage Portfolio investment and a fee interest encumbered by a ground lease real estate investment.
Properties in the “East” region are located in: CT, DC, DE, KY, MA, MD, ME, NC, NH, NJ, NY, PA, RI, SC, VA, VT, WV
Properties in the “West” region are located in: AK, AZ, CA, CO, HI, ID, MT, NM, NV, OR, UT, WA, WY
Properties in the “South” region are located in: AL, AR, FL, GA, LA, MS, OK, TN, TX
Properties in the “Midwest” region are located in: IA, IL, IN, KS, MI, MN, MO, ND, NE, OH, SD, WI

Note 4—Leases

The Account’s wholly owned real estate properties are leased to tenants under operating lease agreements which expire on various dates through 2090. Aggregate minimum annual rentals for wholly owned real estate investments

TIAA Real Estate Account ¡ Prospectus165

Notes to the consolidated
financial statements                              continued

owned by the Account through the non-cancelable lease term, excluding short-term residential leases, are as follows (in millions):

Years Ending December 31,

2016	$561.5
2017	522.2
2018	472.4
2019	418.1
2020	361.5
Thereafter	2,879.8

Total	$5,215.5

Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts, sales volume or contractual increases as defined in the lease agreement. These contractual contingent rentals are not included in the table above.

Note 5—Assets and liabilities measured at fair value on a recurring basis

Valuation Hierarchy: The Account’s fair value measurements are grouped categorically into three levels, as defined by the FASB. The levels are defined as follows:

Level 1 — Valuations using unadjusted quoted prices for assets traded in active markets, such as stocks listed on the New York Stock Exchange. Active markets are defined as having the following characteristics for the measured asset or liability: (i) many transactions, (ii) current prices, (iii) price quotes not varying substantially among market makers, (iv) narrow bid/ask spreads and (v) most information regarding the issuer is publicly available. Level 1 assets held by the Account are generally marketable equity securities.

Level 2 — Valuations for assets and liabilities traded in less active, dealer or broker markets. Fair values are primarily obtained from third party pricing services for identical or comparable assets or liabilities. Level 2 inputs for fair value measurements are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include:

a.	Quoted prices for similar assets or liabilities in active markets;
b.

Quoted prices for identical or similar assets or liabilities in markets that are not active (that is, markets in which there are few transactions for the asset (or liability), the prices are not current, price quotations vary substantially either over time or among market makers (for example, some brokered markets), or in which little information is released publicly);

c.	Inputs other than quoted prices that are observable within the market for the asset (or liability) (for example, interest rates and yield curves, implied
166Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated
financial statements                              continued

volatilities, prepayment speeds, loss severities, credit risks, and default rates that are observable at commonly quoted intervals); and
d.	Inputs that are derived principally from or corroborated by observable market data by correlation or other means (for example, market-corroborated inputs).

Examples of securities which may be held by the Account and included in Level 2 include certificates of deposit, commercial paper, government agency notes, variable notes, United States Treasury securities, and debt securities.

Level 3 — Valuations for assets and liabilities that are derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques, and are not based on market exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market, and require significant professional judgment in determining the fair value assigned to such assets or liabilities. Examples of Level 3 assets and liabilities which may be held by the Account from time to time include investments in real estate, investments in joint ventures, and loans receivable and payable.

An investment’s categorization within the valuation hierarchy described above is based upon the lowest level of input that is significant to the fair value measurement. The Account’s limited partnership investments are valued using the net asset value per share as a practical expedient, which excludes the investments from the valuation hierarchy.

The Account’s determination of fair value is based upon quoted market prices, where available. If listed prices or quotes are not available, fair value is based upon vendor-provided, evaluated prices or internally developed models that primarily use market-based or independently sourced market data, including interest rate yield curves, market spreads, and currency rates. Valuation adjustments will be made to reflect changes in credit quality, counterparty’s creditworthiness, the Account’s creditworthiness, liquidity, and other observable and unobservable inputs that are applied consistently over time.

The methods described above are considered to produce fair values that represent a good faith estimate of what an unaffiliated buyer in the marketplace would pay to purchase the asset or would receive to transfer the liability. Since fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, actual realizable values or future fair values may differ from amounts reported. Furthermore, while the Account believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments, while reasonable, could result in different estimates of fair value at the reporting date. As discussed in Note 1—Organization and Significant Accounting Policies in more detail, the Account

TIAA Real Estate Account ¡ Prospectus167

Notes to the consolidated
financial statements                              continued

generally obtains independent third party appraisals on a quarterly basis; there may be circumstances in the interim in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic consolidated financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals.

The following tables show the major categories of assets and liabilities measured at fair value on a recurring basis as of December 31, 2015 and 2014, using unadjusted quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); significant unobservable inputs (Level 3); and Practical Expedient (in millions):

Description	Level 1: Quoted Prices in Active Markets for Identical Assets	Level 2: Significant Other Observable Inputs	Level 3: Significant Unobservable Inputs	Fair Value Using Practical Expedient(1)	Total at December 31, 2015

Real estate properties	$—	$—	$14,606.2	$—	$14,606.2
Real estate joint ventures	—	—	4,068.4	—	4,068.4
Limited partnerships	—	—	—	144.8	144.8
Marketable securities:
Real estate related	1,024.4	—	—	—	1,024.4
Government agency notes	—	2,666.8	—	—	2,666.8
United States Treasury securities	—	1,540.4	—	—	1,540.4
Loan receivable	—	—	100.6	—	100.6

Total Investments at December 31, 2015	$1,024.4	$4,207.2	$18,775.2	$144.8	$24,151.6

Mortgage loans payable	$—	$—	$(1,794.4)	$—	$(1,794.4)

168Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated
financial statements                              continued

Description	Level 1: Quoted Prices in Active Markets for Identical Assets	Level 2: Significant Other Observable Inputs	Level 3: Significant Unobservable Inputs	Fair Value Using Practical Expedient(1)	Total at December 31, 2014

Real estate properties	$—	$—	$13,139.0	$—	$13,139.0
Real estate joint ventures	—	—	3,022.1	—	3,022.1
Limited partnerships	—	—	—	357.5	357.5
Marketable securities:
Real estate related	1,818.4	—	—	—	1,818.4
Government agency notes	—	2,369.9	—	—	2,369.9
United States Treasury securities	—	1,461.2	—	—	1,461.2

Total Investments at December 31, 2014	$1,818.4	$3,831.1	$16,161.1	$357.5	$22,168.1

Mortgage loans payable	$—	$—	$(2,373.8)	$—	$(2,373.8)

(1)

The Account early adopted Accounting Pronouncement ASU 2015-07, which removes the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient.

The following tables show the reconciliation of the beginning and ending balances for assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the years ended December 31, 2015 and 2014 (in millions):

	Real Estate Properties	Real Estate Joint Ventures	Loan Receivable	Total Level 3 Investments	Mortgage Loans Payable

For the year ended December 31, 2015
Beginning balance January 1, 2015	$13,139.0	$3,022.1	$—	$16,161.1	$(2,373.8)
Total realized and unrealized gains included in changes in net assets	702.6	416.0	0.6	1,119.2	5.6
Purchases(1)	1,407.5	835.1	100.0	2,342.6	—
Sales	(642.9)	—	—	(642.9)	—
Settlements(2)	—	(204.8)	—	(204.8)	573.8

Ending balance December 31, 2015	$14,606.2	$4,068.4	$100.6	$18,775.2	$(1,794.4)

	Real Estate Properties	Real Estate Joint Ventures	Total Level 3 Investments	Mortgage Loans Payable

For the year ended December 31, 2014
Beginning balance January 1, 2014	$11,565.1	$2,563.6	$14,128.7	$(2,279.1)
Total realized and unrealized gains (losses) included in changes in net assets	987.8	308.4	1,296.2	(64.9)
Purchases(1)	1,562.5	232.9	1,795.4	(252.5)
Sales	(976.4)	—	(976.4)	—
Settlements(2)	—	(82.8)	(82.8)	222.7

Ending balance December 31, 2014	$13,139.0	$3,022.1	$16,161.1	$(2,373.8)

TIAA Real Estate Account ¡ Prospectus169

Notes to the consolidated
financial statements                              continued

(1)	Includes purchases, contributions for joint ventures, capital expenditures and lending for loans receivable.
(2)	Includes operating income for real estate joint ventures, net of distributions, and principal payments and extinguishments of mortgage loans payable.

The following table shows quantitative information about unobservable inputs related to the Level 3 fair value measurements as of December 31, 2015.

Type	Asset Class	Valuation Technique(s)	Unobservable Inputs	Range (Weighted Average)

Real Estate	Office	Income Approach—
Properties		Discounted Cash Flow	Discount Rate	6.0%–8.3% (6.5%)
and Joint Ventures			Terminal Capitalization Rate	4.3%–7.5% (5.5%)

Income Approach—
		Direct Capitalization	Overall Capitalization Rate	3.8%–7.3% (4.7%)

	Industrial	Income Approach—
		Discounted Cash Flow	Discount Rate	5.7%–8.8% (6.8%)
			Terminal Capitalization Rate	4.9%–7.3% (5.7%)

Income Approach—
		Direct Capitalization	Overall Capitalization Rate	4.0%–6.3% (5.1%)

	Residential	Income Approach—
		Discounted Cash Flow	Discount Rate	5.3%–7.3% (6.2%)
			Terminal Capitalization Rate	4.0%–5.8% (4.8%)

Income Approach—
		Direct Capitalization	Overall Capitalization Rate	3.3%–5.3% (4.1%)

	Retail	Income Approach—
		Discounted Cash Flow	Discount Rate	5.0%–10.4% (6.8%)
			Terminal Capitalization Rate	4.8%–9.5% (5.8%)

Income Approach—
		Direct Capitalization	Overall Capitalization Rate	4.3%–8.5% (5.2%)

Mortgage Loans	Office and	Discounted Cash Flow	Loan to Value Ratio	31.0%–47.5% (41.0%)
Payable	Industrial		Equivalency Rate	2.7%–3.8% (3.6%)

		Net Present Value	Loan to Value Ratio	31.0%–47.5% (41.0%)
			Weighted Average Cost of Capital Risk Premium Multiple	1.2–1.3 (1.3)

	Residential	Discounted Cash Flow	Loan to Value Ratio	30.6%–63.2% (44.0%)
			Equivalency Rate	2.7%–3.5% (3.2%)

		Net Present Value	Loan to Value Ratio	30.6%–63.2% (44.0%)
			Weighted Average Cost of Capital Risk Premium Multiple	1.2–1.5 (1.3)

	Retail	Discounted Cash Flow	Loan to Value Ratio	21.0%–49.4% (37.8%)
			Equivalency Rate	2.4%–4.0% (3.3%)

		Net Present Value	Loan to Value Ratio	21.0%–49.4% (37.8%)
			Weighted Average Cost of Capital Risk Premium Multiple	1.1–1.3 (1.2)

Loan Receivable	Office	Discounted Cash Flow	Loan to Value Ratio	76.1% (76.1%)
			Equivalency Rate	6.1% (6.1%)

Real Estate Properties and Joint Ventures: The significant unobservable inputs used in the fair value measurement of the Account’s real estate property and

170Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated
financial statements                              continued

joint venture investments are the selection of certain investment rates (Discount Rate, Terminal Capitalization Rate, and Overall Capitalization Rate). Significant increases (decreases) in any of those inputs in isolation would result in significantly lower (higher) fair value measurements, respectively.

Mortgage Loans Payable: The significant unobservable inputs used in the fair value measurement of the Account’s mortgage loans payable are the loan to value ratios and the selection of certain credit spreads and weighted average cost of capital risk premiums. Significant increases (decreases) in any of those inputs in isolation would result in a significantly lower (higher) fair value, respectively.

Loans Receivable: The significant unobservable inputs used in the fair value measurement of the Account’s loan receivable are the loan to value ratios and the selection of certain credit spreads. Significant increases (decreases) in any of those inputs in isolation would result in a significantly lower (higher) fair value, respectively.

During the years ended December 31, 2015 and 2014 there were no transfers between Levels 1, 2 or 3.

The amount of total net unrealized gains (losses) included in changes in net assets attributable to the change in net unrealized gains (losses) relating to Level 3 investments and mortgage loans payable using significant unobservable inputs still held as of the reporting date is as follows (in millions):

	Real Estate Properties	Real Estate Joint Ventures	Loan Receivable	Total Level 3 Investments	Mortgage Loans Payable

For the year ended December 31, 2015	$718.7	$426.2	$0.6	$1,145.5	$5.6

For the year ended December 31, 2014	$1,007.2	$305.4	$—	$1,312.6	$(64.9)

Note 6—Investments in joint ventures

The Account owns interests in several real estate properties through joint ventures and receives distributions and allocations of profits and losses from the joint ventures based on the Account’s ownership interest in those investments. Several of these joint ventures have mortgage loans payable collateralized by the properties owned by the aforementioned joint ventures. At December 31, 2015, the Account held investments in joint ventures with non-controlling ownership interest percentages that ranged from 33% to 90%. Certain joint ventures are subject to adjusted distribution percentages when earnings in the investment reach a pre-determined threshold. The fair value of the Account’s equity interest in these joint ventures was $4.1 billion and $3.0 billion at December 31, 2015 and 2014, respectively. The Account’s most significant joint venture investment is The Florida Mall, which represented 2.9% of the Account’s net assets and 2.7% of the Account’s invested assets at December 31, 2015. The Account’s

TIAA Real Estate Account ¡ Prospectus171

Notes to the consolidated
financial statements                              continued

proportionate share of the mortgage loans payable held within the joint venture investments at fair value was $1.6 billion and $1.8 billion at December 31, 2015 and 2014, respectively. The Account’s share in the outstanding principal of the mortgage loans payable held within the joint venture investments was $1.6 billion and $1.7 billion at December 31, 2015 and 2014, respectively.

A condensed summary of the financial position and results of operations of the joint ventures are shown below (in millions):

	December 31,
	2015	2014

Assets
Real estate properties, at fair value	$9,615.7	$7,980.2
Other assets	256.1	246.8

Total assets	$9,871.8	$8,227.0

Liabilities & Equity
Mortgage notes payable and other obligations, at fair value	$2,487.5	$2,750.0
Other liabilities	162.4	147.0

Total liabilities	2,649.9	2,897.0
Equity	7,221.9	5,330.0

Total liabilities and equity	$9,871.8	$8,227.0

	Years Ended December 31,
	2015	2014	2013

Operating Revenue and Expenses
Revenues	$609.5	$612.8	$562.5
Expenses	318.6	315.8	309.6

Excess of revenues over expenses	$290.9	$297.0	$252.9

Note 7—Investments in limited partnerships

The Account invests in limited partnerships, limited liability companies and private real estate equity investment trusts that own real estate properties and real estate related securities including mezzanine debt. The Account receives distributions from these investments based on the Account’s ownership interest percentage. At December 31, 2015, the Account held non-controlling ownership interests in three limited partnerships and one limited liability company ranging from 5.3% to 18.5%. As of December 31, 2015 and 2014, the fair value of the Account’s ownership interest was $144.8 million and $357.5 million, respectively.

As of December 31, 2015, two of the limited partnership investments were in dissolution. Colony Realty Partners LP began liquidation in May 2014 with final dissolution anticipated during 2016. Lion Gables Apartment Fund began

172Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated
financial statements                              continued

liquidation in February 2015 and has dissolved all of the Fund’s assets. Final dissolution of the entity is anticipated during 2016.

Cobalt Industrial REIT, in which the Account held a 10.998% interest, and Heitman Value Partners Fund, in which the Account held an 8.43% interest, were legally dissolved in December 2015.

Transwestern Mezzanine Realty Partners III may engage in liquidation activities in 2017 based on the terms of its partnership agreement. The Account may elect to sell or transfer its ownership units by giving notice and acquiring consent from the management committee of the limited partnership, which requires approval by a majority of the members.

Note 8—Mortgage loans payable

At December 31, 2015, the Account had outstanding mortgage loans payable secured by the following properties (in millions):

Property	Interest Rate and Payment Frequency(2)	Principal Amounts Outstanding as of December 31,		Maturity
		2015	2014

99 High Street(4)	5.52% paid monthly	$—	$185.0	November 11, 2015
Lincoln Centre(10)	5.51% paid monthly	—	153.0	February 1, 2016
Charleston Plaza(1)(5)	5.60% paid monthly	34.7	35.5	September 11, 2016
The Legend at Kierland(5)(6)	4.97% paid monthly	21.8	21.8	August 1, 2017
The Tradition at Kierland(5)(6)	4.97% paid monthly	25.8	25.8	August 1, 2017
Mass Court(5)	2.88% paid monthly	92.6	92.6	September 1, 2019
Red Canyon at Palomino Park(5)(7)	5.34% paid monthly	27.1	27.1	August 1, 2020
Green River at Palomino Park(5)(7)	5.34% paid monthly	33.2	33.2	August 1, 2020
Blue Ridge at Palomino Park(5)(7)	5.34% paid monthly	33.4	33.4	August 1, 2020
Ashford Meadows(5)	5.17% paid monthly	44.6	44.6	August 1, 2020
The Corner(5)	4.66% paid monthly	105.0	105.0	June 1, 2021
The Palatine(5)	4.25% paid monthly	80.0	80.0	January 10, 2022
The Forum at Carlsbad(5)	4.25% paid monthly	90.0	90.0	March 1, 2022
The Colorado(5)	3.69% paid monthly	91.7	91.7	November 1, 2022
The Legacy at Westwood(5)	3.69% paid monthly	46.7	46.7	November 1, 2022
Regents Court(5)	3.69% paid monthly	39.6	39.6	November 1, 2022
The Caruth(5)	3.69% paid monthly	45.0	45.0	November 1, 2022
Fourth & Madison(5)	3.75% paid monthly	200.0	200.0	June 1, 2023
1001 Pennsylvania Avenue	3.70% paid monthly	330.0	330.0	June 1, 2023
50 Fremont Street(5)(9)	3.75% paid monthly	—	200.0	June 1, 2023
1401 H Street NW(5)	3.65% paid monthly	115.0	115.0	November 5, 2024
780 Third Avenue(5)	3.55% paid monthly	150.0	150.0	August 1, 2025
780 Third Avenue(5)	3.55% paid monthly	20.0	20.0	August 1, 2025
55 Second Street(5)(8)	3.74% paid monthly	137.5	137.5	October 1, 2026
Publix at Weston Commons(5)(11)	5.08% paid monthly	—	35.0	January 1, 2036

Total Principal Outstanding		$1,763.7	$2,337.5
Fair Value Adjustment(3)		30.7	36.3

Total mortgage loans payable		$1,794.4	$2,373.8

(1)	The mortgage is adjusted monthly for principal payments.
(2)	Interest rates are fixed, unless stated otherwise.
TIAA Real Estate Account ¡ Prospectus173

Notes to the consolidated
financial statements                              continued

(3)

The fair value adjustment consists of the difference (positive or negative) between the principal amount of the outstanding debt and the fair value of the outstanding debt. See Note 1—Organization and Significant Accounting Policies.

(4)	Mortgage loan was paid off on May 11, 2015.
(5)

These properties are each owned by separate wholly owned subsidiaries of TIAA for benefit of the Account. The assets and credit of each of these borrowings entities are not available to satisfy the debts and other obligations of the Account or any other entity or person other than such borrowing entity.

(6)	Represents mortgage loans on these individual properties which are held within the Kierland Apartment portfolio.
(7)	Represents mortgage loans on these individual properties which are held within the Palomino Park portfolio.
(8)	This mortgage includes three individual loans, all with equal recourse, interest and maturity. The principal balances by loan are $79.0 million, $45.0 million, and $13.5 million.
(9)	This property was sold on February 12, 2015.
(10)	Mortgage loan was paid off on August 5, 2015.
(11)	Mortgage loan was paid off on October 1, 2015.

Principal payment schedule on mortgage loans payable as of December 31, 2015 was as follows (in millions):

Amount

2016	$34.7
2017	50.8
2018	13.8
2019	107.4
2020	156.2
Thereafter	1,400.8

Total maturities	$1,763.7

174Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated
financial statements                              continued

Note 9—Financial highlights

Selected condensed financial information for an Accumulation Unit of the Account is presented below. Per Accumulation Unit data is calculated on average units outstanding.

	Years Ended December 31,
	2015	2014	2013	2012	2011

PER ACCUMULATION UNIT DATA:
Rental income	$15.538	$15.862	$15.313	$16.345	$17.224
Real estate property level expenses and taxes	7.319	7.788	8.112	9.059	8.640

Real estate income, net	8.219	8.074	7.201	7.286	8.584
Other income	3.342	3.459	2.759	2.178	2.143

Total income	11.561	11.533	9.960	9.464	10.727
Expense charges(1)	3.092	2.880	2.672	2.562	2.390

Investment income, net	8.469	8.653	7.288	6.902	8.337
Net realized and unrealized gain on investments and mortgage loans payable	18.911	27.868	19.015	18.013	20.144

Net increase in Accumulation Unit Value	27.380	36.521	26.303	24.915	28.481
Accumulation Unit Value:
Beginning of period	335.393	298.872	272.569	247.654	219.173

End of period	$362.773	$335.393	$298.872	$272.569	$247.654

TOTAL RETURN	8.16%	12.22%	9.65%	10.06%	12.99%
RATIOS TO AVERAGE NET ASSETS:
Expenses(1)	0.86%	0.89%	0.92%	0.95%	0.98%
Investment income, net	2.37%	2.68%	2.50%	2.55%	3.42%
Portfolio turnover rate:
Real estate properties(2)	5.7%	6.5%	2.1%	10.2%	3.0%
Marketable securities(3)	10.0%	15.9%	8.4%	21.9%	3.4%
Accumulation Units outstanding at end of period (in millions):	60.4	57.9	55.3	53.3	53.4
Net assets end of period (in millions)	$22,360.0	$19,829.0	$16,907.9	$14,861.1	$13,527.2

(1)

Expense charges per Accumulation Unit and the Ratio of Expenses to average net assets reflect the year to date Account level expenses and exclude real estate property level expenses which are included in real estate income, net.

(2)

Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period.

(3)

Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

TIAA Real Estate Account ¡ Prospectus175

Notes to the consolidated
financial statements                              continued

Note 10—Accumulation Units

Changes in the number of Accumulation Units outstanding were as follows (in millions):

	2015	2014	2013

Outstanding:
Beginning of period	57.9	55.3	53.3
Credited for premiums	8.1	7.7	8.5
Liquidity units redeemed	—	—	(1.2)
Annuity, other periodic payments, withdrawals and death benefits	(5.6)	(5.1)	(5.3)

End of period	60.4	57.9	55.3

Note 11—Commitments and contingencies

Commitments — The Account had $45.0 million and $0.2 million of outstanding immediately callable commitments to purchase additional interests in its limited partnership investments as of December 31, 2015 and 2014, respectively. The commitment at December 31, 2015 is related to the Taconic New York City GP Fund, LP, in which the Account has entered into an agreement to provide funding. As of December 31, 2015, no funding payments have been made but once the obligation is funded, the Account anticipates holding a 60%-90% interest in the fund.

The Account has committed a total of $46.1 million and $63.9 million as of December 31, 2015 and 2014, respectively, to various tenants for tenant improvements and leasing inducements.

Contingencies — The Account is party to various claims and routine litigation arising in the ordinary course of business. Management of the Account does not believe the results of any such claims or litigation, individually, or in the aggregate, will have a material effect on the Account’s business, financial position, or results of operations.

176Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated
financial statements                              continued

Note 12—Subsequent Events

Purchases

430 West 15th Street—New York, NY

On February 1, 2016, the Account purchased the leasehold interest in a 98,087 square foot, eight-story office property located in New York, New York for $108.4 million. At the time of purchase, the property was 100% leased.

Sales

Residences at Rivers Edge—Medford, MA

On February 12, 2016, the Account sold a multi-family property located in Medford, Massachusetts for a net sales price of $89.4 million, resulting in a realized gain of $8.2 million from the sale, the majority of which had been previously recognized as unrealized gains in the Account’s consolidated statements of operations. The Account’s cost basis in the property at the date of sale was $81.2 million.

TIAA Real Estate Account ¡ Prospectus177

Consolidated schedules of investments

TIAA Real Estate Account
(Dollar values shown in millions)

Location / Description—Type	Fair Value at December 31,
	2015		2014

REAL ESTATE PROPERTIES—60.5% and 59.3%
ARIZONA:
Camelback Center—Office	$51.1		$44.5
Kierland Apartment Portfolio—Apartments	119.7	(1)	118.1	(1)
CALIFORNIA:
3 Hutton Centre Drive—Office	57.1		45.5
50 Fremont Street—Office	—		637.6	(1)
55 Second Street—Office	335.2	(1)	292.2	(1)
88 Kearny Street—Office	165.4		130.7
200 Middlefield Road—Office	55.5		51.0
Castro Station—Office	150.0		—
Centre Pointe and Valley View—Industrial	41.3		36.3
Cerritos Industrial Park—Industrial	108.7		98.5
Charleston Plaza—Retail	88.0	(1)	82.0	(1)
Great West Industrial Portfolio—Industrial	158.3		128.8
Holly Street Village—Apartments	130.7		128.3
Larkspur Courts—Apartments	135.9		131.6
Northern CA RA Industrial Portfolio—Industrial	69.5		56.7
Northpark Village Square—Retail	47.6		45.2
Oakmont IE West Portfolio—Industrial	76.2		—
Oceano at Warner Center—Apartments	82.5		81.4
Ontario Industrial Portfolio—Industrial	421.6		366.4
Ontario Mills Industrial Portfolio—Industrial	48.6		39.6
Pacific Plaza—Office	94.7		96.1
Rancho Cucamonga Industrial Portfolio—Industrial	166.1		143.4
Regents Court—Apartments	87.1	(1)	81.8	(1)
Southern CA RA Industrial Portfolio—Industrial	119.3		105.9
Stella—Apartments	170.8		170.1
Stevenson Point—Industrial	41.6		—
The Forum at Carlsbad—Retail	215.0	(1)	203.0	(1)
The Legacy at Westwood—Apartments	141.4	(1)	134.7	(1)
Township Apartments—Apartments	88.4		86.0
West Lake North Business Park—Office	54.4		49.3
Westcreek—Apartments	45.1		39.3
Westwood Marketplace—Retail	125.3		116.5
Wilshire Rodeo Plaza—Office	302.4		209.8
COLORADO:
Palomino Park—Apartments	302.6	(1)	283.3	(1)
South Denver Marketplace—Retail	70.8		70.6
CONNECTICUT:
Wilton Woods Corporate Campus—Office	141.3		142.8

178Prospectus ¡ TIAA Real Estate Account

Consolidated schedules of investments          continued

TIAA Real Estate Account
(Dollar values shown in millions)

Location / Description—Type	Fair Value at December 31,
	2015		2014

FLORIDA:
701 Brickell Avenue—Office	$371.0		$320.1
Casa Palma—Apartments	92.7		—
Publix at Weston Commons—Retail	68.2		58.0	(1)
Seneca Industrial Park—Industrial	87.9		79.2
South Florida Apartment Portfolio—Apartments	93.1		84.1
The Manor Apartments—Apartments	54.0		52.6
The Manor at Flagler Village—Apartments	150.5		—
The Residences at the Village of Merrick Park—Apartments	71.7		69.3
Urban Centre—Office	122.3		113.0
Weston Business Center—Industrial	88.8		86.6
GEORGIA:
Atlanta Industrial Portfolio—Industrial	58.5		47.3
Shawnee Ridge Industrial Portfolio—Industrial	81.4		71.2
ILLINOIS:
Chicago Caleast Industrial Portfolio—Industrial	73.1		66.9
Chicago Industrial Portfolio—Industrial	84.1		75.9
Parkview Plaza—Office	51.2		45.6
MARYLAND:
Landover Logistics Center—Industrial	38.3		35.0
The Shops at Wisconsin Place—Retail	103.5		109.9
MASSACHUSETTS:
99 High Street—Office	506.4		477.2	(1)
501 Boylston Street—Office	434.3		392.1
Northeast RA Industrial Portfolio—Industrial	39.6		35.9
Residence at Rivers Edge—Apartments	87.5		84.9
NEW JERSEY:
200 Milik Street—Industrial	50.1		—
Marketfair—Retail	106.5		99.0
Mohawk Distribution Center—Industrial	81.9		81.0
South River Road Industrial—Industrial	68.3		65.5
NEW YORK:
21 Penn Plaza—Office	270.1		246.6
250 North 10th Street—Apartments	171.0		—
425 Park Avenue—Ground Lease	440.0		420.0
780 Third Avenue—Office	420.6	(1)	405.4	(1)
837 Washington Street—Office	205.0		—
The Colorado—Apartments	263.6	(1)	215.6	(1)
The Corner—Apartments	265.0	(1)	270.0	(1)
OREGON:
The Cordelia—Apartments	48.5		—
PENNSYLVANIA:
1619 Walnut Street—Retail	23.2		22.4
The Pepper Building—Apartments	53.2		50.9

TIAA Real Estate Account ¡ Prospectus179

Consolidated schedules of investments          continued

TIAA Real Estate Account
(Dollar values shown in millions)

Location / Description—Type	Fair Value at December 31,
	2015		2014

TENNESSEE:
Southside at McEwen—Retail	$47.6		$45.1
Summit Distribution Center—Industrial	—		16.9
TEXAS:
Beltway North Commerce Center—Industrial	23.4		—
Cliffs at Barton Creek—Apartments	46.4		43.7
Dallas Industrial Portfolio—Industrial	193.2		182.7
Houston Apartment Portfolio—Apartments	175.5		176.9
Lincoln Centre—Office	315.9		317.1	(1)
Northwest Houston Industrial Portfolio—Industrial	68.8		67.0
Park 10 Distribution—Industrial	12.6		13.0
Pinnacle Industrial Portfolio—Industrial	46.7		42.4
Pinto Business Park—Industrial	93.0		—
The Caruth—Apartments	81.8	(1)	80.6	(1)
The Maroneal—Apartments	57.0		56.8
VIRGINIA:
8270 Greensboro Drive—Office	48.1		45.3
Ashford Meadows Apartments—Apartments	106.0	(1)	106.0	(1)
Plaza America—Retail	106.0		99.4
The Ellipse at Ballston—Office	87.5		86.8
The Palatine—Apartments	126.9	(1)	125.6	(1)
WASHINGTON:
Circa Green Lake—Apartments	87.9		86.1
Fourth and Madison—Office	489.3	(1)	455.0	(1)
Millennium Corporate Park—Office	189.5		175.0
Northwest RA Industrial Portfolio—Industrial	29.5		27.1
Pacific Corporate Park—Industrial	36.9		37.2
Prescott Wallingford Apartments—Apartments	58.0		54.4
Rainier Corporate Park—Industrial	96.9		91.3
Regal Logistics Campus—Industrial	78.2		71.5
Union—South Lake Union—Apartments	105.0		—
WASHINGTON DC:
1001 Pennsylvania Avenue—Office	805.8	(1)	805.4	(1)
1401 H Street, NW—Office	242.2	(1)	240.3	(1)
1900 K Street, NW—Office	327.3		319.7
Mass Court—Apartments	169.1	(1)	172.2	(1)
Mazza Gallerie—Retail	92.8		88.8
The Ashton—Apartments	41.2		—
The Louis at 14th—Apartments	182.6		182.5
The Woodley—Apartments	203.3		199.0

TOTAL REAL ESTATE PROPERTIES
(Cost $12,289.0 and $11,309.0)	$14,606.2		$13,139.0

180Prospectus ¡ TIAA Real Estate Account

Consolidated schedules of investments          continued

TIAA Real Estate Account
(Dollar values shown in millions)

Location / Description—Type	Fair Value at December 31,
	2015		2014

REAL ESTATE JOINT VENTURES AND LIMITED PARTNERSHIPS—17.5% and 15.2%
REAL ESTATE JOINT VENTURES—16.9% and 13.6% (Note 6)
CALIFORNIA:
CA—Colorado Center LP Colorado Center (50% Account Interest)—Office	$559.3		$368.1	(2)
T-C 1500 Owens, LLC 1500 Owens Street (49.9% Account Interest)—Office	73.5		—
T-C Foundry Square II Venture LLC Foundry Square II (50.1% Account Interest)—Office	189.6	(2)	158.0	(2)
T-C Illinois Street, LLC 409-499 Illinois Street (40% Account Interest)—Office	190.8		—
Valencia Town Center Associates LP Valencia Town Center (50% Account Interest)—Retail	120.5	(2)	114.3	(2)
FLORIDA:
Florida Mall Associates, Ltd
The Florida Mall (50% Account Interest)—Retail	644.5	(2)	533.6	(2)
TREA Florida Retail, LLC Florida Retail Portfolio (80% Account Interest)—Retail	136.5		140.1
West Dade County Associates Miami International Mall (50% Account Interest)—Retail	134.1	(2)	119.6	(2)
MARYLAND:
WP Project Developer The Shops at Wisconsin Place (33.33% Account Interest)—Retail	19.6		15.1
MASSACHUSETTS:
One Boston Place REIT One Boston Place (50.25% Account Interest)—Office	204.3		208.6
T-C 225 Binney, LLC 225 Binney Street (70% Account Interest)—Office	192.9		—
NEW YORK:
401 West 14th Street, LLC 401 West 14th Street (42.2% Account Interest)—Retail	38.9	(2)	35.3	(2)
RGM 42, LLC MiMA (70% Account Interest)—Apartments	199.0	(2,10)	305.2	(2)
TENNESSEE:
West Town Mall, LLC West Town Mall (50% Account Interest)—Retail	128.2	(2)	94.6	(2)
TEXAS:
Four Oaks Venture LP Four Oaks Place LP (51% Account Interest)—Office	379.5	(2)	365.8	(2)
WASHINGTON:
T-C REA 400 Fairview Investor, LLC 400 Fairview (90% Account Interest)—Office	235.5		—

TIAA Real Estate Account ¡ Prospectus181

Consolidated schedules of investments          continued

TIAA Real Estate Account
(Dollar values shown in millions)

Location / Description—Type	Fair Value at December 31,
	2015		2014

VARIOUS:
DDRTC Core Retail Fund, LLC DDR Joint Venture (85% Account Interest)—Retail	$488.8	(2,3)	$448.4	(2,3)
Storage Portfolio I, LLC Storage Portfolio (75% Account Interest)—Storage	132.9	(2,3)	114.8	(2,3)
Strategic Ind Portfolio I, LLC IDI Nationwide Industrial Portfolio (60% Account Interest)—Industrial	—	(3,5)	0.6	(3,5)

TOTAL REAL ESTATE JOINT VENTURES
(Cost $3,032.3 and $2,361.4)	$4,068.4		$3,022.1

LIMITED PARTNERSHIPS—0.6% and 1.6% (Note 7)
Clarion Gables Multi-Family Trust LP (8.350% Account Interest)	112.9		—
Cobalt Industrial REIT (10.998% Account Interest)	—	(8)	1.1
Colony Realty Partners LP (5.27% Account Interest)	20.4		21.1
Heitman Value Partners Fund (8.43% Account Interest)	—	(9)	0.3
Lion Gables Apartment Fund (18.46% Account Interest)	—	(6)	314.1
Transwestern Mezz Realty Partners III, LLC (11.708% Account Interest)	11.5		20.9

TOTAL LIMITED PARTNERSHIPS
(Cost $139.1 and $222.1)	$144.8		$357.5

TOTAL REAL ESTATE JOINT VENTURES AND LIMITED PARTNERSHIPS
(Cost $3,171.4 and $2,583.5)	$4,213.2		$3,379.6

182Prospectus ¡ TIAA Real Estate Account

Consolidated schedules of investments          continued

TIAA Real Estate Account
(Dollar values shown in millions)

Shares		Issuer	Fair Value at December 31,
2015	2014		2015	2014

MARKETABLE SECURITIES—21.6% and 25.5%
REAL ESTATE-RELATED MARKETABLE SECURITIES—4.2% and 8.2%
74,537	128,562	Acadia Realty Trust	$2.5	$4.1
18,734	31,670	Agree Realty Corporation	0.6	1.0
2,183	4,549	Alexander’s, Inc.	0.8	2.0
78,684	132,373	Alexandria Real Estate Equities, Inc.	7.1	11.7
41,950	55,491	American Assets Trust, Inc.	1.6	2.2
122,225	232,629	American Campus Communities, Inc.	5.1	9.6
6,347	—	American Farmland Company	0.1	—
163,619	331,090	American Homes 4 Rent	2.7	5.6
35,204	40,280	American Residential Properties	0.7	0.7
458,181	851,739	American Tower Corp.	44.4	84.2
170,490	324,603	Apartment Investment and Management Company	6.8	12.1
181,776	—	Apple Hospitality Inc.	3.6	—
34,711	45,930	Armada Hoffler Properties Inc.	0.4	0.4
29,357	40,976	Ashford Hospitality Prime Inc.	0.4	0.7
100,517	228,348	Ashford Hospitality Trust, Inc.	0.6	2.4
—	131,435	Associated Estates Realty Corporation	—	3.1
148,389	285,499	Avalonbay Communities, Inc.	27.3	46.6
—	82,002	Aviv REIT, Inc.	—	2.8
222,345	427,097	BioMed Realty Trust, Inc.	5.3	9.2
20,504	—	Bluerock Residential Growth, Inc.	0.2	—
166,324	314,607	Boston Properties, Inc.	21.2	40.5
195,470	398,099	Brandywine Realty Trust	2.7	6.4
190,718	238,279	Brixmore Property Group Inc	4.9	5.9
94,156	188,626	Camden Property Trust	7.2	13.9
70,056	258,814	Campus Crest Communities, Inc.	0.5	1.9
89,888	—	Care Capital Properties, Inc.	2.7	—
55,061	—	CareTrust REIT Inc.	0.6	—
46,704	69,250	Catchmark Timber Trust, Inc.	0.5	0.8
185,704	335,345	CBL & Associates Properties, Inc.	2.3	6.5
92,124	177,495	Cedar Shopping Centers, Inc.	0.7	1.3
—	417,369	Chambers Street Properties	—	3.4
40,150	73,127	Chatham Lodging Trust	0.8	2.1
64,801	121,692	Chesapeake Lodging Trust	1.6	4.5
135,599	277,710	Columbia Property Trust Inc	3.2	7.0
136,492	—	Communication Sales & Leasing, Inc.	2.6	—
7,031	—	Community Healthcare Trust, Inc.	0.1	—
12,695	70,620	Corenergy Infrastructure Trust, Inc.	0.2	0.5
33,372	48,733	CoreSite Realty Corporation	1.9	1.9
103,186	150,486	Corporate Office Properties Trust	2.3	4.3
122,465	247,990	Corrections Corporation of America	3.2	9.0
231,292	589,552	Cousins Properties Incorporated	2.2	6.7
362,207	728,325	Crown Castle International Corporation	31.3	57.3
184,709	410,111	Cubesmart	5.7	9.0
64,520	78,620	CyrusOne Inc	2.4	2.2

TIAA Real Estate Account ¡ Prospectus183

Consolidated schedules of investments          continued

TIAA Real Estate Account
(Dollar values shown in millions)

Shares		Issuer	Fair Value at December 31,
2015	2014		2015	2014

96,068	184,830	DCT Industrial Trust, Inc.	$3.6	$6.6
333,126	806,645	DDR Corp	5.6	14.8
219,413	440,687	DiamondRock Hospitality Company	2.1	6.6
147,536	301,192	Digital Realty Trust, Inc.	11.2	20.0
147,977	295,214	Douglas Emmett, Inc.	4.6	8.4
376,363	756,115	Duke Realty Corporation	7.9	15.3
71,557	111,572	DuPont Fabros Technology, Inc.	2.3	3.7
14,727	—	Easterly Government Properties, Inc.	0.3	—
34,861	46,023	EastGroup Properties, Inc.	1.9	2.9
60,392	79,160	Education Realty Trust, Inc.	2.3	2.9
99,527	223,187	Empire State Realty Trust	1.8	3.9
64,743	72,480	EPR Properties	3.8	4.2
66,786	—	Equinix Inc.	20.2	—
136,984	285,705	Equity Commonwealth	3.8	7.3
83,026	147,548	Equity Lifestyle Properties, Inc.	5.5	7.6
85,201	190,245	Equity One, Inc.	2.3	4.8
390,695	764,996	Equity Residential	31.9	55.0
71,115	136,082	Essex Property Trust, Inc.	17.0	28.1
—	131,275	Excel Trust, Inc.	—	1.8
125,053	242,082	Extra Space Storage, Inc.	11.0	14.2
74,751	142,140	Federal Realty Investment Trust	10.9	19.0
157,554	284,615	FelCor Lodging Trust Incorporated	1.2	3.1
119,778	295,495	First Industrial Realty Trust, Inc.	2.7	6.1
68,780	133,251	First Potomac Realty Trust	0.8	1.6
98,453	198,119	Franklin Street Properties Corp.	1.0	2.4
95,044	241,051	Gaming and Leisure Properties, Inc.	2.6	7.1
546,334	1,116,547	General Growth Properties, Inc.	14.9	31.4
77,601	156,310	GEO Group Inc/The	2.2	6.3
26,214	60,598	Getty Realty Corp.	0.5	1.1
23,254	34,020	Gladstone Commercial Corporation	0.3	0.6
—	326,692	Glimcher Realty Trust	—	4.5
76,778	200,061	Government Properties Income Trust	1.2	4.6
451,331	403,115	Gramercy Property Trust Inc	3.5	2.8
504,269	951,260	HCP, Inc.	19.3	41.9
—	734,406	Health Care REIT, Inc.	—	55.6
109,418	211,892	Healthcare Realty Trust Inc.	3.1	5.8
137,819	263,910	Healthcare Trust of America	3.7	7.1
44,636	386,553	Hersha Hospitality Trust	1.0	2.7
102,464	219,746	Highwoods Properties, Inc.	4.5	9.7
—	107,460	Home Properties, Inc.	—	7.0
165,124	332,850	Hospitality Properties Trust	4.3	10.3
825,304	1,641,705	Host Hotels & Resorts, Inc.	12.7	39.0
79,867	123,652	Hudson Pacific Properties, Inc.	2.3	3.7
32,461	—	Independence Realty Trust, Inc.	0.2	—
94,370	190,919	Inland Real Estate Corp.	1.0	2.1
136,573	241,151	Investors Real Estate Trust	0.9	2.0

184Prospectus ¡ TIAA Real Estate Account

Consolidated schedules of investments          continued

TIAA Real Estate Account
(Dollar values shown in millions)

Shares		Issuer	Fair Value at December 31,
2015	2014		2015	2014

201,089	298,480	Iron Mountain Inc.	$5.4	$11.5
1,500,000	1,500,000	iShares Dow Jones US Real Estate Index Fund	112.7	115.3
100,594	183,003	Kilroy Realty Corporation	6.4	12.6
448,463	911,057	Kimco Realty Corporation	11.9	22.9
89,244	254,398	Kite Realty Group Trust	2.3	7.3
89,664	—	Lamar Advertising Corporation	5.4	—
123,151	259,799	LaSalle Hotel Properties	3.1	10.5
256,516	508,105	Lexington Realty Trust	2.1	5.6
162,768	328,620	Liberty Property Trust	5.1	12.4
38,232	58,133	LTC Properties, Inc.	1.6	2.5
97,182	142,118	Mack-Cali Realty Corporation	2.3	2.7
255,456	385,417	Medical Properties Trust, Inc.	2.9	5.3
81,978	177,150	Mid-America Apartment Communities, Inc.	7.4	13.2
61,924	118,597	Monmouth Real Estate Investment Corporation	0.6	1.3
184,354	—	Monogram Residential Trust Inc.	1.8	—
37,511	65,594	National Health Investors, Inc.	2.3	4.6
146,133	305,461	National Retail Properties, Inc.	5.9	12.0
24,977	—	National Storage Affiliates Trust	0.4	—
87,273	237,208	New Senior Investment Group	0.9	3.9
177,920	—	New York REIT	2.0	—
18,365	—	Nexpoint Residential Trust, Inc.	0.2	—
72,837	—	NorthStar Realty Europe Corp.	0.9	—
189,319	570,000	Northstar Realty Finance Corp.	3.2	10.0
178,475	281,073	Omega Healthcare Investors, Inc.	6.2	11.0
11,794	28,607	One Liberty Properties, Inc.	0.3	0.7
148,839	—	Outfront Media Inc.	3.2	—
156,333	—	Paramount Group Inc.	2.8	—
86,954	256,813	Parkway Properties, Inc.	1.4	4.7
78,371	179,213	Pebblebrook Hotel Trust	2.2	8.2
72,024	147,065	Pennsylvania Real Estate Investment Trust	1.6	3.5
95,326	168,375	Physicians Realty Trust	1.6	2.8
157,777	271,204	Piedmont Office Realty Trust, Inc.	3.0	5.1
190,702	393,917	Plum Creek Timber Company, Inc.	9.1	16.9
58,985	119,803	Post Properties, Inc.	3.5	7.0
40,691	84,078	Potlatch Corporation	1.2	3.5
23,945	—	Preferred Apartment Communities, Inc.	0.3	—
568,315	1,129,782	ProLogis	24.4	48.6
21,667	44,040	PS Business Parks, Inc.	1.9	3.5
157,211	304,858	Public Storage, Inc.	38.9	56.4
41,960	10,813	QTS Realty Trust, Inc.	1.9	0.4
84,869	168,010	Ramco-Gershenson Properties Trust	1.4	3.1
137,264	345,772	Rayonier, Inc.	3.0	9.7
270,636	517,842	Realty Income Corporation	14.0	24.7
101,582	202,908	Regency Centers Corporation	6.9	12.9
106,928	197,186	Retail Opportunity Investment	1.9	3.3
257,274	520,915	Retail Properties of America	3.8	8.7

TIAA Real Estate Account ¡ Prospectus185

Consolidated schedules of investments          continued

TIAA Real Estate Account
(Dollar values shown in millions)

Shares		Issuer	Fair Value at December 31,
2015	2014		2015	2014

59,147	90,510	Rexford Industrial Realty Inc	$1.0	$1.4
136,460	220,006	RLJ Lodging Trust	3.0	7.4
39,799	83,313	Rouse Properties, Inc.	0.6	1.5
53,069	108,370	Ryman Hospitality Properties	2.7	5.7
74,407	118,843	Sabra Health Care REIT Inc	1.5	3.6
15,057	28,976	Saul Centers, Inc.	0.8	1.7
73,541	83,490	Select Income Real Estate Investment Trust	1.5	2.0
259,057	499,658	Senior Housing Properties Trust	3.8	11.0
36,820	82,090	Silver Bay Realty Trust Corp	0.6	1.4
336,974	674,617	Simon Property Group, Inc.	65.5	122.9
108,594	189,478	SL Green Realty Corp.	12.3	22.6
38,958	53,568	Sovran Self Storage, Inc.	4.2	4.7
459,110	1,080,553	Spirit Realty Capital Inc.	4.6	12.8
73,832	200,698	Stag Industrial, Inc.	1.4	4.9
41,562	89,340	Starwood Waypoint Residential Trust	0.9	2.4
70,283	—	STORE Capital Corporation	1.6	—
—	641,315	Strategic Hotels & Resorts, Inc.	—	8.5
91,828	186,578	Summit Hotel Properties, Inc.	1.1	2.3
60,628	100,386	Sun Communities, Inc.	4.2	6.1
228,054	511,462	Sunstone Hotel Investors, L.L.C.	2.8	8.4
104,353	212,284	Tanger Factory Outlet Centers, Inc.	3.4	7.8
65,358	120,329	Taubman Centers, Inc.	5.0	9.2
46,459	70,574	Terreno Realty Corporation	1.1	1.5
171,305	336,472	The Macerich Company	13.8	28.1
52,125	—	Tier Inc.	0.8	—
285,672	556,651	UDR, Inc.	10.7	17.2
26,623	44,774	UMH Properties, Inc.	0.3	0.4
14,263	29,158	Universal Health Realty Income Trust	0.7	1.4
97,203	—	Urban Edge Properties	2.3	—
28,041	51,473	Urstadt Biddle Properties, Inc.	0.5	1.1
358,667	652,228	Ventas, Inc.	20.2	46.8
985,845	—	VEREIT, Inc.	7.8	—
183,731	351,441	Vornado Realty Trust	18.4	41.4
—	349,878	Washington Prime Group, Inc.	—	6.0
73,550	96,831	Washington Real Estate Investment Trust	2.0	2.7
121,612	190,047	Weingarten Realty Investors	4.2	6.6
380,157	—	Welltower Inc.	25.9	—
553,851	1,119,582	Weyerhaeuser Company	16.6	40.2
27,622	50,900	Whitestone Real Estate Investment Trust B	0.3	0.8
39,142	75,457	Winthrop Realty Trust	0.5	1.2
95,448	246,629	WP Carey Inc.	5.6	17.3
200,141	—	WP Glimcher Inc.	2.1	—
121,567	—	Xenia Hotels & Resorts Inc	1.9	—

TOTAL REAL ESTATE-RELATED MARKETABLE SECURITIES
(Cost $859.5 and $1,400.2)			$1,024.4	$1,818.4

186Prospectus ¡ TIAA Real Estate Account

Consolidated schedules of investments          continued

TIAA Real Estate Account
(Dollar values shown in millions)

Principal		Issuer	Yield(4)	Maturity Date	Fair Value at December 31,
2015	2014				2015	2014

OTHER MARKETABLE SECURITIES—17.4% and 17.3%
GOVERNMENT AGENCY NOTES—11.0% and 10.7%
$—	$44.0	Fannie Mae Discount Notes	0.094%–0.101%	1/14/2015	$—	$44.0
—	15.0	Fannie Mae Discount Notes	0.046%	1/15/2015	—	15.0
—	21.9	Fannie Mae Discount Notes	0.046%–0.071%	1/20/2015	—	21.8
—	10.0	Fannie Mae Discount Notes	0.051%	1/28/2015	—	10.0
—	40.9	Fannie Mae Discount Notes	0.068%–0.101%	2/11/2015	—	40.9
—	46.1	Fannie Mae Discount Notes	0.101%	2/17/2015	—	46.1
—	35.6	Fannie Mae Discount Notes	0.089%	2/25/2015	—	35.6
—	12.0	Fannie Mae Discount Notes	0.076%	2/27/2015	—	12.0
—	39.0	Fannie Mae Discount Notes	0.101%	3/2/2015	—	39.0
—	37.1	Fannie Mae Discount Notes	0.091%	3/3/2015	—	37.1
—	44.6	Fannie Mae Discount Notes	0.086%	3/16/2015	—	44.6
—	38.0	Fannie Mae Discount Notes	0.066%	3/18/2015	—	38.0
—	35.0	Fannie Mae Discount Notes	0.061%	3/25/2015	—	35.0
—	40.0	Fannie Mae Discount Notes	0.066%	4/1/2015	—	40.0
—	26.7	Fannie Mae Discount Notes	0.096%	4/6/2015	—	26.7
—	44.7	Fannie Mae Discount Notes	0.096%–0.112%	4/8/2015	—	44.7
—	28.3	Fannie Mae Discount Notes	0.096%	4/13/2015	—	28.3
—	35.7	Fannie Mae Discount Notes	0.101%–0.152%	4/27/2015	—	35.7
—	17.5	Fannie Mae Discount Notes	0.101%	4/29/2015	—	17.5
—	30.0	Fannie Mae Discount Notes	0.081%	5/1/2015	—	30.0
—	11.5	Fannie Mae Discount Notes	0.107%	5/4/2015	—	11.5
—	25.0	Fannie Mae Discount Notes	0.101%	5/6/2015	—	25.0
—	20.0	Fannie Mae Discount Notes	0.112%	5/13/2015	—	20.0
—	10.9	Fannie Mae Discount Notes	0.127%	5/20/2015	—	10.9
—	35.0	Fannie Mae Discount Notes	0.091%	6/17/2015	—	35.0
—	25.0	Fannie Mae Discount Notes	0.144%	7/1/2015	—	25.0
—	100.0	Fannie Mae Discount Notes	0.112%	7/20/2015	—	99.9
—	50.0	Fannie Mae Discount Notes	0.137%	8/17/2015	—	50.0
4.0	—	Fannie Mae Discount Notes	0.162%	1/4/2016	4.0	—
9.0	—	Fannie Mae Discount Notes	0.213%	1/5/2016	9.0	—
40.0	—	Fannie Mae Discount Notes	0.218%	1/12/2016	40.0	—
15.0	—	Fannie Mae Discount Notes	0.223%	1/19/2016	15.0	—
26.6	—	Fannie Mae Discount Notes	0.225%	1/20/2016	26.6	—
25.0	—	Fannie Mae Discount Notes	0.223%	1/27/2016	25.0	—
5.9	—	Fannie Mae Discount Notes	0.274%	2/2/2016	5.9	—
10.9	—	Fannie Mae Discount Notes	0.244%	2/3/2016	10.8	—
2.0	—	Fannie Mae Discount Notes	0.345%	2/8/2016	2.0	—
36.2	—	Fannie Mae Discount Notes	0.132%–0.172%	2/10/2016	36.2	—
25.0	—	Fannie Mae Discount Notes	0.300%	3/2/2016	25.0	—
50.0	—	Fannie Mae Discount Notes	0.275%–0.305%	3/9/2016	50.0	—
4.0	—	Fannie Mae Discount Notes	0.203%	3/14/2016	4.0	—
16.0	—	Fannie Mae Discount Notes	0.213%	3/16/2016	16.0	—
24.0	—	Fannie Mae Discount Notes	0.162%	3/17/2016	24.0	—
TIAA Real Estate Account ¡ Prospectus187

Consolidated schedules of investments          continued

TIAA Real Estate Account
(Dollar values shown in millions)

Principal		Issuer	Yield(4)	Maturity Date	Fair Value at December 31,
2015	2014				2015	2014

$4.0	$—	Fannie Mae Discount Notes	0.213%	3/30/2016	$4.0	$—
24.9	—	Fannie Mae Discount Notes	0.183%	4/4/2016	24.9	—
10.0	—	Fannie Mae Discount Notes	0.178%	4/5/2016	10.0	—
25.5	—	Fannie Mae Discount Notes	0.215%	4/6/2016	25.5	—
20.1	—	Fannie Mae Discount Notes	0.193%	4/11/2016	20.0	—
50.0	—	Fannie Mae Discount Notes	0.188%	4/12/2016	49.9	—
4.0	—	Fannie Mae Discount Notes	0.310%	4/18/2016	4.0	—
3.5	—	Fannie Mae Discount Notes	0.233%	4/19/2016	3.5	—
25.3	—	Fannie Mae Discount Notes	0.325%–0.340%	4/27/2016	25.2	—
25.0	—	Fannie Mae Discount Notes	0.366%	5/4/2016	24.9	—
20.1	—	Fannie Mae Discount Notes	0.371%	5/18/2016	20.0	—
17.0	—	Fannie Mae Discount Notes	0.417%	5/25/2016	17.0	—
—	2.9	Federal Farm Credit Bank Discount Notes	0.091%	5/21/2015	—	2.9
21.6	—	Federal Farm Credit Bank Discount Notes	0.254%	2/9/2016	21.6	—
46.0	—	Federal Farm Credit Bank Discount Notes	0.162%	3/10/2016	46.0	—
10.7	—	Federal Farm Credit Bank Discount Notes	0.549%	6/10/2016	10.7	—
25.0	—	Federal Farm Credit Bank Discount Notes	0.315%	7/27/2016	24.9	—
—	20.0	Federal Home Loan Bank Discount Notes	0.041%	1/5/2015	—	20.0
—	19.0	Federal Home Loan Bank Discount Notes	0.047%	1/7/2015	—	19.0
—	50.0	Federal Home Loan Bank Discount Notes	0.093%	1/9/2015	—	50.0
—	40.0	Federal Home Loan Bank Discount Notes	0.076%	1/13/2015	—	40.0
—	30.0	Federal Home Loan Bank Discount Notes	0.025%	1/16/2015	—	30.0
—	50.0	Federal Home Loan Bank Discount Notes	0.061%	1/21/2015	—	50.0
—	21.8	Federal Home Loan Bank Discount Notes	0.101%	1/23/2015	—	21.7
—	50.0	Federal Home Loan Bank Discount Notes	0.086%	1/27/2015	—	50.0
—	8.0	Federal Home Loan Bank Discount Notes	0.071%	1/28/2015	—	8.0
—	50.0	Federal Home Loan Bank Discount Notes	0.061%	1/30/2015	—	50.0
—	58.0	Federal Home Loan Bank Discount Notes	0.074%	2/4/2015	—	58.0
—	45.0	Federal Home Loan Bank Discount Notes	0.101%	2/6/2015	—	45.0
—	56.0	Federal Home Loan Bank Discount Notes	0.101%	2/13/2015	—	56.0
—	29.5	Federal Home Loan Bank Discount Notes	0.096%	2/20/2015	—	29.5
—	20.6	Federal Home Loan Bank Discount Notes	0.107%	2/23/2015	—	20.6
—	22.0	Federal Home Loan Bank Discount Notes	0.094%	3/4/2015	—	22.0
—	16.7	Federal Home Loan Bank Discount Notes	0.112%	3/6/2015	—	16.7
—	11.5	Federal Home Loan Bank Discount Notes	0.073%	3/9/2015	—	11.5
—	31.3	Federal Home Loan Bank Discount Notes	0.112%	3/11/2015	—	31.3
—	7.0	Federal Home Loan Bank Discount Notes	0.071%	3/17/2015	—	7.0
—	27.0	Federal Home Loan Bank Discount Notes	0.067%	3/27/2015	—	27.0
—	15.0	Federal Home Loan Bank Discount Notes	0.096%–0.122%	3/30/2015	—	15.0
—	29.2	Federal Home Loan Bank Discount Notes	0.101%	4/17/2015	—	29.2
—	7.0	Federal Home Loan Bank Discount Notes	0.101%	4/24/2015	—	7.0
—	30.1	Federal Home Loan Bank Discount Notes	0.152%	4/29/2015	—	30.1
—	20.0	Federal Home Loan Bank Discount Notes	0.116%	5/20/2015	—	20.0
—	20.0	Federal Home Loan Bank Discount Notes	0.142%	7/30/2015	—	20.0
—	20.0	Federal Home Loan Bank Discount Notes	0.162%	8/20/2015	—	20.0
188Prospectus ¡ TIAA Real Estate Account

Consolidated schedules of investments          continued

TIAA Real Estate Account
(Dollar values shown in millions)

Principal		Issuer	Yield(4)	Maturity Date	Fair Value at December 31,
2015	2014				2015	2014

$—	$8.2	Federal Home Loan Bank Discount Notes	0.091%–0.162%	8/21/2015	$—	$8.2
—	48.8	Federal Home Loan Bank Discount Notes	0.152%	8/28/2015	—	48.8
—	20.0	Federal Home Loan Bank Discount Notes	0.168%	9/4/2015	—	20.0
—	21.5	Federal Home Loan Bank Discount Notes	0.162%	9/8/2015	—	21.5
—	14.0	Federal Home Loan Bank Discount Notes	0.142%–0.162%	9/9/2015	—	14.0
21.9	—	Federal Home Loan Bank Discount Notes	0.167%–0.193%	1/4/2016	21.8	—
48.0	—	Federal Home Loan Bank Discount Notes	0.112%	1/6/2016	48.0	—
47.1	—	Federal Home Loan Bank Discount Notes	0.101%–0.183%	1/8/2016	47.1	—
10.0	—	Federal Home Loan Bank Discount Notes	0.233%	1/11/2016	10.0	—
15.0	—	Federal Home Loan Bank Discount Notes	0.233%	1/12/2016	15.0	—
34.6	—	Federal Home Loan Bank Discount Notes	0.112%–0.162%	1/13/2016	34.6	—
40.0	—	Federal Home Loan Bank Discount Notes	0.112%–0.254%	1/15/2016	40.0	—
9.2	—	Federal Home Loan Bank Discount Notes	0.254%	1/19/2016	9.2	—
48.0	—	Federal Home Loan Bank Discount Notes	0.112%–0.274%	1/20/2016	48.0	—
50.0	—	Federal Home Loan Bank Discount Notes	0.112%	1/22/2016	50.0	—
10.0	—	Federal Home Loan Bank Discount Notes	0.152%–0.284%	1/26/2016	10.0	—
13.3	—	Federal Home Loan Bank Discount Notes	0.249%	2/1/2016	13.3	—
50.0	—	Federal Home Loan Bank Discount Notes	0.112%	2/2/2016	50.0	—
39.2	—	Federal Home Loan Bank Discount Notes	0.132%–0.157%	2/3/2016	39.1	—
3.2	—	Federal Home Loan Bank Discount Notes	0.193%	2/5/2016	3.2	—
52.0	—	Federal Home Loan Bank Discount Notes	0.193%–0.203%	2/8/2016	52.0	—
45.0	—	Federal Home Loan Bank Discount Notes	0.132%	2/12/2016	45.0	—
65.1	—	Federal Home Loan Bank Discount Notes	0.203%–0.406%	2/16/2016	65.1	—
13.5	—	Federal Home Loan Bank Discount Notes	0.274%	2/19/2016	13.5	—
28.0	—	Federal Home Loan Bank Discount Notes	0.152%	2/22/2016	28.0	—
40.0	—	Federal Home Loan Bank Discount Notes	0.132%	2/23/2016	40.0	—
50.0	—	Federal Home Loan Bank Discount Notes	0.264%–0.325%	2/24/2016	50.0	—
36.0	—	Federal Home Loan Bank Discount Notes	0.142%	2/26/2016	36.0	—
40.0	—	Federal Home Loan Bank Discount Notes	0.304%	3/1/2016	40.0	—
21.6	—	Federal Home Loan Bank Discount Notes	0.172%	3/8/2016	21.6	—
73.8	—	Federal Home Loan Bank Discount Notes	0.325%–0.360%	3/14/2016	73.8	—
4.0	—	Federal Home Loan Bank Discount Notes	0.172%	3/15/2016	4.0	—
25.0	—	Federal Home Loan Bank Discount Notes	0.188%	3/21/2016	25.0	—
15.0	—	Federal Home Loan Bank Discount Notes	0.193%	3/23/2016	15.0	—
44.5	—	Federal Home Loan Bank Discount Notes	0.508%	3/28/2016	44.4	—
12.0	—	Federal Home Loan Bank Discount Notes	0.249%–0.254%	3/30/2016	12.0	—
24.2	—	Federal Home Loan Bank Discount Notes	0.213%	4/1/2016	24.2	—
25.0	—	Federal Home Loan Bank Discount Notes	0.335%	4/8/2016	25.0	—
50.0	—	Federal Home Loan Bank Discount Notes	0.508%	4/11/2016	49.9	—
44.0	—	Federal Home Loan Bank Discount Notes	0.284%–0.508%	4/13/2016	43.9	—
49.1	—	Federal Home Loan Bank Discount Notes	0.239%–0.244%	4/15/2016	49.0	—
54.5	—	Federal Home Loan Bank Discount Notes	0.246%–0.345%	4/20/2016	54.4	—
30.1	—	Federal Home Loan Bank Discount Notes	0.254%	4/22/2016	30.1	—
28.0	—	Federal Home Loan Bank Discount Notes	0.325%	4/27/2016	28.0	—
50.0	—	Federal Home Loan Bank Discount Notes	0.610%	6/8/2016	49.9	—
TIAA Real Estate Account ¡ Prospectus189

Consolidated schedules of investments          continued

TIAA Real Estate Account
(Dollar values shown in millions)

Principal		Issuer	Yield(4)	Maturity Date	Fair Value at December 31,
2015	2014				2015	2014

$25.0	$—	Federal Home Loan Bank Discount Notes	0.274%	6/13/2016	$24.9	$—
—	10.3	Freddie Mac Discount Notes	0.081%–0.096%	1/8/2015	—	10.3
—	43.0	Freddie Mac Discount Notes	0.038%–0.091%	1/12/2015	—	43.0
—	30.8	Freddie Mac Discount Notes	0.101%	1/26/2015	—	30.8
—	37.0	Freddie Mac Discount Notes	0.061%	1/29/2015	—	37.0
—	16.5	Freddie Mac Discount Notes	0.096%–0.107%	2/10/2015	—	16.5
—	22.9	Freddie Mac Discount Notes	0.080%–0.094%	3/16/2015	—	22.9
—	11.8	Freddie Mac Discount Notes	0.112%	3/17/2015	—	11.8
—	17.1	Freddie Mac Discount Notes	0.081%–0.107%	3/19/2015	—	17.1
—	19.6	Freddie Mac Discount Notes	0.061%	3/24/2015	—	19.5
—	18.0	Freddie Mac Discount Notes	0.132%	3/25/2015	—	18.0
—	16.2	Freddie Mac Discount Notes	0.122%	4/1/2015	—	16.2
—	27.2	Freddie Mac Discount Notes	0.127%–0.142%	4/2/2015	—	27.2
—	20.9	Freddie Mac Discount Notes	0.066%	4/6/2015	—	20.9
—	16.2	Freddie Mac Discount Notes	0.096%–0.142%	4/7/2015	—	16.2
—	4.4	Freddie Mac Discount Notes	0.096%	4/9/2015	—	4.4
—	29.8	Freddie Mac Discount Notes	0.101%	4/14/2015	—	29.8
—	13.6	Freddie Mac Discount Notes	0.096%	4/16/2015	—	13.6
—	11.0	Freddie Mac Discount Notes	0.107%	4/21/2015	—	11.0
—	15.0	Freddie Mac Discount Notes	0.096%	4/22/2015	—	15.0
—	20.0	Freddie Mac Discount Notes	0.096%	4/23/2015	—	20.0
—	13.7	Freddie Mac Discount Notes	0.101%	4/24/2015	—	13.7
—	20.0	Freddie Mac Discount Notes	0.101%	5/11/2015	—	20.0
—	8.8	Freddie Mac Discount Notes	0.112%	5/27/2015	—	8.8
—	41.0	Freddie Mac Discount Notes	0.147%	6/15/2015	—	41.0
—	15.0	Freddie Mac Discount Notes	0.137%	6/16/2015	—	15.0
—	6.9	Freddie Mac Discount Notes	0.101%	7/21/2015	—	6.9
—	24.0	Freddie Mac Discount Notes	0.159%	7/22/2015	—	24.0
10.4	—	Freddie Mac Discount Notes	0.213%–0.223%	1/6/2016	10.4	—
24.0	—	Freddie Mac Discount Notes	0.218%–0.233%	1/22/2016	24.0	—
15.5	—	Freddie Mac Discount Notes	0.244%	1/25/2016	15.5	—
26.6	—	Freddie Mac Discount Notes	0.244%	1/28/2016	26.6	—
50.0	—	Freddie Mac Discount Notes	0.233%	1/29/2016	50.0	—
43.8	—	Freddie Mac Discount Notes	0.152%–0.183%	2/5/2016	43.8	—
32.0	—	Freddie Mac Discount Notes	0.132%–0.183%	2/17/2016	32.0	—
36.5	—	Freddie Mac Discount Notes	0.137%	2/19/2016	36.5	—
14.0	—	Freddie Mac Discount Notes	0.167%	2/26/2016	14.0	—
75.0	—	Freddie Mac Discount Notes	0.142%–0.183%	3/4/2016	75.0	—
50.0	—	Freddie Mac Discount Notes	0.142%	3/7/2016	50.0	—
27.0	—	Freddie Mac Discount Notes	0.233%	3/11/2016	27.0	—
50.0	—	Freddie Mac Discount Notes	0.162%	3/18/2016	50.0	—
29.0	—	Freddie Mac Discount Notes	0.437%	4/1/2016	29.0	—
2.6	—	Freddie Mac Discount Notes	0.203%	4/4/2016	2.6	—
50.0	—	Freddie Mac Discount Notes	0.355%	4/26/2016	49.9	—
37.1	—	Freddie Mac Discount Notes	0.381%	5/2/2016	37.1	—
190Prospectus ¡ TIAA Real Estate Account

Consolidated schedules of investments          continued

TIAA Real Estate Account
(Dollar values shown in millions)

Principal		Issuer	Yield(4)	Maturity Date	Fair Value at December 31,
2015	2014				2015	2014

$50.0	$—	Freddie Mac Discount Notes	0.467%	5/6/2016	$49.9	$—
34.0	—	Freddie Mac Discount Notes	0.401%	5/9/2016	33.9	—

TOTAL GOVERNMENT AGENCY NOTES
(Cost $2,667.0 and $2,369.6)					$2,666.8	$2,369.9

UNITED STATES TREASURY SECURITIES—6.4% and 6.6%
—	24.0	United States Treasury Bills	0.041%	1/2/2015	—	24.0
—	4.0	United States Treasury Bills	0.035%	1/15/2015	—	4.0
—	45.8	United States Treasury Bills	0.020%–0.040%	1/22/2015	—	45.8
—	19.4	United States Treasury Bills	0.038%–0.051%	2/12/2015	—	19.4
—	30.0	United States Treasury Bills	0.044%	2/19/2015	—	30.0
—	17.2	United States Treasury Bills	0.020%–0.030%	2/26/2015	—	17.2
—	43.6	United States Treasury Bills	0.020%–0.032%	3/5/2015	—	43.6
—	30.0	United States Treasury Bills	0.042%	3/12/2015	—	30.0
—	16.0	United States Treasury Bills	0.030%	3/26/2015	—	16.0
—	7.2	United States Treasury Bills	0.028%–0.044%	4/2/2015	—	7.2
—	36.6	United States Treasury Bills	0.037%	4/9/2015	—	36.6
—	41.2	United States Treasury Bills	0.056%–0.057%	5/7/2015	—	41.2
—	53.9	United States Treasury Bills	0.044%–0.071%	5/28/2015	—	53.9
—	8.5	United States Treasury Bills	0.076%	6/4/2015	—	8.4
—	196.0	United States Treasury Bills	0.071%–0.100%	6/25/2015	—	195.9
—	121.0	United States Treasury Bills	0.105%–0.112%	7/23/2015	—	120.9
—	35.0	United States Treasury Bills	0.092%–0.178%	8/20/2015	—	35.0
—	50.0	United States Treasury Bills	0.078%	9/17/2015	—	49.9
—	117.0	United States Treasury Bills	0.099%–0.101%	10/15/2015	—	116.8
48.1	—	United States Treasury Bills	0.162%–0.190%	1/7/2016	48.1	—
50.0	—	United States Treasury Bills	0.112%	1/14/2016	50.0	—
115.0	—	United States Treasury Bills	0.127%–0.172%	1/21/2016	115.0	—
110.0	—	United States Treasury Bills	0.224%–0.226%	2/4/2016	110.0	—
85.0	—	United States Treasury Bills	0.178%–0.183%	2/18/2016	85.0	—
69.1	—	United States Treasury Bills	0.164%–0.214%	2/25/2016	69.1	—
100.0	—	United States Treasury Bills	0.142%–0.178%	3/3/2016	100.0	—
30.0	—	United States Treasury Bills	0.160%	3/24/2016	30.0	—
50.0	—	United States Treasury Bills	0.190%	4/14/2016	50.0	—
50.0	—	United States Treasury Bills	0.122%	4/21/2016	50.0	—
100.0	—	United States Treasury Bills	0.412%	5/5/2016	99.9	—
50.0	—	United States Treasury Bills	0.392%	5/26/2016	49.9	—
83.0	—	United States Treasury Bills	0.467%–0.534%	6/23/2016	82.8	—
50.0	—	United States Treasury Bills	0.162%	7/21/2016	49.9	—
50.0	—	United States Treasury Bills	0.196%	8/18/2016	49.8	—
—	1.0	United States Treasury Notes	0.107%	1/15/2015	—	1.0
—	24.0	United States Treasury Notes	0.066%	4/15/2015	—	24.0
—	9.2	United States Treasury Notes	0.051%	4/23/2015	—	9.2
—	40.0	United States Treasury Notes	0.045%	4/30/2015	—	40.0
—	41.3	United States Treasury Notes	0.061%–0.062%	5/14/2015	—	41.3
TIAA Real Estate Account ¡ Prospectus191

Consolidated schedules of investments          continued

TIAA Real Estate Account
(Dollar values shown in millions)

Principal		Issuer	Yield(4)	Maturity Date	Fair Value at December 31,
2015	2014				2015	2014

$—	$50.0	United States Treasury Notes	0.118%	5/15/2015	$—	$50.0
—	100.0	United States Treasury Notes	0.063%	5/21/2015	—	100.0
—	19.6	United States Treasury Notes	0.080%	6/15/2015	—	19.6
—	30.0	United States Treasury Notes	0.152%	6/30/2015	—	30.0
—	50.0	United States Treasury Notes	0.130%–0.133%	7/15/2015	—	50.0
—	24.0	United States Treasury Notes	0.163%	7/31/2015	—	24.2
—	26.0	United States Treasury Notes	0.097%	7/31/2015	—	26.0
—	50.0	United States Treasury Notes	0.100%–0.107%	8/31/2015	—	50.1
—	50.0	United States Treasury Notes	0.118%	9/15/2015	—	50.0
—	50.0	United States Treasury Notes	0.181%	9/30/2015	—	50.0
11.0	—	United States Treasury Notes	0.104%	1/15/2016	11.0	—
47.0	—	United States Treasury Notes	0.226%	2/11/2016	47.0	—
19.7	—	United States Treasury Notes	0.176%–0.223%	2/29/2016	19.6	—
50.0	—	United States Treasury Notes	0.149%–0.168%	3/15/2016	50.0	—
50.0	—	United States Treasury Notes	0.207%	3/31/2016	50.0	—
92.0	—	United States Treasury Notes	0.192%–0.243%	4/15/2016	91.9	—
50.0	—	United States Treasury Notes	0.381%	5/31/2016	50.0	—
46.4	—	United States Treasury Notes	0.498%	6/15/2016	46.4	—
35.0	—	United States Treasury Notes	0.494%	6/30/2016	35.0	—
50.0	—	United States Treasury Notes	0.280%	7/15/2016	50.0	—
50.0	—	United States Treasury Notes	0.360%–0.369%	8/15/2016	50.0	—

TOTAL UNITED STATES TREASURY SECURITIES
(Cost $1,540.7 and $1,461.5)					$1,540.4	$1,461.2

TOTAL OTHER MARKETABLE SECURITIES
(Cost $4,207.7 and $3,831.1)					$4,207.2	$3,831.1

TOTAL MARKETABLE SECURITIES
(Cost $5,067.2 and $5,231.3)					$5,231.6	$5,649.5

LOAN RECEIVABLE—0.4% and 0.0%

Borrower
Charles River Plaza North	6.080%(7)	4/6/2029	$100.6	$—

TOTAL LOAN RECEIVABLE
(Cost $100.0)			$100.6	$—

TOTAL INVESTMENTS
(Cost $20,627.6 and $19,123.8)			$24,151.6	$22,168.1

(1)	The investment has a mortgage loan payable outstanding, as indicated in Note 8.
(2)	The fair value reflects the Account’s interest in the joint venture and is net of debt.
(3)	Properties within this investment are located throughout the United States.
(4)	Yield represents the annualized yield.
(5)	The joint venture has not officially been dissolved as of December 31, 2015. The property investment held within the joint venture was sold during the quarter ended December 31, 2012.
192Prospectus ¡ TIAA Real Estate Account

Consolidated schedules of investments          continued

TIAA Real Estate Account

(6)	The assets held in this investment were liquidated on February 18, 2015; the investment is currently in dissolution.
(7)	Represents the fixed interest rate on this investment.
(8)	The limited partnership was dissolved December 31, 2015.
(9)	The limited partnership was dissolved December 15, 2015.
(10)	A partial disposition of assets and a related mortgage payable held by the joint venture was completed on December 21, 2015.
TIAA Real Estate Account ¡ Prospectus193

Report of independent registered
public accounting firm

To the Participants of the TIAA Real Estate Account and the Board of
Trustees of Teachers Insurance and Annuity Association of America:

In our opinion, the accompanying consolidated statements of assets and liabilities, including the consolidated schedules of investments, and the related consolidated statements of operations, of changes in net assets and of cash flows, present fairly, in all material respects, the financial position of the TIAA Real Estate Account and its subsidiaries (the “Account”) at December 31, 2015 and 2014, the results of their operations, the changes in their net assets and their cash flows for each of the three years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Account’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 10, 2016

194Prospectus ¡ TIAA Real Estate Account

Proforma condensed statement of assets and liabilities (unaudited)

TIAA Real Estate Account

(in millions)	As of December 31, 2015
	Historical	Adjustments		Pro Forma

ASSETS
Real estate properties and Real estate joint ventures and limited partnerships, at value	$18,819.4	$221.3(a	)	$19,040.7
Marketable securities	5,231.6	—		5,231.6
Loan receivable	100.6	—		100.6
Other	247.8	—		247.8

TOTAL ASSETS	24,399.4	221.3		24,620.7

Mortgage notes payable	1,794.4	—		1,794.4
Accrued real estate property level expenses and taxes	191.5	—		191.5
Other	53.5	—		53.5

TOTAL LIABILITIES	2,039.4	—		2,039.4

NET ASSETS	$22,360.0	$221.3		$22,581.3

Proforma condensed statement of operations (unaudited)

TIAA Real Estate Account

	For the Year Ended December 31, 2015
	Historical	Adjustments		Pro Forma

Rental income	$919.1	$38.4	(b)	$957.5

Operating expenses	207.4	9.1	(b)	216.5
Real estate taxes	144.4	6.2	(b)	150.6
Interest expense	81.1	—		81.1

Total real estate property expenses and taxes	432.9	15.3		448.2

Real estate income, net	486.2	23.1		509.3
Income from real estate joint ventures and limited partnerships	140.1	18.0	(c)	158.1
Interest and dividends	57.6	—		57.6

TOTAL INCOME, NET	683.9	41.1		725.0
EXPENSES	182.9	3.1	(d)	186.0

INVESTMENT INCOME, NET	501.0	38.0		539.0
REALIZED AND UNREALIZED GAINS	1,145.4	—		1,145.4

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$1,646.4	$38.0		$1,684.4

TIAA Real Estate Account ¡ Prospectus195

Notes to pro forma condensed financial statements (unaudited)

TIAA Real Estate Account

Note 1—Purpose and Assumptions

As required by the Securities and Exchange Commission under Regulation S-X Article 11-01(5), these pro forma condensed financial statements of the TIAA Real Estate Account (“Account”) have been prepared because the Account has made significant purchases of real estate property investments during the period from January 1, 2015 through the date of this prospectus. During 2015, the Account purchased thirteen property investments: six apartment properties, two office properties, and five industrial properties. In addition, the Account invested in four joint venture office property investments.

Various assumptions have been made in order to prepare these pro forma condensed financial statements. The pro forma condensed statement of operations for the year ended December 31, 2015 has been prepared assuming real estate property investments purchased during the period from January 1, 2015 through the date of this prospectus were purchased as of January 1, 2015.

Note 2—Pro Forma Adjustments

The following pro forma adjustments were made in preparing the pro forma condensed financial statements to reflect the purpose described in Note 1.

Pro forma Condensed Statement of Assets and Liabilities:

(a)	To record the cost of real estate property investments purchased during the period from January 1, 2016 through the date of this prospectus.

Pro forma Condensed Statement of Operations:

(b)

To record the rental income and real estate property level expenses of the real estate properties purchased during the period from January 1, 2015 through the date of this prospectus, assuming such properties were owned for the entire year ended December 31, 2015.

(c)

To record income for the joint ventures purchased during the period from January 1, 2015 through the date of this prospectus, assuming the joint venture interests were owned for the entire year ended December 31, 2015.

(d)

To record additional investment management expense charges which would have been incurred during the year ended December 31, 2015, based on the gross investment amounts involved and assuming the real estate property investments purchased during the period from January 1, 2015 through the date of this prospectus had been purchased as of January 1, 2015.

196Prospectus ¡ TIAA Real Estate Account

Casa Palma — Coconut Creek, Florida

Independent auditors’ report

To the Management of Teachers Insurance and Annuity Association of America

We have audited the accompanying statement of revenues and certain expenses of Casa Palma (the “Property”), as described in Note A, for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property, as described in Note A, for the year ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

TIAA Real Estate Account ¡ Prospectus197

Emphasis of Matter

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and, as described in Note A, is not intended to be a complete presentation of the Property’s revenues and expenses.

AGH, LLC
June 10, 2015

198Prospectus ¡ TIAA Real Estate Account

Casa Palma — Coconut Creek, Florida

Statements of revenues and certain expenses

	For The Year Ended December 31, 2014 (Audited)	For The Period Ended March 31, 2015 (Unaudited)

REVENUES
Rental income	$2,243,492	$1,522,832
Other operating income	89,353	67,141

Total revenues	2,332,845	1,589,973

CERTAIN EXPENSES
Advertising and marketing	98,396	24,672
General and administrative	92,929	18,518
Insurance	90,503	37,973
Management fees	138,430	38,640
Real estate taxes	248,867	254,460
Repairs and maintenance	100,414	55,001
Salaries and wages	383,120	120,253
Utilities	158,286	64,892

Total certain expenses	1,310,945	614,409

Revenues in Excess of Certain Expenses	$1,021,900	$975,564

See Independent Auditors’ Report and Accompanying Notes

Notes to Statements of Revenues and Certain Expenses

Note A—Organization and Basis of Presentation

The statement of revenues and certain expenses (the “financial statement”) for the year ended December 31, 2014 relates to the operations of the Property. The Property consists of 350 apartment units spread across 14 buildings located in Coconut Creek, Florida. The Property’s lease up commenced in January 2014 and tenants began occupying buildings that were issued certificates of occupancy in March 2014. The final certificate of occupancy was issued in December 2014. As of March 31, 2015, the Property was 89% leased.

The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the period presented, as certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the Property have been excluded. Expenses excluded consist of depreciation, amortization, income taxes and certain other expenses not directly related to the future operations of the Property.

The statement of revenues and certain expenses for the period ended March 31, 2015 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus199

Casa Palma — Coconut Creek, Florida

Note B—Summary of Significant Accounting Policies

Use of estimates

The preparation of the financial statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

Revenue recognition

Rental income from tenant leases is recognized as earned. Lease terms generally do not extend beyond one year.

Advertising and marketing costs

Advertising and marketing costs relate to branding, promotional materials and events mainly associated with the initial lease-up of the rental units. These costs are expensed as incurred.

Note C—Related Parties

The Property is under a property management agreement with an affiliate of the Property’s owners. For the year ended December 31, 2014 and the period ended March 31, 2015, the Property incurred $138,430 and $38,640 in management fees, respectively. Additionally, during the year ended December 31, 2014 and the period ended March 31, 2015, the Property paid $383,120 and $120,253, respectively, to the affiliate for the cost of salaries and wages earned.

Note D—Subsequent Events

Subsequent events have been evaluated through June 10, 2015, the date the financial statement was available for issuance. Management has determined that there are no subsequent events that require disclosure under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

200Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

250 North 10th Street

Independent auditor’s report

To the Board of Directors and Stockholders TIAA-CREF, Inc.

We have audited the accompanying Statement of Revenue and Certain Operating Expenses (the “financial statement”) of 250 North 10th Street located in Brooklyn, New York (the “Property”) for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the Seller of 250 North 10th Street is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the financial statement of 250 North 10th Street for the year ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

TIAA Real Estate Account ¡ Prospectus201

Other Matter

As described in Note 1 to the financial statement, the Statement of Revenue and Certain Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statements of TIAA Real Estate Account and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

Charlotte, North Carolina
September 4, 2015

202Prospectus ¡ TIAA Real Estate Account

250 North 10th Street

Statements of revenue and certain operating expenses

	Year Ended December 31, 2014 (Audited)	Period from January 1, 2015 to March 31, 2015 (Unaudited)

REVENUE
Net rental revenue	$3,288,184	$2,336,720
Other	146,967	64,353

Total revenue	3,435,151	2,401,073

CERTAIN OPERATING EXPENSES
Real estate taxes	54,815	13,188
Insurance	36,305	18,608
Utilities	195,242	156,656
Repairs and maintenance	249,604	83,112
Property operating expenses	664,416	283,027
Management fees	100,386	70,351

Total certain operating expenses	1,300,768	624,942

Excess of revenue over certain operating expenses	$2,134,383	$1,776,131

See Notes to Statements of Revenue and Certain Operating Expenses

Notes to Statements of Revenue and Certain Operating Expenses
Year Ended December 31, 2014 and Period from January 1, 2015 through March 31, 2015 (unaudited)

Note 1—Organization and basis of presentation

The accompanying Statements of Revenue and Certain Operating Expenses (the “financial statements”) for the year ended December 31, 2014 and the three months ended March 31, 2015 (unaudited), relate to the operations of 250 North 10th Street located in Brooklyn, New York, acquired from LCOR, an unaffiliated entity.

The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The financial statements are not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other expenses not directly related to the future operations of the Property. Therefore, the financial statements may not be comparable to a statement of operations for 250 North 10th Street after its acquisition by the Company. Except as noted above, TIAA-CREF is not aware of any material factors relating to 250 North 10th Street for the year ended December 31, 2014 or the period from January 1, 2015 through March 31, 2015 (unaudited), that would cause the reported financial information not to be indicative of future operating results.

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus203

250 North 10th Street

Note 2—Summary of significant accounting policies

Basis of accounting

The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Property operations

Certain operating expenses represent the direct expenses of operating 250 North 10th Street and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of 250 North 10th Street.

Use of estimates

The preparation of the accompanying financial statements in accordance with the accounting principles generally accepted in the United States requires management of the Seller of 250 North 10th Street to make certain estimates and assumptions that the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

Note 3—Subsequent events

Events that occur after December 31, 2014 but before the financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2014 are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2014 require disclosure in the accompanying notes. Management evaluated the activity of the Property through September 4, 2015 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the financial statements and related footnotes.

204Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

200 Milik Street

Independent auditor’s report

To the Board of Directors and Stockholders TIAA-CREF, Inc.

We have audited the accompanying Statement of Revenue and Certain Operating Expenses (the “financial statement”) of 200 Milik Street located in Carteret, New Jersey (the “Property”) for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the Seller of 200 Milik Street is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the financial statement of 200 Milik Street for the year ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

TIAA Real Estate Account ¡ Prospectus205

Other Matter

As described in Note 1 to the financial statement, the Statement of Revenue and Certain Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statements of TIAA Real Estate Account and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

Charlotte, North Carolina
August 5, 2015

206Prospectus ¡ TIAA Real Estate Account

200 Milik Street

Statements of revenue and certain operating expenses

	Year Ended December 31, 2014 (Audited)	Period from January 1, 2015 to March 31, 2015 (Unaudited)

REVENUE
Rental revenue	$2,610,985	$598,501
Common area maintenance	116,344	22,660
Insurance reimbursement	22,185	13,180
Tax reimbursement	621,540	262,740
Other revenue	30,609	5

Total revenue	3,401,663	897,086

CERTAIN OPERATING EXPENSES
Insurance	84,670	13,779
Property operating expenses	106,111	23,661
Repairs and maintenance	30,859	4,822
Real estate taxes	679,823	150,283

Total certain operating expenses	901,463	192,545

Revenue in excess of certain operating expenses	$2,500,200	$704,541

See Notes to Statements of Revenue and Certain Operating Expenses.

Notes to Statements of Revenue and Certain Operating Expenses
Year Ended December 31, 2014 and Period from January 1, 2015 through March 31, 2015 (unaudited)

Note 1—Organization and Basis of Presentation

The accompanying Statements of Revenue and Certain Operating Expenses (the “financial statements”) for the year ended December 31, 2014 and the three months ended March 31, 2015 (unaudited), relate to the operations of 200 Milik Street located in Carteret, New Jersey, acquired from Hampshire Companies, an unaffiliated entity.

The accompanying financial statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The Statement of Revenue and Certain Operating Expenses is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other expenses not directly related to the future operations of the Property. Therefore, the Statement of Revenue and Certain Operating Expenses may not be comparable to a statement of operations for 200 Milik Street after its acquisition by the Company. Except as noted above, TIAA-CREF is not aware of any material factors relating to 200 Milik Street for the year ended December 31, 2014 or the period from January 1, 2015 through

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus207

200 Milik Street

March 31, 2015 (unaudited), that would cause the reported financial information not to be indicative of future operating results.

Note 2—Summary of Significant Accounting Policies

Basis of accounting

The Statement of Revenue and Certain Operating Expenses has been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue recognition

Rental income from the operating lease, which includes scheduled increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2014, income recognized on a straight-line basis is greater than income that would have been accrued in accordance with the lease terms by approximately $249,992.

Property operations

Certain operating expenses represent the direct expenses of operating 200 Milik Street and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of 200 Milik Street.

Use of estimates

The preparation of the accompanying Statement of Revenue and Certain Operating Expenses in accordance with the accounting principles generally accepted in the United States requires management of the Seller of 200 Milik Street to make certain estimates and assumptions that the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

208Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

200 Milik Street

Note 3—Future Rent Payments

Approximate minimum future rents required under the lease in effect at December 31, 2014 are as follows:

For the year ended December 31, 2015	$2,405,158
For the year ended December 31, 2016	2,438,618
For the year ended December 31, 2017	2,484,346
For the year ended December 31, 2018	2,543,229
For the year ended December 31, 2019	2,591,573
Thereafter	15,896,763

Total	$28,359,687

Note 4—Concentrations

The Property earned 100% of rent revenue from one tenant during the year ended December 31, 2014.

Note 5—Subsequent Events

Events that occur after December 31, 2014 but before the financial statement was available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2014 are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2014 require disclosure in the accompanying notes. Management evaluated the activity of the Property through August 5, 2015 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the Statement of Revenue and Certain Operating Expenses and related footnotes.

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus209

Union — South Lake Union

Independent auditor’s report

To the Board of Directors and Stockholders TIAA-CREF, Inc.

We have audited the accompanying Statement of Revenue and Certain Operating Expenses (the “financial statement”) of Union — South Lake Union located in Seattle, WA (the “Property”) for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the Seller of Union — South Lake Union is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the financial statement of Union — South Lake Union for the year ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

210Prospectus ¡ TIAA Real Estate Account

Other Matter

As described in Note 1 to the financial statement, the Statement of Revenue and Certain Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statements of TIAA Real Estate Account and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

Charlotte, North Carolina
January 27, 2016

TIAA Real Estate Account ¡ Prospectus211

Union — South Lake Union

Statements of revenue and certain operating expenses

	Year Ended December 31, 2014 (Audited)	Period from January 1, 2015 to March 31, 2015 (Unaudited)

REVENUE
Residential rental revenue	$5,401,263	$1,411,157
Commercial rental revenue	63,612	18,218
Other operating revenue	563,500	147,960

Total revenue	6,028,375	1,577,335

CERTAIN OPERATING EXPENSES
Payroll	580,774	124,633
Real estate taxes	734,770	183,693
Insurance	117,624	26,635
Utilities	230,889	39,348
Repairs and maintenance	210,352	55,171
Property operating expenses	156,797	37,483
Management fees	154,611	40,690

Total certain operating expenses	2,185,817	507,653

Excess of revenues over certain operating expenses	$3,842,558	$1,069,682

See Notes to Statements of Revenue and Certain Operating Expenses

Notes to Statements of Revenue and Certain Operating Expenses
Year Ended December 31, 2014 and Period from January 1, 2015 through March 31, 2015 (unaudited)

Note 1—Organization and Basis of Presentation

The accompanying Statements of Revenue and Certain Operating Expenses (the “financial statements”) for the year ended December 31, 2014 and the three months ended March 31, 2015 (unaudited) relates to the operations of Union — South Lake Union located in Seattle, Washington, acquired from Holland Partners, an unaffiliated entity.

The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The financial statements are not representative of the actual operations for the period presented, as certain operating expenses, which may not be comparable to the expenses to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciated and amortization expense, interest income, income taxes and certain other expenses not directly related to the future operations of the Property. Therefore, the financial statements may not be comparable to a statement of operations for Union — South Lake Union after its acquisition by the Company. Except as noted above, TIAA-CREF is not aware of any material factors relating to Union — South Lake Union for the year ended December 31, 2014 and the

212Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

Union — South Lake Union

period from January 1, 2015 through March 31, 2015 (unaudited) that would cause the reported financial information not to be indicative of future operating results.

Note 2—Summary of Significant Accounting Policies

Basis of accounting

The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue recognition

Rental income from the operating leases, which include schedule increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2014, income recognized on a straight-line basis is greater than income that would have been accrued in accordance with the lease terms by approximately $18,058. For the period ended March 31, 2015 income recognized on a straight-line basis is greater than income that would have been accrued in accordance with the lease terms by approximately $5,094.

Property operations

Certain operating expenses represent the direct expenses of operating Union — South Lake Union and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of Union — South Lake Union.

Use of estimates

The preparation of the accompanying financial statements in accordance with the accounting principles generally accepted in the United States requires management of the Seller of Union — South Lake Union to make certain estimates and assumptions that the reported amounts of revenue and certain expenses during the reporting period. Actual results could differ from those estimates.

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus213

Union — South Lake Union

Note 3—Future Rent Payments

Approximate minimum future rents required under the lease in effect at December 31, 2014 are as follows:

For the year ended December 31, 2015	$52,148
For the year ended December 31, 2016	59,304
For the year ended December 31, 2017	65,318
For the year ended December 31, 2018	72,451
For the year ended December 31, 2019	78,488
Thereafter	319,336

Total	$647,045

Note 4—Subsequent Events

Events that occur after December 31, 2014 but before the financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2014 are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2014 require disclosure in the accompanying notes. Management evaluated the activity of the Property through January 27, 2016 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the Statement of Revenue and Certain Operating Expenses and related footnotes.

214Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

The Cordelia — Portland, Oregon

Independent auditors’ report

To the Management of Teachers Insurance and Annuity Association of America

We have audited the accompanying statement of revenues and certain expenses of The Cordelia (the “Property”), as described in Note A, for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property, as described in Note A, for the year ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

TIAA Real Estate Account ¡ Prospectus215

Emphasis of Matter

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and, as described in Note A, is not intended to be a complete presentation of the Property’s revenues and expenses.

AGH, LLC
August 28, 2015

216Prospectus ¡ TIAA Real Estate Account

The Cordelia — Portland, Oregon

Statements of revenues and certain expenses

	For The Year Ended December 31, 2014 (Audited)	For The Period Ended April 30, 2015 (Unaudited)

REVENUES
Rental income	$243,826	$593,212
Other operating income	35,621	53,661

Total revenues	279,447	646,873

CERTAIN EXPENSES
Advertising and marketing	18,540	7,066
General and administrative	26,387	16,175
Insurance	6,708	14,473
Management fees	44,000	22,000
Real estate taxes	16,971	16,971
Repairs and maintenance	47,408	49,258
Salaries and wages	109,425	65,165
Utilities	33,542	41,339

Total certain expenses	302,981	232,447

Net (Expenses) Revenues	$(23,534)	$414,426

See Independent Auditors’ Report and Accompanying Notes

Notes to Statements of Revenues and Certain Expenses

Note A—Organization and Basis of Presentation

The statement of revenues and certain expenses (the “financial statement”) for the year ended December 31, 2014 relates to the operations of the Property. The Property consists of two buildings with 135 apartment units located in Portland, Oregon. The Property’s lease up commenced in June 2014 and tenants began occupying units that were issued temporary certificates of occupancy on September 19, 2014. The final certificate of occupancy was issued in November 2014. As of April 30, 2015, the Property was 83% leased.

The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the period presented, as certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the Property have been excluded. Expenses excluded consist of depreciation, amortization, one-time costs related to initial lease-up activities, income taxes and certain other expenses not directly related to the future operations of the Property.

The statement of revenues and certain expenses for the period ended April 30, 2015 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus217

The Cordelia — Portland, Oregon

such an interim period are not necessarily indicative of the results for the entire year.

Note B—Summary of Significant Accounting Policies

Use of estimates

The preparation of the financial statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

Revenue recognition

Rental income from tenant leases is recognized as earned. Lease terms generally do not extend beyond one year.

Advertising and marketing costs

Advertising and marketing costs relate to branding, promotional materials and events mainly associated with the leasing of the rental units. These costs are expensed as incurred.

Note C—Subsequent Events

Subsequent events have been evaluated through August 28, 2015, the date the financial statement was available for issuance. Management has determined that there are no subsequent events that require disclosure under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

218Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

The Manor at Flagler Village

Independent auditor’s report

To the Board of Directors and Stockholders TIAA-CREF, Inc.

We have audited the accompanying Statement of Revenue and Certain Operating Expenses (the “financial statement”) of The Manor at Flagler Village located in Ft. Lauderdale, FL (the “Property”) for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the Seller of The Manor at Flagler Village is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the financial statement of The Manor at Flagler Village for the year ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

TIAA Real Estate Account ¡ Prospectus219

Other Matter

As described in Note 1 to the financial statement, the Statement of Revenue and Certain Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statements of TIAA Real Estate Account and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

Charlotte, North Carolina
February 18, 2016

220Prospectus ¡ TIAA Real Estate Account

The Manor at Flagler Village

Statements of revenue and certain operating expenses

	Year Ended December 31, 2014 (Audited)	Period From January 1, 2015 to May 31, 2015 (Unaudited)

REVENUE
Rental revenue	$852,536	$2,249,925
Other operating income	54,146	110,899

Total revenue	906,682	2,360,824

CERTAIN OPERATING EXPENSES
Real estate taxes	267,627	522,168
Insurance	123,275	131,270
Utilities	221,388	208,983
Payroll	258,642	244,874
Repairs, maintenance, and contract services	26,082	52,096
Property operating expenses	52,656	69,735
Marketing	96,388	149,358
Management fees	46,829	70,169

Total certain operating expenses	1,092,887	1,448,653

Excess of certain operating expenses over revenue	$(186,205)	$912,171

See Notes to statements of revenue and certain operating expenses

Notes to Statements of Revenue and Certain Operating Expenses
Year Ended December 31, 2014 and Period from January 1, 2015 through May 31, 2015 (unaudited)

Note 1—Organization and Basis of Presentation

The accompanying Statements of Revenue and Certain Operating Expenses (the “financial statements”) for the year ended December 31, 2014 and the five months ended May 31, 2015 (unaudited) relates to the operations of The Manor at Flagler Village located in Fort Lauderdale, Florida, acquired from RD Flagler Village LLC, an unaffiliated entity.

The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The financial statements are not representative of the actual operations for the period presented, as certain operating expenses, which may not be comparable to the expenses to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciated and amortization expense, interest income, income taxes and certain other expenses not directly related to the future operations of the Property. Therefore, the financial statements may not be comparable to a statement of operations for The Manor at Flagler Village after its acquisition by the Company. Except as noted above, TIAA-CREF is not aware of any material factors relating to The Manor at Flagler Village for the year ended December 31, 2014 and the

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus221

The Manor at Flagler Village

period from January 1, 2015 through May 31, 2015 (unaudited) that would cause the reported financial information not to be indicative of future operating results.

The Property’s lease up commenced in 2014 and tenants began occupying buildings that were issued temporary certificates of occupancy on May 16, 2014, June 24, 2014 and August 22, 2014. The final certificate of occupancy was issued on March 31, 2015.

Note 2—Summary of Significant Accounting Policies

Basis of accounting

The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue recognition

Rental income from the operating leases, which include schedule increases over the lease term, is recognized on a straight-line basis.

Property operations

Certain operating expenses represent the direct expenses of operating The Manor at Flagler Village and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of The Manor at Flagler Village.

Use of estimates

The preparation of the accompanying financial statements in accordance with the accounting principles generally accepted in the United States requires management of the Seller of The Manor at Flagler Village to make certain estimates and assumptions that the reported amounts of revenue and certain expenses during the reporting period. Actual results could differ from those estimates.

222Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

The Manor at Flagler Village

Note 3—Future Rent Payments

Approximate minimum future rents required under the lease in effect at December 31, 2014 are as follows:

For the year ended December 31, 2015	$318,499
For the year ended December 31, 2016	673,688
For the year ended December 31, 2017	713,770
For the year ended December 31, 2018	727,210
For the year ended December 31, 2019	740,993
Thereafter	4,418,114

Total	$7,592,274

Note 4—Subsequent Events

Events that occur after December 31, 2014 but before the financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2014 are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2014 require disclosure in the accompanying notes. Management evaluated the activity of the Property through February 18, 2016 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the for disclosure in the Notes to Statement of Revenue and Certain Operating Expenses.

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus223

Pinto Business Park — Houston, Texas

Independent auditors’ report

To the Management of Teachers Insurance and Annuity Association of America

We have audited the accompanying statement of revenues and certain expenses of Pinto Business Park (the “Property”), as described in Note A, for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property, as described in Note A, for the year ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

224Prospectus ¡ TIAA Real Estate Account

Emphasis of Matter

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and, as described in Note A, is not intended to be a complete presentation of the Property’s revenues and expenses.

AGH, LLC
September 30, 2015

TIAA Real Estate Account ¡ Prospectus225

Pinto Business Park — Houston, Texas

Statements of revenues and certain expenses

	For The Year Ended December 31, 2014 (Audited)	For The Period Ended May 31, 2015 (Unaudited)

REVENUES
Rental income	$1,077,399	$1,071,433
Other operating income	57,472	372,581

Total revenues	1,134,871	1,444,014

CERTAIN EXPENSES
General and administrative	25,196	53,341
Insurance	17,962	34,386
Management fees	33,726	34,907
Real estate taxes	112,416	510,161
Repairs and maintenance	23,399	29,092
Salaries and wages	26,261	20,698
Utilities	24,985	11,633

Total certain expenses	263,945	694,218

Revenues in Excess of Certain Expenses	$870,926	$749,796

See Independent Auditors’ Report and Accompanying Notes

Notes to Statements of Revenues and Certain Expenses

Note A—Organization and Basis of Presentation

The statement of revenues and certain expenses (the “financial statement”) for the year ended December 31, 2014 relates to the operations of the Property. The Property is within a 971-acre business park, located in Houston, Texas, consisting of two 120,000 square foot rear-load buildings (“Plaza Verde”), a 105,000 square foot built-to-suit building (“Alfa Laval”), and a 600,000 square foot cross dock building (“Greens Crossing”). The construction of Plaza Verde and Greens Crossing was completed on July 10, 2014 and acquired on June 12, 2015. Alfa Laval was substantially completed in November 2015 and acquired December 22, 2015.

The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the period presented, as certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the Property have been excluded. Expenses excluded consist of depreciation, amortization, income taxes and certain other expenses not directly related to the future operations of the Property.

The statement of revenues and certain expenses for the period ended May 31, 2015 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim

226Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

Pinto Business Park — Houston, Texas

period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

Note B—Summary of Significant Accounting Policies

Use of estimates

The preparation of the financial statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

Revenue recognition

Rental income from the operating leases, which include scheduled increases over the lease terms, is recognized on a straight-line basis. Income recognized on a straight-line basis is more than income that would have accrued in accordance with the lease terms by approximately $1,055,141 for the year ended December 31, 2014 and $871,053 for the period ended May 31, 2015.

Note C—Concentration of Revenue

The Property earned approximately 82% of rental income from one tenant during the year ended December 31, 2014 and 69% of rental income from one tenant during the period ended May 31, 2015. The loss of this tenant could have a significant negative impact on the Property’s operations.

Note D—Future Rental Payments

Available space in the Property is leased to four tenants under non-cancellable operating leases that expire on various dates through July 2022. The leases provide for increases in future minimum rental payments. Also, certain leases require reimbursement of common area maintenance charges, certain operating expenses, and real estate taxes.

The minimum future rental payments from these leases as of December 31, 2014 are as follows:

2015	$1,417,919
2016	2,792,386
2017	2,848,142
2018	2,904,997
2019	2,963,005
Thereafter	5,748,410

$18,674,859

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus227

Pinto Business Park — Houston, Texas

Note E—Subsequent Events

Subsequent events have been evaluated through September 30, 2015, the date the financial statement was available for issuance. Management has determined that there are no subsequent events that require disclosure under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

228Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

The Ashton Judiciary Square, Washington, D.C.

Independent auditors’ report

To the Management of Teachers Insurance and Annuity Association of America

We have audited the accompanying statement of revenues and certain expenses of The Ashton Judiciary Square (the “Property”), as described in Note A, for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property, as described in Note A, for the year ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

TIAA Real Estate Account ¡ Prospectus229

Emphasis of Matter

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and, as described in Note A, is not intended to be a complete presentation of the Property’s revenues and expenses.

AGH, LLC
November 4, 2015

230Prospectus ¡ TIAA Real Estate Account

The Ashton Judiciary Square, Washington, D.C.

Statements of revenues and certain expenses

	For the Year Ended December 31, 2014 (Audited)	For the Period Ended October 31, 2015 (Unaudited)

REVENUES
Rental Income	$2,507,232	$2,131,347
Other operating income	229,164	206,885

Total Revenues	2,736,396	2,338,232

CERTAIN EXPENSES
Advertising and marketing	37,546	37,904
General and administrative	70,730	67,280
Insurance	12,610	10,404
Management fees	103,358	85,109
Real estate taxes	401,316	334,353
Repairs and maintenance	89,294	76,592
Salaries and wages	369,075	342,227
Utilities	134,805	103,012

Total certain expenses	1,218,734	1,056,881

Revenues in Excess of Certain Expenses	$1,517,662	$1,281,351

See Independent Auditors’ Report and Accompanying Notes

Notes to Statements of Revenues and Certain Expenses

Note A—Organization and Basis of Presentation

The statement of revenues and certain expenses (the “financial statement”) for the year ended December 31, 2014 relates to the operations of the Property. The Property consists of 49 apartment units in a high-rise building located in Washington, D.C.

The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the period presented, as certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the Property have been excluded. Expenses excluded consist of depreciation, amortization, income taxes and certain other expenses not directly related to the future operations of the Property.

The statement of revenues and certain expenses for the period ended October 31, 2015 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus231

The Ashton Judiciary Square, Washington, D.C.

Note B—Summary of Significant Accounting Policies

Use of estimates

The preparation of the financial statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

Revenue recognition

Rental income from tenant leases is recognized as earned. Lease terms generally do not extend beyond one year.

Advertising and marketing costs

Advertising and marketing costs relate to branding, promotional materials and tenant events. These costs are expensed as incurred.

Note C—Subsequent Events

Subsequent events have been evaluated through November 4, 2015, the date the financial statement was available for issuance. Management has determined that there are no subsequent events that require disclosure under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

232Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

Stevenson Point

Independent auditor’s report

To the Board of Directors and Stockholders TIAA-CREF, Inc.

We have audited the accompanying Statement of Revenue and Certain Operating Expenses (the “financial statement”) of Stevenson Point located in Newark, California (the “Property”) for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the Seller of Stevenson Point is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the financial statement of Stevenson Point for the year ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

TIAA Real Estate Account ¡ Prospectus233

Other Matter

As described in Note 1 to the financial statement, the Statement of Revenue and Certain Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statements of TIAA Real Estate Account and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

Charlotte, North Carolina
March 1, 2016

234Prospectus ¡ TIAA Real Estate Account

Stevenson Point

Statements of revenue and certain operating expenses

	Year Ended December 31, 2014 (Audited)	Period from January 1, 2015 to September 30, 2015 (Unaudited)

REVENUE
Rental revenue	$2,219,869	$1,687,918
Other operating revenue	1,121,082	1,002,621

Total operating revenue	3,340,951	2,690,539

CERTAIN OPERATING EXPENSES
Real estate taxes	441,735	333,850
Insurance	151,036	125,624
Utilities	111,056	57,632
Repairs, maintenance and contract services	176,141	175,669
Property operating expenses	19,977	13,376
Non-reimbursable operating expenses	21,916	127,650
Property management fees	93,352	77,349

Total certain operating expenses	1,015,213	911,150

Excess of revenue over certain operating expenses	$2,325,738	$1,779,389

See Notes to statements of revenue and certain operating expenses

Notes to Statements of Revenue and Certain Operating Expenses
Year Ended December 31, 2014 and Period from January 1, 2015 through September 30, 2015 (unaudited)

Note 1—Organization and basis of presentation

The accompanying Statements of Revenue and Certain Operating Expenses (the “financial statements”) for the year ended December 31, 2014 and the nine months ended September 30, 2015 (unaudited), relate to the operations of Stevenson Point located in Newark, California, acquired from Broadreach Capital, an unaffiliated entity.

The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The financial statements are not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other expenses not directly related to the future operations of the Property. Therefore, the financial statements may not be comparable to a statement of operations for Stevenson Point after its acquisition by the Company. Except as noted above, TIAA-CREF is not aware of any material factors relating to Stevenson Point for the year ended December 31, 2014 or the period from January 1, 2015 through September 30, 2015 (unaudited), that would cause the reported financial information not to be indicative of future operating results.

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus235

Stevenson Point

Note 2—Summary of significant accounting policies

Basis of accounting

The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, expenses are recognized when incurred.

Revenue recognition

Rental income from the operating leases, which include schedule increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2014, income recognized on a straight-line basis is less than income that would have been accrued in accordance with the lease terms by approximately $51,984. For the period ended September 30, 2015 income recognized on a straight-line basis is less than income that would have been accrued in accordance with the lease terms by approximately $40,336.

Property operations

Certain operating expenses represent the direct expenses of operating Stevenson Point and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of Stevenson Point.

Use of estimates

The preparation of the accompanying financial statements in accordance with the accounting principles generally accepted in the United States requires management of the Seller of Stevenson Point to make certain estimates and assumptions that the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

Note 3—Future rent payments

Approximate minimum future rents required under the lease in effect at December 31, 2014 are as follows:

For the year ended December 31, 2015	$2,281,112
For the year ended December 31, 2016	3,062,131
For the year ended December 31, 2017	2,842,099
For the year ended December 31, 2018	2,747,248
For the year ended December 31, 2019	2,569,857
Thereafter	7,432,774

$20,935,221

236Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

Stevenson Point

Note 4—Subsequent events

Events that occur after December 31, 2014 but before the financial statement was available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2014 are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2014 require disclosure in the accompanying notes. Management evaluated the activity of the Property through March 1, 2016 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the financial statements and related footnotes.

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus237

Castro Station

Independent auditor’s report

To the Board of Directors and Stockholders TIAA-CREF, Inc.

We have audited the accompanying Statement of Revenue and Certain Operating Expenses (the “financial statement”) of Castro Station located in Mountain View, CA (the “Property”) for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the Seller of Castro Station is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the financial statement of Castro Station for the year ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

238Prospectus ¡ TIAA Real Estate Account

Other Matter

As described in Note 1 to the financial statement, the Statement of Revenue and Certain Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statements of TIAA Real Estate Account and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

Charlotte, North Carolina

February 25, 2016

TIAA Real Estate Account ¡ Prospectus239

Castro Station

Statements of Revenue and Certain Operating Expenses

	Year Ended December 31, 2014 (Audited)	Period from January 1, 2015 to September 30, 2015 (Unaudited)

REVENUE
Rental revenue	$4,599,776	$5,295,485
Common area maintenance	67,113	208,904
Tenant reimbursables	2,496	3,018
Tax reimbursement	19,342	118,363
Other operating income	11,064	2,165

Total revenue	4,699,791	5,627,935

CERTAIN OPERATING EXPENSES
Real estate taxes	218,494	668,271
Utilities	171,352	224,601
Repairs, maintenance, and contract services	552,942	300,812
Property operating expenses	53,299	81,213
Marketing	12,191	184

Total certain operating expenses	1,008,278	1,275,081

Excess of revenues over certain operating expenses	$3,691,513	$4,352,854

See Notes to Statements of Revenue and Certain Operating Expenses

Notes to Statements of Revenue and Certain Operating Expenses
Year Ended December 31, 2014 and Period from January 1, 2015 through September 30, 2015 (unaudited)

Note 1—Organization and basis of presentation

The accompanying Statements of Revenue and Certain Operating Expenses (the “financial statements”) for the year ended December 31, 2014 and the nine months ended September 30, 2015 (unaudited) relates to the operations of Castro Station located in Mountain View, CA, acquired from PSAI Realty Partners, an unaffiliated entity.

The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The financial statements are not representative of the actual operations for the period presented, as certain operating expenses, which may not be comparable to the expenses to be incurred in the future operations of the Property, have been excluded. Expenses excluded generally consist of interest and debt related costs, depreciation and amortization expense, interest income, income taxes, insurance expense, property management fees and certain other expenses not directly related to the future operations of the Property. Therefore, the financial statements may not be comparable to a statement of operations for Castro Station after its acquisition by the Company. Except as noted above, TIAA-CREF is not aware of any material factors relating to Castro Station for the year ended

240Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

Castro Station

December 31, 2014 and the period from January 1, 2015 through September 30, 2015 (unaudited) that would cause the reported financial information not to be indicative of future operating results.

Note 2—Summary of significant accounting policies

Basis of accounting

The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, expenses are recognized when incurred.

Revenue Recognition

Rental income from the operating leases, which include schedule increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2014, income recognized on a straight-line basis is greater than income that would have been accrued in accordance with the lease terms by approximately $38,618. For the nine month period ended September 30, 2015 income recognized on a straight-line basis is greater than income that would have been accrued in accordance with the lease terms by approximately $840,767.

Property operations

Certain operating expenses represent the direct expenses of operating Castro Station and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of Castro Station.

Use of estimates

The preparation of the accompanying financial statements in accordance with the accounting principles generally accepted in the United States requires management of the Seller of Castro Station to make certain estimates and assumptions that the reported amounts of revenue and certain expenses during the reporting period. Actual results could differ from those estimates.

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus241

Castro Station

Note 3—Future rent payments

Approximate minimum future rents required under the lease in effect at December 31, 2014 are as follows:

For the year ended December 31, 2015	$6,037,756
For the year ended December 31, 2016	8,168,086
For the year ended December 31, 2017	7,625,979
For the year ended December 31, 2018	6,216,642
For the year ended December 31, 2019	5,414,235
Thereafter	10,533,799

Total	$43,996,497

Note 4—Subsequent events

Events that occur after December 31, 2014 but before the financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2014 are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2014 require disclosure in the accompanying notes. Management evaluated the activity of the Property through February 25, 2016 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the for disclosure in the Notes to Statement of Revenue and Certain Operating Expenses.

242Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

1500 Owens — San Francisco, California

Independent auditors’ report

To the Management of Teachers Insurance and Annuity Association of America

We have audited the accompanying statement of revenues and certain expenses of 1500 Owens (the “Property”), as described in Note A, for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property, as described in Note A, for the year ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

TIAA Real Estate Account ¡ Prospectus243

Emphasis of Matter

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and, as described in Note A, is not intended to be a complete presentation of the Property’s revenues and expenses.

AGH, LLC
January 25, 2016

244Prospectus ¡ TIAA Real Estate Account

1500 Owens — San Francisco, California

Statements of revenues and certain expenses

	For The Year Ended December 31, 2014 (Audited)	For The Period Ended September 30, 2015 (Unaudited)

REVENUES
Rental Income	$8,784,836	$6,590,551
Escalation Income	3,884,448	2,998,733

Total Revenues	12,669,284	9,589,284

CERTAIN EXPENSES
General and administrative	505,131	400,930
Insurance	125,741	90,600
Management fees	215,898	167,193
Real estate taxes	1,092,137	858,130
Repairs and maintenance	1,105,951	946,568
Utilities	1,205,461	842,438

Total certain expenses	4,250,319	3,305,859

Revenues in Excess of Certain Expenses	$8,418,965	$6,283,425

See Independent Auditors’ Report and Accompanying Notes

Notes to Statements of Revenues and Certain Expenses

Note A—Organization and Basis of Presentation

The statement of revenues and certain expenses (the “financial statement”) for the year ended December 31, 2014 relates to the operations of 1500 Owens (the “Property”). The Property is an office building which consists of 158,267 square feet of rentable office and retail space and 91 parking spaces. The Property, located in San Francisco, California, was 100% leased at December 31, 2014 and September 30, 2015, respectively. TIAA Real Estate Account, a subsidiary of TIAA-CREF, is the sole member of T-C 1500 Owens, LLC. T-C 1500 Owens, LLC purchased a 49.90% interest in ARE-San Francisco No. 36, LLC (“ARE”), which owns the Property.

The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the audited period presented, as certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the Property have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

The statement of revenues and certain expenses for the period ended September 30, 2015 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus245

1500 Owens — San Francisco, California

such an interim period are not necessarily indicative of the results for the entire year.

Note B—Summary of Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue recognition

Rental income from the operating leases, which includes scheduled increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2014 and the period ended September 30, 2015, income recognized on a straight line basis is more than income that would have accrued in accordance with the lease terms by approximately $4,456,752 and $4,135,465, respectively.

Note C—Future Rental Payments

Available space in the Property is leased to three tenants under various non-cancellable operating leases that expire on various dates through February 2022. The minimum future rental payments to be received from the leases are generally subject to fixed increases during the lease term. Also, certain leases require reimbursement of common area maintenance charges, certain operating expenses, and real estate taxes.

The minimum future rental payments to be received from these leases as of December 31, 2014 are as follows:

2015	$2,191,893
2016	8,767,571
2017	7,112,932
2018	6,285,614
2019	6,285,614
Thereafter	11,269,879

Total	$41,913,503

Note D—Concentration of Revenue

The Property earned 99% of rental income from two tenants during the year ended December 31, 2014 and the period ended September 30, 2015, respectively. The loss of these tenants would have a significant negative impact on the Property’s operations.

246Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

1500 Owens — San Francisco, California

Note E—Related Party Transactions

The Property is under a property management agreement with an affiliate of ARE. For the year ended December 31, 2014 and the period ended September 30, 2015, the Property incurred $215,898 and $167,193 in management fees, respectively.

Note F—Subsequent Events

Subsequent events have been evaluated through January 25, 2016, the date the financial statement was available for issuance. Management has determined that there are no subsequent events that require disclosure under Financial Accounting Standards Board Standards Codification Topic 855, Subsequent Events.

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus247

225 Binney Street — Cambridge, Massachusetts

Independent auditors’ report

To the Management of Teachers Insurance and Annuity Association of America

We have audited the accompanying statement of revenues and certain expenses of 225 Binney Street (the “Property”), as described in Note A, for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property, as described in Note A, for the year ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

248Prospectus ¡ TIAA Real Estate Account

Emphasis of Matter

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and, as described in Note A, is not intended to be a complete presentation of the Property’s revenues and expenses.

AGH, LLC
December 15, 2015

TIAA Real Estate Account ¡ Prospectus249

225 Binney Street — Cambridge, Massachusetts

Statements of revenues and certain expenses

	For The Year Ended December 31, 2014 (Audited)	For The Period Ended October 31, 2015 (Unaudited)

REVENUES
Rental income	$13,362,467	$11,064,784
Escalation income	1,546,057	2,053,002

Total revenues	14,908,524	13,117,786

CERTAIN EXPENSES
General and administrative	136,019	151,078
Insurance	37,256	46,423
Management fees	40,277	47,453
Real estate taxes	1,202,093	1,698,051
Repairs and maintenance	43,995	23,311
Salaries and wages	74,207	92,717

Total certain expenses	1,533,847	2,059,033

Revenues in Excess of Certain Expenses	$13,374,677	$11,058,753

See Independent Auditors’ Report and Accompanying Notes

Notes to Statements of Revenues and Certain Expenses

Note A—Organization and Basis of Presentation

The statement of revenues and certain expenses (the “financial statement”) for the year ended December 31, 2014 relates to the operations of 225 Binney Street (the “Property”). The Property, located in Cambridge, Massachusetts, is a Class A office building containing 305,212 rentable square feet. The Property was 100% leased at December 31, 2014 and October 31, 2015, respectively. TIAA Real Estate Account, a subsidiary of TIAA-CREF, is the sole member of T-C 225 Binney, LLC. T-C 225 Binney, LLC purchased a 70% interest in ARE–MA Region No. 34, LLC, (“ARE”), which owns the Property.

The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the audited period presented, as certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the Property have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

The statement of revenues and certain expenses for the period ended October 31, 2015 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

250Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

225 Binney Street — Cambridge, Massachusetts

Note B—Summary of Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue recognition

Rental income from the operating lease, which includes scheduled increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2014 and the period ended October 31, 2015, income recognized on a straight-line basis is more than income that would have accrued in accordance with the lease terms by approximately $756,926 and $630,771, respectively.

Note C—Future Rental Payments

Available space in the Property is leased to one tenant under a non-cancellable operating lease that expires in September 2028. The minimum future rental payments to be received from the lease are generally subject to fixed increases during the lease term. Also, the lease requires reimbursement of common area maintenance charges, certain operating expenses and real estate taxes.

The minimum future rental payments to be received by ARE from the lease as of December 31, 2014 are as follows:

2015	$1,030,091
2016	12,361,086
2017	12,361,086
2018	12,546,502
2019	13,102,752
Thereafter	118,586,306

$169,987,823

Note D—Concentration of Revenue

The Property earned 100% of rental income from one tenant during the year ended December 31, 2014 and the period ended October 31, 2015. The loss of this tenant would have a significant negative impact on the Property’s operations.

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus251

225 Binney Street — Cambridge, Massachusetts

Note E—Related Party Transactions

The Property is under a property management agreement with an affiliate of ARE. For the year ended December 31, 2014 and the period ended October 31, 2015, the Property incurred $40,277 and $47,453 in management fees, respectively.

Note F—Subsequent Events

Subsequent events have been evaluated through December 15, 2015, the date the financial statement was available for issuance. Management has determined that there are no subsequent events that require disclosure under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

252Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

409–499 Illinois Street — San Francisco, California

Independent auditors’ report

To the Management of Teachers Insurance and Annuity Association of America

We have audited the accompanying statement of revenues and certain expenses of 409–499 Illinois Street (the “Property”), as described in Note A, for the year ended December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property, as described in Note A, for the year ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

TIAA Real Estate Account ¡ Prospectus253

Emphasis of Matter

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and, as described in Note A, is not intended to be a complete presentation of the Property’s revenues and expenses.

AGH, LLC
January 25, 2016

254Prospectus ¡ TIAA Real Estate Account

409–499 Illinois Street — San Francisco, California

Statements of revenues and certain expenses

	For The Year Ended December 31, 2014 (Audited)	For The Period Ended October 31, 2015 (Unaudited)

REVENUES
Rental income	$18,991,874	$22,853,282
Escalation income	5,380,474	8,162,113

Total revenues	24,372,348	31,015,395

CERTAIN EXPENSES
General and administrative	311,127	681,013
Insurance	237,836	239,664
Management fees	74,481	134,139
Real estate taxes	3,752,730	3,865,547
Repairs and maintenance	357,051	1,437,665
Salaries and wages	110,880	310,483
Security	202,074	452,052
Utilities	1,703,390	1,982,406

Total certain expenses	6,749,569	9,102,969

Revenues in Excess of Certain Expenses	$17,622,779	$21,912,426

See Independent Auditors’ Report and Accompanying Notes

Notes to Statements of Revenues and Certain Expenses

Note A—Organization and Basis of Presentation

The statement of revenues and certain expenses (the “financial statement”) for the year ended December 31, 2014 relates to the operations of 409-499 Illinois Street (the “Property”). The Property is a life science office property that includes two buildings and 456,000 rentable square feet. The Property is located in San Francisco and was 100% leased as of December 31, 2014 and October 31, 2015, respectively. TIAA Real Estate Account, a subsidiary of TIAA-CREF, is the sole member of T-C Illinois Street, LLC. T-C Illinois Street, LLC purchased a 40% interest in ARE-San Francisco No. 43, LLC, (“ARE”), which owns the Property.

The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the audited period presented, as certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the Property have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

The statement of revenues and certain expenses for the period ended October 31, 2015 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the

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409–499 Illinois Street — San Francisco, California

interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

Note B—Summary of Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue recognition

Rental income from the operating leases, which include scheduled increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2014 and the period ended October 31, 2015, income recognized on a straight-line basis is more than income that would have accrued in accordance with the lease terms by approximately $3,078,135 and $3,550,302, respectively.

Note C—Concentration of Revenue

The Property earned approximately 72% and 60% of rental income from one tenant during the year ended December 31, 2014 and the period ended October 31, 2015, respectively. The loss of this tenant could have a significant negative impact on the Property’s operations.

Note D—Future Rental Payments

The minimum future rental payments to be received by ARE from the leases as of December 31, 2014 are as follows:

2015	$22,817,747
2016	23,448,101
2017	23,999,668
2018	24,476,730
2019	25,047,917
Thereafter	118,220,537

$238,010,700

Note E—Subsequent Events

Subsequent events have been evaluated through January 25, 2016, the date the financial statement was available for issuance. Management has determined that there are no subsequent events that require disclosure under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

256Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

Fort Point Creative Portfolio — Boston, Massachusetts

Independent auditors’ report

To the Management of Teachers Insurance and Annuity Association of America

We have audited the accompanying statement of revenues and certain expenses of Fort Point Creative Exchange Portfolio (the “Portfolio”), as described in Note A, for the year ended December 31, 2015, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Portfolio, as

TIAA Real Estate Account ¡ Prospectus257

described in Note A, for the year ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and, as described in Note A, is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

AGH, LLC
April 5, 2016

258Prospectus ¡ TIAA Real Estate Account

Fort Point Creative Exchange Portfolio — Boston, Massachusetts

Statements of revenues and certain expenses

	For the Year Ended December 31, 2015 (Audited)	For The Period Ended February 29, 2016 (Unaudited)

REVENUES
Rental income	$12,553,518	$2,120,927
Escalation income	714,930	115,921
Parking and other operating income	56,482	58,600

Total revenues	13,324,930	2,295,448

CERTAIN EXPENSES
General and administrative	360,478	46,699
Insurance	58,474	9,353
Management fees	281,470	45,809
Real estate taxes	2,265,015	514,531
Repairs and maintenance	1,159,877	166,934
Salaries	565,006	94,408
Utilities	791,920	101,009

Total certain expenses	5,482,240	978,743

Revenues in Excess of Certain Expenses	$7,842,690	$1,316,705

Notes to Statements of Revenues and Certain Expenses

Note A—Organization and Basis of Presentation

The statement of revenues and certain expenses (the “financial statement”) for the year ended December 31, 2015 relates to the operations of Fort Point Creative Exchange Portfolio (the “Portfolio”). The Portfolio consists of six buildings with a total of 408,342 square feet of rentable office and retail space located in Boston, Massachusetts.

The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the audited period presented, as certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the Portfolio have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Portfolio.

The statement of revenues and certain expenses for the period ended February 29, 2016 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus259

Fort Point Creative Exchange Portfolio — Boston, Massachusetts

Note B—Summary of Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue recognition

Rental income from the operating leases, which includes scheduled increases over the lease terms, is recognized on a straight-line basis. For the year ended December 31, 2015 and the period ended February 29, 2016, income recognized on a straight-line basis is more than income that would have accrued in accordance with the lease terms by $552,547 and $91,625, respectively.

Escalation income represents amounts paid by or due from tenants for their share of certain operating expenses, as defined in their respective lease agreements. Escalation income is recognized when earned and the amount can be reasonably estimated. If a lease is terminated early, penalties for early termination are recognized in other income.

Note C—Future Rental Payments

Available space in the Portfolio is leased under various non-cancellable operating leases that expire on various dates through September 2031. The minimum future rental payments from the leases are generally subject to fixed increases during the lease term. Certain leases require reimbursement of common area maintenance charges, certain operating expenses, and real estate taxes.

The minimum future rental payments from these leases as of December 31, 2015 are as follows:

2016	$11,006,774
2017	13,958,844
2018	11,989,650
2019	8,868,996
2020	4,767,142
Thereafter	18,568,613

Total	$69,160,019

Note D—Concentration of Revenue

The Portfolio earned 38% and 37% of rental income from two tenants during the year ended December 31, 2015 and the period ended February 29, 2016, respectively. The loss of these tenants could have a significant negative impact on the Portfolio’s operations.

260Prospectus ¡ TIAA Real Estate Account	See Independent Auditors’ Report

Fort Point Creative Exchange Portfolio — Boston, Massachusetts

Note E—Subsequent Events

Subsequent events have been evaluated through April 5, 2016, the date the financial statement was available for issuance. Management has determined that there are no subsequent events that require disclosure under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

See Independent Auditors’ Report	TIAA Real Estate Account ¡ Prospectus261

Teachers Insurance and Annuity Association of America

Condensed unaudited statutory-basis financial statement information

(The following condensed unaudited statutory basis financial statement information has been derived from statutory basis financial statements which are available upon request.)

Statutory-basis statements of admitted assets, liabilities and capital and contingency reserves

(in millions)	December 31,
	2015	2014

ADMITTED ASSETS
Bonds	$181,247	$180,086
Preferred stocks	195	100
Common stocks	3,076	2,903
Mortgage loans	19,046	15,613
Real estate	1,938	1,966
Cash, cash equivalents and short-term investments	533	1,542
Contract loans	1,591	1,555
Derivatives	268	218
Securities lending collateral assets	827	614
Other long-term investments	25,998	26,018
Investment income due and accrued	1,765	1,756
Federal income taxes recoverable	—	5
Net deferred federal income tax asset	3,209	3,221
Other assets	504	506
Separate account assets	29,897	26,531

TOTAL ADMITTED ASSETS	$270,094	$262,634

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
LIABILITIES
Reserves for life and health insurance, annuities and deposit-type contracts	$194,057	$189,956
Dividends due to policyholders	1,908	1,942
Interest maintenance reserve	1,927	2,106
Federal income taxes payable	19	—
Asset valuation reserve	3,910	5,020
Derivatives	42	123
Payable for collateral for securities loaned	827	614
Other liabilities	2,786	2,431
Separate account liabilities	29,883	26,522

TOTAL LIABILITIES	235,359	228,714

CAPITAL AND CONTINGENCY RESERVES
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	4,000	4,000
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	30,732	29,917

TOTAL CAPITAL AND CONTINGENCY RESERVES	34,735	33,920

TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES	$270,094	$262,634

262Prospectus ¡ TIAA Real Estate Account

Teachers Insurance and Annuity Association of America

(The following condensed unaudited statutory basis financial statement information has been derived from statutory basis financial statements which are available upon request.)

Statutory-basis statements of operations

(in millions)	For the Years Ended December 31,
	2015	2014	2013

REVENUES
Insurance and annuity premiums and other considerations	$13,659	$12,910	$14,395
Annuity dividend additions	1,574	1,783	1,585
Net investment income	11,335	11,253	11,274
Other revenue	289	251	242

TOTAL REVENUES	$26,857	$26,197	$27,496

BENEFITS AND EXPENSES
Policy and contract benefits	$14,575	$13,992	$13,136
Dividends to policyholders	3,334	3,589	3,409
Increase in policy and contract reserves	3,922	3,927	5,749
Net operating expenses	1,643	1,689	1,183
Net transfers to separate accounts	1,725	1,676	1,879

TOTAL BENEFITS AND EXPENSES	$25,199	$24,873	$25,356

Income before federal income taxes and net realized capital gains (losses)	$1,658	$1,324	$2,140
Federal income tax (benefit)	(83)	(37)	(28)
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(487)	(377)	(417)

NET INCOME	$1,254	$984	$1,751

Basis of presentation:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The following is a summary of the significant accounting policies followed by Teachers Insurance and Annuity Association of America (the “Company”):

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A

TIAA Real Estate Account ¡ Prospectus263

Teachers Insurance and Annuity Association of America

realized loss is recorded when an impairment is considered to be other-than-temporary.

Bonds: Bonds are stated at amortized cost using the current effective interest method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan- backed and structured securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other- than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities, which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost basis, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or the Company does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services or valuations from the NAIC. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

264Prospectus ¡ TIAA Real Estate Account

Teachers Insurance and Annuity Association of America

Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus as an unrealized gain or loss. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other- than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and it is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded.

The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an impairment is required.

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Other Long-term Investments: Other long-term investments primarily include investments in joint ventures, partnerships, and limited liability companies which are stated at cost adjusted for the Company’s percentage of the most recent available financial statements based on the underlying U.S. GAAP, International Financial Reporting Standards or U.S. Tax basis equity as reflected on the respective entity’s financial statements.

The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus and (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have an NAIC 1 rating designation.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase and are stated at amortized cost.

Short-Term Investments: Short-term investments (investments with remaining maturities of one year or less at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has

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established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, or asset replication purposes.

Derivatives used by the Company may include swaps, forwards, futures or options.

The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. A currency translation adjustment computed at the spot rate is recorded for these foreign currency swaps as an unrealized gain or loss. The derivative component of a Replication (Synthetic Asset) Transaction (“RSAT”) is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of a RSAT is classified as a bond on the Company’s balance sheet and carried at amortized cost. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under a netting agreement.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non- admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate Accounts are established in conformity with insurance laws, are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders. Separate accounts are accounted for at fair value, except the TIAA Stable Value Separate Account (“TSV”), which supports book value separate account agreements, in which case the assets are accounted for at amortized cost in accordance with NYDFS guidance. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the relevant period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the end of the relevant period. Realized and unrealized gains and losses due to

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foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus.

At December 31, the major categories of assets that are non-admitted are as follows (in millions):

	2015	2014	Change

Net deferred federal income tax asset	$7,301	$7,448	$(147)
Furniture and electronic data processing equipment	578	494	84
Other long-term investments	191	188	3
Receivable from parent, subsidiaries and affiliates	118	113	5
Other	185	173	12

Total	$8,373	$8,416	$(43)

Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.

At December 31, the accumulated depreciation on EDP equipment, computer software, furniture and equipment and leasehold improvements is as follows (in millions):

	2015	2014

EDP equipment and computer software	$1,324	$1,075
Furniture and equipment and leasehold improvements	$448	$435

At December 31, the related depreciation expenses are as follows (in millions):

	2015	2014	2013

EDP equipment and computer software	$136	$122	$77
Furniture and equipment and leasehold improvements	$12	$8	$10

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Deposits on deposit- type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are

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established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves are sufficient to meet its obligations.

Reinsurance: The Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. A liability is established for reserves ceded to unauthorized reinsurers which are not secured by or in excess of letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of the impact of reinsurance.

Asset Valuation Reserve (“AVR”) and Interest Maintenance Reserve (“IMR”): Mandatory reserves have been established for the General Account and Separate Account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable General Account and Separate Account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is established for interest- related realized capital gains (losses) resulting from changes in the general level of interest rates for the General Account, as well as any Separate Accounts, not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method as specified by NY SAP, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer.

Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet; the cash collateral received is reported on the balance sheet with an offsetting liability reported in “Other liabilities”.

Securities Lending Program: The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102%

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of the market value of loaned securities during the period of the loan. The cash collateral received is reported in “Securities lending collateral assets” with an offsetting collateral liability included in “Payable for collateral for securities loaned”. Securities lending income is recorded in the accompanying Statements of Operations as net investment income.

Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) in the fourth quarter of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Statements of Cash Flows: Noncash activities are excluded from the Statutory - Basis Statements of Cash Flows. These noncash activities for the years ended December 31 include the following (in millions):

	2015	2014	2013

Exchange/transfer/conversion/distribution of invested assets	$4,302	$2,797	$5,523
Capitalized interest	308	304	341

Total	$4,610	$3,101	$5,864

Additional asset information

(The following condensed unaudited statutory basis financial statement information has been derived from statutory basis financial statements which are available upon request.)

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, is shown below (in millions):

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	2015
	Book/ Adjusted Carrying Value	Excess of		Estimated Fair Value
		Fair Value Over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value

Bonds:
U.S. governments	$38,816	$3,876	$(63)	$42,629
All other governments	4,815	412	$(103)	5,124
States, territories and possessions	715	63	(8)	770
Political subdivisions of states, territories, and possessions	720	32	(19)	733
Special revenue and special assessment, non-guaranteed agencies and government	17,397	1,261	(122)	18,536
Credit tenant loans	7,171	479	(60)	7,590
Industrial and miscellaneous	110,024	5,598	(2,522)	113,100
Hybrids	666	58	(15)	709
Parent, subsidiaries and affiliates	923	—	—	923

Total	$181,247	$11,779	$(2,912)	$190,114

Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities are in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

DECEMBER 31, 2015
Loan-backed and structured bonds	$10,961	$(216)	$10,745	$3,320	$(192)	$3,128
All other bonds	33,040	(1,648)	31,392	6,482	(860)	5,622

TOTAL BONDS	$44,001	$(1,864)	$42,137	$9,802	$(1,052)	$8,750

Unaffiliated common stocks	297	(17)	280	14	(2)	12
Preferred stocks	10	(1)	9	—	—	—

TOTAL BONDS AND STOCKS	$44,308	$(1,882)	$42,426	$9,816	$(1,054)	$8,762

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	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

DECEMBER 31, 2014
Loan-backed and structured bonds	$1,796	$(22)	$1,774	$6,182	$(256)	$5,926
All other bonds	7,657	(254)	7,403	8,691	(291)	8,400

TOTAL BONDS	$9,453	$(276)	$9,177	$14,873	$(547)	$14,326

Unaffiliated common stocks	29	(4)	25	—	—	—
Preferred stocks	11	—	11	—	—	—

TOTAL BONDS AND STOCKS	$9,493	$(280)	$9,213	$14,873	$(547)	$14,326

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other—than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.

Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic distribution as of December 31:

	Mortgage Loans by Property Type (Commercial & Residential)
	2015	2014
	% of Total	% of Total

Office buildings	34.3%	37.5%
Shopping centers	29.3	31.5
Industrial buildings	13.9	10.7
Apartments	12.6	12.6
Other - commercial	5.4	7.1
Residential	4.5	0.6

TOTAL	100.0%	100.0%

	Mortgage Loans by Geographic Distribution
	2015		2014
	% of Total		% of Total
	Commercial	Residential	Commercial	Residential

South Atlantic	23.3%	18.6%	22.0%	11.6%
South Central	18.5	8.1	18.0	10.5
Middle Atlantic	18.2	20.0	17.6	17.4
Pacific	17.8	32.2	23.4	37.2
North Central	8.4	5.4	9.7	4.7
New England	7.1	6.0	3.3	16.3
Other	6.7	9.7	6.0	2.3

TOTAL	100.0%	100.0%	100.0%	100.0%

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

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South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV
South Central states are AL, AR, KY, LA, MS, OK, TN and TX
Middle Atlantic states are PA, NJ and NY
Pacific states are AK, CA, HI, OR and WA
North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI
New England states are CT, MA, ME, NH, RI and VT
Other comprises investments in Mountain states (AZ, CO, ID, MT, NV, NM, UT, and WY), Australia, Canada and United Kingdom.

Net Investment Income: The components of net investment income for the years ended December 31 are as follows (in millions):

	2015	2014	2013

Bonds	$8,823	$9,050	$9,206
Stocks	76	34	61
Mortgage loans	846	787	772
Real estate	236	219	203
Derivatives	17	10	(8)
Other long-term investments	1,753	1,526	1,430
Cash, cash equivalents and short-term investments	3	2	7

Total gross investment income	11,754	11,628	11,671
Less investment expenses	(685)	(557)	(542)

Net investment income before amortization of IMR	11,069	11,071	11,129
Plus amortization of IMR	266	182	145

NET INVESTMENT INCOME	$11,335	$11,253	$11,274

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31 are as follows (in millions):

	2015	2014	2013

Bonds	$(380)	$78	$604
Stocks	(85)	(135)	(50)
Mortgage loans	14	22	—
Real estate	83	(1)	30
Derivatives	324	(19)	(24)
Other long-term investments	(320)	(291)	(115)
Cash, cash equivalents and short-term investments	(36)	(26)	(121)

Total before capital gains taxes and transfers to IMR	(400)	(372)	324
Transfers to IMR	(87)	(5)	(741)

Net realized capital losses less capital gains taxes, after transfers to IMR	$(487)	$(377)	$(417)

Federal Income Taxes: By charter, the Company is a stock life insurance company operating on a non-profit basis and through December 31, 1997 was exempt from federal income taxation under the Internal Revenue Code. Any non-pension income, however, is subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, the Company is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

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Appendix A — Management of TIAA

The TIAA Real Estate Account has no officers or directors and no TIAA trustee or executive officer receives compensation from the Account. The Trustees and certain principal executive officers of TIAA as of April 15, 2016, their dates of birth, and their principal occupations during at least the past five years, are as follows:

TRUSTEES

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

Ronald L. Thompson Chairman of the TIAA Board of Trustees DOB: 6/17/49	Director, Fiat Chrysler Automobiles and Medical University of South Carolina Foundation, and Trustee, Washington University in St. Louis. Member, Plymouth Ventures Partnership II Advisory Board.

Jeffrey R. Brown DOB: 2/16/68

Josef and Margot Lakonishok Professor of Business and Dean of the College of Business at the University of Illinois at Urbana-Champaign (since 2015). Professor of Finance and Director of the Center for Business and Public Policy, University of Illinois at Urbana-Champaign (since 2007).

James R. Chambers DOB: 9/19/57	Director, President and Chief Executive Officer (since 2013), Weight Watchers International, Inc. President, US Snacks and Confectionary at Kraft Foods (2010 to 2012). Director, Big Lots, Inc.

Robert C. Clark DOB: 2/26/44

Harvard University Distinguished Service Professor and Austin Wakeman Scott Professor of Law, Harvard Law School, Harvard University (since 2003). Director of the Hodson Trust, Time Warner, Inc. and Omnicom Group, Inc.

Lisa W. Hess DOB: 8/8/55	President and Managing Partner, SkyTop Capital (since 2010). Director of Radian Group, Inc., Covariance Capital Management, Inc. (“Covariance”), and TIAA-CREF Trust Company, FSB.

Edward M. Hundert, M.D. DOB: 10/1/56

Harvard University Medical School, Dean for Medical Education and Daniel D. Federman, M.D. Professor in Residence of Global Health and Social Medicine and Medical Education (since 2014). Formerly, senior lecturer in Medical Ethics (2007 to 2014), and Director of the Center for Teaching and Learning, Harvard Medical School (2011 to 2014). Formerly, independent consultant, Huron Consulting Group (2011 to 2014).

Lawrence H. Linden DOB: 2/19/47

Founding Trustee of the Linden Trust for Conservation, Member of the Board of Directors of the World Wildlife Fund and Advisory Director to the Redstone Strategy Group. Strategic Advisory Board Member, New World Capital Group.

Maureen O’Hara DOB: 6/13/53

R.W. Purcell Professor of Finance at Johnson Graduate School of Management, Cornell University (since 1992), where she has taught since 1979. Chair of the board of Investment Technology Group, Inc. (2007 to 2016), and member of the board (2003 to 2016). Director of New Star Financial, Inc.

Donald K. Peterson DOB: 8/13/49	Trustee emeritus of Worcester Polytechnic Institute. Director, Sanford C. Bernstein Fund Inc., Bernstein Fund Inc., and TIAA-CREF Trust Company, FSB.

Sidney A. Ribeau DOB: 12/3/47	Professor of Communications, Howard University (since 2014). President, Howard University (2008 to 2013). Director, Worthington Industries.

Dorothy K. Robinson DOB: 2/18/51

Of Counsel at K&L Gates (since 2016). Former Senior Counselor to the President of Yale University (2014 to 2015). Formerly, Vice President and General Counsel, Yale University (1995 to 2014). Trustee of Yale University Press, London. Director, TIAA-CREF Trust Company, FSB.

Kim M. Sharan DOB: 10/20/57	Former President of Financial Planning and Wealth Strategies and Chief Marketing Officer at Ameriprise Financial (2002 to 2014). Director, Girls, Inc.

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TRUSTEES	continued

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

David L. Shedlarz DOB: 4/17/48	Director, Pitney Bowes Inc., The Hershey Company, and TIAA-CREF Trust Company, FSB.

Marta Tienda DOB: 8/10/50

Maurice P. During ’22 Professor in Demographic Studies and Professor of Sociology and Public Affairs, Princeton University (since 1999). Olivia Margaret Sage Visiting Scholar at the Russell Sage Foundation (since 2015). Trustee, Alfred P. Sloan Foundation and Jacobs Foundation.

OFFICER-TRUSTEES

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

Roger W. Ferguson, Jr. DOB: 10/28/51	President and Chief Executive Officer of TIAA and CREF (since 2008).

OFFICERS

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

Robert G. Leary DOB: 3/20/61

Executive Vice President, Chief Executive Officer of TIAA Global Asset Management, TIAA. Principal Executive Officer and Executive Vice President of CREF and VA-1. Principal Executive Officer and President of TIAA-CREF Funds and TIAA-CREF Life Funds. Prior to joining TIAA, Mr. Leary served as a Representative, Securities Research, Inc., President and Chief Operating Officer, U.S., ING Americas, Chief Executive Officer, ING Insurance US, and Chairman and Chief Executive Officer, ING Investment Management, Americas.

Virginia M. Wilson DOB: 7/22/54

Executive Vice President, Chief Financial Officer of TIAA and Executive Vice President, Chief Financial Officer and Principal Accounting Officer of CREF. Prior to joining TIAA, Ms. Wilson served as Executive Vice President and Chief Financial Officer, Wyndham Worldwide Corporation.

Ronald Pressman DOB: 4/11/58

Executive Vice President, Institutional Financial Services Chief Executive Officer of TIAA, and Executive Vice President of the TIAA-CREF Fund Complex. Prior to joining TIAA, Mr. Pressman served as President and Chief Executive Officer of General Electric Capital Real Estate.

Edward D. Van Dolsen DOB: 4/21/58	Executive Vice President, Individual Financial Services Chief Executive Officer of TIAA, and Executive Vice President of the TIAA-CREF Fund Complex.

PORTFOLIO MANAGEMENT TEAM

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

Gerald Casimir DOB: 10/16/59

Managing Director and Portfolio Manager, TIAA Real Estate Account. (Since 2015). Head of U.S. Real Estate Asset Management, TIAA (2011-2015). Head of Real Estate Asset Management, U.S. Northeastern Region, TIAA (2009-2011).

Gordon (Chris) McGibbon DOB: 11/25/72	Managing Director, Head of Americas, Global Real Estate, TIAA. (Since 2016).

Heather Davis DOB: 2/18/60	Senior Managing Director, Chief Investment Officer, Global Real Assets, TIAA. (Since 2016).

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Appendix B — Description of properties

Set forth below is general information about the Account’s portfolio of commercial and residential property investments as of December 31, 2015. The Account’s property investments include both properties that are wholly owned by the Account and properties owned by the Account’s joint venture investments. Certain property investments are comprised of a portfolio of properties. The Account calculates the percent leased or vacant as a percentage of a property’s net rentable square footage that is under contractual lease obligations in effect at the end of the period. Please carefully read the footnotes to these tables, which immediately follow.

Property	Location	Year Built	Year Purchased	Rentable Area (Sq. ft.)(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.(2)	Fair Value(3) (in millions)

OFFICE PROPERTIES
1001 Pennsylvania Ave	Washington, D.C.	1987	2004	779,546	81.3%	$49.64	$805.8	(4)
Colorado Center(6)	Santa Monica, CA	1984	2004	1,095,620	56.0%	44.36	559.3
99 High Street	Boston, MA	1971	2005	732,432	95.7%	46.48	506.4
Fourth & Madison	Seattle, WA	2002	2004	845,533	84.5%	28.66	489.3	(4)
501 Boylston Street	Boston, MA	1940, 1961	2006	610,075	95.2%	46.08	434.3
780 Third Avenue	New York, NY	1984	1999	497,673	87.0%	62.33	420.6	(4)
Four Oaks Place LP(14)	Houston, TX	1983	2012	1,739,056	91.2%	21.74	379.5
701 Brickell Avenue	Miami, FL	1986	2002	677,667	92.2%	41.56	371.0
55 Second Street	San Francisco, CA	2002	2014	379,328	96.4%	41.78	335.2	(4)
1900 K Street NW	Washington, D.C.	1996	2004	343,929	90.6%	50.19	327.3
Lincoln Centre	Dallas, TX	1984	2005	1,625,465	87.0%	22.87	315.9
Wilshire Rodeo Plaza	Beverly Hills, CA	1935, 1984	2006	248,347	61.8%	63.06	302.4
21 Penn Plaza	New York, NY	1931, 2012-2014	2014	373,138	95.4%	43.07	270.1
1401 H Street NW	Washington, D.C.	1992	2006	350,787	96.1%	44.21	242.2	(4)
400 Fairview(13)	Seattle, WA	2015	2015	349,152	75.5%	27.45	235.5
837 Washington	New York, NY	1938, 2012-2014	2015	55,497	100.0%	167.88	205.0
One Boston Place(7)	Boston, MA	1970	2002	804,444	88.8%	47.63	204.3
225 Binney Street(20)	Cambridge, MA	2013	2015	305,212	100.0%	40.50	192.9
409-499 Illinois Street(21)	San Francisco, CA	2008, 2010	2015	456,181	100.0%	26.97	190.8
Foundry Square II(18)	San Francisco, CA	2002	2014	507,810	99.7%	53.09	189.6
Millennium Corporate Park	Redmond, WA	1999, 2000	2006	536,884	97.8%	18.62	189.5
88 Kearny Street	San Francisco, CA	1986	1999	228,359	88.4%	49.43	165.4
Castro Station	Mountain View, CA	2000, 2013	2015	114,809	100.0%	72.31	150.0
276Prospectus ¡ TIAA Real Estate Account

Property	Location	Year Built	Year Purchased	Rentable Area (Sq. ft.)(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.(2)	Fair Value(3) (in millions)

Wilton Woods Corporate Campus(5)	Wilton, CT	1974, 2001	2001	531,606	83.7%	$24.53	$141.3
Urban Centre	Tampa, FL	1984, 1987	2005	549,957	85.7%	26.20	122.3
Pacific Plaza	San Diego, CA	2000, 2002	2007	217,890	100.0%	21.86	94.7
The Ellipse at Ballston	Arlington, VA	1989	2006	196,691	84.3%	39.77	87.5
1500 Owens(22)	San Francisco, CA	2009	2015	158,267	100.0%	35.40	73.5
3 Hutton Centre Drive	Santa Ana, CA	1985	2003	198,161	90.5%	22.49	57.1
200 Middlefield Road	Menlo Park, CA	1967, 2012-2013	2014	41,933	100.0%	74.00	55.5
West Lake North Business Park	Westlake Village, CA	2000	2004	197,366	97.3%	27.84	54.4
Parkview Plaza	Oakbrook, IL	1990	1997	264,162	83.6%	18.55	51.2
Camelback Center	Phoenix, AZ	2001	2007	232,615	82.2%	24.18	51.1
8270 Greensboro Drive	McLean, VA	2000	2005	158,341	91.7%	35.81	48.1

Subtotal—Office Properties					87.8%		$8,319.0

INDUSTRIAL PROPERTIES
Ontario Industrial Portfolio	Various, CA	1997-1998	1998, 2000, 2004	3,981,894	100.0%	$4.42	$421.6
Dallas Industrial Portfolio	Dallas and Coppell, TX	1997-2001	2000-2002	3,684,941	100.0%	3.10	193.2
Rancho Cucamonga Industrial Portfolio	Rancho Cucamonga, CA	2000-2002	2000, 2001, 2002, 2004	1,490,235	100.0%	4.38	166.1
Great West Industrial Portfolio	Rancho Cucamonga and Fontana, CA	2004-2005	2008	1,358,925	100.0%	4.24	158.3
Southern CA RA Industrial Portfolio	Los Angeles, CA	1982	2004	920,078	90.1%	5.25	119.3
Cerritos Industrial Park	Cerritos, CA	1970-1977	2012	934,213	100.0%	5.51	108.7
Rainier Corporate Park	Fife, WA	1991-1997	2003	1,104,399	95.9%	4.90	96.9
Pinto Business Park	Houston, TX	2014, 2015	2015	995,920	72.5%	4.46	93.0
Weston Business Center	Weston, FL	1998-1999	2011	679,918	100.0%	5.40	88.8
Seneca Industrial Park	Pembroke Park, FL	1999-2001	2007	882,182	83.0%	6.28	87.9
Chicago Industrial Portfolio	Chicago and Joliet, IL	1997-2000	1998, 2000	1,427,748	93.3%	3.53	84.1
Mohawk Distribution Center	Teterboro, NJ	1958, 1974	2013	616,992	100.0%	7.60	81.9
Shawnee Ridge Industrial Portfolio	Atlanta, GA	2000-2005	2005	1,422,922	100.0%	3.49	81.4
Regal Logistics Campus	Seattle, WA	1999-2004	2005	968,535	100.0%	4.06	78.2
Oakmont IE West Portfolio	Fontana, CA	2014-2015	2015	709,941	56.1%	4.52	76.2
Chicago Caleast Industrial Portfolio	Chicago, IL	1974, 2005	2003	1,145,152	100.0%	4.19	73.1
Northern CA RA Industrial Portfolio	Oakland, CA	1981	2004	657,602	95.5%	5.40	69.5
Northwest Houston Industrial Portfolio	Houston, TX	1981	2014	1,010,912	100.0%	4.13	68.8
South River Road Industrial	Cranbury, NJ	1999	2001	858,957	100.0%	4.56	68.3
Atlanta Industrial Portfolio	Lawrenceville, GA	1996-1999	2000	1,295,440	91.1%	2.89	58.5
TIAA Real Estate Account ¡ Prospectus277

Property	Location	Year Built	Year Purchased	Rentable Area (Sq. ft.)(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.(2)	Fair Value(3) (in millions)

200 Milik Street	Carteret, NJ	2013	2015	232,134	100.0%	$10.55	$50.1
Ontario Mills Industrial Portfolio	Ontario, CA	2014	2014	435,733	50.4%	4.92	48.6
Pinnacle Industrial Portfolio	Grapevine, TX	2003, 2004, 2006	2006	899,200	91.8%	3.11	46.7
Stevenson Point	Newark, CA	2000	2015	312,885	100.0%	10.22	41.6
Centre Pointe and Valley View	Los Angeles County, CA	1965, 1989	2004	307,685	100.0%	5.87	41.3
Northeast RA Industrial Portfolio	Boston, MA	2000	2004	384,126	100.0%	6.10	39.6
Landover Logistics	Landover, MD	2013	2014	360,550	46.4%	7.75	38.3
Pacific Corporate Park	Fife, WA	2006	2012	388,783	100.0%	3.97	36.9
Northwest RA Industrial Portfolio	Seattle, WA	1996	2004	312,321	100.0%	5.36	29.5
Beltway North Commerce Center	Houston, TX	2014	2015	352,000	–	–	23.4
Park 10 Distribution	Houston, TX	1980	2014	152,638	91.2%	4.61	12.6

Subtotal—Industrial Properties					93.5%		$2,682.4

RETAIL PROPERTIES
The Florida Mall(9)	Orlando, FL	1986	2002	1,034,449	96.2%	$55.32	$644.5
DDR Joint Venture(8)	Various, U.S.	Various	2007	8,631,804	92.8%	12.65	488.8
The Forum at Carlsbad	Carlsbad, CA	2003	2011	263,068	97.0%	36.89	215.0	(4)
Florida Retail Portfolio(10)	Various, FL	1974, 2005	2006	442,456	95.7%	21.04	136.5
Miami International Mall(9)	Miami, FL	1982	2002	305,170	96.9%	47.40	134.1
West Town Mall(9)	Knoxville, TN	1972	2002	960,975	97.2%	19.68	128.2
Westwood Marketplace	Los Angeles, CA	1950	2002	202,202	100.0%	30.39	125.3
The Shops at Wisconsin Place	Chevy Chase, MD	2007-2010	2012	117,202	93.9%	50.54	123.1	(15)
Valencia Town Center(17)	Valencia, CA	1991	2012	1,071,103	97.2%	17.57	120.5
Marketfair	West Windsor, NJ	1987	2006	242,662	95.7%	29.71	106.5
Plaza America	Reston, VA	1995	2014	164,398	89.9%	28.40	106.0
Mazza Gallerie	Washington, D.C.	1975	2004	294,112	86.8%	14.19	92.8
Charleston Plaza	Mountain View, CA	2006	2012	132,590	100.0%	34.29	88.0	(4)
South Denver Marketplace	Denver, CO	1996-1998	2013	261,135	100.0%	15.89	70.8
Publix at Weston Commons	Weston, FL	2005	2006	126,922	100.0%	28.05	68.2
Northpark Village Square	Valencia, CA	1996	2011	87,094	95.5%	29.30	47.6
Southside at McEwen	Franklin, TN	2012	2014	92,470	98.6%	26.01	47.6
401 West 14th Street(19)	New York, NY	1923, 2007	2014	62,200	100.0%	145.87	38.9
1619 Walnut Street	Philadelphia, PA	1937, 2013	2013	34,047	100.0%	38.96	23.2

Subtotal—Retail Properties					94.5%		$2,805.6

278Prospectus ¡ TIAA Real Estate Account

Property	Location	Year Built	Year Purchased	Rentable Area (Sq. ft.)(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.(2)	Fair Value(3) (in millions)

OTHER COMMERCIAL PROPERTIES
425 Park Avenue(11)	New York, NY	N/A	2011	NA	NA	N/A	$440.0
Storage Portfolio(12)	Various, U.S.	1972, 1990	2003	1,676,992	92.1%	17.52	132.9

Subtotal—Other Commercial Properties							$572.9

Subtotal—Commercial Properties					92.3%		$14,379.9

RESIDENTIAL PROPERTIES
Palomino Park	Highlands Ranch, CO	1996-2001	2005	N/A	92.4%	N/A	$302.6	(4)
The Corner	New York, NY	2010	2011	N/A	93.4%	N/A	265.0	(4)
The Colorado	New York, NY	1987	1999	N/A	94.0%	N/A	263.6	(4)
The Woodley	Washington, D.C.	2014	2014	N/A	83.0%	N/A	203.3
MiMA(16)	New York, NY	2010	2012	N/A	95.2%	N/A	199.0
The Louis at 14th	Washington, D.C.	2013-2014	2014	N/A	86.6%	N/A	182.6
Houston Apartment Portfolio	Houston, TX	1984-2004	2006	N/A	95.5%	N/A	175.5
250 North 10th Street	Brooklyn, NY	2014	2015	N/A	85.5%	N/A	171.0
Stella	Marina Del Rey, CA	2013	2013	N/A	93.4%	N/A	170.8
Mass Court	Washington, D.C.	2004	2012	N/A	95.7%	N/A	169.1	(4)
The Manor at Flagler Village	Fort Lauderdale, FL	2014	2015	N/A	89.5%	N/A	150.5
The Legacy at Westwood	Los Angeles, CA	2001	2002	N/A	96.3%	N/A	141.4	(4)
Larkspur Courts	Larkspur, CA	1991	1999	N/A	91.5%	N/A	135.9
Holly Street Village	Pasadena, CA	1997	2013	N/A	87.2%	N/A	130.7
The Palatine	Arlington, VA	2008	2011	N/A	92.4%	N/A	126.9	(4)
Kierland Apartment Portfolio	Scottsdale, AZ	1996-2000	2006	N/A	90.4%	N/A	119.7	(4)
Ashford Meadows Apartments	Herndon, VA	1998	2000	N/A	92.5%	N/A	106.0	(4)
Union—South Lake Union	Seattle, WA	2012	2015	N/A	82.4%	N/A	105.0
South Florida Apartment Portfolio	Boca Raton and Plantation, FL	1986	2001	N/A	94.0%	N/A	93.1
Casa Palma	Coconut Creek, FL	2014	2015	N/A	94.9%	N/A	92.7
Township Apartments	Redwood City, CA	2014	2014	N/A	94.7%	N/A	88.4
Circa Green Lake	Seattle, WA	2009	2012	N/A	92.5%	N/A	87.9
Residence at Rivers Edge	Medford, MA	2009	2011	N/A	93.2%	N/A	87.5
Regents Court	San Diego, CA	2001	2002	N/A	92.8%	N/A	87.1	(4)
Oceano at Warner Center	Woodland Hill, CA	2012	2013	N/A	94.3%	N/A	82.5
TIAA Real Estate Account ¡ Prospectus279

Property	Location	Year Built	Year Purchased	Rentable Area (Sq. ft.)(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.(2)	Fair Value(3) (in millions)

The Caruth	Dallas, TX	1999	2005	N/A	95.3%	N/A	$81.8	(4)
The Residences at the Village of Merrick Park	Coral Gables, FL	2003	2012	N/A	96.7%	N/A	71.7
The Maroneal	Houston, TX	1998	2005	N/A	91.6%	N/A	57.0
The Manor Apartments	Plantation, FL	2013	2014	N/A	93.4%	N/A	54.0
The Pepper Building	Philadelphia, PA	1927, 2010	2011	N/A	94.6%	N/A	53.2
Prescott Wallingford Apartments	Seattle, WA	2012	2012	N/A	92.2%	N/A	58.0
The Cordelia	Portland, OR	2014	2015	N/A	91.1%	N/A	48.5
Cliffs at Barton Creek	Austin, TX	1994	2013	N/A	92.9%	N/A	46.4
Westcreek	Westlake Village, CA	1988	1997	N/A	88.1%	N/A	45.1
The Ashton	Washington, D.C.	2009	2015	N/A	85.7%	N/A	41.2

Subtotal—Residential Properties					92.0%		$4,294.7

Total—All Properties—Percent Leased					92.2%		$18,674.6

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.
(2)	Based on total contractual rent for leases existing as of December 31, 2015. The contractual rent can be either on a gross or net basis, depending on the terms of the leases.
(3)	Fair value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Notes to Consolidated Financial Statements.
(4)	Property is subject to a mortgage. The fair value shown represents the Account’s interest gross of debt.
(5)	Investment was formerly named Ten & Twenty Westport Road.
(6)	This property is held in a joint venture with EOP Operating LP. Fair value shown reflects the value of the Account’s 50% interest in the joint venture, net of debt.
(7)

The Account owns a 50.25% interest in a private REIT, which owns this property. A 49.70% interest is owned by Societe Immobiler Trans-Quebec, and 0.05% is owned by 100 individuals. Fair value shown reflects the value of the Account’s interest in the joint venture.

(8)

This investment is held in a joint venture with DDR Corp. and consists of 25 properties located in 11 states. Fair Value shown reflects the value of the Account’s 85% interest in the joint venture, net of debt.

(9)	These investments are held in a joint venture with the Simon Property Group. Fair value shown reflects the value of the Account’s 50% interest in the joint venture, net of debt.
(10)

This investment is held in a joint venture with Weingarten Realty Investors and contains two neighborhood and/or community shopping centers located in the Orlando and Tampa, Florida areas. Fair value shown reflects the value of the Account’s 80% interest in the joint venture.

(11)	Represents a fee interest encumbered by a ground lease real estate investment.
(12)	This investment is held in a joint venture with Storage USA. Fair value shown reflects the value of the Account’s 75% interest in the joint venture, net of debt.
(13)	This property is held in a joint venture with SCD 400 Fairview, LLC. Fair value shown reflects the value of the Account’s 90% interest in the joint venture, net of debt.
(14)	This property is held in a joint venture with Allianz US Private REIT LP. Fair value shown reflects the Account’s 51% interest in the joint venture, net of debt.
(15)	Fair value shown reflects both the retail property and the Account’s 33.3% interest in a joint venture investment.
(16)	This property is held in a joint venture with RGM 42 LLC. Fair value shown reflects the value of the Account’s 70% interest in the joint venture, net of debt.
280Prospectus ¡ TIAA Real Estate Account

(17)	This property is held in a joint venture with Valencia Town Center Associates LP. Fair value shown reflects the value of the Account’s 50% interest in the joint venture, net of debt.
(18)	This property is held in a joint venture with Norges Bank Investment Management. Fair value shown reflects the value of the Account’s 50.1% interest in the joint venture, net of debt.
(19)	This property is held in a joint venture with Taconic Investment Partners LLC. Fair value shown reflects the value of the Account’s 42.2% interest in the joint venture, net of debt.
(20)	This property is held in a joint venture with ARE - MA Region No. 54 LLC. Fair value shown reflects the value of the Account’s 70% interest in the joint venture, net of debt.
(21)	This property is held in a joint venture with Alexandria Real Estate Equities. Fair value shown reflects the value of the Account’s 40% interest in the joint venture, net of debt.
(22)	This property is held in a joint venture with Alexandria Real Estate Equities. Fair value shown reflects the value of the Account’s 49.9% interest in the joint venture, net of debt.
TIAA Real Estate Account ¡ Prospectus281

Residential Property Portfolio. The table below contains more detailed information regarding the apartment complexes in the Account’s portfolio as of December 31, 2015 and should be read in conjunction with the immediately preceding table.

Property	Location	Number Of Units	Average Unit Size (Sq. Ft.)	Avg. Rent Per Unit/ Per Month

Palomino Park(1)	Highlands Ranch, CO	1,184	1,096	$1,745
Houston Apartment Portfolio(1)	Houston, TX	877	1,158	1,723
Kierland Apartment Portfolio(1)	Scottsdale, AZ	724	1,048	1,176
South Florida Apartment Portfolio(1)	Boca Raton and Plantation, FL	550	889	1,453
MiMA	New York, NY	500	740	5,024
Ashford Meadows Apartments	Herndon, VA	440	1,050	1,588
The Manor at Flagler Village	Fort Lauderdale, FL	382	964	2,271
Holly Street Village	Pasadena, CA	374	875	2,051
Mass Court	Washington, DC	371	834	2,394
Casa Palma	Coconut Creek, FL	350	1,123	2,010
The Caruth	Dallas, TX	338	1,168	1,893
The Maroneal	Houston, TX	309	928	1,566
Union—South Lake Union	Seattle, WA	284	696	1,854
The Louis at 14th	Washington, DC	268	665	2,818
The Palatine	Arlington, VA	262	1,055	2,706
Regents Court	San Diego, CA	251	886	1,986
Larkspur Courts	Larkspur, CA	248	1,001	2,849
Stella	Marina Del Rey, CA	244	970	3,216
Oceano at Warner Center	Woodland Hill, CA	244	935	2,035
250 North 10th Street	Brooklyn, NY	234	676	3,093
Residences at Rivers Edge	Medford, MA	222	955	2,628
The Woodley	Washington, DC	212	1,117	5,083
Cliffs at Barton Creek	Austin, TX	210	952	1,595
The Colorado	New York, NY	204	666	4,568
Circa Green Lake	Seattle, WA	199	765	2,052
The Manor	Plantation, FL	197	977	2,008
The Corner	New York, NY	196	837	6,157
The Legacy at Westwood	Los Angeles, CA	187	1,181	4,176
The Pepper Building	Philadelphia, PA	185	820	2,053
Prescott Wallingford Apartments	Seattle, WA	154	665	1,754
The Cordelia	Portland, OR	135	667	1,657
Township Apartments	Redwood City, CA	132	914	3,479
Westcreek	Westlake Village, CA	126	951	2,265
The Residences at the Village of Merrick Park	Coral Gables, FL	120	1,231	3,493
The Ashton	Washington, D.C.	49	1,631	4,743

(1)	Represents a portfolio containing multiple properties.
282Prospectus ¡ TIAA Real Estate Account

Appendix C — Special terms

Accumulation: The total value of your accumulation units in the Real Estate Account.

Accumulation Period: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.

Accumulation Unit: A share of participation in the Real Estate Account for someone in the accumulation period. The Account’s accumulation unit value changes daily.

Annuity Unit: A measure used to calculate the amount of annuity payments due a participant.

Beneficiary: Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.

Business Day: Any day the New York Stock Exchange (“NYSE”) or its affiliated exchanges NYSE Arca Equities or NYSE MKT (collectively with NYSE, the “NYSE Exchanges”) is open for trading. A Business Day generally ends at 4 p.m. Eastern Time or when trading closes on the NYSE Exchanges, if earlier. A Business Day may end early only as of the latest closing time of the regular (or core) trading session of any of the NYSE Exchanges.

Calendar Day: Any day of the year. Calendar Days end at the same time as Business Days.

Commuted Value: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.

Eligible Institution: A non-profit institution, including any governmental institution, organized in the United States.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

General Account: All of TIAA’s assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.

Good Order: Actual receipt of an order along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order and reserve the right to change or waive any good order requirement at any time either in general or with respect to a particular plan, contract or transaction.

Income Change Method: The method under which you choose to have your annuity payments revalued. Under the annual income change method, your

TIAA Real Estate Account ¡ Prospectus283

payments are revalued once each year. Under the monthly income change method, your payments are revalued every month.

Separate Account: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA’s other income, gains or losses.

Valuation Day: Any Business Day.

Valuation Period: The time from the end of one valuation day to the end of the next.

For purposes of this prospectus, the term “we” refers collectively to the Account and the TIAA officers that provide management services to the Account, as well as TIAA and Services, both of which provide services for the Account.

284Prospectus ¡ TIAA Real Estate Account

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PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

SEC Registration Fees	$402,800
Costs of printing and engraving	600,000	*
Legal fees	44,000	*
Accounting fees	34,000	*
Blue Sky Registration Fees	5,000	*
Miscellaneous	18,200	*

Total	$1,104,000	*

*	Approximate

Item 14. Indemnification of Directors and Officers.

Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA’s bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA’s request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney’s fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the New York Department of Financial Services not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

(1)	(A)

Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account, dated as of January 1, 2008, by and among Teachers Insurance and Annuity Association of America, for itself and on behalf of the Account, and TIAA-CREF Individual & Institutional Services, LLC.[1]

(3)	(A)(1)	Restated Charter of TIAA (as amended).[2]
	(A)(2)	Amendment to Charter of TIAA.*
	(B)	Amended Bylaws of TIAA.[3]
(4)	(A)

Forms of RA, GRA, GSRA, SRA, IRA Real Estate Account Endorsements[4], Keogh Contract,[5] Retirement Choice and Retirement Choice Plus Contracts,[5] and Retirement Select and Retirement Select Plus Contracts and Endorsements.[6]

	(B)	Forms of Income-Paying Contracts[4]
	(C)	Form of Contract Endorsement for Internal Transfer Limitation[7]
	(D)(i)	Form of Contract Endorsement for Retirement Choice and Retirement Choice Plus Contracts*
	(D)(ii)	Form of Certificate Endorsement of Retirement Choice and Retirement Choice Plus Certificate*
(5)		Opinion and Consent of Paul Cellupica, Esq.*
(10)	(A)	Amended and Restated Independent Fiduciary Letter Agreement, dated as of February 2, 2015, between TIAA, on behalf of the Registrant, and RERC, LLC[8]
	(B)	Custodian Agreement, dated as of March 3, 2008, by and between TIAA, on behalf of the Registrant, and State Street Bank and Trust Company, N.A.[9]
(23)	(A)	Consent of Paul Cellupica, Esq. (included in Exhibit 5)*
	(B)	Consent of Dechert LLP*
	(C)	Consent of PricewaterhouseCoopers LLP*
	(D)	Consent of PricewaterhouseCoopers LLP*
	(E)	Consent of AGH, LLC*
	(F)	Consent of CohnReznick LLP*
(24)		Powers of Attorney[10]
(101)

The following financial information from the Registration Statement on Form S-1 for the periods ended December 31, 2015, formatted in XBRL (Extensible Business Reporting Language): (i) the Statements of Assets and Liabilities, (ii) the Statements of Operations, (iii) the Statements of Changes in Net Assets, (iv) the Statements of Cash Flows, and (v) the Notes to the Financial Statements. Any other required schedule has been omitted because the schedule is not applicable to the registrant.**

*	Filed herewith.

**	Previously furnished.

[1]	Previously filed and incorporated herein by reference to Exhibit 1(A) to the Account’s Registration Statement on Form S-1, filed with the Commission on March 15, 2013 (File No. 333-187309).
[2]	Previously filed and incorporated herein by reference to Exhibit 3(A) to the Account’s Registration Statement on Form S-1, filed with the Commission on April 22, 2015 (File No. 333-202583).
[3]	Previously filed and incorporated herein by reference to Exhibit 3(B) to the Account’s Registration Statement on Form S-1, filed with the Commission on April 22, 2015 (File No. 333-202583).
[4]	Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).
[5]	Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed May 2, 2005 (File No. 333-121493).
[6]	Previously filed and incorporated herein by reference to the Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed April 29, 2004 (File No. 333-113602).
[7]

Previously filed and incorporated herein by reference to Exhibit 4(C) to the Account’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and filed with the Commission on November 12, 2010 (File No. 33-92990).

[8]	Previously filed and incorporated herein by reference to Exhibit 10.1 to the Account’s Current Report on Form 8-K, filed with the Commission on February 6, 2015 (File No. 33-92990).

[9]

Previously filed and incorporated herein by reference to Exhibit 10(B) to the Account’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and filed with the Commission on March 14, 2013 (File No. 33-92990).

[10]	Previously filed and incorporated by reference to the Account’s Pre-Effective Registration Statement on Form S-1 filed March 11, 2016 (File No. 333-210139).

(b) Financial Statement Schedules

All Schedules have been omitted because they are not required under the related instructions or are inapplicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To provide the full financial statements of TIAA promptly upon written or oral request.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectuses of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Report of management responsibility

April 4, 2016

To the Policyholders of Teachers Insurance and Annuity Association of America:

Financial statements

The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of management. They have been prepared on the basis of statutory accounting principles, a comprehensive basis of accounting comprised of accounting principles prescribed or permitted by the New York State Department of Financial Services. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting principles.

In addition, TIAA’s internal audit personnel provide regular reviews and assessments of the internal controls and operations of TIAA, and the Senior Managing Director, Chief Auditor regularly reports to the Audit Committee of the TIAA Board of Trustees.

The independent auditors of PricewaterhouseCoopers LLP have audited the accompanying statutory-basis financial statements of TIAA for the years ended December 31, 2015, 2014 and 2013. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be TIAA’s policy that any management advisory or consulting service, which is not in accordance with TIAA’s specific auditor independence policies designed to avoid such conflicts, be obtained from a firm other than the independent auditor. The independent auditors’ report expresses an opinion in all material respects on the fairness of presentation of these statutory-basis financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent auditor and internal audit personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the TIAA statutory-basis financial statements, the New York State Department of Financial Services and other state insurance departments regularly examine the operations and financial statements of TIAA as part of their periodic corporate examinations.

Internal control over financial reporting

TIAA’s internal control over financial reporting is a process effected by those charged with governance, management and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with statutory accounting principles. TIAA’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with statutory accounting principles, and the receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Management is responsible for establishing and maintaining effective internal control over financial reporting. Management assessed the effectiveness of the entity’s internal control over financial reporting as of December 31, 2015, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework (2013 Framework). Based on that assessment, management concluded that, as of December 31, 2015, TIAA’s internal control over financial reporting is effective based on the criteria established in Internal Control-Integrated Framework (2013 Framework).

Management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 has been audited by PricewaterhouseCoopers LLP, an independent public accounting firm, as stated in their report dated April 4, 2016.

/s/ Roger W. Ferguson, Jr.	/s/ Virginia M. Wilson
Roger W. Ferguson, Jr.	Virginia M. Wilson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Independent auditor’s report

To the Board of Trustees of Teachers Insurance and Annuity Association of America

We have audited the accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America, which comprise the statutory-basis statements of admitted assets, liabilities, and capital and contingency reserves as of December 31, 2015 and 2014 and the related statutory-basis statements of operations, of changes in capital and contingency reserves and of cash flows for each of the three years in the period ended December 31, 2015. We also have audited Teachers Insurance and Annuity Association of America’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services; this includes the design, implementation, and maintenance of effective internal control over financial reporting relevant to the preparation and fair presentation of the statutory-basis financial statements that are free from material misstatement, whether due to error or fraud. Management is also responsible for its assertion about the effectiveness of internal control over financial reporting, included in the accompanying Report of Management Responsibility—Internal Control over Financial Reporting.

Auditor’s responsibility

Our responsibility is to express an opinion on the statutory-basis financial statements and an opinion on the Company’s internal control over financial reporting based on our audits. We conducted our audits of the statutory-basis financial statements in accordance with auditing standards generally accepted in the United States of America and our audit of internal control over financial reporting in accordance with attestation standards established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statutory-basis financial statements are free from material misstatement and whether effective internal control over financial reporting was maintained in all material respects.

An audit of financial statements involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances. An audit of financial statements also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. An audit of internal control over financial reporting involves obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control over financial reporting based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that the audit evidence we obtained is sufficient and appropriate to provide a basis for our opinions.

Definitions and inherent limitations of internal control over financial reporting

A company’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and those charged with governance; and (iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the statutory-basis financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Basis for adverse opinion on U.S. generally accepted accounting principles

As described in Note 2 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the statutory-basis financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse opinion on U.S. generally accepted accounting principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section, the statutory-basis financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2015 and 2014, or the results of its operations or its cash flows thereof for each of the three years in the period ended December 31, 2015.

Opinions on statutory-basis of accounting and internal control over financial reporting

In our opinion, the statutory-basis financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital and contingency reserves of Teachers Insurance and Annuity Association of America as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2015 in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control—Integrated Framework (2013) issued by COSO.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 4, 2016

Statutory–basis statements of admitted assets, liabilities and capital and contingency reserves

Teachers Insurance and Annuity Association of America

	December 31,
(in millions)	2015	2014

ADMITTED ASSETS
Bonds	$181,247	$180,086
Preferred stocks	195	100
Common stocks	3,076	2,903
Mortgage loans	19,046	15,613
Real estate	1,938	1,966
Cash, cash equivalents and short-term investments	533	1,542
Contract loans	1,591	1,555
Derivatives	268	218
Securities lending collateral assets	827	614
Other long-term investments	25,998	26,018
Investment income due and accrued	1,765	1,756
Federal income taxes recoverable	—	5
Net deferred federal income tax asset	3,209	3,221
Other assets	504	506
Separate account assets	29,897	26,531
Total admitted assets	$270,094	$262,634

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance, annuities and deposit-type contracts	$194,057	$189,956
Dividends due to policyholders	1,908	1,942
Interest maintenance reserve	1,927	2,106
Federal income taxes payable	19	—
Asset valuation reserve	3,910	5,020
Derivatives	42	123
Payable for collateral for securities loaned	827	614
Other liabilities	2,786	2,431
Separate account liabilities	29,883	26,522
Total liabilities	235,359	228,714

Capital and contingency reserves
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	4,000	4,000
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	30,732	29,917
Total capital and contingency reserves	34,735	33,920

Total liabilities, capital and contingency reserves	$270,094	$262,634

See notes to statutory-basis financial statements

Statutory–basis statements of operations

Teachers Insurance and Annuity Association of America

	For the Years Ended December 31,
(in millions)	2015	2014	2013

REVENUES
Insurance and annuity premiums and other considerations	$13,659	$12,910	$14,395
Annuity dividend additions	1,574	1,783	1,585
Net investment income	11,335	11,253	11,274
Other revenue	289	251	242
Total revenues	$26,857	$26,197	$27,496

BENEFITS AND EXPENSES
Policy and contract benefits	$14,575	$13,992	$13,136
Dividends to policyholders	3,334	3,589	3,409
Increase in policy and contract reserves	3,922	3,927	5,749
Net operating expenses	1,643	1,689	1,183
Net transfers to separate accounts	1,725	1,676	1,879
Total benefits and expenses	$25,199	$24,873	$25,356

Income before federal income taxes and net realized capital gains (losses)	$1,658	$1,324	$2,140
Federal income tax (benefit)	(83)	(37)	(28)
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(487)	(377)	(417)
Net income	$1,254	$984	$1,751

See notes to statutory-basis financial statements

Statutory–basis statements of changes in capital and contingency reserves

Teachers Insurance and Annuity Association of America

(in millions)	Capital Stock and Additional Paid-in Capital	Contingency Reserves	Total

Balance, December 31, 2012	$3	$29,306	$29,309
Net income	—	1,751	1,751
Net unrealized capital gains on investments	—	1,193	1,193
Change in asset valuation reserve	—	(1,209)	(1,209)
Change in surplus of separate accounts	—	(18)	(18)
Change in net deferred income tax	—	(1,083)	(1,083)
Change in post-retirement benefit liability	—	(11)	(11)
Change in non-admitted assets:
Deferred federal income tax asset	—	937	937
Other assets	—	(90)	(90)
Balance, December 31, 2013	$3	$30,776	$30,779

Net income	—	984	984
Net unrealized capital gains on investments	—	337	337
Change in asset valuation reserve	—	(387)	(387)
Change in net deferred income tax	—	(447)	(447)
Change in post-retirement benefit liability	—	60	60
Change in non-admitted assets:
Deferred federal income tax asset	—	579	579
Other assets	—	15	15
Issuance of surplus notes	—	2,000	2,000
Balance, December 31, 2014	$3	$33,917	$33,920

Net income	—	1,254	1,254
Net unrealized capital losses on investments	—	(1,433)	(1,433)
Change in asset valuation reserve	—	1,110	1,110
Change in net deferred income tax	—	(160)	(160)
Change in post-retirement benefit liability	—	1	1
Change in non-admitted assets:
Deferred federal income tax asset	—	147	147
Other assets	—	(104)	(104)
Balance, December 31, 2015	$3	$34,732	$34,735

See notes to statutory-basis financial statements

Statutory–basis statements of cash flows

Teachers Insurance and Annuity Association of America

	For the Years Ended December 31,
(in millions)	2015	2014	2013

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$13,666	$12,914	$14,398
Net investment income	10,776	10,742	10,770
Miscellaneous income	281	249	219
Total receipts	24,723	23,905	25,387
Policy and contract benefits	14,211	13,736	12,954
Operating expenses	1,756	1,561	1,276
Dividends paid to policyholders	1,794	1,801	1,741
Federal income tax benefit	(108)	(32)	(13)
Net transfers to separate accounts	1,726	1,673	1,505
Total Disbursements	19,379	18,739	17,463
Net cash from operations	5,344	5,166	7,924

CASH FROM INVESTMENTS
Proceeds from investments sold, matured, or repaid:
Bonds	22,145	24,289	26,969
Stocks	819	207	872
Mortgage loans and real estate	2,419	2,434	2,131
Other invested assets	2,624	2,473	3,293
Miscellaneous proceeds	333	365	12
Cost of investments acquired:
Bonds	23,440	23,043	32,998
Stocks	1,167	474	936
Mortgage loans and real estate	6,145	4,016	3,753
Other invested assets	4,047	8,665	3,482
Miscellaneous applications	254	703	248
Net cash from investments	(6,713)	(7,133)	(8,140)

CASH FROM FINANCING AND OTHER
Issuance of surplus notes	—	2,000	—
Borrowed money	—	—	(51)
Net deposits on deposit-type contracts funds	20	71	70
Other cash provided (applied)	340	76	(122)
Net cash from financing and other	360	2,147	(103)
NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	(1,009)	180	(319)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	1,542	1,362	1,681

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$533	$1,542	$1,362

See notes to statutory-basis financial statements

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Note 1—organization

Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) was established in 1918 as a legal reserve life insurance company under the insurance laws of the State of New York. All of the outstanding common stock of TIAA is held by the TIAA Board of Overseers (“Board of Overseers”), a not-for-profit corporation incorporated in the State of New York originally created for the purpose of holding the stock of TIAA.

The Company’s primary purpose is to aid and strengthen non-profit educational and research organizations, governmental entities and other non-profit institutions by providing retirement and insurance benefits for their employees and their families and by counseling such organizations and their employees on benefit plans and other measures of economic security.

Note 2—significant accounting policies

Basis of presentation:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income and capital and contingency reserves between NAIC SAP and the New York SAP annual statement filed with the Department. The primary differences arise because the Company maintains more conservative reserves, as prescribed or permitted by New York SAP, under which annuity reserves are generally discounted on the basis of mortality tables and contractually guaranteed interest rates.

The additional reserve for the term conversions results from the Department requiring in Regulation No. 147 (11NYCRR 98) Valuation of Life Insurance Reserves Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to anti-selection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

	For the Years Ended December 31,
(in millions)	2015	2014	2013
Net income, New York SAP	$1,254	$984	$1,751
New York SAP prescribed practices:
Additional reserves for:
Term conversions	—	—	2
Deferred and payout annuities issued after 2000	25	94	73
Net income, NAIC SAP	$1,279	$1,078	$1,826

Capital and contingency reserves, New York SAP	$34,735	$33,920	$30,779
New York SAP prescribed practices:
Additional reserves for:
Term conversions	20	20	20
Deferred and payout annuities issued after 2000	4,109	4,084	3,990
Capital and contingency reserves, NAIC SAP	$38,864	$38,024	$34,789

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•	Investments in bonds considered to be “available for sale” are carried at fair value under GAAP rather than at amortized cost under NAIC SAP;

•	Impairments on securities (other than loan-backed and structured securities) due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

continued

•	For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until a credit loss occurs;

•	Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings under GAAP rather than as unrealized losses on impairments included in the Asset Valuation Reserve, which is a component of surplus under NAIC SAP;

•	Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings under GAAP rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•	Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary;

•	Contracts that contain an embedded derivative are not bifurcated between components and are accounted for as part of the host contract, whereas under GAAP, the embedded derivative would be bifurcated from the host contract and accounted for separately;

•	Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves;

•	The Asset Valuation Reserve (“AVR”) is eliminated as it is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;

•	The Interest Maintenance Reserve (“IMR”) is eliminated as it is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold;

•	Dividends on participating policies are accrued when earned under GAAP rather than being recognized for the year when they are approved;

•	Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued under GAAP rather than being expensed when incurred;

•	Policy and contract reserves are based on management’s best estimates of expected mortality, morbidity, persistency and interest under GAAP rather than being based on statutory mortality, morbidity and interest requirements;

•	Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•	Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, contracts that have any mortality and morbidity risk, regardless of significance, and contracts with life contingent annuity purchase rate guarantees are classified as insurance contracts and amounts received under these contracts are reported as revenue;

•	Assets and liabilities are reported gross of reinsurance under GAAP and net of reinsurance under NAIC SAP. Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance under NAIC SAP. Transactions recorded as financing have no impact on premiums or losses incurred, while under NAIC SAP, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses;

•	When reserves ceded to an unauthorized reinsurer exceed the assets or letters of credit supporting the reserves no liability is established under GAAP. Under NAIC SAP, a liability is established and changes to these amounts are credited or charged directly to unassigned surplus (deficit).

The effects of these differences, while not determined, are presumed to be material.

Reclassifications: Certain amounts in the 2014 and 2013 statutory financial statements have been reclassified to conform with the 2015 presentation.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

The most significant estimates include those used in the recognition of other-than-temporary impairments, reserves for life and health insurance, annuities and deposit-type contracts and the valuation of deferred tax assets.

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Accounting policies:

The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

Bonds: Bonds are stated at amortized cost using the current effective interest method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities, which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost basis, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or the Company does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services or valuations from the NAIC. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus as an unrealized gain or loss. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and it is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded.

continued

The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an impairment is required.

Other Long-term Investments: Other long-term investments primarily include investments in joint ventures, partnerships, and limited liability companies which are stated at cost adjusted for the Company’s percentage of the most recent available financial statements based on the underlying U.S. GAAP, International Financial Reporting Standards or U.S. Tax basis equity as reflected on the respective entity’s financial statements.

The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus and (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have an NAIC 1 rating designation.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase and are stated at amortized cost.

Short-Term Investments: Short-term investments (investments with remaining maturities of one year or less at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, or asset replication purposes.

Derivatives used by the Company may include swaps, forwards, futures or options.

The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. A currency translation adjustment computed at the spot rate is recorded for these foreign currency swaps as an unrealized gain or loss. The derivative component of a Replication (Synthetic Asset) Transaction (“RSAT”) is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of a RSAT is classified as a bond on the Company’s balance sheet and carried at amortized cost. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under a netting agreement.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate Accounts are established in conformity with insurance laws, are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders. Separate accounts are accounted for at fair value, except the TIAA Stable Value Separate Account (“TSV”), which supports book value separate account agreements, in

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

which case the assets are accounted for at amortized cost in accordance with NYDFS guidance. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the relevant period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the end of the relevant period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus.

At December 31, the major categories of assets that are non-admitted are as follows (in millions):

	2015	2014	Change
Net deferred federal income tax asset	$7,301	$7,448	$(147)
Furniture and electronic data processing equipment	578	494	84
Other long-term investments	191	188	3
Receivable from parent, subsidiaries and affiliates	118	113	5
Other	185	173	12
Total	$8,373	$8,416	$(43)

Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.

At December 31, the accumulated depreciation on EDP equipment, computer software, furniture and equipment and leasehold improvements is as follows (in millions):

	2015	2014
EDP equipment and computer software	$1,324	$1,075
Furniture and equipment and leasehold improvements	$448	$435

At December 31, the related depreciation expenses are as follows (in millions):

	2015	2014	2013
EDP equipment and computer software	$136	$122	$77
Furniture and equipment and leasehold improvements	$12	$8	$10

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves are sufficient to meet its obligations.

Reinsurance: The Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. A liability is established for reserves ceded to unauthorized reinsurers which are not secured by or in excess of letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of the impact of reinsurance.

continued

Asset Valuation Reserve (“AVR”) and Interest Maintenance Reserve (“IMR”): Mandatory reserves have been established for the General Account and Separate Account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable General Account and Separate Account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is established for interest-related realized capital gains (losses) resulting from changes in the general level of interest rates for the General Account, as well as any Separate Accounts, not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method as specified by NY SAP, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer.

Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet; the cash collateral received is reported on the balance sheet with an offsetting liability reported in “Other liabilities”.

Securities Lending Program: The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan. The cash collateral received is reported in “Securities lending collateral assets” with an offsetting collateral liability included in “Payable for collateral for securities loaned”. Securities lending income is recorded in the accompanying Statements of Operations as net investment income.

Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) in the fourth quarter of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Statements of Cash Flows: Noncash activities are excluded from the Statutory—Basis Statements of Cash Flows. These noncash activities for the years ended December 31 include the following (in millions):

	2015	2014	2013
Exchange/transfer/conversion/distribution of invested assets	$4,302	$2,797	$5,523
Capitalized interest	308	304	341
Total	$4,610	$3,101	$5,864

Application of new accounting pronouncements:

Effective January 1, 2015, the Company adopted SSAP No. 40R—Wholly-Owned Single Real Estate Investments held in an LLC effective for the quarter and annual reporting periods beginning January 1, 2015. This adopted guidance incorporates wholly-owned, single real estate held in an LLC into the scope of SSAP No. 40R, and clarifies in SSAP No. 48 that these types of investments are within the scope of SSAP No. 40R. This guidance allows an entity that holds real estate investments through an LLC, to separately report each investment on Schedule A—Real Estate, and code the real estate as wholly owned through an LLC. All real estate owned through an LLC meeting the criteria of SSAP No. 40R are required to be captured within this statement, and are subject to this statement’s requirements for valuation and admittance. Adoption of SSAP No. 40R did not have a material impact on the Company’s financial statements in 2015.

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Note 3—long-term bonds, preferred stocks, and unaffiliated common stocks

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, is shown below (in millions):

	2015
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$38,816	$3,876	$(63)	$42,629
All other governments	4,815	412	(103)	5,124
States, territories and possessions	715	63	(8)	770
Political subdivisions of states, territories, and possessions	720	32	(19)	733
Special revenue and special assessment, non-guaranteed agencies and government	17,397	1,261	(122)	18,536
Credit tenant loans	7,171	479	(60)	7,590
Industrial and miscellaneous	110,024	5,598	(2,522)	113,100
Hybrids	666	58	(15)	709
Parent, subsidiaries and affiliates	923	—	—	923
Total	$181,247	$11,779	$(2,912)	$190,114

	2014
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$39,309	$4,567	$(63)	$43,813
All other governments	4,379	548	(20)	4,907
States, territories and possessions	700	87	(1)	786
Political subdivisions of states, territories, and possessions	558	36	(5)	589
Special revenue and special assessment, non-guaranteed agencies and government	18,372	1,532	(81)	19,823
Credit tenant loans	6,493	527	(13)	7,007
Industrial and miscellaneous	107,462	8,550	(607)	115,405
Hybrids	918	78	(12)	984
Parent, subsidiaries and affiliates	1,895	23	(1)	1,917
Total	$180,086	$15,948	$(803)	$195,231

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities it deems to have an OTTI in value during the period the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and ratings agencies; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations and (h) the potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities. Where impairment is considered to be other-than-temporary, the Company recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down is recorded, the Company continues to review the impaired security for potential impairment on an ongoing basis.

continued

Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities are in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2015
Loan-backed and structured bonds	$10,961	$(216)	$10,745	$3,320	$(192)	$3,128
All other bonds	33,040	(1,648)	31,392	6,482	(860)	5,622
Total bonds	$44,001	$(1,864)	$42,137	$9,802	$(1,052)	$8,750
Unaffiliated common stocks	297	(17)	280	14	(2)	12
Preferred stocks	10	(1)	9	—	—	—
Total bonds and stocks	$44,308	$(1,882)	$42,426	$9,816	$(1,054)	$8,762

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2014
Loan-backed and structured bonds	$1,796	$(22)	$1,774	$6,182	$(256)	$5,926
All other bonds	7,657	(254)	7,403	8,691	(291)	8,400
Total bonds	$9,453	$(276)	$9,177	$14,873	$(547)	$14,326
Unaffiliated common stocks	29	(4)	25	—	—	—
Preferred stocks	11	—	11	—	—	—
Total bonds and stocks	$9,493	$(280)	$9,213	$14,873	$(547)	$14,326

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other–than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date (in millions):

	December 31, 2015		December 31, 2014
	Book/ Adjusted Carrying Value	Estimated Fair Value	Book/ Adjusted Carrying Value	Estimated Fair Value
Due in one year or less	$3,642	$3,711	$4,160	$4,253
Due after one year through five years	18,613	19,544	17,676	19,152
Due after five years through ten years	40,593	40,503	38,670	40,121
Due after ten years	51,039	54,672	47,779	54,838
Subtotal	113,887	118,430	108,285	118,364
Residential mortgage-backed securities	39,379	42,485	44,187	47,745
Commercial mortgage-backed securities	10,669	10,831	10,817	11,191
Asset-backed securities	17,312	18,368	16,797	17,931
Subtotal	67,360	71,684	71,801	76,867
Total	$181,247	$190,114	$180,086	$195,231

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Bond Diversification: The carrying values of long-term bond investments are diversified by the following classification at December 31 as follows:

	2015	2014
Residential mortgage-backed securities	21.7%	24.5%
U.S. and other governments	11.4	11.1
Manufacturing	11.2	10.8
Asset-backed securities	9.6	9.3
Public utilities	9.6	9.3
Finance and financial services	6.1	5.8
Commercial mortgage-backed securities	5.9	6.0
Services	5.4	4.5
Oil and gas	5.2	5.2
Revenue and special obligations	4.2	3.6
Communications	3.0	3.1
Other	6.7	6.8
Total	100.0%	100.0%

The following table presents the carrying value of the long-term bond portfolio by investment grade as of December 31, (dollars in millions):

	2015		2014
NAIC 1 and 2	$167,506	92.4%	$167,857	93.2%
NAIC 3 through 6	13,741	7.6	12,229	6.8
Total	$181,247	100%	$180,086	100%

Sub-prime exposure: The following table presents the carrying value of the sub-prime residential mortgage-backed securities by investment grade as of December 31, (dollars in millions):

	2015		2014
NAIC 1 and 2	$2,316	97.4%	$2,552	93.8%
NAIC 3 through 6	61	2.6	169	6.2
Total	$2,377	100%	$2,721	100%

Loan-backed and Structured Securities: The near-term prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.

The following table represents OTTI on securities with the intent to sell for the years ended December 31, (in millions):

	2015
	1	2				3
	Amortized	OTTI Recognized in Loss
	Cost Basis Before OTTI	2a Interest		2b Non-interest		Fair Value 1-(2a+2b)
OTTI recognized 1st quarter
a. Intent to sell	$35	$—	*	$—	*	$35
Total 1st quarter	$35	$—	*	$—	*	$35

OTTI recognized 2nd quarter
a. Intent to sell	$2	$—	*	$—	*	$2
Total 2nd quarter	$2	$—	*	$—	*	$2

OTTI recognized 3rd quarter
a. Intent to sell	$105	$1		$1		$103
Total 3rd quarter	$105	$1		$1		$103

OTTI recognized 4th quarter
a. Intent to sell	$138	$4		$—	*	$134
Total 4th quarter	$138	$4		$—	*	$134

Annual Aggregate Total		$5		$1

continued

	2014
	1	2		3
	Amortized	OTTI Recognized in Loss
	Cost Basis Before OTTI	2a Interest	2b Non-interest	Fair Value 1-(2a+2b)
OTTI recognized 1st quarter
a. Intent to sell	$370	$79	$(20)	$311
Total 1st quarter	$370	$79	$(20)	$311

OTTI recognized 2nd quarter
a. Intent to sell	$115	$16	$1	$98
Total 2nd quarter	$115	$16	$1	$98

OTTI recognized 3rd quarter
a. Intent to sell	$1,588	$40	$3	$1,545
Total 3rd quarter	$1,588	$40	$3	$1,545

OTTI recognized 4th quarter
a. Intent to sell	$40	$—	$— *	$40
Total 4th quarter	$40	$—	$— *	$40

Annual Aggregate Total		$135	$(16)

*	Aggregate total less than $1 million

For the years ended December 31, 2015 and 2014, the Company did not recognize OTTI on loan-backed and structured securities where it lacked the ability to retain for a period of time sufficient to recover the amortized cost basis.

For the years ended December 31, 2015 and 2014, the Company recognized OTTI on loan-backed and structured securities of $12 million and $66 million, respectively, where the present value of cash flows expected to be collected was less than the amortized cost basis of the security.

Other Disclosures: The following table represents the carrying amount of bonds and stocks denominated in a foreign currency as of December 31, (in millions):

	2015	2014
Carrying amount of bonds and stocks denominated in foreign currency	$2,175	$3,247
Carrying amount of bonds and stocks denominated in foreign currency which are collateralized by real estate	$923	$1,895

Note 4—mortgage loans

The Company originates mortgage loans that are principally collateralized by commercial real estate. The composition of the mortgage loan portfolio as of December 31, is as follows (in millions):

Loan Type	2015	2014
Commercial loans	$16,696	$14,869
Mezzanine loans	1,486	658
Residential loans	864	86

The maximum and minimum lending rates for mortgage loans originated or purchased during 2015 and 2014 are as follows:

	2015		2014
Loan Type	Maximum	Minimum	Maximum	Minimum
Commercial loans	5.65%	3.50%	5.20%	3.00%
Mezzanine loans	5.52%	4.65%	5.38%	5.25%
Residential loans	4.88%	3.50%	4.50%	3.75%

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

The maximum percentage of any one loan to the value (“LTV”) of the property at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, originated or purchased during 2015 and 2014 are as follows:

	Maximum LTV
Loan Type	2015	2014
Commercial loans	69.9%	99.4%
Mezzanine loans	65.1%	73.7%
Residential loans	80.0%	80.0%

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with other-than-temporarily impaired values at December 31, 2015 and 2014 have been written down to net realizable values based upon independent appraisals of the collateral. For impaired mortgage loans where the impairments are deemed to be temporary, an allowance for credit losses is established.

Mortgage loans held for sale are written down to the current fair value of the loan. There are no held for sale mortgage loans as of December 31, 2015 or 2014.

Credit quality

For commercial mortgage loans, the primary credit quality indicators are the loan-to-value ratio, debt service coverage ratio and delinquency. Loan-to-value-ratios compare the unpaid principal balance of the loan to the estimated fair value of the underlying collateral. Generally, the higher the loan-to-value ratio, the higher the risk of experiencing a credit loss. Debt service coverage compares a property’s net operating income to amounts needed to service the principal and interest due under the loan. Generally, the lower the debt service coverage ratio, the higher the risk of experiencing a credit loss. The debt service coverage ratio and the loan-to-value ratio, as well as the values utilized in calculating these ratios, are updated quarterly, with a portion of the loan portfolio updated annually. Delinquency is defined as a commercial mortgage loan which is past due. Commercial mortgage loans more than 30 days past due are considered delinquent.

For residential mortgage loans, the Company’s primary credit quality indicator is performance versus non-performance. The Company generally defines nonperforming residential mortgage loans as those that are 90 or more days past due and/or on non-accrual status. Generally, nonperforming residential loans have a higher risk of experiencing a credit loss. The Company has no residential mortgage loans which are non-performing as of December 31, 2015 or 2014.

The credit quality of commercial mortgage loans held-for-investment at December 31, are as follows (dollars in millions):

	Recorded Investment—Commercial
	Loan-to-value Ratios
	> 70%	< 70%	Total	% of Total
2015
Debt service coverage ratios:
Greater than 1.20x	$1,081	$15,782	$16,863	92.5%
Less than 1.20x	227	1,059	1,286	7.0
Construction	90	—	90	0.5
Total	$1,398	$16,841	$18,239	100.0%

2014
Debt service coverage ratios:
Greater than 1.20x	$193	$14,109	$14,302	91.8%
Less than 1.20x	275	695	970	6.3
Agriculture and Construction	40	265	305	1.9
Total	$508	$15,069	$15,577	100.0%

continued

Mortgage Loan Age Analysis: The following table sets forth an age analysis of mortgage loans as of December 31, (dollars in millions):

		Residential		Commercial
	Farm	Insured	All Other	Insured	All Other	Mezzanine	Total
2015
Recorded investment
Current	$—	$—	$865	$—	$16,748	$1,491	$19,104
30-59 days past due	$—	$—	$2	$—	$—	$—	$2
Interest reduced
Recorded investment	$—	$—	$—	$—	$—	$—	$—
Number of loans	—	—	—	—	—	—	—
Percent reduced	—%	—%	—%	—%	—%	—%	—%

2014
Recorded investment
During 2014	$265	$—	$86	$—	$14,652	$660	$15,663
Interest reduced
Recorded investment	$—	$—	$—	$—	$38	$—	$38
Number of loans	—	—	—	—	1	—	1
Percent reduced	—	—	—	—	1.64%	—	1.64%

There was no interest accrued on mortgage loans past due as of December 31, 2015 and 2014, respectively.

Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic distribution as of December 31:

	Mortgage Loans by Property Type (Commercial & Residential)
	2015	2014
	% of Total	% of Total
Office buildings	34.3%	37.5%
Shopping centers	29.3	31.5
Industrial buildings	13.9	10.7
Apartments	12.6	12.6
Other—commercial	5.4	7.1
Residential	4.5	0.6
Total	100.0%	100.0%

	Mortgage Loans by Geographic Distribution
	2015		2014
	% of Total		% of Total
	Commercial	Residential	Commercial	Residential
South Atlantic	23.3%	18.6%	22.0%	11.6%
South Central	18.5	8.1	18.0	10.5
Middle Atlantic	18.2	20.0	17.6	17.4
Pacific	17.8	32.2	23.4	37.2
North Central	8.4	5.4	9.7	4.7
New England	7.1	6.0	3.3	16.3
Other	6.7	9.7	6.0	2.3
Total	100.0%	100.0%	100.0%	100.0%

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV

South Central states are AL, AR, KY, LA, MS, OK, TN and TX

Middle Atlantic states are PA, NJ and NY

Pacific states are AK, CA, HI, OR and WA

North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

New England states are CT, MA, ME, NH, RI and VT

Other comprises investments in Mountain states (AZ, CO, ID, MT, NV, NM, UT, and WY), Australia, Canada and United Kingdom.

Scheduled Mortgage Loan Maturities: At December 31, contractual maturities for mortgage loans are as follows (in millions):

	2015	2014
	Carrying Value	Carrying Value
Due in one year or less	$1,191	$1,117
Due after one year through five years	2,216	3,604
Due after five years through ten years	9,752	7,811
Due after ten years	5,887	3,081
Total	$19,046	$15,613

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

There were no mortgage troubled debt restructurings during the periods ended December 31, 2015 or 2014. When restructuring mortgage loans, the Company generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers. With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed. There are no mortgage loans with interest more than 180 days past due at December 31, 2015 or 2014.

Note 5—real estate

At December 31, 2015 and 2014, the Company’s directly owned real estate investments were carried net of third party mortgage encumbrances. There are no third party mortgage encumbrances as of December 31, 2015 and 2014.

The directly owned real estate portfolio is diversified by property type and geographic region based on carrying value at December 31 as follows:

	Directly Owned Real Estate by Property Type
	2015	2014
	% of Total	% of Total
Industrial buildings	42.0%	39.9%
Office buildings	29.0	35.4
Mixed-use projects	13.7	9.3
Apartments	8.0	8.0
Retail	6.6	6.6
Land under development	0.7	0.8
Total	100.0%	100.0%

	Directly Owned Real Estate by Geographic Region
	2015	2014
	% of Total	% of Total
Pacific	57.5%	54.2%
South Atlantic	29.8	36.9
North Central	5.4	1.0
Middle Atlantic	4.9	4.9
South Central	2.4	3.0
Total	100.0%	100.0%

The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is warranted.

continued

Note 6—subsidiaries and affiliates

The Company holds interests in subsidiaries and affiliates which are reported as common stock or other long-term investments. The carrying value of investments in subsidiaries and affiliates at December 31 are shown below (in millions):

	2015	2014
Net carrying value of the subsidiaries and affiliates
Reported as common stock	$1,828	$1,558
Reported as other long-term investments	19,111	18,573
Total net carrying value	$20,939	$20,131

The gross, non-admitted, and admitted value of the Company’s significant investment in a non-insurance subsidiary reported as common stock, as well as information received from the NAIC in response to the filing of the common stock investment, is as follows as of December 31, 2015 (in millions):

Description of Investment in Subsidiary	Gross Amount	Non-admitted Amount	Admitted Asset	Date of Filing to NAIC	Type of NAIC Filing (Sub-1, Sub-2, or Resubmission of Disallowed Filing)	NAIC Response Received (Y/N)	NAIC Valuation (Amount)	NAIC Disallowed Entity’s Valuation Method, Resubmission Required (Y/N)
ND Properties, Inc.	$750	$—	$750	9/2/2015	Sub-2	Y	$1,968	N

The Company held bonds of affiliates at December 31, 2015 and 2014 of $923 million and $1,895 million, respectively.

As of December 31, 2015 and 2014, no investment in a subsidiary or affiliate exceeded 10% of the Company’s admitted assets, and the Company does not have any investment in foreign insurance subsidiaries.

There are no guarantees or undertakings, written or otherwise, for the benefit of an affiliate or a related party that resulted in a material contingent exposure of the reporting entity’s or any related party’s assets or liabilities.

The Company holds investments in downstream non-insurance holding companies, which are valued by the Company utilizing the look-through approach as defined in SSAP 97. The financial statements for the downstream non-insurance holding companies are not audited and the Company has limited the value of its investment in these non-insurance holding companies to the value contained in the audited financial statements of the underlying investments and unamortized goodwill resulting from the statutory purchase method of accounting. All liabilities, commitments, contingencies, guarantees or obligations of these subsidiaries, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in these subsidiaries, if not already recorded in the subsidiaries’ financial statements.

The Company’s carrying value in downstream non-insurance holding companies is $9,763 million and $10,050 million as of December 31, 2015 and 2014, respectively. Significant holdings as of December 31, are as follows (in millions):

	2015	2014
Subsidiary	Carrying Value	Carrying Value
TIAA Asset Management, LLC*	$4,783	$4,751
TIAA Oil and Gas Investments, LLC	890	1,051
TIAA Global Ag Holdco, LLC	803	823
TIAA Super Regional Mall Member Sub, LLC	647	635
Occator Agricultural Properties, LLC	469	449
TIAA Infrastructure Investments, LLC	382	238
TIAA-Stonepeak Investments I, LLC	237	79
Infra Alpha, LLC	226	615
Dionysus Properties, LLC	225	327
Mansilla Participacoes LTDA	210	294

*	TIAA Asset Management, LLC (“TAM”) was formed on July 17, 2014 as a wholly-owned subsidiary of the Company. On October 1, 2014, a newly formed wholly-owned subsidiary of TAM, TIAA Asset Management Finance Company, LLC (“TAMF”), indirectly acquired 100% of the equity interests in Nuveen Investments Inc. (“Nuveen”) from an investor group led by Madison Dearborn Partners for an enterprise value of approximately $6.25 billion, inclusive of Nuveen’s outstanding debt (the “Acquisition”). In connection with the transaction, Nuveen’s outstanding term loans, totaling approximately $3.1 billion, were repaid in full. Also, at the time of closing, Nuveen’s senior secured notes, totaling approximately $1.4 billion in principal amount, remained outstanding. On September 18, 2014, the Company issued an aggregate of $2.0 billion in surplus notes, the proceeds of which were used to fund a portion of the acquisition price and for general corporate purposes.

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

On October 30, 2014, TAMF issued senior unsecured notes in an aggregate principal amount of $2.0 billion. The proceeds of these notes were used to redeem in full Nuveen’s senior secured notes on November 7 and November 10, 2014, and to repay an inter-company advance equal to $382 million from TIAA to TAMF, which was advanced in connection with the Acquisition.

Note 7—other long-term investments

The components of the Company’s carrying value in other long term investments are (in millions):

	2015	2014
Affiliated other invested assets	$19,111	$18,573
Unaffiliated other invested assets	6,869	7,416
Other long-term assets	18	29
Total other long-term investments	$25,998	$26,018

As of December 31, 2015 and 2014, affiliated other invested assets consist primarily of investments through downstream legal entities in the following (in millions):

	2015	2014
Operating subsidiaries and affiliates	$4,951	$5,154
Real estate	4,774	4,104
Securities	3,753	3,733
Agriculture and timber	3,722	3,415
Energy and infrastructure	1,911	2,167
Total affiliated other invested assets	$19,111	$18,573

Of the $4,951 million of operating subsidiaries and affiliates as of December 31, 2015, $4,783 million is attributed to TAM.

As of December 31, 2015 and 2014, unaffiliated other invested assets consist primarily of investments in joint ventures, partnerships and LLCs with interests in venture capital, leveraged buy-out funds and other equity investments.

The following table presents the OTTI recorded for the years ended December 31, (in millions) for other long-term investments for which the carrying value is not expected to be recovered:

	2015	2014	2013
OTTI	$296	$302	$178

The following table presents the carrying value for other long-term investments denominated in foreign currency for the years ended December 31, (in millions):

	2015	2014
Other long-term investments denominated in foreign currency	$1,104	$1,428

Note 8—investments commitments

The outstanding obligation for future investments at December 31, 2015, is shown below by asset category (in millions):

	2016	In later years	Total Commitments
Bonds	$236	$87	$323
Stocks	141	164	305
Mortgage loans	410	—	410
Real estate	88	—	88
Other long-term investments	1,226	3,329	4,555
Total	$2,101	$3,580	$5,681

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers, funding of stock commitments is contingent upon their continued favorable financial performance and the funding of real estate commitments and commercial mortgage commitments is generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. The funding of residential mortgage loan commitments is contingent upon the loan meeting specified guidelines including property appraisal reviews and confirmation of borrower credit. For other long-term investments, primarily fund investments, there are scheduled capital calls that extend into future years.

continued

Note 9—investment income and capital gains and losses

Net Investment Income: The components of net investment income for the years ended December 31 are as follows (in millions):

	2015	2014	2013
Bonds	$8,823	$9,050	$9,206
Stocks	76	34	61
Mortgage loans	846	787	772
Real estate	236	219	203
Derivatives	17	10	(8)
Other long-term investments	1,753	1,526	1,430
Cash, cash equivalents and short-term investments	3	2	7
Total gross investment income	11,754	11,628	11,671
Less investment expenses	(685)	(557)	(542)
Net investment income before amortization of IMR	11,069	11,071	11,129
Plus amortization of IMR	266	182	145
Net investment income	$11,335	$11,253	$11,274

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31 are as follows (in millions):

	2015	2014	2013
Bonds	$(380)	$78	$604
Stocks	(85)	(135)	(50)
Mortgage loans	14	22	—
Real estate	83	(1)	30
Derivatives	324	(19)	(24)
Other long-term investments	(320)	(291)	(115)
Cash, cash equivalents and short-term investments	(36)	(26)	(121)
Total before capital gains taxes and transfers to IMR	(400)	(372)	324
Transfers to IMR	(87)	(5)	(741)
Net realized capital losses less capital gains taxes, after transfers to IMR	$(487)	$(377)	$(417)

Write-downs of investments resulting from OTTI, included in the preceding table, are as follows for the years ended December 31, (in millions):

	2015	2014	2013
Other-than-temporary impairments:
Bonds	$274	$223	$281
Stocks	284	158	77
Other long-term investments	296	302	178
Total	$854	$683	$536

Information related to the sales of long term bonds for the years ended December 31, 2015, 2014 and 2013 are as follows (in millions):

	2015	2014	2013
Proceeds from sales	$6,249	$8,544	$8,949
Gross gains on sales	$120	$334	$835
Gross losses on sales	$58	$79	$17

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process, the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Note 10—disclosures about fair value of financial instruments

Fair value of financial instruments

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stocks when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third-party pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using a discounted cash flow analysis, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price in a hypothetical market. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.

The Company’s financial assets and liabilities are classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

Level 2—Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly.

Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy at December 31, 2015 (in millions):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3
Assets:
Bonds	$190,114	$181,247	$—	$186,381	$3,733
Common stock	1,248	1,248	742	4	502
Preferred stock	212	195	14	92	106
Mortgage loans	19,567	19,046	—	—	19,567
Derivatives	276	268	—	268	8
Contract loans	1,591	1,591	—	—	1,591
Separate account assets	29,896	29,897	7,975	4,600	17,321
Cash, cash equivalents & short term investments	533	533	490	12	31
Total	$243,437	$234,025	$9,221	$191,357	$42,859

continued

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3
Liabilities:
Deposit-type contracts	$994	$994	$—	$—	$994
Separate account liabilities	29,883	29,883	—	—	29,883
Derivatives	49	42	—	49	—
Total	$30,926	$30,919	$—	$49	$30,877

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy at December 31, 2014 (in millions):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3
Assets:
Bonds	$195,231	$180,086	$—	$191,214	$4,017
Common stock	1,345	1,345	814	4	527
Preferred stock	121	100	16	37	68
Mortgage loans	16,621	15,613	—	—	16,621
Derivatives	236	218	—	225	11
Contract loans	1,555	1,555	—	—	1,555
Separate account assets	26,535	26,531	8,141	4,130	14,264
Cash, cash equivalents & short term investments	1,542	1,542	1,023	519	—
Total	$243,186	$226,990	$9,994	$196,129	$37,063

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3
Liabilities:
Deposit-type contracts	$949	$949	$—	$—	$949
Separate account liabilities	26,522	26,522	—	—	26,522
Derivatives	143	123	—	143	—
Total	$27,614	$27,594	$—	$143	$27,471

The estimated fair values of the financial instruments presented above are determined by the Company using market information available as of December 31, 2015 and 2014. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could realize in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies, exchange listed equities, and public real estate investment trusts.

Level 2 financial instruments

Bonds included in Level 2 are valued principally by third party pricing services using market observable inputs. Because most bonds do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Additionally, for loan-backed and structured securities, valuation is based primarily on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

Common stocks included in Level 2 include those which are traded in an inactive market or for which prices for identical securities are not available. Valuations are based principally on observable inputs including quoted prices in markets that are not considered active.

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Derivative assets and liabilities classified in Level 2 represent over-the-counter instruments that include, but are not limited to, fair value hedges using foreign currency swaps, foreign currency forwards, interest rate swaps and credit default swaps. Fair values for these instruments are determined internally using market observable inputs that include, but are not limited to, forward currency rates, interest rates, credit default rates and published observable market indices.

Separate account assets in Level 2 consist principally of short term government agency notes and commercial paper.

Level 3 financial instruments

Valuation techniques for bonds included in Level 3 are generally the same as those described in Level 2 except that the techniques utilize inputs that are not readily observable in the market, including illiquidity premiums and spread adjustments to reflect industry trends or specific credit-related issues. The Company assesses the significance of unobservable inputs for each security and classifies that security in Level 3 as a result of the significance of unobservable inputs.

Estimated fair value for privately traded equity securities are principally determined using valuation and discounted cash flow models that require a substantial level of judgment.

Separate account assets classified as Level 3 primarily include directly owned real estate properties, real estate joint ventures and real estate limited partnerships. Directly owned real estate properties are valued on a quarterly basis based on independent third party appraisals. Real estate joint venture interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable and other factors such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Real estate limited partnership interests are valued based on the most recent net asset value of the partnership.

Assets and liabilities measured and reported at fair value

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value as of December 31, (in millions):

	2015
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Bonds
Industrial and miscellaneous	$—	$23	$33	$56
Total bonds	$—	$23	$33	$56
Common stock
Industrial and miscellaneous	$742	$4	$502	$1,248
Total common stocks	$742	$4	$502	$1,248
Preferred stock	$—	$—	$9	$9
Derivatives
Interest rate contracts	$—	$8	$—	$8
Foreign exchange contracts	—	248	—	248
Total derivatives	$—	$256	$—	$256
Separate accounts assets	$7,957	$4,207	$17,321	$29,485
Total assets at fair value	$8,699	$4,490	$17,865	$31,054

Liabilities at fair value:
Derivatives
Foreign exchange contracts	$—	$15	$—	$15
Credit default swaps	—	14	—	14
Total liabilities at fair value	$—	$29	$—	$29

continued

	2014
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Bonds
Industrial and miscellaneous	$—	$95	$15	$110
Total bonds	$—	$95	$15	$110
Common stock
Industrial and miscellaneous	$814	$4	$527	$1,345
Total common stocks	$814	$4	$527	$1,345
Derivatives
Foreign exchange contracts	$—	$199	$—	$199
Interest rate contracts	—	17	—	17
Total derivatives	$—	$216	$—	$216
Separate accounts assets	$8,124	$3,831	$14,264	$26,219
Total assets at fair value	$8,938	$4,146	$14,806	$27,890

Liabilities at fair value:
Derivatives
Foreign exchange contracts	$—	$51	$—	$51
Credit default swaps	—	22	—	22
Total liabilities at fair value	$—	$73	$—	$73

Transfers between Level 1 and Level 2

Periodically, the Company has transfers between Level 1 and Level 2 due to the availability of quoted prices for identical assets in active markets at the measurement date. The Company’s policy is to recognize transfers between levels as of the actual date of the event or change in circumstances that caused the transfer.

As of December 31, 2015, the Company had no transfers between Level 1 and Level 2 of the fair value hierarchy. As of December 31, 2014, the Company transferred a small denomination of common stock from Level 2 to Level 1 due to changes in the availability of quoted prices in active markets for identical assets at the quarterly measurement dates throughout the year.

Reconciliation of Level 3 assets and liabilities measured and reported at fair value:

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2015 (in millions):

	Beginning Balance at 01/01/2015	Transfers into Level 3		Transfers out of Level 3	Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases	Issuances (Sales)	Settlements	Ending Balance at 12/31/2015
Bonds	$15	$46	[a]	$(43)[d]	$(20)	$28	$8	$—	$(1)	$33
Common stock	527	3	[b]	(113)[e]	(3)	(7)	108	(10)	(3)	502
Preferred stock	—	9	[c]	—	—	—	—	—	—	9
Separate account assets	14,264	—		—	(26)	1,151	2,342	(643)	233	17,321
Total	$14,806	$58		$(156)	$(49)	$1,172	$2,458	$(653)	$229	$17,865

(a)	The Company transferred bonds into Level 3 that were measured and reported at fair value.
(b)	The Company transferred common stocks into Level 3 due to the lack of observable market data used in the valuation of these securities.
(c)	The Company transferred preferred stocks into Level 3 that were measured and reported at fair value.
(d)	The Company transferred bonds out of Level 3 that were not measured and reported at fair value.
(e)	The Company transferred common stocks out of Level 3 due to the availability of observable market data used in the valuation of these securities.

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2014 (in millions):

	Beginning Balance at 01/01/2014	Transfers into Level 3		Transfers out of Level 3	Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases	Issuances (Sales)	Settlements	Ending Balance at 12/31/2014
Bonds	$116	$—		$(96)[a]	$(14)	$52	$—	$(37)	$(6)	$15
Common stock	532	41	[b]	—	(86)	51	3	—	(14)	527
Preferred stock	3	—		(3)	—	—	—	—	—	—
Separate account assets	12,390	—		—	(18)	1,278	1,543	(976)	47	14,264
Total	$13,041	$41		$(99)	$(118)	$1,381	$1,546	$(1,013)	$27	$14,806

(a)	The Company transferred bonds out of Level 3 that were not measured and reported at fair value as of December 31, 2014.
(b)	The Company transferred common stocks into Level 3 due to the significance of unobservable market data used in the valuation of these securities.

The Company’s policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

Quantitative information regarding level 3 fair value measurements

The following table provides quantitative information on significant unobservable inputs (Level 3) used in the fair value measurement of assets that are measured and reported at fair value at December 31, 2015 (dollars in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Fixed maturity securities:
RMBS	$11	Discounted cash Flow	Discount rate	4.7%–15.0%	5.4%
		Market comparable	Credit analysis/market comparable	$92.50–100.50	$95.14
Corporate and other bonds	$22	Discounted cash flow	Discount rate	11.5%	11.5%
		Market comparable	Credit analysis/market comparable	$7.38	$7.38
Equity securities:
Common stock[1]	$502	Market comparable	EBITDA multiple	7.0x–11.8x	9.3x
		Equity method	Book value multiple	1.0x	1.0x
Preferred stock	$9	Market comparable	EBITDA multiple	9.5x	9.5x

[1]	Included in Level 3 Common Stock is the Company’s holdings in FHLB of NY’s stock as described in Note 20—FHLBNY Membership and Borrowings. As prescribed in the FHLB of NY’s capital plan, the par value of the capital stock is $100 and all capital stock is issued, redeemed, repurchased, or transferred at par value. Since there is not an observable market for the FHLB of NY stock, these securities have been classified as Level 3.

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Separate account assets:
Real estate properties and real estate joint ventures	$19,015
Office properties		Income approach—discounted cash flow	Discount rate	6.0%–8.3%	6.5%
			Terminal capitalization rate	4.3%–7.5%	5.5%
		Income approach—direct capitalization	Overall capitalization rate	3.8%–7.3%	4.7%
Industrial properties		Income approach—discounted cash flow	Discount rate	5.7%–8.8%	6.8%
			Terminal capitalization rate	4.9%–7.3%	5.7%
		Income approach—direct capitalization	Overall capitalization rate	4.0%–6.3%	5.1%
Residential properties		Income approach—discounted cash flow	Discount rate	5.3%–7.3%	6.2%
			Terminal capitalization rate	4.0%–5.8%	4.8%
		Income approach—direct capitalization	Overall capitalization rate	3.3%–5.3%	4.1%
Retail properties		Income approach—discounted cash flow	Discount rate	5.0%–10.4%	6.8%
			Terminal capitalization rate	4.8%–9.5%	5.8%
		Income approach—direct capitalization	Overall capitalization rate	4.3%–8.5%	5.2%

continued

Separate account real estate assets include the values of the related mortgage loans payable in the table below.

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Mortgage loans payable	$(1,795)
Office and industrial properties		Discounted cash flow	Loan to value ratio	31.0%–47.5%	41.0%
			Equivalency rate	2.7%–3.8%	3.6%
		Net present value	Loan to value ratio	31.0%–47.5%	41.0%
			Weighted average cost of capital risk premium multiple	1.2–1.3	1.3
Residential properties		Discounted cash flow	Loan to value ratio	30.6%–63.2%	44.0%
			Equivalency rate	2.7%–3.5%	3.2%
		Net present value	Loan to value ratio	30.6%–63.2%	44.0%
			Weighted average cost of capital risk premium multiple	1.2–1.5	1.3
Retail properties		Discounted cash flow	Loan to value ratio	21.0%–49.4%	37.8%
			Equivalency rate	2.4%–4.0%	3.3%
		Net present value	Loan to value ratio	21.0%–49.4%	37.8%
			Weighted average cost of capital risk premium multiple	1.1–1.3	1.2

Separate account real estate assets include the values of the related loan receivable in the table below.

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Loan receivable	$101
Office properties		Discounted cash flow	Loan to value ratio	76.1%	76.1%
			Equivalency rate	6.1%	6.1%

Additional qualitative information on fair valuation process

The Company has various processes and controls in place to ensure that fair value is reasonably estimated. The Risk Management Valuation group, which reports to the Chief Credit Risk Officer, sets the valuation policies for fixed income and equity securities and is responsible for the determination of fair value. The policies and framework for fair value methodologies are approved by the TIAA Valuation Committee.

Risk Management Valuation (1) compares price changes between periods to current market conditions, (2) compares trade prices of securities to fair value estimates, (3) compares prices from multiple pricing sources, and (4) performs ongoing vendor due diligence to confirm that independent pricing services use market-based parameters for valuation. Internal and vendor valuation methodologies are reviewed on an ongoing basis and revised as necessary based on changing market conditions to ensure values represent a reasonable exit price.

Markets in which the Company’s fixed income securities trade are monitored by surveying the Company’s traders. Risk Management Valuation determines if liquidity is active enough to support a Level 2 classification. Use of independent non-binding broker quotations may indicate a lack of liquidity or the general lack of transparency in the process to develop these price estimates, causing them to be considered Level 3.

Level 3 equity investments generally include private equity co-investments along with general and limited partnership interests. Values are derived by the general partners. The partners generally fair value these instruments based on projected net earnings, earnings before interest, taxes depreciation and amortization, discounted cash flow, public or private market transactions, or valuations of comparable companies. When using market comparable, certain adjustments may be made for differences between the reference comparable and the investment, such as liquidity. Investments may also be valued at cost for a period of time after an acquisition, as the best indication of fair value.

With respect to real property investments in TIAA’s Real Estate Account, each property is appraised, and each mortgage loan is valued, at least once every calendar quarter. Each property is appraised by an independent, third party appraiser, reviewed by the Company’s internal appraisal staff and as applicable, the Real Estate Account’s independent fiduciary. Any differences in the conclusions of the Company’s internal appraisal staff and the independent appraiser are reviewed by the independent fiduciary, who will make a final determination. The independent fiduciary was appointed by a special subcommittee of the Investment Committee of TIAA Board of Trustees to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Real Estate Account.

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Mortgage loans payable are valued internally by the Company’s valuation department, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan, the return demands of the market.

The loan receivable is valued internally by the Company’s valuation department, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral) and the credit quality of the counterparty. The Real Estate Account continues to use the revised value after valuation adjustments for the loan receivable to calculate the Account’s daily net asset value until the next valuation review.

Note 11—restricted assets

The following tables provide information on the amounts and nature of assets pledged to others as collateral or otherwise restricted by the Company as of December 31, (dollars in millions):

	Gross Restricted
	12/31/2015								Percentage
	1	2	3	4	5	6	7	8	9	10
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$827	$—	$—	$—	$827	$614	$213	$827	0.297%	0.306%
FHLB capital stock	97	—	—	—	97	—	97	97	0.035	0.036
On deposit with states	6	—	—	—	6	7	(1)	6	0.002	0.002
Pledged as collateral not captured in other categories (derivative collateral)	14	—	—	—	14	30	(16)	14	0.005	0.005
Total restricted assets	$944	$—	$—	$—	$944	$651	$293	$944	0.339%	0.349%

	Gross Restricted
	12/31/2014								Percentage
	1	2	3	4	5	6	7	8	9	10
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Subject to repurchase agreements	$—	$—	$—	$—	$—	$471	$(471)	$—	0.000%	0.000%
Collateral held under security lending agreements	614	—	—	—	614	—	614	614	0.226	0.234
On deposit with states	7	—	—	—	7	7	—	7	0.003	0.003
Pledged as collateral not captured in other categories (derivative collateral)	30	—	—	—	30	113	(83)	30	0.011	0.011
Total restricted assets	$651	$—	$—	$—	$651	$591	$60	$651	0.240%	0.248%

Note 12—derivative financial instruments

The Company uses derivative instruments for economic hedging, income generation, and asset replication purposes. The Company does not engage in derivative financial instrument transactions for speculative purposes. Derivative financial instruments used by the Company may be exchange-traded or contracted in the over-the-counter market (“OTC”). The Company’s OTC derivative transactions are cleared and settled through central clearing counterparties (“OTC-cleared”) or through bilateral contracts with other counterparties (“OTC-bilateral”). Should an OTC-bilateral counterparty fail to perform its obligations under contractual terms, the Company may be exposed to credit-related losses. The current credit exposure of the Company’s

continued

derivatives is limited to the net positive fair value of derivatives at the reporting date, after taking into consideration the existence of netting agreements and any collateral received. All of the credit exposure for the Company from OTC-bilateral contracts is with investment grade counterparties. The Company also monitors its counterparty credit quality on an ongoing basis. The NAIC has also adopted disclosure requirements included within Accounting Standards Codification 815, “Derivatives and Hedging” (“ASC 815”) and Accounting Standards Codification 460, “Guarantees” (“ASC 460”), for annual audited statements in accordance with guidelines provided by the Statutory Accounting Principles Working Group.

Collateral: The Company currently has International Swaps and Derivatives Association (“ISDA”) master swap agreements in place with each derivative counterparty relating to over-the-counter transactions. In addition to the ISDA agreement, Credit Support Annexes (“CSA”), which are bilateral collateral agreements, are put in place with thirteen of the Company’s seventeen derivative OTC-bilateral counterparties. The CSA’s allow TIAA’s mark-to-market exposure to a counterparty to be collateralized by the posting of cash or highly liquid U.S. government securities. The Company also exchanges cash and securities margin for derivatives traded through a central clearinghouse. As of December 31, 2015, TIAA holds the following collateral from its counterparties, (in millions):

Cash collateral	$180
Securities collateral	$18

The Company must also post collateral or margin to the extent its net position with a given counterparty or clearinghouse is at a loss relative to the counterparty. As of December 31, 2015, the Company pledged the following collateral or margin to its counterparties, (in millions):

Cash collateral or margin	$11
Securities collateral or margin	$3

The amount of accounting loss the Company will incur if any party to the derivative contract fails completely to perform according to the terms of the contract and the collateral or other security, if any, for the amount due proved to be of no value to the Company is equal to the gross asset value of all derivative contracts which, as of December 31, 2015, is $276 million.

Contingent Features: Certain of the Company’s master swap agreements governing its derivative instruments contain provisions that require the Company to maintain a minimum credit rating from two of the major credit rating agencies. If the Company’s credit rating falls below the specified minimum, each of the counterparties to agreements with such requirements could terminate all outstanding derivative transactions between such counterparty and the Company. The termination requires immediate payment of amounts expected to approximate the net liability positions of such transactions with such counterparty. The aggregate fair value of all derivative instruments with credit-risk-related contingent features in a liability position on December 31, 2015 is $12 million for which the Company posted collateral of $11 million in the normal course of business.

Foreign Currency Swap Contracts: The Company enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to both market and counterparty risk. The changes in the carrying value of foreign currency exchange rates are recognized as unrealized gains or losses. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value.

Foreign Currency Forward Contracts: The Company enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to both market and counterparty risk. The changes in the carrying value of foreign currency exchange rates are recognized as unrealized gains or losses. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value.

Interest Rate Swap Contracts: The Company enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts allow the Company to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. This type of derivative instrument may be traded OTC-cleared or OTC-bilateral, and the Company is exposed to both market and counterparty risk. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty at each due date. Net payments received and net payments made or accrued under interest rate swap contracts are included in net investment income. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value.

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Purchased Credit Default Swap Contracts: The Company uses credit default swaps to hedge against unexpected credit events on selective investments in the Company’s portfolio. This type of derivative is traded OTC-bilateral and is exposed to market, credit and counterparty risk. The premium payment to the counterparty on these contracts is expensed as incurred. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value.

Written Credit Default Swaps used in Replication Transactions: A replication synthetic asset transaction is a derivative transaction (the derivative component) established concurrently with another fixed income instrument (the cash component) in order to “replicate” the investment characteristics of another instrument (the reference entity). As part of a strategy to replicate desired credit exposure in conjunction with high-rated host securities, the Company writes or sells credit default swaps on either single name corporate credits or credit indices and provides credit default protection to the buyer. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to market, credit and counterparty risk. The carrying value of credit default swaps used in RSATs represents the unamortized premium received/(paid) for selling the default protection. This premium is amortized into investment income over the life of the swap. The Company has negligible counterparty credit risk with the buyer.

The table below illustrates the effect of unrealized and realized gains and losses from derivative instruments in the Statements of Operations. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes (in millions):

	December 31, 2015		December 31, 2014
Qualifying hedge relationships	Unrealized Gain (Loss) Recognized in Surplus	Gain (Loss) Recognized in Net Realized Capital Gain (Loss)	Unrealized Gain (Loss) Recognized in Surplus	Gain (Loss) Recognized in Net Realized Capital Gain (Loss)
Foreign currency swap contract	$45	$(1)	$30	$(2)
Non-qualifying hedge relationships
Foreign currency swaps	162	86	211	(32)
Foreign currency forwards	(77)	233	102	15
Interest rate contracts	(9)	4	(1)	—
Purchased credit default swaps	6	—	5	—
Total non-qualifying hedge relationships	$82	$323	$317	$(17)
Derivatives used for other than hedging purposes	—	2	—	—
Total derivatives	$127	$324	$347	$(19)

Events or circumstances that would require the Company to perform under a written credit derivative position may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, restructuring of debt and acceleration, or default. The maximum potential amount of future payments (undiscounted) the Company could be required to make under the credit derivative is represented by the notional amount of the contract. Should a credit event occur, the amounts owed to a counterparty by the Company may be subject to recovery provisions that include, but are not limited to:

1.	Notional amount payment by the Company to Counterparty and/or delivery of physical security by Counterparty to the Company.

2.	Notional amount payment by the Company to Counterparty net of contractual recovery fee.

3.	Notional amount payment by the Company to Counterparty net of auction determined recovery fee.

The Company will record an impairment (realized loss) on a derivative position if an existing condition or set of circumstances indicates there is a limited ability to recover an unrealized loss.

continued

Information related to the credit quality of replication positions where credit default swaps have been sold by the Company on indexes, individual debt obligations of corporations and sovereign nations appears below. Index positions represent replications where credit default swaps have been sold by the Company on the Dow Jones North American Investment Grade Series of indexes (DJ.NA.IG). Each index is comprised of 125 liquid investment grade credits domiciled in North America and represents a broad exposure to the investment grade corporate market. The Company writes contracts on the “Super Senior” (60% to 100%) tranche of the Dow Jones North American Investment Grade Index Series 7 and 9 (DJ.NA.IG.7 and DJ.NA.IG.9, respectfully), whereby the Company is obligated to perform should the default rates of each index exceed 60%. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount of the contracts. The values are listed in order of their NAIC Credit Designation, with a designation of 1 having the highest credit quality and designations of 4 or below having the lowest credit quality based on the underlying asset referenced by the credit default swap (in millions):

		December 31, 2015			December 31, 2014
	Referenced Credit Obligation	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity
RSAT NAIC Designation
1 Highest quality	Single name credit default swaps	$5	$—	3	$115	$—	1
	Credit default swaps on indices	2,568	8	2	2,575	11	3
	Subtotal	2,573	8	2	2,690	11	2
2 High quality	Single name credit default swaps	80	(1)	2	210	(1)	2
	Credit default swaps on indices	—	—	—	—	—	—
	Subtotal	80	(1)	2	210	(1)	2
3 Medium quality	Single name credit default swaps	30	6	6	30	5	7
	Credit default swaps on indices	—	—	—	—	—	—
	Subtotal	30	6	6	30	5	7
Total		$2,683	$13	2	$2,930	$15	2

The table below illustrates derivative asset and liability positions held by the Company, including notional amounts, carrying values and estimated fair values. Instruments utilizing hedge accounting treatment are shown as qualifying hedge relationships. Hedging instruments that utilize fair value accounting are shown as non-qualifying hedge relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than hedging Purposes. The fair value of derivative assets and liabilities appear in the Statements of Admitted Assets, Liabilities and Capital and Contingency Reserves (in millions):

		Summary of Derivative Positions
		December 31, 2015			December 31, 2014
Qualifying hedge relationships		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Foreign currency swap contracts	Assets	$161	$11	$6	$70	$2	$3
	Liabilities	84	(11)	(19)	183	(46)	(69)
Total qualifying hedge relationships		$245	$— *	$(13)	$253	$(44)	$(66)
Non-qualifying hedge relationships
Interest rate contracts	Assets	$173	$8	$8	308	$17	$17
	Liabilities	—	—	—	—	—	—
Foreign currency swaps	Assets	2,710	227	227	1,655	101	101
	Liabilities	187	(14)	(14)	599	(51)	(50)
Foreign currency forwards	Assets	831	22	22	1,430	98	98
	Liabilities	95	(2)	(2)	139	(1)	(1)

*	Total less than $1 million.

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

		Summary of Derivative Positions
		December 31, 2015			December 31, 2014
Non-qualifying hedge relationships		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Purchased credit default swaps	Assets	10	—	—	43	—	—
	Liabilities	638	(14)	(14)	923	(22)	(22)
Total non-qualifying hedge relationships		$4,645	$227	$227	$5,097	$142	$143
Derivatives used for other-than-hedging purposes
Written credit default swaps	Assets	$2,598	$—	$14	$2,790	$—	$16
	Liabilities	85	(1)	(1)	140	(3)	(1)
Total derivatives used for other-than-hedging purposes		$2,683	$(1)	$13	$2,930	$(3)	$15
Total derivatives		$7,572	$226	$226	$8,280	$95	$92

Note 13—separate accounts

Separate Accounts are established in conformity with insurance laws, are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders. Separate accounts are generally accounted for at fair value, except the TIAA Stable Value Separate Account (“TSV”) products which are accounted for at book value in accordance with NYDFS guidance.

The TIAA Separate Account VA-1 (“VA-1”) is a segregated investment account established on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding after-tax variable annuity contracts for employees of non-profit institutions organized in the United States, including governmental institutions. VA-1 is registered with the Securities and Exchange Commission, (the “Commission”) effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.

The TIAA Real Estate Separate Account (“REA” or “VA-2”) is a segregated investment account organized on February 22, 1995, under the insurance laws of the State of New York for the purpose of providing an investment option to TIAA’s pension customers to direct investments to an investment vehicle that invests primarily in real estate. VA-2 is registered with the Commission under the Securities Act of 1933 effective October 2, 1995. VA-2’s target is to invest between 75% and 85% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities and other instruments easily converted to cash to maintain adequate liquidity.

The TIAA Separate Account VA-3 (“VA-3”) is a segregated investment account organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group variable annuities for retirement plans of employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. VA-3 is registered with the Commission as an investment company under the Investment Company Act of 1940, effective September 29, 2006, and operates as a unit investment trust.

TSV is an insulated, non-unitized separate account established on March 31, 2010 qualifying under New York Insurance Law 4240(a)(5)(ii). The Separate Account supports a flexible premium group deferred fixed annuity contract intended to be offered to employer sponsored retirement plans. The assets of this account are carried at book value as prescribed by the Department.

In accordance with the domiciliary state procedures for approving items within the separate accounts, the separate accounts classification of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TIAA Separate Account VA-1	Variable annuity	Section 4240 of the New York Insurance Law
TIAA Real Estate Separate Account	Variable annuity	Section 4240 of the New York Insurance Law
TIAA Separate Account VA-3	Variable annuity	Section 4240 of the New York Insurance Law
TIAA Stable Value	Group deferred fixed annuity	Section 4240(a)(5)(ii) of the New York Insurance Law

The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

continued

The Company’s separate account statement includes legally insulated assets as of December 31 attributed to the following products (in millions):

Product	2015	2014
TIAA Real Estate Separate Account	$22,563	$19,955
TIAA Separate Account VA-1	953	1,020
TIAA Separate Account VA-3	5,969	5,244
TIAA Stable Value	412	312
Total	$29,897	$26,531

In accordance with the products recorded within the separate account, some separate account liabilities are guaranteed by the general account. In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account.

The general account provides the Real Estate Separate Account with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. When the Real Estate Separate Account cannot fund participant requests, the general account will fund the requests by purchasing accumulation units in the Real Estate Separate Account. Under this agreement, the Company guarantees participants will be able to redeem their accumulation units at their accumulation unit value determined after the transfer or withdrawal request is received in good order.

Additional information regarding separate accounts of the Company is as follows for the years ended December 31, (in millions):

	2015
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$156	$—	$4,102	$4,258
Reserves
For accounts with assets at:
Fair value	$—	$—	$29,258	$29,258
Amortized cost	394	—	—	394
Total reserves	$394	$—	$29,258	$29,652

By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with surrender charge of less than 5%	$394	$—	$—	$394
At fair value	—	—	29,258	29,258
Total reserves	$394	$—	$29,258	$29,652

	2014
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$129	$—	$3,562	$3,691
Reserves
For accounts with assets at:
Fair value	$—	$—	$26,065	$26,065
Amortized cost	302	—	—	302
Total reserves	$302	$—	$26,065	$26,367

By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with surrender charge of less than 5%	$302	$—	$—	$302
At fair value	—	—	26,065	26,065
Total reserves	$302	$—	$26,065	$26,367

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

	2013
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$121	$—	$3,415	$3,536
Reserves
For accounts with assets at:
Fair value	$—	$—	$21,975	$21,975
Amortized cost	228	—	—	228
Total reserves	$228	$—	$21,975	$22,203

By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with surrender charge of less than 5%	$228	$—	$—	$228
At fair value	—	—	21,975	21,975
Total reserves	$228	$—	$21,975	$22,203

The following is a reconciliation of transfers to (from) the Company to the Separate Accounts for the years ended December 31, (in millions):

	2015	2014	2013
Transfers reported in the Summary of Operations of the separate accounts statement:
Transfers to separate accounts	$4,539	$3,944	$3,852
Transfers from separate accounts	(2,814)	(2,268)	(1,973)
Transfers reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$1,725	$1,676	$1,879

Note 14—policy and contract reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151, Actuarial Guideline 43 for variable annuity products and Actuarial Guideline 33 for all other products.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves are sufficient to meet its obligations.

For Ordinary and Collective Life Insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner’s Reserve Valuation Method for the vast majority of issues on and after such date. Five-year renewable term policies issued on or after January 1, 1994 uses the greater of unitary and segmented reserves, where each segment is equal to the term period. Annual Renewable Term policies and Cost of Living riders issued on and after January 1, 1994 uses the segmented reserves, where each segment is equal to one year in length.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. As of December 31, 2015 and 2014, the Company had $460 million and $518 million, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost are determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest is determined from the basic data.

continued

Withdrawal characteristics of annuity actuarial reserves and deposit-type contract funds for the years ended December 31, are as follows (dollars in millions):

	2015
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
At fair value	$—	$—	$29,258	$29,258	13.2%
Total with adjustment or at fair value	$—	$—	$29,258	$29,258	13.2%
At book value without adjustment (minimal or no charge or adjustment)	49,721	394	—	50,115	22.5%
Not subject to discretionary withdrawal	143,104	—	—	143,104	64.3%
Total (gross)	$192,825	$394	$29,258	$222,477	100.0%

Reinsurance ceded	—	—	—	—
Total (net)	$192,825	$394	$29,258	$222,477

	2014
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
At fair value	$—	$—	$26,065	$26,065	12.1%
Total with adjustment or at fair value	$—	$—	$26,065	$26,065	12.1%
At book value without adjustment (minimal or no charge or adjustment)	47,830	302	—	48,132	22.4%
Not subject to discretionary withdrawal	141,029	—	—	141,029	65.5%
Total (gross)	$188,859	$302	$26,065	$215,226	100%

Reinsurance ceded	—	—	—	—
Total (net)	$188,859	$302	$26,065	$215,226

Note 15—management agreements

Under Cash Disbursement and Reimbursement Agreements, the Company serves as the common pay-agent for its subsidiaries and affiliates. The Company allocated expenses of $2,083 million, $1,990 million and $1,719 million to its various subsidiaries and affiliates for the years ended December 31, 2015, 2014 and 2013, respectively. In addition, under management agreements, the Company provides investment advisory and administrative services for TIAA-CREF Life and administrative services to the TIAA-CREF Trust Company FSB and VA-1.

The expense allocation process determines the portion of the total investment and operating expenses that is attributable to each legal entity and to each line of business within an entity. Every month the Company allocates incurred expenses to each line of business supported by the Company and its affiliated companies. As part of this allocation process, every department with personnel and every vendor related expense is allocated to lines of business based on defined allocation methodologies. These methodologies represent either shared or direct costs depending on the nature of the service provided. At the completion of the allocation process all expenses are assigned to a line of business and legal entity.

Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization, are provided at-cost by the Company and two of its subsidiaries. Such services are provided in accordance with an Investment Management Services Agreement, dated as of January 2, 2008, between CREF and TIAA-CREF Investment Management, LLC (“Investment Management”), and in accordance with a Principal Underwriting and Distribution Services Agreement for CREF, dated as of January 1, 2009, between CREF and TIAA-CREF Individual and Institutional Services, LLC (“Services”). The Company also performs administrative services for CREF, on an at-cost basis. The fees collected under these agreements and the equivalent allocated expenses, which amounted to approximately $971 million, $981 million, and $967 million for the years ended December 31, 2015, 2014 and 2013, respectively, are not included in the statement of operations and have no effect on the Company’s operations.

Advisors provide investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. Teachers Personal Investors Services, Inc. (“TPIS”) and Services distribute variable annuity contracts for VA-1, REA and VA-3 as well as registered securities for certain proprietary funds and non-proprietary mutual funds.

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

All services necessary for the operation of REA are provided at-cost by the Company and Services. The Company provides investment management and administrative services for REA. Distribution services for REA are provided in accordance with a Distribution Agreement among Services, the Company and REA. The Company and Services receive fee payments from REA on a daily basis according to formulae established annually and adjusted periodically. The daily fee is based on an estimate of the at-cost expenses necessary to operate REA and is based on projected REA expense and asset levels, with the objective of keeping the fees as close as possible to actual expenses attributable to operating REA. At the end of each quarter, any differences between the daily fees paid and actual expenses for the quarter are added to or deducted from REA’s fee in equal daily installments over the remaining days in the immediately following quarter.

Note 16—federal income taxes

By charter, the Company is a stock life insurance company operating on a non-profit basis and through December 31, 1997 was exempt from federal income taxation under the Internal Revenue Code. Any non-pension income, however, is subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, the Company is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

The application of SSAP No. 101 requires a company to evaluate the recoverability of deferred tax assets and to establish a valuation allowance if necessary to reduce the deferred tax asset to an amount which is more likely than not to be realized. Based on the weight of all available evidence, as of December 31, 2015, the Company released the valuation allowance held on foreign tax credit carry-forwards of $16.6 million at December 31, 2014.

Components of the net deferred tax asset/(liability) are as follows (in millions):

(1)	12/31/2015			12/31/2014			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
a) Gross deferred tax assets	$11,051	$651	$11,702	$11,175	$1,177	$12,352	$(124)	$(526)	$(650)
b) Statutory valuation allowance adjustments	—	—	—	17	—	17	(17)	—	(17)
c) Adjusted gross deferred tax assets (a–b)	11,051	651	11,702	11,158	1,177	12,335	(107)	(526)	(633)
d) Deferred tax assets non-admitted	7,301	—	7,301	7,449	—	7,449	(148)	—	(148)
e) Subtotal net admitted deferred tax asset (c-d)	3,750	651	4,401	3,709	1,177	4,886	41	(526)	(485)
f) Deferred tax liabilities	200	992	1,192	248	1,417	1,665	(48)	(425)	(473)
g) Net admitted deferred tax assets/(net deferred tax liability) (e–f)	$3,550	$(341)	$3,209	$3,461	$(240)	$3,221	$89	$(101)	$(12)

(2)	12/31/2015			12/31/2014			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
Admission Calculation Components SSAP No. 101
a) Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b) Adjusted gross DTA expected to be realized (excluding the amount of DTA from 2(a) above after application of the threshold limitation. (The lesser of (b)1 and (b)2 below)	$3,122	$87	$3,209	$3,135	$86	$3,221	$(13)	$1	$(12)
1. Adjusted gross DTA expected to be realized following the balance sheet date	$3,122	$87	$3,209	$3,135	$86	$3,221	$(13)	$1	$(12)
2. Adjusted gross DTA allowed per limitation threshold	XXX	XXX	$4,723	XXX	XXX	$4,599	XXX	XXX	$99
c) Adjusted gross DTA (excluding the amount of DTA from (a) and (b) above) offset by gross DTL	$628	$564	$1,192	$574	$1,091	$1,665	$54	$(527)	$(473)
d) DTA admitted as the result of application of SSAP No. 101. Total ((a)+(b)+(c))	$3,750	$651	$4,401	$3,709	$1,177	$4,886	$41	$(526)	$(485)

	2015	2014
Ratio percentage used to determine recovery period and threshold limitation amount	1,021%	1,043%
Amount of adjusted capital and surplus used to determine the threshold limitation in (b)2 above (in millions)	$31,485	$30,657

continued

	12/31/2015		12/31/2014		Change
	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col 1–3) Ordinary	(6) (Col 2–4) Capital
Impact of Tax Planning Strategies (dollars in millions):
Determination of adjusted gross DTAs and net admitted DTAs, by tax character as a percentage
Adjusted gross DTAs amount from note 17(1)(c)	$11,051	$651	$11,158	$1,177	$(107)	$(526)
Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	3.60%	—%	2.50%	—%	1.10%	—%
Net admitted adjusted gross DTAs amount from note 17(1)(e)	$3,750	$651	$3,709	$1,177	$41	$(526)
Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	10.60%	—%	9.00%	—%	1.60%	—%

The Company does not have tax-planning strategies that include the use of reinsurance.

The Company has no temporary differences for which deferred tax liabilities are not recognized.

Income taxes incurred consist of the following major components (in millions):

	12/31/2015	12/31/2014	12/31/2013
1. Current Income Tax:
a) Federal tax benefit	$(603)	$(478)	$(307)
b) Foreign taxes	—	—	5
c) Subtotal	$(603)	$(478)	$(302)
d) Federal income taxes expense on net capital gains	405	378	701
e) Generation/(utilization) of loss carry-forwards	115	63	(427)
f) Other	—	—	—
g) Federal and foreign income taxes incurred	$(83)	$(37)	$(28)

	12/31/2015	12/31/2014	Change
2. Deferred Tax Assets:
(a) Ordinary:
1) Policyholder reserves	280	311	(31)
2) Investments	1,091	881	210
3) Deferred acquisition costs	25	26	(1)
4) Policyholder dividends accrual	667	679	(12)
5) Fixed assets	326	244	82
6) Compensation and benefits accrual	217	326	(109)
7) Receivables – non-admitted	51	90	(39)
8) Net operating loss carry-forward	1,841	1,728	113
9) Tax credit carry-forward	77	64	13
10) Other (including items < 5% of total ordinary tax assets)	635	606	29
11) Intangible assets – business in force and software	5,841	6,220	(379)
Subtotal	$11,051	$11,175	$(124)
(b) Statutory valuation allowance adjustment	—	17	(17)
(c) Non-admitted	7,301	7,449	(148)
(d) Admitted ordinary deferred tax assets (2a-2b-2c)	$3,750	$3,709	$41

(e) Capital:
1) Investments	$588	$1,114	$(526)
2) Real estate	63	63	—
Subtotal	$651	$1,177	$(526)
(f) Statutory valuation allowance adjustment	—	—	—
(g) Non-admitted	—	—	—
(h) Admitted capital deferred tax assets(2e-2f-2g)	651	1,177	(526)
(i) Admitted deferred tax assets(2d+2h)	$4,401	$4,886	$(485)

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

	12/31/2015	12/31/2014	Change
3. Deferred Tax Liabilities:
(a) Ordinary:
1) Investments	$200	$243	$(43)
2) Other (including items < 5% of total ordinary tax liabilities)	—	5	(5)
Subtotal	$200	$248	$(48)
(b) Capital:
1) Investments	992	1,417	(425)
Subtotal	$992	$1,417	$(425)
(c) Deferred tax liabilities (3a+3b)	$1,192	$1,665	$(473)

4. Net Deferred Tax:
Assets/Liabilities (2i–3c)	$3,209	$3,221	$(12)

The provision for federal and foreign income taxes incurred differs from the amount obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2015 are as follows (dollars in millions):

Description	Amount	Tax Effect	Effective Tax Rate
Provision computed at statutory rate	$1,258	$440	35%
Dividends received deduction	(52)	(18)	(1.44)%
Amortization of interest maintenance reserve	(266)	(93)	(7.4)%
Statutory impairment of affiliated common stock	242	85	6.74%
Prior year true-ups	586	205	16.29%
Current year deferred only adjustments—deferred affiliate gains, credit carryovers, nonadmitted assets	(178)	(62)	(4.95)%
Change in statutory valuation allowance	(47)	(16)	(1.32)%
Other	(12)	(5)	(0.34)%
Total statutory income taxes	$1,531	$536	42.58%

Federal and foreign income tax incurred (benefit) expense		$(83)	(6.56)%
Change in net deferred income tax charge (benefit)		160	12.71%
Tax effect of unrealized capital (loss) gain		459	36.43%
Total statutory income taxes		$536	42.58%

At December 31, 2015, the Company has net operating loss carry forwards expiring through the year 2030 (in millions):

Year Incurred	Operating Loss	Year of Expiration
2002	$669	2017
2003	467	2018
2004	356	2019
2008	1,017	2023
2012	2,030	2027
2014	344	2029
2015	377	2030
Total	$5,260

At December 31, 2015, the Company has no capital loss carry forwards.

At December 31, 2015, the Company has foreign tax credits of $48 million generated during the years 2006 to 2015 and expiring between 2016 and 2025.

At December 31, 2015, the Company has general business credits of $29 million generated during the years 2004 to 2014 and expiring between 2024 to 2034.

The Company did not incur federal income taxes expense for 2015 or preceding years that would be available for recoupment in the event of future net losses.

The Company does not have any protective tax deposits on deposit with the Internal Revenue Service under IRC Section 6603.

continued

Beginning in 1998, the Company filed a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in tax-sharing agreements. Under the general agreement, which applies to all of the below listed entities except those denoted with an asterisk (*), current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes generated when utilized in the consolidated return.

1) 730 Texas Forest Holdings, Inc.

2) Covariance Capital Management, Inc.

3) GreenWood Resources, Inc.

4) JWL Properties, Inc.

5) ND Properties, Inc.

6) Nuveen Asia Investments, Inc.*

7) Nuveen Holdings, Inc.*

8) Nuveen Investment Solutions, Inc.*

9) Nuveen Investments Advisers Inc.*

10) Nuveen Investments Holdings, Inc.*

11) Nuveen Investments Institutional Services Group, LLC*

12) Nuveen Investments, Inc.*

13) Nuveen Securities, LLC*

14) Oleum Holding Company, Inc.

15) Rittenhouse Asset Management, Inc.*

16) T-C Europe Holding, Inc.

17) T-C SP, Inc.

18) T-C Sport Co., Inc.

19) TCT Holdings, Inc.

20) Teachers Advisors, Inc.

21) Teachers Personal Investors Service, Inc.

22) Terra Land Company

23) TIAA Asset Management Finance Company, LLC*

24) TIAA Board of Overseers

25) TIAA-CREF Life Insurance Company

26) TIAA-CREF Trust Company, FSB

27) TIAA-CREF Tuition Financing, Inc.

28) T-Investment Properties Corp.

29) Westchester Group Asset Management, Inc.

30) Westchester Group Farm Management, Inc.

31) Westchester Group Investment Management Holding Company Inc.

32) Westchester Group Investment Management, Inc.

33) Westchester Group Real Estate, Inc.

The companies denoted with an asterisk above (collectively, “TAMF subgroup”), are subject to a separate tax sharing agreement, under which current federal income tax expense (benefit) is computed on a separate subgroup return basis. Under the Agreement, TIAA Asset Management Finance Company, LLC (“TAMF”) makes payments to TIAA for amounts equal to the federal income payments that the TAMF subgroup would be obliged to pay the federal government if the TAMF subgroup had actually filed a separate consolidated tax return. TAMF is reimbursed for the subgroup losses to the extent that the subgroup tax return reflects a tax benefit that the TAMF subgroup could have carried back to a prior consolidated return year. However, in the event the TIAA consolidated group owes Alternative Minimum Tax (“AMT”) in a given year, TAMF will pay or receive reimbursements for its allocable share of tax, in an amount equal to the ratio that its standalone AMT liability bears to that of the consolidated group’s liability.

Amounts receivable from/(payable to) the Company’s subsidiaries for federal income taxes are ($19) million and $5 million at December 31, 2015 and 2014, respectively.

The Company has no federal or foreign income tax loss contingencies as determined in accordance with SSAP No. 5R, with the modifications provided in SSAP No. 101, and there is no reasonable possibility that the total liability will significantly increase within 12 months of the reporting date.

The Company’s tax years 2010 through 2015 are open to examination by the IRS.

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Note 17—pension plan and post-retirement benefits

The Company maintains a qualified, non-contributory defined contribution pension plan covering substantially all employees. All employee pension plan liabilities are fully funded through retirement annuity contracts. Contributions are made to each participant’s contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after three years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The statements of operations include contributions to the pension plan of approximately $53 million, $47 million and $38 million for the years ended December 31, 2015, 2014 and 2013, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

In addition to the pension plan, the Company provides certain other post-retirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. The benefit obligation and net periodic benefit cost of this plan for the years ended December 31, are as follows (in millions):

	Post-retirement Benefits
	2015	2014	2013
Benefit obligation	$104	$105	$156
Net period benefit cost	$4	$15	$25

Note 18—reinsurance

Reinsurance transactions included in the statutory—basis statements of operations “Insurance and annuity premiums and other considerations” are as follows (in millions):

	Years Ended December 31,
	2015	2014	2013
Direct premiums	$13,673	$12,925	$14,410
Ceded premiums	(14)	(15)	(15)
Net premiums	$13,659	$12,910	$14,395

The Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. A liability is established for reserves ceded to unauthorized reinsurers which are not secured by or in excess of letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of the impact of reinsurance.

Note 19—repurchase and securities lending programs

Repurchase Program

The Company has a repurchase program to sell and repurchase securities for the purposes of providing additional liquidity. For repurchase agreements, the Company’s policy requires a minimum of 95% of the fair value of securities transferred under repurchase agreements to be maintained as collateral.

As of December 31, 2015 and December 31, 2014, the Company had no outstanding repurchase agreements.

Securities Lending Program

The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan; any additional collateral required due to changes in security values is delivered to the Company the next business day. Cash collateral received by the Company will generally be invested in high-quality short-term instruments or bank deposits.

As of December 31, 2015, the estimated fair value of the Company’s securities on loan under the program was $808 million. The estimated fair value of collateral held by the Company for the bonds on loan as of December 31, 2015, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $827 million included in “Payable for collateral for securities loaned”. This collateral received is cash and has not been sold or re-pledged as of December 31, 2015.

continued

Of the cash collateral from the program, $357 million is held as cash as of December 31, 2015, with the remaining $470 million invested in overnight Treasury reverse repurchase agreements. Thus, the collateral remains liquid and could be returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows (in millions):

	Amortized Cost	Fair Value
Open	$357	$357
30 days or less	470	470
Total collateral reinvested	$827	$827

As of December 31, 2014, the estimated fair value of the Company’s securities on loan under the program was $599 million. The estimated fair value of collateral held by the Company for the bonds on loan as of December 31, 2014, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $614 million in “Payable for collateral for securities loaned”. This collateral received was cash and had not been sold or re-pledged as of December 31, 2014.

Of the cash collateral received from the program, $394 million was held as cash as of December 31, 2014, with the remaining $220 million invested in overnight Treasury reverse repurchase agreements. Thus, the collateral was liquid and could have been returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows (in millions):

	Amortized Cost	Fair Value
Open	$394	$394
30 days or less	220	220
Total collateral reinvested	$614	$614

Note 20—Federal Home Loan Bank of New York membership and borrowings

The Company is a member of the Federal Home Loan Bank of New York (FHLBNY). Through its membership, the Company has the ability to conduct business activity (advances) with the FHLBNY. It is part of the Company’s strategy to utilize these funds to provide TIAA with additional liquidity to supplement existing sources, and can also be a source of contingent liquidity to meet other requirements. The Company has determined the estimated maximum borrowing capacity as 2% of total net admitted assets at the current reporting date.

The following table shows the FHLB capital stock held as of December 31, 2015, (in millions):

	Total	General Account	Separate Account
Membership stock—class A	$—	$—	$—
Membership stock—class B	96	96	—
Activity stock	—	—	—
Excess stock	—	—	—
Total	$96	$96	$—

The Company became a member of the FHLBNY during 2015. Therefore, no capital stock was held as of December 31, 2014.

The capital stock held by the Company as of December 31, 2015 is eligible for redemption as follows:

			Eligible for Redemption
Membership Stock	Current Year Total	Not Eligible for Redemption	Less than 6 Months	6 Months or Less Than 1 Year	1 to Less Than 3 Years	3 to 5 Years
Class A	$—	$—	$—	$—	$—	$—
Class B	$96	$96	$—	$—	$—	$—

The Company did not conduct any borrowings from the FHLBNY for the year-ended December 31, 2015. Therefore, no collateral was pledged by the Company to the FHLBNY at any point during the year.

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Note 21—capital and contingency reserves and shareholders’ dividends restrictions

The portion of contingency reserves represented or reduced by each item below for the years ended December 31 are as follows (in millions):

	2015	2014
Net unrealized capital gains (losses)	$(1,433)	$337
Change in asset valuation reserve	1,110	(387)
Change in net deferred income tax	(160)	(447)
Change in non-admitted assets	43	594
Issuance of surplus notes	—	2,000
Change in post-retirement benefit liability	1	60

Capital: The Company has 2,500 shares of Class A common stock authorized, issued and outstanding. All of the outstanding common stock of the Company is held by the TIAA Board of Overseers, a not-for-profit corporation created for the purpose of holding the common stock of the Company. By charter, the Company operates without profit to its sole shareholder.

Surplus Notes: The following table provides information related to the Company’s outstanding surplus notes as of December 31, 2015 (in millions):

Date Issued	Interest Rate	Par Value (Face Amount of Notes)	Carrying Value of Note	Interest Paid Year to Date	Total Principal and / or Interest Paid	Date of Maturity
12/16/2009	6.850%	$2,000	$2,000	$137	$822	12/16/2039
09/15/2014	4.900%	$1,650	$1,650	$80	$80	09/15/2044
09/15/2014	4.375%	$350	$350	$15	$15	09/15/2054

The instruments listed in the above table, are unsecured debt obligations of the type generally referred to as “surplus notes” and are issued in accordance with Section 1307 of the New York Insurance Law. The surplus notes are subordinated in right of payment to all present and future indebtedness, policy claims and other creditor claims of the Company and rank pari passu with any future surplus notes of the Company and with any other similarly subordinated obligations.

The notes were issued in a transaction pursuant to Rule 144A under the Securities Act of 1933, as amended, and the notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company.

No subsidiary or affiliate of the Company is an obligor or guarantor of the notes, which are solely obligations of the Company. No affiliates of the Company hold any portion of the notes.

The notes are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of the Company. Under New York Insurance Law, the notes are not part of the legal liabilities of the Company. The notes are not scheduled to repay any principal prior to maturity. Each payment of interest and principal may be made only with the prior approval of the Superintendent and only out of the Company’s surplus funds, which the Superintendent of the Department determines to be available for such payments under New York Insurance Law. In addition, provided that approval is granted by the Superintendent of the Department, the notes may be redeemed at the option of the Company at any time at the “make-whole” redemption price equal to the greater of the principal amount of the notes to be redeemed, or the sum of the present values of the remaining scheduled interest and principal payments, excluding accrued interest as of the redemption date, discounted to the redemption date on a semi-annual basis at the adjusted Treasury rate plus 40 basis points, plus in each case, accrued and unpaid interest payments on the notes to be redeemed to the redemption date.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). The Company has not paid dividends to its shareholder.

continued

Note 22—contingencies and guarantees

Subsidiary and Affiliate Guarantees:

At December 31, 2015, the Company was obligor under the following guarantees, indemnities and support obligations:

Nature and circumstances of guarantee and key attributes, including date and duration of agreement.	Liability recognition of guarantee. (Include amount recognized at inception. If no initial recognition, document exception allowed under SSAP No. 5R.)	Ultimate financial statement impact if action under the guarantee is required.	Maximum potential amount of future payments (undiscounted) the guarantor could be required to make under the guarantee. If unable to develop an estimate, this should be specifically noted.	Current status of payment or performance risk of guarantee. Also provide additional discussion as warranted.
Financial support agreement with TIAA-CREF Life Insurance Company to have (i) capital and surplus of $250.0 million; (ii) the amount of capital and surplus necessary to maintain TIAA-CREF Life’s capital and surplus at a level not less than 150% of the NAIC RBC model; or (iii) such other amounts as necessary to maintain TIAA-CREF Life’s financial strength rating the same or better than the Company’s rating at all times.	Guarantee made to/or on behalf of a wholly-owned subsidiary and as such are excluded from recognition.	Investment in Subsidiary, Controlled, or Affiliated (“SCA”)	Since this obligation is not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future.	At December 31, 2015, the
capital and surplus of
TIAA-CREF Life Insurance
Company was in excess of
the minimum capital and
surplus amount referenced,
and its total adjusted
capital was in excess of the
referenced RBC-based
amount calculated at
December 31, 2015.

The Company has agreed that it will cause TIAA-CREF Life to be sufficiently funded at all times in order to meet all its contractual obligations on a timely basis including, but not limited to, obligations to pay policy benefits and to provide policyholder services. This agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA-CREF Life with recourse to or against any of the assets of the Company.

Related to the 2014 acquisition of Nuveen Investments, TAM Finance Company, LLC, the Acquirer and an indirectly owned subsidiary of TIAA, recorded purchase related liabilities at a fair value of $319 million which could be payable according to facts and circumstances in 2017. The Company has agreed to fund these obligations in the event required payments to the Seller are not made by TAM Finance Company, LLC.

The Company also provides a $100 million committed 364-day revolving line of credit arrangement with Nuveen Investments, Inc. This line has an expiration date of December 29, 2016. During the period ending December 31, 2015, there were no draw-downs made under this line of credit arrangement.

The Company provides a $100 million unsecured 364-day revolving line of credit arrangement with TIAA-CREF Life. This line has an expiration date of July 11, 2016. As of December 31, 2015, $30 million of this facility was maintained on a committed basis for which TIAA-CREF Life paid a commitment fee of 7.0 basis points on the unused committed amount. During the period ending December 31, 2015, 28 draw-downs totaling $51.5 million were made under this line of credit arrangement of which none were outstanding as of December 31, 2015.

The Company also provides a $1,000 million uncommitted line of credit to certain accounts of College Retirement Equities Funds (“CREF”) and certain TIAA-CREF Funds (“Funds”). Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $1,500 million committed credit facility maintained with a group of banks.

The Company guarantees CREF transfers to the Company for the immediate purchase of lifetime payout annuities will produce guaranteed payments that will never be less than the amounts calculated at the stipulated interest rate and mortality defined in the applicable CREF contract.

The Company provides a $300 million unsecured and uncommitted 364-day revolving line of credit arrangement with TIAA-CREF Trust Company, FSB. This line has an expiration date of September 14, 2016. During the period ending December 31, 2015, there were no draw-downs made under this line of credit arrangement.

Notes to statutory–basis financial statements	concluded

Teachers Insurance and Annuity Association of America

Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA’s general account will fund them by purchasing accumulation units. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at the accumulation unit value next determined after the transfer or withdrawal request is received in good order.

As of December 31, 2015, there are no outstanding liquidity units under the liquidity guarantee provided to REA by the Company.

The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees once VA-3 participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.

Other contingencies:

In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of the Company or its subsidiaries. It is the Company management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company’s financial position, results of operations or liquidity.

Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.

The Company receives and responds to subpoenas or other inquiries from state regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; Federal regulators, including the SEC; Federal governmental authorities; and the Financial Industry Regulatory Authority (“FINRA”) seeking a broad range of information. The Company cooperates in these inquiries.

Note 23—subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 4, 2016, the date the financial statements were available to be issued. No such items were identified by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, TIAA Real Estate Account, has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 26th day of April, 2016.

TIAA REAL ESTATE ACCOUNT

By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Robert G. Leary

Robert G. Leary Executive Vice President, Chief Executive Officer, TIAA Global Asset Management

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger W. Ferguson, Jr. Roger W. Ferguson, Jr.	President and Chief Executive Officer and Trustee	April 26, 2016

/s/ Robert G. Leary Robert G. Leary	Executive Vice President, Chief Executive Officer, TIAA Global Asset Management (Principal Executive Officer)	April 26, 2016

/s/ Virginia M. Wilson Virginia M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2016

* Ronald L. Thompson	Chairman of the Board of Trustees	April 26, 2016

* Jeffrey R. Brown	Trustee	April 26, 2016

* James R. Chambers	Trustee	April 26, 2016

* Robert C. Clark	Trustee	April 26, 2016

* Lisa W. Hess	Trustee	April 26, 2016

* Edward M. Hundert, M.D.	Trustee	April 26, 2016

* Lawrence H. Linden	Trustee	April 26, 2016

* Maureen O’Hara	Trustee	April 26, 2016

Signature	Title	Date

* Donald K. Peterson	Trustee	April 26, 2016

* Sidney A. Ribeau	Trustee	April 26, 2016

* Dorothy K. Robinson	Trustee	April 26, 2016

* Kim M. Sharan	Trustee	April 26, 2016

* David L. Shedlarz	Trustee	April 26, 2016

* Marta Tienda	Trustee	April 26, 2016

 /s/ William Forgione

* Signed by William Forgione as Attorney in Fact